Filed Pursuant to Rule 424(b)(3) & (c)
Registration Number 333-128243

PROSPECTUS SUPPLEMENT NO. 6
TO
PROSPECTUS DATED NOVEMBER 22, 2005

MODTECH HOLDINGS, INC.

This prospectus supplement updates and changes certain information in the accompanying prospectus which relates to an aggregate of 7,857,452 shares of the common stock of Modtech Holdings, Inc. that may be offered by the persons named in the prospectus under the caption "Selling Stockholders." This prospectus supplement is in addition to, and not in lieu of, the prospectus dated November 22, 2005 and should be read in conjunction with that prospectus.

This prospectus supplement is qualified in its entirety by the accompanying prospectus, except to the extent that the information herein modifies or supersedes the information contained in the prospectus. To the extent there is a conflict between the contents of this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein, the information in this prospectus supplement shall control.

Our common stock currently trades on the NASDAQ Global Market under the symbol "MODT." As of October 13, 2006, the closing trading price of our common stock was $5.54 per share.

Carefully consider "Risk Factors" beginning on page 3 of the accompanying prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus and this prospectus supplement. Any representation to the contrary is a criminal offense.

The Date of this Prospectus Supplement is October 14, 2006

Financial and Other Information

The information set forth in the prospectus is supplemented with our attached Quarterly Report on Form 10-Q for the period ended September 30, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2006

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from N/A to N/A

Commission File Number 000 - 25161

MODTECH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33 - 0825386
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of principal executive office)	(Zip Code)

(951) 943-4014
(Registrant’s telephone number including area code)

Indicate by check mark, whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes   ☒    No   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer” and “large accelerated file” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐  Accelerated filer   ☐  Non-accelerated filer   ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes  ☐  No   ☒

As of November 6, 2006 there were 20,018,855 of the Registrant’s Common Stock outstanding.

Modtech Holdings, Inc.
Index to Form 10-Q

		Page #

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements (Unaudited)	3

	Condensed Consolidated Balance Sheets
	As of September 30, 2006 and December 31, 2005	4

	Condensed Consolidated Statements of Operations
	For the Three and Nine Months Ended September 30, 2006 and 2005	5

	Condensed Consolidated Statements of Cash Flows
	For the Nine Months Ended September 30, 2006 and 2005	6

	Notes to Unaudited Interim Condensed Consolidated Financial Statements	7-15

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	16-23

Item 3.	Quantitative and Qualitative Disclosures about Market Risk	23

Item 4.	Controls and Procedures	24-25

PART II. OTHER INFORMATION

Item 1.	Legal Proceedings	26

Item 1A.	Risk Factors	26

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	26

Item 3.	Defaults upon Senior Securities	26

Item 4.	Submission of Matters to a Vote of Security Holders	26

Item 5.	Other Information	26

Item 6.	Exhibits	27-29

Signatures		30

2

MODTECH HOLDINGS, INC.

FORM 10-Q

FOR THE QUARTER ENDED SEPTEMBER 30, 2006

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

The condensed consolidated financial statements included herein have been prepared by Modtech Holdings, Inc. and subsidiaries (“Modtech”, “we”, “our”, or the “Company”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been omitted pursuant to such rules and regulations. However, we believe that the condensed consolidated financial statements, including the disclosures herein, are adequate to make the information presented not misleading. The results of operations for the three and nine months ended September 30, 2006 and 2005 are not necessarily indicative of the results to be expected for the full fiscal years. The condensed consolidated financial statements should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

3

MODTECH HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$3,988,000	$3,263,000
Restricted cash - current portion	5,000,000	11,452,000
Contracts receivable, less allowance for contract adjustments of $720,000 and
$616,000 in 2006 and 2005, respectively	29,629,000	40,687,000
Costs and estimated earnings in excess of billings on contracts	21,221,000	16,050,000
Inventories	7,964,000	12,047,000
Prepaid assets	1,514,000	960,000
Income tax receivable	8,000	6,000
Other current assets	3,551,000	1,373,000

Total current assets	72,875,000	85,838,000

Property and equipment, net	14,482,000	14,518,000
Restricted cash	—	5,000,000
Goodwill	71,903,000	71,903,000
Covenants not to compete, net	—	4,000
Debt issuance costs, net	1,859,000	3,993,000
Other assets	516,000	577,000

Total assets	$161,635,000	$181,833,000

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$25,847,000	$25,687,000
Accrued liabilities	12,252,000	28,498,000
Billings in excess of costs and estimated earnings on contracts	2,972,000	3,809,000
Current revolving credit line	3,300,000	4,819,000
Current maturities of long-term debt, net	15,182,000	19,831,000

Total current liabilities	59,553,000	82,644,000

Long-term debt, net, excluding current portion	—	14,628,000

Total liabilities	59,553,000	97,272,000
Shareholders’ equity:
Common stock, $.01 par value. Authorized 55,000,000 shares; issued and
outstanding 19,018,855 and 17,062,219 in 2006 and 2005, respectively	190,000	170,000
Additional paid-in capital	117,836,000	96,640,000
Accumulated deficit	(15,944,000)	(12,249,000)

Total shareholders’ equity	102,082,000	84,561,000

Total liabilities and shareholders’ equity	$161,635,000	$181,833,000

See notes to unaudited condensed consolidated financial statements.

4

MODTECH HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net sales	$45,583,000	$65,576,000	$126,794,000	$174,411,000
Cost of goods sold	42,668,000	60,805,000	118,724,000	161,237,000

Gross profit	2,915,000	4,771,000	8,070,000	13,174,000

Selling, general and administrative expenses	3,672,000	3,710,000	10,526,000	11,150,000
Loss (gain) on sale of property and equipment	—	5,000	—	(57,000)

(Loss) income from operations	(757,000)	1,056,000	(2,456,000)	2,081,000

Other (expense) income:
Interest expense	(379,000)	(1,704,000)	(2,044,000)	(5,557,000)
Interest income	60,000	44,000	299,000	47,000
Gain (loss) on warrant and embedded derivatives	2,220,000	(9,612,000)	6,698,000	(7,509,000)
Amortization of debt costs	(146,000)	(263,000)	(2,657,000)	(725,000)
Accretion of convertible debt discount	(569,000)	(268,000)	(1,949,000)	(793,000)
Early debt conversion fee	—	—	(1,864,000)	—
Other income, net	74,000	91,000	278,000	324,000

	1,260,000	(11,712,000)	(1,239,000)	(14,213,000)

Income (loss) before income taxes	503,000	(10,656,000)	(3,695,000)	(12,132,000)
Income tax expense (benefit)	—	—	—	—

Net income (loss)	$503,000	$(10,656,000)	$(3,695,000)	$(12,132,000)

Basic earnings (loss) per common share	$0.03	$(0.66)	$(0.20)	$(0.80)

Basic weighted-average shares outstanding	18,966,000	16,146,000	18,044,000	15,218,000

Diluted earnings (loss) per common share	$0.03	$(0.66)	$(0.20)	$(0.80)

Diluted weighted-average shares outstanding	19,432,000	16,146,000	18,044,000	15,218,000

See notes to unaudited condensed consolidated financial statements.

5

MODTECH HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(3,695,000)	$(12,132,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,905,000	2,059,000
Write-off of debt issuance costs	2,057,000	—
Gain on sale of equipment	—	(57,000)
Stock compensation expense	773,000	—
Non-cash interest expense	—	900,000
Gain on derivative liability	(6,698,000)	7,509,000
Accretion on convertible debt discount	1,948,000	793,000
Early debt conversion fees settled with shares of common stock	1,864,000	—
Decrease (increase) in assets:
Contracts receivable	11,058,000	(5,929,000)
Costs and estimated earnings in excess of billings	(5,171,000)	(10,460,000)
Inventories	4,083,000	756,000
Income tax receivable	(2,000)	4,956,000
Other current and non-current assets	(2,670,000)	188,000
(Decrease) increase in liabilities:
Accounts payable and accrued liabilities	(5,080,000)	3,240,000
Billings in excess of costs	(837,000)	603,000

Net cash used in operating activities	(465,000)	(7,574,000)
Cash flows from investing activities:
Purchase of property and equipment	(1,266,000)	(965,000)
Proceeds from sale of equipment	—	109,000

Net cash used in investing activities	(1,266,000)	(856,000)

Cash flows from financing activities:
Net principal payments under revolving credit line	(1,519,000)	(21,412,000)
Principal payments on long-term debt	(12,895,000)	(12,104,000)
Proceeds from issuance of long-term debt	—	27,898,000
Decrease (increase) in restricted cash	11,452,000	(7,396,000)
Payment of debt issuance costs	(523,000)	(2,313,000)
Net proceeds from issuance of common stock	5,941,000	15,460,000

Net cash provided by financing activities	2,456,000	133,000

Net increase (decrease) in cash and cash equivalents	725,000	(8,297,000)
Cash and cash equivalents at beginning of period	3,263,000	11,799,000

Cash and cash equivalents at end of period	$3,988,000	$3,502,000

Non-cash financing activity:
Issuance of common stock in connection with the conversion of debt	$8,333,000	$—

See notes to unaudited condensed consolidated financial statements

6

MODTECH HOLDINGS, INC.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
September 30, 2006

1)  Basis of Presentation

In the opinion of management, the condensed consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position and results of operations as of and for the periods presented.

The results of operations for the three and nine months ended September 30, 2006 and 2005 are not necessarily indicative of the results to be expected for the full fiscal years.

2)  Inventories

Inventories consist of the following:

	September 30,	December 31,
	2006	2005
Raw materials	$6,445,000	$9,211,000
Work-in-process	1,229,000	2,630,000
Finished goods	290,000	206,000

	$7,964,000	$12,047,000

3)  Restricted Cash

Restricted cash as of September 30, 2006 consists of $5.0 million in cash collateral required under our 2005 $25.9 million Amended and Restated Senior Subordinated Secured Convertible Note (the “2005 Convertible Note”) and is included in current assets as the related 2005 Convertible Note is recorded as a current liability.

4)  Accrued Liabilities

Accrued liabilities consist of the following:

	September 30,	December 31,
	2006	2005
Accrued compensation	$1,965,000	$2,634,000
Accrued insurance expense	3,460,000	3,688,000
Provision for estimated losses on contracts	141,000	3,790,000
Embedded derivative liability	1,387,000	7,849,000
Warrant derivative liability	1,648,000	6,192,000
Accrued warranty	1,027,000	930,000
Other accrued liabilties	2,624,000	3,415,000

	$12,252,000	$28,498,000

5)  Debt

Credit Facility

On March 31, 2006, we entered into a Loan and Security Agreement (the “B of A Credit Facility”) with Bank of America, N.A., and completed an additional amendment to our 2005 Convertible Note. The B of A Credit Facility was funded and closed on April 4, 2006.

In connection with the B of A Credit Facility, we terminated our credit facility with Fortress Credit Corp. We paid off all amounts borrowed and due under the Fortress credit facility, which aggregated approximately $19.4 million, including approximately $0.3 million in accrued interest. There were no early termination penalties incurred by us in connection with the termination of the Fortress credit facility. Due to the replacement of the Fortress credit facility, approximately $2.1 million of unamortized debt issuance costs was written off and charged to expense for the quarter ended March 31, 2006.

7

The B of A Credit Facility provides for revolving credit loans of up to a maximum principal amount of $25.0 million (the “Revolver Loans”) and a letter of credit subline in the maximum amount of $12.0 million. As of September 30, 2006 $3.3 million is outstanding under the Revolver Loans and $7.2 million of the letter of credit subline is allocated for standby letters of credit. The Revolver Loans bear interest per annum, payable monthly, at a variable rate equal to Bank of America’s announced prime rate, plus up to 0.75%. Under certain circumstances, we may elect a LIBOR rate plus 2.0% to 3.0%, in which case, interest will be payable in one, two, three or nine month periods selected by us. The variable rates, plus an unused credit line fee of between 0.250% to 0.375% per annum, will depend on our quarterly EBITDA (“Earnings Before Interest Taxes Depreciation and Amortization”) measured on a trailing 12 month basis.

The principal amount of the Revolver Loans is due and payable in full on March 31, 2009. The Revolver Loans may be prepaid from time to time without penalty or premium, but if the B of A Credit Facility is terminated during the first two years, there is a termination fee equal to $500,000 in the first year and $250,000 in the second year. The B of A Credit Facility is secured by substantially all of our assets.

In connection with the B of A Credit Facility, the 2005 Convertible Note was amended to bring its financial covenants in line with those in the B of A Credit Facility, extend each redemption date by 45 days, to August 31, 2006, August 31, 2007 and September 2, 2008, reduce one of the EBITDA measurement periods from 12 months to 6 months, and adjust the notice time periods for redemption. We also entered into a new Intercreditor Agreement with Bank of America and the holder of our 2005 Convertible Note that replaced the Intercreditor Agreement with Fortress Credit Corp. The replacement Intercreditor Agreement is on substantially the same terms as the original Intercreditor Agreement, but was modified to reflect the changes in the redemption provisions of the 2005 Convertible Note.

Our financial performance for the nine month period ended September 30, 2006 resulted in the violation of certain financial covenants within the B of A Credit Facility and the 2005 Convertible Note; therefore, the $15.2 million balance of the 2005 Convertible Note is classified as a current liability as of September 30, 2006.

As discussed in Note 10, subsequent to September 30, 2006, the B of A Credit Facility was terminated in connection with new financing arrangements completed on November 1, 2006.

2005 Convertible Note

The 2005 Convertible Note bears interest at 7% per annum. Interest on the 2005 Convertible Note is payable quarterly in cash and the principal amount is due on December 31, 2009.

On May 4, 2006, the 2005 Convertible Note holder converted $5.7 million of the principal amount of the note into 728,900 shares of our common stock pursuant to an agreement to convert a total of $8.3 million of principal prior to the August 31, 2006 redemption date set forth in the 2005 Convertible Note. The remaining $2.6 million of principal was converted into 336,743 shares of our common stock on July 13, 2006. As consideration for the early conversion, we issued the holder 189,189 additional shares of restricted common stock which was recorded as a $1.9 million early debt conversion fee for the quarter ended September 30, 2006.

Following the conversions of $5.7 million and $2.6 million of the principal amount of the 2005 Convertible Note on May 4, 2006 and July 18, 2006, respectively, the principal balance of the 2005 Convertible Note as of September 30, 2006 was $17.6 million with a discounted balance of $15.2 million.

The 2005 Convertible Note holder has the right to require us to redeem up to $9.2 million on August 31, 2007, and $8.3 million on September 2, 2008.

The 2005 Convertible Note is secured by a first priority, perfected security interest in certain cash collateral placed in a restricted, segregated collateral account. As of September 30, 2006, the amount of cash collateral required to be maintained in this account is $5.0 million and is recorded as restricted cash on our condensed consolidated balance sheet as of September 30, 2006 (See Note 3). The cash collateral is not accessible for use by us until such time as it is released. The cash held in the cash collateral account will be reduced as certain financial milestones are met and can be used, in part, to fund redemptions that may be requested by the 2005 Convertible Note holder on the redemption dates described above, or upon an “event of default” as defined under the 2005 Convertible Note. The 2005 Convertible Note is also secured by a second priority security interest in our assets, subordinated only to the B of A Credit Facility.

8

As of September 30, 2006, the 2005 Convertible Note was convertible into 2,246,377 shares of common stock and the warrants issued in connection with the 2005 Convertible Note (the “2005 Convertible Note Warrants”) were exercisable for 264,964 shares of common stock at a conversion and exercise price, respectively, of $7.82 per share. The conversion and exercise price and the number of shares to be acquired are subject to adjustment pursuant to customary anti-dilution provisions contained in the 2005 Convertible Note and 2005 Convertible Note Warrants. The 2005 Convertible Note and 2005 Convertible Note Warrants may be converted or exercised at any time or from time to time.

As discussed in Note 10, subsequent to September 30, 2006, the 2005 Convertible Note was terminated in connection with new financing arrangements completed on November 1, 2006.

Embedded Derivatives

There are certain embedded derivatives associated with the 2005 Convertible Note. An embedded derivative is a derivative instrument that is embedded within another contract, which under the 2005 Convertible Note (the host contract) includes the right to convert the 2005 Convertible Note by the holder, certain default redemption right premiums and a change of control premium (payable in cash if a fundamental change occurs). In accordance with Financial Accounting Standards Board (“FASB”) Statement No. 133, as amended, Accounting for Derivative Instruments and Hedging Activities, these embedded derivatives are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. In connection with the May 4, 2006 and July 18, 2006 conversions of $5.7 million and $2.6 million, respectively, of the underlying 2005 Convertible Note, the relative fair value of the embedded derivative liability was reduced by $2.4 million and $0.4 million, respectively, and was reclassified to additional paid-in capital. We conducted a valuation of the remaining embedded derivatives as of September 30, 2006 using various valuation methods, which included Black-Scholes option pricing models. Due to the decrease in our stock price from $6.77 at June 30, 2006 to $5.56 at September 30, 2006, the valuation conducted as of September 30, 2006 resulted in a non-cash gain of $1.3 million for the three month period ended September 30, 2006, with a corresponding decrease in the embedded derivative liability, which is included as a component of accrued liabilities at September 30, 2006. As of September 30, 2006, the fair value of the embedded derivative liability is $1.4 million.

Release of $5.0 Million in Restricted Cash

In connection with the partial conversion of the 2005 Convertible Note, the holder agreed to cause the “Letter of Credit Amount” (as defined in the 2005 Convertible Note) to be reduced by $5.0 million in accordance with the terms of the note as if we had achieved the performance standards set forth therein, as amended, by the August 31, 2006 date. This resulted in the release of $5.0 million of cash collateral to us on May 5, 2006.

6)  Warrants and warrant derivative liability

Between May 1, 2006 and May 12, 2006, outstanding warrants were exercised for a total of 325,000 shares of common stock at an aggregate exercise price of $2.6 million.

Warrant activity for the nine months ended September 30, 2006, is summarized below:

		Weighted-
		Average
	Warrants	Exercise Price
Outstanding warrants at beginning of period	1,460,268	$8.15
Granted (antidilution adjustment)	37,830	—
Exercised	(325,000)	8.00
Forfeited	—	—

Outstanding warrants at end of period	1,173,098	$7.93

The total intrinsic value of warrants exercised during the nine months ended September 30, 2006 totaled $0.6 million.

Emerging Issues Task Force (“EITF”) Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”) requires quarterly analysis of criteria which must be met in order to classify warrants issued in a company’s own stock as either equity or as a derivative liability. Evaluation of these criteria as of September 30, 2006 resulted in the determination that the outstanding warrants should continue to be classified as derivative liabilities.

9

In accordance with EITF 00-19, warrants which are determined to be classified as derivative liabilities are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. In connection with the May 2006 exercises of 325,000 warrants with proceeds of $2.6 million, the relative fair value of the derivative liability was reduced by $1.5 million, and was reclassified to additional paid-in capital. We valued the remaining warrant derivative liabilities as of September 30, 2006 using a Black-Scholes option pricing model using the following assumptions: expected dividend yield of 0.0%, expected stock price volatility ranging from 42.8% to 43.4%, risk free interest rate ranging from of 4.46% to 4.50% and a remaining contractual life ranging from 3.25 years to 3.83 years. Due primarily to the decrease in our stock price from $6.77 at June 30, 2006 to $5.56 at September 30, 2006, the valuation conducted as of September 30, 2006 resulted in a non-cash gain of $0.9 million for the three month periods ended September 30, 2006, with a corresponding decrease in the warrant derivative liability, which is included as a component of accrued liabilities at September 30, 2006. As of September 30, 2006, the total fair value of the warrant derivative liability is $1.7 million.

7)  Basic and Diluted Net Income (Loss) per Share

Basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period, excluding any unvested restricted stock that is subject to cancellation. Diluted net income (loss) per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of unvested restricted stock (using the treasury stock method), the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method) and the conversion of the 2005 Convertible Note (using the if-converted method). For the three months ended September 30, 2006 and 2005, 1,873,232 and 2,827,135 options and warrants to purchase common stock, respectively, were excluded from the calculation, as they were anti-dilutive. For the nine months ended September 30, 2006 and 2005, approximately 1,950,273 and 2,827,135 options and warrants to purchase common stock, respectively, were excluded from the calculation, as they were anti-dilutive. Excluded from diluted earnings (loss) per share as of September 30, 2006 and 2005 were 2,246,377 and 3,022,170 shares, respectively issuable upon conversion of the 2005 Convertible Note because the effect would be anti-dilutive. See Note 5 - “Debt” for additional information related to the 2005 Convertible Note.

The following table sets forth the computation of basic and diluted net income per share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Basic and diluted net income per share:
Numerator:
Net income (loss)	$503,000	$(10,656,000)	$(3,695,000)	$(12,132,000)

Denominator:
Weighted average common shares outstanding (denominator for basic calculation)	18,966,000	16,146,000	18,044,000	15,218,000
Shares issuable through stock based compensation arrangements	466,000	—	—	—

Denominator for diluted calculation	19,432,000	16,146,000	18,044,000	15,218,000

Basic earnings (loss) per common share	$0.03	$(0.66)	$(0.20)	$(0.80)
Diluted earnings (loss) per common share	$0.03	$(0.66)	$(0.20)	$(0.80)

8)  Stock-Based Compensation

Our stock-based compensation consists of various stock option plans which grant stock options to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant services to the Company. Refer to Note 11 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005, for additional information related to these stock-based compensation plans.

Effective January 1, 2006, we adopted SFAS No. 123 (revised), “Share-Based Payment” (“SFAS 123(R)”) utilizing the modified prospective approach permitted thereunder. Prior to the adoption of SFAS 123(R) we accounted for stock option grants in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees” (the intrinsic value method). Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. The exercise price of previous stock options granted has not been less than the fair market value at the date of grant, and accordingly, prior to January 1, 2006, we have not previously recognized compensation expense related to stock option grants.

10

Under the modified prospective approach, SFAS 123(R) applies to new awards and to awards that were outstanding on January 1, 2006 that are subsequently modified, repurchased or cancelled. Under the modified prospective approach, compensation cost recognized in the nine months ended September 30, 2006 includes compensation cost for all share-based payments granted prior to, but not yet fully vested as of January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). Prior periods were not restated to reflect the impact of adopting the new standard.

As a result of adopting SFAS 123(R) on January 1, 2006, our net loss and basic and diluted loss per share for the nine months ended September 30, 2006, were $513,000 and $0.03 higher, respectively, than if we had continued to account for stock-based compensation under APB opinion No. 25 for our stock option grants. For the three months ended September 30, 2006, our net income and basic and diluted income per share were $181,000 and $0.01 lower, respectively, than if we had continued to account for stock-based compensation under APB opinion No. 25 for our stock option grants.

We receive a tax deduction for certain stock option exercises during the period the options are exercised, generally for the excess of the price at which the options are sold over the exercise prices of the options. The tax benefit for the nine months ended September 30, 2006 was $155,000 and was recorded as a deferred tax asset with a full valuation allowance due to our continuing loss position. Prior to adoption of SFAS 123(R), we included these tax benefits resulting from the exercise of stock options as operating cash flows in our condensed consolidated statements of cash flows. In accordance with SFAS 123(R), future tax benefits arising from the exercise of stock options will be reported as financing cash flows rather than operating cash flows in our condensed consolidated statements of cash flows.

The following table illustrates the effect on operating results and per share information had we accounted for stock-based compensation in accordance with SFAS No. 148, “Accounting for Stock Based Compensation - Transition and Disclosure - an Amendment of SFAS No. 123,” for the three and nine months ended September 30, 2005:

	Three Months	Nine Months
	Ended	Ended
	September 30, 2005	September 30, 2005
Net income (loss)
As reported	$(10,656,000)	$(12,132,000)

Deduct stock-based compensation expense determined under fair-value based method, net of tax	(108,000)	(306,000)

Pro forma	$(10,764,000)	$(12,438,000)
Basic and diluted earnings (loss) per common share
As reported	$(0.66)	$(0.80)
Pro forma	$(0.67)	$(0.82)

There were no stock options granted during the three month period ended September 30, 2006. The per share weighted-average fair value of stock options granted during the three month period ended September 30, 2005 was $3.01. The per share weighted-average fair value of stock options granted during the nine months ended September 30, 2006 and 2005 were $4.79 and $3.11, respectively. We use the Black-Scholes option pricing model to estimate the fair value of stock-based awards, with the following weighted-average assumptions for the indicated periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Expected dividend yield	—	0%	0%	0%
Average risk-free interest rate	—	4.03%	4.68%	3.90%
Expected volatility	—	41.17%	54.45%	42.05%
Expected life of options (in years)	—	4.0 years	6.59 years	4.0 years

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The assumptions above are based on multiple factors, including historical exercise patterns of employees in relatively homogeneous groups with respect to exercise and post-vesting employment termination behaviors, expected future exercising patterns for these same homogeneous groups and the implied volatility of our stock price.

At September 30, 2006, there was $4.2 million of unrecognized compensation cost related to share-based payments which is expected to be recognized over a weighted-average period of 2.4 years.

The following table represents stock option activity for the nine months ended September 30, 2006:

		Weighted-
	Number of	Average
	Shares	Exercise Price
Outstanding options at beginning of period	1,373,303	$9.79
Granted	50,000	8.17
Exercised	(376,804)	8.95
Forfeited	(269,324)	12.83

Outstanding options at end of period	777,175	$9.06

Outstanding exercisable at end of period	513,881	$9.46

Between April 17, 2006 and July 11, 2006, outstanding options were exercised for a total of 376,804 shares at an aggregate exercise price of $3.4 million.

The weighted average remaining contractual life for options outstanding and exercisable was 6.14 years and 5.19 years, respectively, as of September 30, 2006. Shares available for future stock option grants were 1,274,948 at September 30, 2006. At September 30, 2006, the total intrinsic value of options outstanding was zero, and the aggregate intrinsic value of options exercisable was also zero.

The following table summarizes our nonvested stock option activity for the nine months ended September 30, 2006:

		Weighted-
		Average
	Number of	Grant-Date
	Shares	Fair Value
Nonvested stock options at beginning of period	443,107	$3.61
Granted	50,000	4.79
Vested	(133,563)	3.95
Forfeited	(96,250)	3.41

Nonvested stock options at end of period	263,294	$3.74

On June 13, 2006 the stockholders approved an amendment to the 2002 Stock Option Plan to provide for the granting of (i) restricted stock and/or restricted stock units, (ii) stock appreciation rights, and (iii) stock bonuses (the “Amended Plan”). The Amended Plan also sets for the business criteria for “performance-based compensation” that is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the number of shares that may be granted to any one recipient in any one fiscal year to 100,000, and defines termination for cause (which was previously subject to definition in each stock option grant). On June 13, 2006, 464,778 shares of restricted stock were granted to certain officers and members of the management team. All restricted stock granted to employees under the 2002 Stock Option Plan vest over a five year period with one-third vesting at the end of three, four and five years, respectively. As a result of this transaction, the $3.5 million intrinsic value of the restricted stock is required to be recognized as compensation expense ratably over the four year vesting period and therefore a charge of approximately $217,000 was recorded in the three month period ended September 30, 2006.

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The restricted stock activity for the nine months ended September 30, 2006, is summarized below:

Weighted-
Average
	Number of	Grant-Date
	Shares	Fair Value
Nonvested shares at beginning of period	—	$—
Granted	464,778	7.56
Vested	—	—
Canceled	—	—

Nonvested shares at end of period	464,778	$7.56

9)  Recent Accounting Pronouncements

Uncertainty in Income Taxes

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 requires the use of a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. We are required to adopt FIN 48 effective January 1, 2007. The cumulative effect of initially adopting FIN 48 will be recorded as an adjustment to opening retained earnings in the year of adoption and will be presented separately. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized upon adoption of FIN 48. We are currently evaluating the impact this new standard; however, the standard is not expected to have a significant impact on our financial position, results of operation or cash flows.

Leveraged Leases

In July 2006, the FASB issued Staff Position No. FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (“FSP 13-2”). FSP 13-2 requires that changes in the projected timing of income tax cash flows generated by a leveraged lease transaction be recognized as a gain or loss in the year in which change occurs. The pretax gain or loss is required to be included in the same line item in which the leveraged lease income is recognized, with the tax effect being included in the provision for income taxes. We are required to adopt FSP 13-2 effective January 1, 2007. The cumulative effect of initially adopting this FSP will be recorded as an adjustment to opening retained earnings in the year of adoption and will be presented separately. FSP 13-2 is not expected to have any impact on our financial position, results of operation or cash flows.

Fair Value Measurements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 does not require new fair value measurements but rather defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We are currently assessing the impact of SFAS 157 on our consolidated financial position and results of operations.

Quantifying and Evaluating the Materiality of Unrecorded Misstatements

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 provides guidance on quantifying and evaluating the materiality of unrecorded misstatements. SAB 108 is effective for fiscal years ending after November 15, 2006, with earlier application encouraged for any interim period of the first fiscal year ending after November 15, 2006, filed after the publication of SAB 108 (September 13, 2006). We are currently assessing the impact of SAB 108, but we do not expect it to have a material impact on our consolidated financial position and results of operations unless prior period adjustments are discovered in the future.

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10) Subsequent Events

Conversion and Repurchase Agreement

Between October 31, 2006 and November 1, 2006, the holder of our 2005 Convertible Note converted $7,820,000 of the principal amount of the note into 1,000,000 shares of our common stock and we repurchased $9,746,666 of the outstanding principal amount of the 2005 Convertible Note for $8,000,000. In connection with this conversion and repurchase, the 2005 Convertible Note and the related Pledge and Security Agreement dated December 30, 2004 were terminated.

As part of the conversion and repurchase, we agreed to register the 189,189 shares of our common stock issued to the 2005 Convertible Note holder in connection with a partial conversion of the note on May 4, 2006. The registration will be pursuant to a separate Registration Rights Agreement between us and the 2005 Convertible Note holder which requires us to file a registration statement within 90 days following October 31, 2006.

Securities Transaction

On November 1, 2006, we issued and sold to Laurus Master Fund, Ltd. (“Laurus”) a Secured Convertible Term Note in the original principal amount of $5 million (the “2006 Convertible Note”), a Secured Term Note in the original principal amount of $13 million (the “2006 Nonconvertible Note”), a Common Stock Purchase Warrant exercisable for 1,540,697 shares of our common stock, at an average exercise price of $7.57 per share, and a second Common Stock Purchase Warrant exercisable for 581,395 shares of our common stock, at an average exercise price of $5.69 per share (collectively the “2006 Warrants”).

The 2006 Notes

The 2006 Convertible Note and the 2006 Nonconvertible Note (the “2006 Notes”) bear interest at an adjustable rate equal to the prime rate as published in the Wall Street Journal, plus 2.5% and 3.75%, respectively (the “Contract Rates”). The 2006 Notes’ interest rates will be adjusted with each adjustment in the prime rate. We have deposited $1,992,746 in a restricted account with North Fork Bank from which the first year’s interest on the 2006 Notes will be paid. The deposit is equivalent to one-year’s interest on both 2006 Notes at the current Contract Rates.

Payments of principal in the aggregate amount of $375,000 under both 2006 Notes, plus accrued interest, will commence February 28, 2007 and continue on the same day of each month until the final payment of principal and accrued interest under the 2006 Notes which is due October 31, 2009.

Laurus may, at its discretion, convert all or any portion of the 2006 Convertible Note into shares of our common stock at the following “Conversion Prices”: $5.96 per share for the first $1,666,668 of principal, $6.23 per share for the next $1,666,666 of principal, and $7.69 per share for the remaining $1,666,666 of principal. On any monthly payment date of principal and interest under the 2006 Convertible Note, Laurus must convert the monthly payment then due into shares of our common stock, in lieu of a cash payment by us, up to an amount that does not exceed 25% of the aggregate dollar trading volume of our common stock for the 22 trading days immediately preceding the monthly payment date, if the average closing price of our common stock for the five trading days immediately preceding the monthly payment date is 118% of the then current Conversion Price. The balance of the monthly payment then due, if any, must be paid by us in cash.

The 2006 Notes may be prepaid in whole, but not in part or separately, at any time by paying the Laurus 124% of the then aggregate outstanding principal balance and accrued interest.

The 2006 Notes are secured by substantially all of our assets.

Amounts owed under the 2006 Notes may be accelerated and are subject to default rate interest charges under various circumstances, including, but not limited to, the failure to make principal or interest payments when due under the Notes, breaches of certain covenants, representations, conditions and warranties set forth in the 2006 Notes and the purchase agreement pursuant to which they were issued, including, without limitation, the failure to maintain on a monthly basis at least $9 million in cash and eligible accounts receivable, the occurrence of certain insolvency or bankruptcy events affecting us, a change of control in the company, and certain judgments, liens and attachments in excess of permitted amounts.

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The Purchase Agreement with Laurus, dated October 31, 2006, pursuant to which the 2006 Note and 2006 Warrants were issued contains certain negative covenants, including, without limitation, restrictions on our ability to, among other things, pay dividends, incur debt, or change its business.

The 2006 Warrants

The 2006 Warrants are exercisable at any time up to October 31, 2012. The exercise price of the 2006 Warrants and the number of shares issuable upon exercise of the 2006 Warrants will be adjusted in the event we issue a stock dividend, subdivide our shares or combine our shares.

Registration Rights Agreement

In connection with the sale and issuance of the 2006 Notes and 2006 Warrants, we entered into a Registration Rights Agreement with Laurus, dated October 31, 2006, pursuant to which we agreed to prepare and file, within 90 days following the issuance of the 2006 Notes and 2006 Warrants, a registration statement with the Securities and Exchange Commission covering the resale of the common stock issuable upon conversion of the 2006 Convertible Note and exercise of the 2006 Warrants. If the registration statement is not filed within 90 days or declared effective by the Securities and Exchange Commission within 180 days, we must pay the holder of the 2006 Notes a penalty of 1.0% of the principal amount of the notes for each 30 day period that the filing or effectiveness of the registration is delayed up to a maximum penalty of 10%. We can elect to pay up to 50% of the penalty amount in shares of our common stock.

Sale Leaseback Transaction

On November 1, 2006, we sold our manufacturing plant in Florida to NL Ventures V, L.P. for $4.5 million. Concurrently with the sale of the property, we entered into a Lease Agreement with the purchaser’s assignee, NL Ventures V Plant City, L.P., pursuant to which we leased back the property for an initial term of 20 years. We have the option to extend the lease term for two additional terms of five years each. The annual rent is $491,160 for the first year of the lease and increases at the rate of 3% per annum thereafter. We have posted a security deposit of $528,900 in connection with the lease.

Credit Facility Termination

In connection with the issuance of the 2006 Notes and 2006 Warrants, we terminated the B of A Credit Facility on November 1, 2006. We paid off all amounts borrowed and due under the B of A Credit Facility, which aggregated approximately $1.8 million, including approximately $500,000 in early termination fees. Our Intercreditor Agreement with Amphora Limited and Bank of America, N.A. dated March 31, 2006, was also terminated.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Cautionary Statement

You should read the following discussion and analysis with our Unaudited Condensed Consolidated Financial Statements and related Notes thereto contained elsewhere in this report. We urge you to carefully review and consider the various disclosures made in this report and in our other reports filed with the Securities and Exchange Commission.

Forward Looking Statements

This quarterly report contains statements which, to the extent that they are not recitations of historical fact, constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “forecast,” “may,” “will,” “should,” “continue,” “predict” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are intended to be subject to the safe harbor protection within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this report, including the Notes to the Consolidated Financial Statements and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” describe factors, among others, that could contribute to or cause such differences. In addition, the accuracy of such forward looking statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including but not limited to: a continuing labor shortage in California; our current default under the terms of our B of A Credit Facility which could impact our liquidity in the future; the ability to adequately pass through to customers unanticipated future increases in raw material costs; an unanticipated change in the types of classrooms required by school districts; declines in available funding for modular classroom construction and other risks and uncertainties that are described elsewhere in this report and in our other filings with the Securities and Exchange Commission, including our reports on Form 10-K. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, there is no assurance that our expectations will be attained. The forward-looking statements are current only as of the date of this report. We do not undertake any obligation to update or revise publicly any forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF ESTIMATES AND CRITICAL ACCOUNTING POLICIES

Our condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. As such, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the balance sheet dates and the reported amounts of revenue and expense during the reporting periods. The estimates and assumptions are based on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could significantly differ from such estimates. We believe that the following discussion addresses our most significant accounting policies, which aid in fully understanding and evaluating our reported financial results.

Allowances for Contract Adjustments

We maintain allowances for contract adjustments that result from the inability of our customers to make their required payments. Management bases its allowances on analysis of the aging of accounts receivable, by account, at the date of the financial statements, assessments of historical collection trends, and an evaluation of the impact of current economic conditions. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Accrual for Worker’s Compensation Reserve

Historically we have self-insured for workers compensation under a high deductible program. Management bases its accrual estimate on input from the insurance carrier which includes information regarding open and closed cases, historical costs associated with those claims, certain developed costs and an estimate of Incurred But Not Reported (“IBNR”) claims. Actual claims often vary to some extent from our estimates. This variability may result in actual costs being either above or below the estimates recorded on our consolidated financial statements. Beginning in July 2006, we became fully insured with no deductible for any new workers compensation claims arising after the date of the new policy.

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Revenue Recognition on Construction Contracts

Contracts are recognized using the percentage-of-completion method of accounting and, therefore, take into account the costs, estimated earnings and revenue to date on contracts not yet completed. Revenue recognized is that percentage of the total contract price that cost expended to date bears to anticipated final total cost, based on current estimates of costs to complete. The percentage-of-completion methodology generally results in the recognition of reasonably consistent profit margins over the life of a contract. Cumulative revenues recognized may be less or greater than cumulative costs and profits billed at any point in time during a contract’s term. The resulting difference is recognized as unbilled or deferred revenue.

Any estimation process, including that used in preparing contract accounting models, involves inherent risk. We reduce the inherent risk relating to revenue and cost estimates in percentage-of-completion models through corporate policy, approval and monitoring processes. Risks relating to project delivery, productivity and other factors are considered in the estimation process. Our estimates of revenues and costs on construction contracts change periodically in the normal course of business due to factors such as productivity and modifications of contractual arrangements. Such changes are reflected in the results of operations as a change in accounting estimate in the period the revisions are determined. Provisions for estimated losses are made in the period in which the loss first becomes apparent.

Valuation of the Embedded and Warrant Derivatives

The valuation of our embedded derivatives associated with our $25.9 million convertible subordinated promissory note, and our warrant derivatives, associated principally with the 1,023,000 warrant shares issued in connection with our $11.6 million private equity placement on August 5, 2005, are determined primarily by the Black-Scholes option pricing model. An embedded derivative is a derivative instrument that is embedded within another contract, which under the convertible note (the host contract) includes the right to convert the note by the holder, certain default redemption right premiums and a change of control premium (payable in cash if a fundamental change occurs). In accordance with FASB Statement No. 133, as amended, Accounting for Derivative Instruments and Hedging Activities , these embedded derivatives are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. A warrant derivative liability is determined in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”). Based on EITF 00-19, warrants which are determined to be classified as derivative liabilities are marked-to-market each reporting period, with a corresponding non-cash gain or loss charged to the current period. The practical effect of this has been that when our stock price increases so does our derivative liability, resulting in a non-cash loss charge that reduces our earnings and earnings per share. When our stock price declines, we record a non-cash gain, increasing our earnings and earnings per share.

To determine the fair value of our embedded derivatives, management evaluates assumptions regarding the probability of certain future events. Other factors used to determine fair value include our period end stock price, historical stock volatility, risk free interest rate and derivative term. The fair value recorded for the derivative liability varies from period to period. This variability may result in the actual derivative liability for a period either above or below the estimates recorded on our consolidated financial statements, resulting in significant fluctuations in other income (expense) because of the corresponding non-cash gain or loss recorded.

Recent Accounting Pronouncements

Uncertainty in Income Taxes

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 requires the use of a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. We are required to adopt FIN 48 effective January 1, 2007. The cumulative effect of initially adopting FIN 48 will be recorded as an adjustment to opening retained earnings in the year of adoption and will be presented separately. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized upon adoption of FIN 48. We are currently evaluating the impact this new standard; however, the standard is not expected to have a significant impact on our financial position, results of operation or cash flows.

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Leveraged Leases

In July 2006, the FASB issued Staff Position No. FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (“FSP 13-2”). FSP 13-2 requires that changes in the projected timing of income tax cash flows generated by a leveraged lease transaction be recognized as a gain or loss in the year in which change occurs. The pretax gain or loss is required to be included in the same line item in which the leveraged lease income is recognized, with the tax effect being included in the provision for income taxes. We are required to adopt FSP 13-2 effective January 1, 2007. The cumulative effect of initially adopting this FSP will be recorded as an adjustment to opening retained earnings in the year of adoption and will be presented separately. FSP 13-2 is not expected to have any impact on our financial position, results of operation or cash flows.

Fair Value Measurements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 does not require new fair value measurements but rather defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We are currently assessing the impact of SFAS 157 on our consolidated financial position and results of operations.

Quantifying and Evaluating the Materiality of Unrecorded Misstatements

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 provides guidance on quantifying and evaluating the materiality of unrecorded misstatements. SAB 108 is effective for fiscal years ending after November 15, 2006, with earlier application encouraged for any interim period of the first fiscal year ending after November 15, 2006, filed after the publication of SAB 108 (September 13, 2006). We are currently assessing the impact of SAB 108, but we doe not expect it to have a material impact on our consolidated financial position and results of operations unless prior period adjustments are discovered in the future.

Company Overview

Modtech manufactures and sells modular relocatable classrooms and commercial and light industrial modular buildings. We are a leading provider of modular classrooms in the State of California and a significant provider of commercial and light industrial modular buildings in California, Nevada, Arizona, New Mexico, Utah, Colorado, Texas, Florida and other neighboring states.

In California and Florida, we market and sell our modular classrooms to school districts. Virtually all of our classroom sales are dependent upon public funding. Such funding is sourced in multiple ways which are strongly influenced by educational policies that are subject to political concerns.

The modular re-locatable classroom industry is highly competitive with the market divided among a number of privately-owned companies whose share of the market is smaller than ours. The nonresidential modular building industry is highly competitive and fragmented. It is composed primarily of regionally based private companies, each with a single manufacturing facility.

Results of Current Operations - Overview

Revenues were $45.6 million and $126.8 million for the three and nine months ended September 30, 2006, respectively, down 30.5% and 27.3%, respectively, from the corresponding periods of the prior year. The decline was due in part to a return to normal production levels in Florida in 2006 following unusually strong sales in the state for the first half of 2005. The unusually strong Florida sales in the first half of the prior year were due to classroom rebuilding projects following hurricane activity in late 2004. The decline in revenue in 2006 was also caused by slower-than-expected education sales in Florida, project delays in California and very sluggish sales in Texas for the three months ended September 30, 2006.

As a result of smaller projects and a resulting quicker project turnover in 2006, our backlog of sales orders has declined from $127.5 million at October 31, 2005 to $72.6 million at October 31, 2006. We do not expect our backlog to return to the historically high level we experienced during late 2004 and the first half of 2005.

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Results of Operations

The following table sets forth certain items in the Condensed Consolidated Statements of Operations as a percent of net sales.

	Percent of Net Sales		Percent of Net Sales
	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	93.6	92.7	93.6	92.4
Gross profit	6.4	7.3	6.4	7.6
Selling, general and administrative expenses	8.1	5.7	8.3	6.4
Gain on sale of property and equipment	—	0.0	—	(0.0)
(Loss) income from operations	(1.7)	1.6	(1.9)	1.2
Other (expense) income:
Interest expense	(0.8)	(2.6)	(1.6)	(3.2)
Interest income	0.1	0.1	0.2	0.0
Gain (loss) on warrant and embedded derivatives	4.9	(14.7)	5.3	(4.3)
Amortization of debt costs	(0.3)	(0.4)	(2.1)	(0.4)
Accretion on convertible debt discount	(1.2)	(0.4)	(1.5)	(0.5)
Early debt conversion fee	—	—	(1.5)	—
Other income, net	0.2	0.1	0.2	0.2
Income (loss) before income taxes	1.1	(16.2)	(2.9)	(7.0)
Income tax expense (benefit)	—	—	—	—
Net income (loss)	1.1%	(16.2)%	(2.9)%	(7.0)%

Revenue

Revenues were $45.6 million for the quarter ended September 30, 2006, down 30.5% from the record revenues of $65.6 million in the prior year period. Arizona and Texas sales for the quarter totaled $8.7 million for a combined shortfall of $4.6 million when compared to the same quarter last year. Florida revenue for the three months ended September 30, 2006 was $11.0 million, down $5.4 million or 33.0% from the corresponding quarter of the prior year. The decrease in Florida was due to lower classroom sales. California revenue of $25.9 million for the quarter ended September 30, 2006 was $10.0 million or 27.9% less than the corresponding quarter the prior year. The decrease in California was primarily due to project delays in the education market.

For the nine month ended September 30, 2006, revenues were $126.8 million, down 27.3% from the record revenues of $174.4 million in the corresponding prior year period. Arizona and Texas sales for the nine months had a combined shortfall of $9.7 million when compared to the corresponding period of last year. Florida revenue for the nine months ended September 30, 2006 was $28.2 million, down $14.2 million or 33.5% from the corresponding period of the prior year. The decrease in Florida was due to a return to prior levels of sales in the region as the first half of 2005 revenues were bolstered by a major classroom projects stemming from the hurricanes in the fall of 2004. California revenue of $74.4 million for the nine months ended September 30, 2006 was down $23.7 million, or 24.1%, from the corresponding period of the prior year. The decrease in California was primarily due to project delays in the education market, lower production volumes in part due to factory inefficiencies and periodic labor shortages in California. In addition, in the prior year periods more of our California revenue was attributable to fieldwork on large school projects. In the current year period we were more reliant on revenue generated from the shipment of factory-built units for both schools and commercial customers.

It is believed that the demise of the piggyback contracting system in California has had an adverse affect on the sales volume in recent quarters. Prior to January 27, 2006 many school districts in California utilized “piggy-back” contracts which allowed them to order buildings off of contracts bid and entered into by builders, including Modtech, with other school districts. Since January 27, 2006, these piggyback contracts are no longer allowed. As a result, more public bids will have to occur for the same volume of work. Because the public bidding process is a lengthy one, it is our belief that this change has delayed some anticipated work into the fourth quarter 2006 and the first quarter of 2007. In the long-term, we expect the demand for our products and services will not be significantly impacted by the change in the piggyback contracting system.

Our gross profit margin has declined year over year for the quarter and nine months ended September 30, 2006. As a percent of sales, gross profit declined from 7.3% of sales for the quarter ended September 30, 2005 to 6.4% of sales for the quarter ended September 30, 2006. For the nine month period ended September 30, 2006, our gross profit margin declined to 6.4% from 7.6% in the corresponding prior year period. Our gross profit margin declined as revenues declined more than expected and we were not able to reduce fixed and certain variable costs as quickly as revenues declined. In addition, the prior year margins benefited from volume efficiencies related to record results in the three and nine months ended September 30, 2005.

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As of October 31, 2006, the backlog of sales orders was approximately $72.6 million, down from approximately $127.5 million at October 31, 2005. Backlog that is expected to be converted to sales during the remainder of the current fiscal year is approximately $20.0 million. The backlog by region as of October 31, 2006 was as follows: California—$69.0 million; Arizona—$1.5 million; Texas—$0.3 million; and Florida—$1.8 million. This compares to the backlog by region as of October 31, 2005 was as follows: California—$108.9 million; Arizona—$5.0 million; Texas—$5.1 million; and Florida—$8.5 million.

The change in the piggyback contracting system, quicker project turnover and generally smaller projects are the primary reasons for the decline in backlog. We do not expect our backlog to return to the very high levels we experienced in late 2004 and early 2005. The rate of booking new contracts varies month to month, and customer changes in delivery schedules occur. For these reasons, among others, our backlog as of any particular date may not be representative of actual sales for any succeeding period.

Selling, General and Administrative Expense

Selling, general and administrative (“SG&A”) expenses were approximately flat for the quarter and down $0.6 million or 5.6% for the nine months ended September 30, 2006 compared to the corresponding periods of the prior year. The decrease in SG&A was primarily attributable to reduced legal, accounting and professional services as well as reduced sales commissions that resulted from lower sales. SG&A expenses for the quarter and nine months ended September 30, 2006 include $397,000 and $773,000, respectively, in stock compensation expense as a result of the implementation of SFAS 123(R). This expense was reported in the past on a pro forma basis pursuant to the predecessor to SFAS 123(R), SFAS 123. As a result of the lower sales during 2006, selling, general, and administrative expenses increased as a percentage of net sales from 5.7% to 8.1% for the three months ended September 30, 2005 and 2006, respectively, and from 6.4% to 8.3% for the three months ended September 30, 2005 and 2006, respectively. In the third quarter management has taken actions to reduce SG&A costs, primarily by a reduction of staffing in order to achieve profitability at current revenue levels.

Other income (expense)

Interest expense decreased for the three and nine months ended September 30, 2006, by $1.3 million and $3.5 million, respectively when compared to the corresponding periods in 2005. The decrease is attributable to lower debt when compared to the prior year.

We recognized a non-cash gain of $2.2 million and $6.7 million related to the embedded derivatives associated with the 2005 Convertible Note and outstanding warrants in the three and nine months ended September 30, 2006, respectively.

Accretion of the convertible debt discount for the three months ended September 30, 2006 was $0.6 million, which included a $0.4 million incremental non-cash charge related to the discount on the $2.6 million conversion of a portion of the 2005 Convertible Note in July 2006.

In the quarter ended June 30, 2006, we recognized a non-cash early debt conversion fee of $1.9 million for the fair value of 189,189 restricted shares issued to the note holder as consideration for the early conversion of a portion of the 2005 Convertible Notes.

Due to the replacement of the credit facility with Fortress Credit Corp., approximately $2.1 million of unamortized debt issue costs were written off and charged to interest expense for the quarter ended March 31, 2006.

Based upon our cumulative loss position for the nine months ended September 30, 2006, we continue to provide a valuation allowance on our deferred tax assets including deferred tax assets related to our net operating loss carryforward, which completely offsets the initial tax benefit calculation. The non-cash gains and losses from embedded derivatives are excluded from taxable income or loss.

Net Income (Loss)

The net income of $0.5 million for the three months ended September 30, 2006 and the net loss of $3.7 million for the nine months ended September 30, 2005 compare to a net loss of $10.7 million and a net loss of $12.1 million for the same periods, respectively, from the prior year. The changes in the periods compared are a direct result of the factors discussed above.

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Inflation

We are subject to the effects of changing prices. During the nine months ended September 30, 2006, there was no significant inflationary impact. While the cost outlook for commodities used in our products, in particular steel, dimensional lumber and plywood products is not certain, management believes it can manage these inflationary pressures with sales price adjustments as allowed by our contracts and by actively monitoring material costs and supply chain and inventory management.

Liquidity and Capital Resources

We have funded our operations and capital expenditures mostly with cash generated internally by operations and borrowings under various credit facilities as well as cash received from exercised options and warrants. At September 30, 2006 we had $4.0 million in unrestricted cash and an additional $5.0 million in restricted cash. The restricted cash is held as collateral for our 2005 Amended and Restated Senior Subordinated Secured Convertible Note (the “2005 Convertible Note”). During the nine months ended September 30, 2006 our operations used $0.5 million cash. During the second and third quarters of 2006 we received an aggregate of $17.4 million from the exercise of outstanding options and warrants and the release of restricted cash.

On April 4, 2006, we paid off all amounts borrowed and due under our credit facility with Fortress Credit Corp., which aggregated approximately $19.4 million, including approximately $0.3 million in accrued interest, and replaced the facility with a facility with Bank of America, N.A. (the “B of A Credit Facility”). There were no early termination penalties incurred by us in connection with the termination of the Fortress credit facility.

The B of A Credit Facility provides for revolving credit loans of up to a maximum principal amount of $25,000,000 (the “Revolver Loans”) and a letter of credit subline in the maximum amount of $12,000,000. The Revolver Loans bear interest per annum, payable monthly, at a variable rate equal to Bank of America’s announced prime rate, plus up to 0.75%. The principal amount of the Revolver Loans is due and payable in full on March 31, 2009. The Revolver Loans may be prepaid from time to time without penalty or premium, but if the B of A Credit Facility is terminated during the first two years, there is a termination fee equal to $500,000 in the first year and $250,000 in the second year. The B of A Credit Facility is secured by substantially all of our assets.

Our financial performance for the nine month period ended September 30, 2006 resulted in the violation of certain financial covenants within the B of A Credit Facility and the 2005 Convertible Note; therefore, the $15.2 million balance of the 2005 Convertible Note is classified as a current liability as of September 30, 2006.

On May 4, 2006, the 2005 Convertible Note holder converted $5.7 million of the principal amount of the 2005 Convertible Note into 728,900 shares of our common stock pursuant to an agreement to convert a total of $8.3 million of principal prior to the August 31, 2006 redemption date set forth in the 2005 Convertible Note. The remaining $2.6 million of principal was converted into 336,743 shares of our common stock on July 13, 2006. As consideration for the early conversion, we issued the holder 189,189 additional shares of restricted common stock which was recorded as a $1.9 million early debt conversion fee for the quarter ended September 30, 2006.

In connection with the partial conversion of the 2005 Convertible Note, the holder agreed to cause the “Letter of Credit Amount” (as defined in the 2005 Convertible Note) to be reduced by $5.0 million in accordance with the terms of the 2005 Convertible Note as if we had achieved the performance standards set forth in the 2005 Convertible Note, as amended, by the August 31, 2006 date. This resulted in the release of $5.0 million of cash collateral to us on May 5, 2006. In connection with the change to the B of A Credit Facility restricted cash was reduced by $6.5 million, which was held as cash collateral for the letter of credit subfacility under our prior revolving credit loan.

Between May 1, 2006 and May 12, 2006, outstanding warrants were exercised for a total of 325,000 shares of common stock at an aggregate exercise price of $2.6 million.

Between April 17, 2006 and July 11, 2006, outstanding options were exercised for a total of 376,804 shares at an aggregate exercise price of $3.4 million.

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Subsequent to September 30, 2006, the following transactions impacted our liquidity and capital structure:

Conversion and Repurchase Agreement

Between October 31, 2006 and November 1, 2006, the holder of our 2005 Convertible Note converted $7,820,000 of the principal amount of the note into 1,000,000 shares of our common stock and we repurchased $9,746,666 of the outstanding principal amount of the 2005 Convertible Note for $8,000,000. In connection with this conversion and repurchase, the 2005 Convertible Note and the related Pledge and Security Agreement dated December 30, 2004 were terminated.

As part of the conversion and repurchase, we agreed to register the 189,189 shares of our common stock issued to the 2005 Convertible Note holder in connection with a partial conversion of the note on May 4, 2006. The registration will be pursuant to a separate Registration Rights Agreement between us and the 2005 Convertible Note holder which requires us to file a registration statement within 90 days following October 31, 2006.

Securities Transaction

On November 1, 2006, we issued and sold to Laurus Master Fund, Ltd. (“Laurus”) a Secured Convertible Term Note in the original principal amount of $5 million (the “2006 Convertible Note”), a Secured Term Note in the original principal amount of $13 million (the “2006 Nonconvertible Note”), a Common Stock Purchase Warrant exercisable for 1,540,697 shares of our common stock, at an average exercise price of $7.57 per share, and a second Common Stock Purchase Warrant exercisable for 581,395 shares of our common stock, at an average exercise price of $5.69 per share (collectively the “2006 Warrants”).

The 2006 Notes

The 2006 Convertible Note and the 2006 Nonconvertible Note (the “2006 Notes”) bear interest at an adjustable rate equal to the prime rate as published in the Wall Street Journal, plus 2.5% and 3.75%, respectively (the “Contract Rates”). The 2006 Notes’ interest rates will be adjusted with each adjustment in the prime rate. We have deposited $1,992,746 in a restricted account with North Fork Bank from which the first year’s interest on the 2006 Notes will be paid. The deposit is equivalent to one-year’s interest on both 2006 Notes at the current Contract Rates.

Payments of principal in the aggregate amount of $375,000 under both 2006 Notes, plus accrued interest, will commence February 28, 2007 and continue on the same day of each month until the final payment of principal and accrued interest under the 2006 Notes which is due October 31, 2009.

Laurus may, at its discretion, convert all or any portion of the 2006 Convertible Note into shares of our common stock at the following “Conversion Prices”: $5.96 per share for the first $1,666,668 of principal, $6.23 per share for the next $1,666,666 of principal, and $7.69 per share for the remaining $1,666,666 of principal. On any monthly payment date of principal and interest under the 2006 Convertible Note, Laurus must convert the monthly payment then due into shares of our common stock, in lieu of a cash payment by us, up to an amount that does not exceed 25% of the aggregate dollar trading volume of our common stock for the 22 trading days immediately preceding the monthly payment date, if the average closing price of our common stock for the five trading days immediately preceding the monthly payment date is 118% of the then current Conversion Price. The balance of the monthly payment then due, if any, must be paid by us in cash.

The 2006 Notes may be prepaid in whole, but not in part or separately, at any time by paying the Laurus 124% of the then aggregate outstanding principal balance and accrued interest.

The 2006 Notes are secured by substantially all of our assets.

Amounts owed under the 2006 Notes may be accelerated and are subject to default rate interest charges under various circumstances, including, but not limited to, the failure to make principal or interest payments when due under the Notes, breaches of certain covenants, representations, conditions and warranties set forth in the 2006 Notes and the purchase agreement pursuant to which they were issued, including, without limitation, the failure to maintain on a monthly basis at least $9 million in cash and eligible accounts receivable, the occurrence of certain insolvency or bankruptcy events affecting us, a change of control in the company, and certain judgments, liens and attachments in excess of permitted amounts.

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The Purchase Agreement with Laurus, dated October 31, 2006, pursuant to which the 2006 Note and 2006 Warrants were issued contains certain negative covenants, including, without limitation, restrictions on our ability to, among other things, pay dividends, incur debt, or change its business.

The 2006 Warrants

The 2006 Warrants are exercisable at any time up to October 31, 2012. The exercise price of the 2006 Warrants and the number of shares issuable upon exercise of the 2006 Warrants will be adjusted in the event we issue a stock dividend, subdivide our shares or combine our shares.

Registration Rights Agreement

In connection with the sale and issuance of the 2006 Notes and 2006 Warrants, we entered into a Registration Rights Agreement with Laurus, dated October 31, 2006, pursuant to which we agreed to prepare and file, within 90 days following the issuance of the 2006 Notes and 2006 Warrants, a registration statement with the Securities and Exchange Commission covering the resale of the common stock issuable upon conversion of the 2006 Convertible Note and exercise of the 2006 Warrants. If the registration statement is not filed within 90 days or declared effective by the Securities and Exchange Commission within 180 days, we must pay the holder of the 2006 Notes a penalty of 1.0% of the principal amount of the notes for each 30 day period that the filing or effectiveness of the registration is delayed up to a maximum penalty of 10%. We can elect to pay up to 50% of the penalty amount in shares of our common stock.

Sale Leaseback Transaction

On November 1, 2006, we sold our manufacturing plant in Florida to NL Ventures V, L.P. for $4.5 million. Concurrently with the sale of the property, we entered into a Lease Agreement with the purchaser’s assignee, NL Ventures V Plant City, L.P., pursuant to which we leased back the property for an initial term of 20 years. We have the option to extend the lease term for two additional terms of five years each. The annual rent is $491,160 for the first year of the lease and increases at the rate of 3% per annum thereafter. We have posted a security deposit of $528,900 in connection with the lease.

Credit Facility Termination

In connection with the issuance of the 2006 Notes and 2006 Warrants, we terminated the B of A Credit Facility on November 1, 2006. We paid off all amounts borrowed and due under the B of A Credit Facility, which aggregated approximately $1.8 million, including approximately $500,000 in early termination fees. Our Intercreditor Agreement with Amphora Limited and Bank of America, N.A. dated March 31, 2006, was also terminated.

In the third quarter management has took actions to reduce overhead and SG&A costs, primarily by a reduction of staffing in order to achieve profitability at current revenue levels. Management believes that existing capital, anticipated cash flow from operations, and current credit facilities will be sufficient to meet operating needs and capital expenditures for the foreseeable future.

Item 3. Quantitative And Qualitative Disclosures About Market Risk

Market risk refers to the risk that a change in the level of one or more market factors such as interest rates, foreign currency exchange rates, or equity prices will result in losses for a certain financial instrument of group of instruments. We do not hold any instruments that are subject to such risks, but we are exposed to the risk of increased interest rates on our credit facility the risk of loss on credit extended to our customers, and risk of fluctuations in the fair value of our derivative liabilities on certain instruments.

INTEREST RATE RISK

We are exposed to the risk of fluctuation in interest rates. During the nine months ended September 30, 2006, we did not use interest rate swaps or other types of interest-related derivative financial instruments. The carrying value of the B of A Credit Facility approximates fair value as the interest rate is variable and resets frequently. Indebtedness under the B of A Credit Facility bears interest at a variable rate of up to 0.75% per annum plus Bank of America’s announced prime rate. Interest is payable monthly. The 2006 Convertible Note and the 2006 Nonconvertible Note with Laurus bear interest at adjustable rates equal to the prime rate as published in the Wall Street Journal, plus 2.5% and 3.75%, respectively. The debt outstanding under these notes for the balance of 2006 will be $18.0 million. Therefore, a one-percentage point increase in interest rates would result in an increase in interest expense of approximately $180,000 per annum.

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CREDIT RISK

Our credit terms generally are “net 30” for dealer accounts and defined by contracts which vary for direct sales. We actively monitor this risk through a variety of control procedures involving senior management. Historically, credit losses have been less than 0.5% of sales and within our expectations.

DERIVATIVE LIABILITY RISK

We are exposed to the risk of fair value derivative liability fluctuations in the equity instruments we have issued, which include the 2005 Convertible Note and outstanding warrants. The fair value of these derivative liabilities is primarily determined by fluctuations in our stock price. As our stock price increases or decreases, the fair value of these derivative liabilities increase or decrease, resulting in a corresponding current period loss or gain to be recognized. Based on the balance on our 2005 Convertible Note, number of outstanding warrants, market interest rates and historical volatility of our stock price as of September 30, 2006, a $1 increase or decrease in our stock price results in a non-cash derivative loss or gain of approximately $1.1 million. During the quarter ended September 30, 2006, we experienced a $2.2 million non-cash gain on warrant and embedded derivatives.

Item 4. Controls And Procedures

a.	Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in the reports that we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. Our management, with the participation of the Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures (as such terms are defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of September 30, 2006 and concluded that our disclosure controls and procedures were not effective as of September 30, 2006, because certain material weaknesses in our internal controls over financial reporting described in Management’s Report On Internal Control Over Financial Reporting in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 10-K Report”), had not been remediated as of September 30, 2006.

The material weaknesses reported in our 2005 10-K Report that had not been remediated as of September 30, 2006 were as follows:

1.
During the quarter ending December 31, 2005, there were multiple changes in personnel and an overall understaffing of the finance function. Insufficient staff, at times, did not allow for timely completion of certain tasks, including analysis and review required for full compliance with internal controls. As a result, we identified the following issues as of December 31, 2005:

•	A control failure occurred involving processing of accrual of open invoices and valuation of work-in-process inventory, resulting in misstatements to accrued liabilities, cost of sales and revenue.

•
Our controls associated with accounting for our long-term contracts were not operating effectively. As a consequence, an error was identified relating to the accounting for a contract amount and one concerning the classification of a contract, resulting in misstatements to revenue and cost of sales.

2.	The specific control deficiencies in information technology noted as of December 31, 2005, were as follows:

•	We did not have a sufficiently comprehensive review of segregation of duties regarding access rights when employees changed positions.

•	System limitations allow unrestricted access rights to certain applications.

•	Removal of access rights for terminated employees was not always done on a timely basis. Although no security breaches occurred, the potential for such breaches exists.

•	Inadequate monitoring of server backups allowed one location to not be properly backed up over one weekend.

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b.	Changes in Internal Control over Financial Reporting

In order to remediate the material weaknesses described in the 2005 10-K Report, we hired a Director of Internal Control and SOX during the first quarter of 2006. This position, however, is currently vacant and we are actively seeking a replacement. We made the following changes during the fiscal quarter ended September 30, 2006 in our internal control over financial reporting:

•	We further integrated a new general ledger accounting package, Great Plains, in the current quarter to improve our internal control efforts.

•	Through our continued use of an outside Information Technology consultant we completed assessment and began remediation at our control deficiencies in information technology

In light of the material weaknesses that remain as of September 30, 2006, we performed additional analysis and other post-closing procedures to ensure the Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles. Accordingly, management believes that the financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

Other than the remediation measures described above, there have been no changes in our internal control over financial reporting that occurred during the quarter ended September 30, 2006, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

c.	Remediation Plan for Material Weaknesses in Internal Control over Financial Reporting

Our plan to remediate those material weaknesses remaining as of September 30, 2006 is as follows:

•
We continue to search for additional staff for our Internal Control department and operational finance teams. The searches are underway and the positions will be filled as soon as qualified candidates are identified.

•	We are currently evaluating all finance personnel to ensure that appropriate skills and training are maintained in all critical positions.

•
We are currently in the process of remediating the deficiencies noted in Information Technology controls with the aid of an outside Information Technology consultant in connection with the implementation of our new general ledger accounting package, Great Plains.

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PART II. OTHER INFORMATION

Item 1. Legal Proceedings

None

Item 1A. Risk Factors

There have been no material changes from the risk factors disclosed in our most recently file report on Form 10-K other than the risk factor described in Item 3 below:

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None in the reporting period.

Item 3. Defaults upon Senior Securities

Our financial performance for the nine month period ended September 30, 2006 resulted in the violation of certain financial covenants within the B of A Credit Facility and the 2005 Convertible Note. As a result, the $15.2 million balance of the 2005 Convertible Note is classified as a current liability.

Item 4. Submission of Matters to a Vote of Security Holders

None

Item 5. Other Information

None

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Item 6. Exhibits

Exhibit Number	Name of Exhibit

3.1	Certificate of Incorporation of the Company.

3.2(1)	Bylaws of the Company.

10.1(2)	Company’s 1994 Stock Option Plan.

10.2(2)	Company’s 1996 Stock Option Plan.

10.3(2)	Company’s 1999 Stock Option Plan.

10.4(2)	Company’s 2002 Stock Option Plan.

10.5(3)	Employment Agreement between the Company and Dennis L. Shogren.

10.6(3.1)	Employment Agreement between the Company and Ronald Savona.

10.7(2)	Separation Agreement between the Company and Evan M. Gruber.

10.8(2)	Separation Agreement between the Company and Michael G. Rhodes.

10.9(2)	Employment Agreement between the Company and David M. Buckley

10.10(4)	Lease between the Company and Pacific Continental Modular Enterprises, relating to the Barrett property in Perris, California

10.11(4)	Lease between the Company and BMG, relating to the property in Lathrop, California

10.12(5)	Conversion and Repurchase Agreement, dated October 31, 2006

10.13(6)	Securities Purchase Agreement, dated December 31, 2004

10.14(6)	Senior Subordinated Secured Convertible Note, dated December 31, 2004

10.15(6)	Warrant to Purchase Common Stock issued December 31, 2004

10.16(6)	Registration Rights Agreement, dated December 31, 2004

10.17(6)	Pledge and Security Agreement, dated December 31, 2004

10.18(6)	Intercreditor Agreement, dated December 31, 2004

10.19(6)	Amendment and Forbearance Agreement among the Company, Wells Fargo Bank, N.A., Union Bank of California, N.A. and Comerica Bank California, dated December 29, 2004.

10.20(7)	Financing Agreement between the Company and Fortress Credit Corp. as administrative agent, dated February 25, 2005.

10.21(8)	Amendment Number 1 to Industrial Real Estate Lease between Modtech Holdings, Inc. and BMG2 Enterprises, dated July 29, 2005

10.22(8)	Sublease between Modtech Holdings, Inc. and Boise Building Solutions Distribution, L.L.C., dated July 29, 2005

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Exhibit Number	Name of Exhibit

10.23(9)	Securities Purchase Agreement with Peninsula Fund, L.P. and others, dated August 5, 2005

10.24(9)	First Amendment and Waiver of Financing Agreement between Fortress and Modtech Holdings, Inc., dated August 5, 2005

10.25(9)	First Amendment and Restated Registration Rights Agreement, dated August 5, 2005

10.26(9)	Amended and Restated Senior Subordinated Secured Convertible Note, dated August 5, 2005

10.27(9)	Consent, Waiver, Amendment and Exchange Agreement, dated August 5, 2005 (“Waiver”)

10.28(9)	Form of Voting Agreement executed pursuant to Waiver

10.29(9)	Form of Lock Up Letter executed pursuant to the Securities Purchase Agreement, dated August 5, 2005

10.30(9)	Form of Warrant issued pursuant to the Securities Purchase Agreement, dated August 5, 2005

10.31(9)	Warrant for 8,276 shares of common stock, dated August 5, 2005

10.32(10)	Second Amendment of Financing Agreement between Fortress and Modtech Holdings, Inc., dated September 19, 2005

10.32(11)	Third Amendment of Financing Agreement between Fortress and Modtech Holdings, Inc., dated December 22, 2005

10.33(12)	Intercreditor Agreement with Bank of America, N.A., dated, March 31, 2006

10.34(12)	Loan and Security Agreement with Bank of America, N.A., dated March 31, 2006

10.35(12)	Amendment Agreement, dated March 31, 2006

10.36(13)	Amendment to 2002 Stock Option Plan, dated June 13, 2006

10.37(15)	Exchange of Senior Subordinated Secured Convertible Notes, dated May 3, 2006

10.38	Securities Purchase Agreement with Laurus Master Fund, Ltd. (and attached exhibits), dated October 21, 2006

10.39	Intellectual Property Security Agreement, dated October 31, 2006

10.40	Master Security Agreement with Laurus Master Fund, Ltd., dated October 31, 2006

10.41	Registration Rights Agreement with Laurus Master Fund, Ltd., dated October 31, 2006

10.42	Sale and Purchase Agreement and Joint Escrow Instructions with NL Ventures V, L.P. dated November 1, 2006

10.43	Lease Agreement with NL Ventures V Plant City, L.P. dated November 1, 2006

10.44(14)	Registration Rights Agreement with Amphora Limited, dated October 31, 2006

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

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(1)	Incorporated by reference to Modtech Holdings, Inc.’s Form 10-K filed with the Commission on March 15, 2004 (Commission File No. 000-25161).

(2)	Incorporated by reference to Modtech Holdings, Inc.’s Form 10-Q filed with the Commission on November 12, 2004 (Commission File No. 000-25161).

(3)	Incorporated by reference to Modtech Holdings, Inc.’s Form 8-K filed with the Commission on September 22, 2006 (Commission File No. 000-25161).

(3.1)	Incorporated by reference to Modtech Holdings, Inc.’s Form 8-K filed with the Commission on February 13, 2006 (Commission File No. 000-25161).

(4)	Incorporated by reference to Modtech, Inc.’s Registration Statement on Form S-1 filed with the Commission on June 6, 1990 (Commission File No. 033-35239).

(5)	Incorporated by reference to Modtech Holdings, Inc.’s Form 8-K filed with the Commission on November 1, 2002 (Commission File No. 000-25161).

(6)	Incorporated by reference to Modtech Holdings, Inc.’s Form 8-K filed with the Commission on January 3, 2005 (Commission File No. 000-25161).

(7)	Incorporated by reference to Modtech Holdings, Inc.’s Form 8-K filed with the Commission on March 2, 2005 (Commission File No. 000-25161).

(8)	Incorporated by reference to Modtech Holdings, Inc.’s Form 10-Q/A filed with the Commission on October 17, 2005 (Commission File No. 000-25161).

(9)	Incorporated by reference to Modtech Holdings, Inc.’s Form 8-K filed with the Commission on August 9, 2005 (Commission File No. 000-25161).

(10)	Incorporated by reference to Modtech Holdings, Inc.’s Form 8-K filed with the Commission on September 23, 2005 (Commission File No. 000-25161).

(11)	Incorporated by reference to Modtech Holdings, Inc.’s Form 8-K filed with the Commission on December 29, 2005 (Commission File No. 000-25161).

(12)	Incorporated by reference to Modtech Holdings, Inc.’s Form 10-K filed with the Commission on April 4, 2006 (Commission File No. 000-25161).

(13)	Incorporated by reference to Modtech Holdings, Inc.’s Definitive Proxy Statement filed with the Commission on May 5, 2006 (Commission File No. 000-25161)

(14)	Incorporated by reference to Modtech Holdings, Inc.’s Form 8-K filed with the Commission on November 1, 2006 (Commission File No. 000-25161).

(15)	Incorporated by reference to Modtech Holdings, Inc.’s Form 10-Q filed with the Commission on August 14, 2006 (Commission File No. 000-25161).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODTECH HOLDINGS, INC.

Date: November 14, 2006	by:	/s/ KENNETH S. CRAGUN
Kenneth S. Cragun Chief Financial Officer and Chief Accounting Officer

by:	/s/ DENNIS L. SHOGREN
Dennis L. Shogren President and Chief Executive Officer

30

CERTIFICATE OF AMENDMENT OF CERTFICATE OF INCORPORATION OF MODTECH HOLDINGS, INC.

Modtech Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that paragraph (a) of ARTICLE IV of the corporation's Certificate of Incorporation entitled "CAPITAL STOCK" be amended to read in its entirety as set forth below, and such amendment is recommended to the stockholders of the corporation for approval as being advisable and in the best interests of the corporation:

"The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 60,000,000, consisting of 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock") and 55,000,000 shares of common stock, with a par value of $0.01 per share (the"Common Stock")."

SECOND: That the stockholders of the corporation duly approved the amendment at a special meeting of stockholders held on January 3, 2006 by affirmative vote of the necessary number of shares in accordance with the provisions of Section 216 and Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be executed by its President on January 9, 2006.

Modtech Holdings, Inc.

By:	/s/ David Buckley
David Buckley Chief Executive Officer & President

ATTEST: By: /s/ Dennis Shogren Dennis Shogren, Secretary

CERTIFCATE OF OWNERSHIP
MERGING
SPI HOLDINGS, NC.
INTO
MODTECH HOLDINGS, INC.

Modtech Holdings, Inc., a corporation incorporated on October 7,1998 pursuant to the provisions of the Delaware General Corporation Law does hereby certify that this Corporation owns all of the capital stock of SPI Holdings, Inc., a corporation incorporated under the laws of the State of Colorado, and that this corporation, by a resolutions of its board of directors duly adopted by unanimous written consent, determined to and did merge itself into SPI Holdings,Inc. which resolutions were set forth on January 18, 2000, and are as follows:

"WHEREAS this corporation owns all of the outstanding stock of SPI Holdings, Inc., a Colorado corporation; and

WHEREAS, this corporation desires to merge into itself SPI Holdings, Inc, and to be possessed of all the estate, property, rights, privileges and franchises of said corporation;.

NOW, THEREFORE, BE 1T RESOLVED, that, in accordance with Section 233 of the Delaware General Corporation Law, this corporation merge intoitself, and it does hereby merge into itself, SPI Holdings, Inc., a Colorado corporation, and assumes all rights, powers, privileges, franchises, properties, liabilities and obligations of such corporation;

RESOLVED FURTHER, that the president or a vice-president, and the secretary or treasurer of this corporation be and they hereby are authorized and directed to make and execute a certificate of ownership setting forth a copy of these resolutions to merge SPI Holdings, Inc. and assume its obligations and liabilities, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof with such other state officials as such officers deem appropriate;

RESOLVED FURTHER, that the officers of this corporation be, and each of  them hereby is, authorized and directed in the name and on behalf of this  corporation and under its corporate seal if appropriate, to execute and deliver all  agreements and instruments, effect all filing and qualifications, and take all  further action which h necessary or appropriate to carry our the foregoing  resolutions."

IN WITNESS WHEREOF, this corporation has caused this certificate to be signed by its president and attested by its secretary.

Dated: January 31, 2000

MODTECH HOLDINGS, INC.

By: ______________________  Patrick Van Den Bossche,  President

ATTEST:

___________________

Shari Walgren, Secretary

CERTIFICATE OF OWNERSHIP
MERGING
ROSEWOOD ENTERPRISES, INC.,
SPI MANUFACTURING, INC.,
COASTAL MODULAR BUILDINGS, INC.,
AND
OFFICE MASTER OF TEXAS, INC.,
INTO
MODTECH HOLDINGS, INC.

Modtech Holdings, Inc., a corporation incorporated on October 7, 1998 pursuant to the provisions of the Delaware General Corporation Law does hereby certify that this corporation owns all of the capital stock of (i) Rosewood Enterprises, Inc., an Arizona corporation, (ii) SPI Manufacturing, Inc., a California corporation, (iii) Coastal Modular Building, Inc., a Florida corporation, and (iv) Office Master of Texas, Inc., a Texas corporation, and that this corporation, by resolutions of its board of directors duly adopted by unanimous written consent, effective May 1, 2000, determined to and did merge such corporations into itself, which resolutions are as follows:

AWHEREAS, a proposed form of Agreement and Plan of Merger, dated May 3, 2000 (the AMerger Agreement@), by and between this corporation and Rosewood Enterprises, Inc., an Arizona corporation, SPI Manufacturing, Inc., a California corporation, Coastal Modular Buildings, Inc., a Florida corporation, and Office Master of Texas, Inc., a Texas corporation, each of which is a wholly-owned subsidiary of this corporation (collectively the ASubsidiaries@), a copy of which is attached hereto as Exhibit A, has been presented to this board of directors for its consideration.

AWHEREAS, it is deemed to be in the best interests of this corporation that the Subsidiaries merge with and into it in accordance with the Merger Agreement with this corporation being the surviving corporation (the AMerger@);

ANOW, THEREFORE, BE IT RESOLVED, that the Subsidiaries merge with and into this corporation in accordance with the terms of the Merger Agreement; and

ARESOLVED FURTHER, that the officers of this corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of this corporation, to execute and deliver the Merger Agreement in substantially the form presented to this board of directors, with such changes as such officers shall approve (their approval to be conclusively evidenced by their execution thereof), and to consummate the Merger on the terms set forth in the Merger Agreement and pursuant to such other agreements, and any amendments thereto, as the officers executing such may in their discretion deem reasonable and appropriate.@

IN WITNESS WHEREOF, this corporation has caused this certificate to be signed by its president and attested by its secretary.

Dated: June __, 2000

MODTECH HOLDINGS, INC.

By: ______________________________
Patrick Van Den Bossche, President

ATTEST:

______________________________
Shari Walgren, Secretary

CERTIFICATE OF OWNERSHIP
MERGING
MODTECH, INC,
INTO
MODTECH HOLDINGS, INC.

Modtech Holdings, Inc., a corporation incorporated on October 7, 1998 pursuant to the provisions of the Delaware General Corporation Law hereby certifies that it owns all of the capital stock of Modtech, Inc., a California corporation and that this corporation, by a resolutions of its board of directors duly adopted by unanimous written consent May 3, 2000, determined to and did merge Modtech, Inc. into this corporation, which resolutions are as follows:

“WHEREAS, this corporation owns all of the outstanding stock of Modtech, Inc., a California corporation (the “Subsidiary”) and desires to merge the Subsidiary into itself;

NOW, THEREFORE, BE IT RESOLVED, that, in accordance with Section 253 of the Delaware General Corporation Law, the Subsidiary shall merge with and into this corporation with this corporation being the surviving corporation in the merger and assuming all rights, powers, privileges, franchises, properties, liabilities and obligations of the Subsidiary;

RESOLVED FURTHER, that the merger shall be effective on the date when a Certificate of Ownership setting forth these resolutions is filed with the Delaware Secretary of State, and that on such date, this corporation, as the surviving corporation in the merger, shall continue its corporate existence under the laws of the State of Delaware and the separate existence and corporation organization of the Subsidiary shall terminate and cease, except insofar as it may be continued by operation of law;

RESOLVED FURTHER, that the Certificate of Incorporation and Bylaws of this corporation immediately prior to the merger shall be the Certificate of Incorporation and Bylaws of the surviving corporation immediately following the merger until amended or repealed in accordance with applicable law;

RESOLVED FURTHER, that the directors of this corporation in office immediately prior to the merger shall be the directors of the surviving corporation until changed in accordance with applicable law;

RESOLVED FURTHER, that each share of stock of this corporation outstanding immediately prior to the merger shall not be changed or converted as a result of the merger, but shall remain outstanding as shares of the surviving corporation, and that each share of the Subsidiary outstanding immediately prior to the merger shall be canceled in connection with the merger;

RESOLVED FURTHER, that the president or a vice-president, and the secretary or treasurer of this corporation be and they hereby are authorized and directed to make and execute a certificate of ownership setting forth a copy of these resolutions to merge the Subsidiary into this corporation and assume the Subsidiary’s obligations and liabilities, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof with such other state officials as such officers deem appropriate; and

RESOLVED FURTHER, that the officers of this corporation be, and each of them hereby is, authorized and directed in the name and on behalf of this corporation and under its corporate seal if appropriate, to execute and deliver all agreements and instruments, effect all filings and qualifications, and take all further action which is necessary or appropriate to carry out the foregoing resolutions.”

IN WITNESS WHEREOF, this corporation has caused this certificate to be signed by its president and attested by its secretary.

Dated: June __, 2000

MODTECH HOLDINGS, INC.

By: ______________________________
Patrick Van Den Bossche, President

ATTEST:

______________________________
Shari Walgren, Secretary

CERTIFICATE OF DESIGNATION
PREFERENCES, RELATIVE, PARTICIPATING, OPTIONAL, AND OTHER SPECIAL RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
OF
SERIES A PREFERRED STOCK
OF
MODTECH HOLDINGS, INC.

The undersigned, Evan M. Gruber and Michael Rhodes, certify that:

ONE. They are the duly elected Chief Executive Officer and Secretary, respectively, of the above-named corporation.

TWO. Pursuant to and in accordance with the provisions of Section 151 of the Delaware General Corporation Law and the Certificate of Incorporation of this corporation, the Board of Directors of this corporation has duly adopted the following recitals and resolutions.

WHEREAS, the Certificate of Incorporation of this corporation provides for a class of its authorized shares known as Preferred Stock comprised of 5,000,000 shares issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of this corporation is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series and the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; and

WHEREAS, the Board of Directors of this corporation desires to establish a class of Preferred Stock to be designated as the "Series A Preferred Stock", and to fix the number of shares thereof and the rights, preferences, privileges, restrictions and other matters relating thereto;

NOW, THEREFORE, BE IT RESOLVED, that a series consisting of 500,000 shares of Preferred Stock is hereby established and designated as the "Series A Preferred Stock" of this corporation (the "Series A Preferred Stock"), and that the Series A Preferred Stock shall have the rights, preferences and privileges, and shall be subject to the restrictions, as are hereinafter set forth:

1. Dividend Provisions. The holders of outstanding Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $0.40 per share of Series A Preferred Stock per annum. Such dividends shall accrue on each share of Series A Preferred Stock from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous year at said rate per share per annum shall not have been paid or declared and set apart for all shares of Series A Preferred Stock at the time outstanding, the deficiency shall be fully paid on or declared and set apart for such shares before the corporation pays any dividend (except a dividend in shares of the corporation) on Common Stock. Undeclared or unpaid dividends shall not bear or accrue interest. Unless full dividends on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, no shares of Common Stock shall be purchased, redeemed, or acquired by the corporation and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants or other persons performing services for the corporation or any wholly-owned subsidiary (including, but not by way of limitation, distributors and sales representatives) that are approved by the corporation's Board of Directors.

2. Liquidation Preference.

(a) Preference. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) Five Dollars ($5.00) for each outstanding share of Series A Preferred Stock and (ii) an amount equal to accrued but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder. If the consideration received to be received in any liquidation, dissolution or winding up of the corporation is other than cash, its value will be deemed its fair market value as reasonably determined by the this corporation's board of directors.

(b)  Remaining Assets. Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock).

3. No Redemption.

The Series A Preferred Stock shall not be subject to redemption at the option, election or request of the corporation or any holder or holders of Series A Preferred Stock.

4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert. Except as provided in Section 4(b) below, no share of Series A Preferred Stock may be converted into Common Stock until two years after the date of its original issuance. Thereafter, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any at the office of this corporation or any transfer agent for such stock, into one share of fully paid and nonassessable shares of Common Stock (the AConversion Ratio@). The Conversion Ratio for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

(b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Ratio at the time in effect for such Series A Preferred Stock upon the earlier of (i) the fourth anniversary date of its original issuance, or (ii) immediately upon a "Change in Control", regardless of when such Change of Control occurs. For purposes of this Section 4, a Change in Control means (i) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); (ii) a sale of all or substantially all of the assets of the corporation; (iii) the sale of capital stock constituting 50% or more of the Company's outstanding capital stock at the time of sale or, (iv) any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of.

(c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a Change in Control the conversion shall be deemed to have occurred immediately prior to the closing of the transaction which resulted in the Change of Control.

(d) Adjustment in Conversion Price.

(i) Stock Splits. If the corporation at any time or from time to time after the date of the first issuance of shares of the Series A Preferred Stock ( the "Original Issue Date") declares or pays any dividend on its Common Stock payable in Common Stock or in any right to acquire Common Stock, or effects a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or if the outstanding shares of Common Stock is combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Ratio in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(ii) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Ratio then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(iii) Issuance of Additional Securities. Except as otherwise provided in this Section 4(d) , the Conversion Ratio will not be adjusted upward or downward because of the issuance of additional securities after Original Issue Date without consideration or for a consideration per share less than the price at which the Series A Preferred Stock was originally issued.

(e) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation, reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Ratio of the holders of the Series A Preferred Stock against impairment.

(f) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of Series A Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Ratio for such series of Preferred Stock at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

(h) Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

(j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

5. No Voting Rights. The holder of each share of Series A Preferred Stock shall not have the right to vote their shares of Series A Preferred Stock on any matters on which holders of any other class of stock, including Common Stock, have the right to vote. However, holders of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation.

6. Protective Provisions. Subject to the rights of other series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, this corporation shall not alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock without the consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

7. Status of Converted or Redeemed Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation.

THREE. The authorized number of shares of Preferred Stock is 5,000,000 and no shares of such class have been issued. The authorized number of shares of Series A Preferred Stock is 500,000, and no shares of such series have been issued.

IN WITNESS WHEREOF, the undersigned has executed this certificate. The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge. Executed at Newport Beach, California effective on October 8, 1998.

_________________________________
Evan M. Gruber, Chief Executive Officer

______________________________________
Michael G. Rhodes, Secretary

CERTIFICATE OF INCORPORATION
OF
MODTECH HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

ARTICLE I

NAME

The name of the corporation (the "Corporation") is:

Modtech Holdings, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the Corporation's registered office in the State of Delaware is Paracorp Incorporated, 15 East North Street, in the City of Dover, County of Kent. The name of the Corporation's registered agent at such address is Paracorp Incorporated.

ARTICLE III

POWERS

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "GCL").

ARTICLE IV

CAPITAL STOCK

(a) The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000, consisting of 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), and 25,000,000 shares of common stock, par value $0.01 per share ("Common Stock").

(b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware ("Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(1) The designation of the series, which may be by distinguishing number, letter or title.

(2) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

(4) The dates on which dividends, if any, shall be payable.

(5) The redemption rights and price or prices, if any, for shares of the series.

(6) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(7) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(8) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(9) Restrictions on the issuance of shares of the same series or of any other class or series.

(10) The voting rights, if any, of the holders of shares of the series.

(c) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

2

Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

(d) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

BYLAWS

In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(1) to adopt, amend or repeal the By-laws of the Corporation; provided, however, that the By-laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, and

(2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

3

ARTICLE VI

STOCKHOLDER MEETINGS

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specific circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE VII

DIRECTORS
Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, in such manner as may be prescribed by the By-laws of the Corporation.

Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Each director shall serve for a term ending on the date of the next annual meeting; provided, that each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time by the stockholders, but only for cause.

4

ARTICLE VIII

INDEMNIFICATION

Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater than or different from that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE IX

LIMITATION OF DIRECTORS= LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach or alleged breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the GCL, or (4) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE X

AMENDMENT

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of any provision of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

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ARTICLE XI

INCORPORATOR

The name and mailing address of the incorporator is Sharon Beirdneau, 4675 MacArthur Court, Suite 710, Newport Beach, CA 92660.

IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 6th day of October, 1998.

s/Sharon Beirdneau
Sharon Beirdneau, Incorporator

6

EXHIBIT 10.38

SECURITIES PURCHASE AGREEMENT

LAURUS MASTER FUND, LTD.

and

MODTECH HOLDINGS, INC.

Dated: October 31, 2006

Page

1.	Agreement to Sell and Purchase		1
2.	Fees and Warrant		2
3.	Closing, Delivery and Payment		2
	3.1	Closing	2
	3.2	Delivery	2
4.	Representations and Warranties of the Company		3
	4.1	Organization, Good Standing and Qualification	3
	4.2	Subsidiaries	4
	4.3	Capitalization; Voting Rights	4
	4.4	Authorization; Binding Obligations	5
	4.5	Liabilities; Solvency	5
	4.6	Agreements; Action	6
	4.7	Obligations to Related Parties	8
	4.8	Changes	8
	4.9	Title to Properties and Assets; Liens, Etc	10
	4.10	Intellectual Property	10
	4.11	Compliance with Other Instruments	11
	4.12	Litigation	11
	4.13	Tax Returns and Payments	11
	4.14	Employees	12
	4.15	Registration Rights and Voting Rights	12
	4.16	Compliance with Laws; Permits	12
	4.17	Environmental and Safety Laws	13
	4.18	Valid Offering	13
	4.19	Full Disclosure	13
	4.20	Insurance	14
	4.21	SEC Reports	14
	4.22	Listing	14
	4.23	No Integrated Offering	14
	4.24	Stop Transfer	14
	4.25	Dilution	15
	4.26	Patriot Act	15
	4.27	ERISA	15
5.	Representations and Warranties of the Purchaser		16
	5.1	No Shorting	16
	5.2	Requisite Power and Authority	16
	5.3	Investment Representations	16
	5.4	The Purchaser Bears Economic Risk	17
	5.5	Acquisition for Own Account	17
	5.6	The Purchaser Can Protect Its Interest	17
	5.7	Accredited Investor	17
	5.8	Legends	17
6.	Covenants of the Company		18
	6.1	Stop-Orders	18
	6.2	Listing	18
	6.3	Market Regulations	18
	6.4	Reporting Requirements	19
	6.5	Use of Funds	20
	6.6	Access to Facilities	20
	6.7	Taxes	21
	6.8	Insurance	21
	6.9	Intellectual Property	22
	6.10	Properties	22
	6.11	Confidentiality	22
	6.12	Required Approvals	22
	6.13	Reissuance of Securities	23
	6.14	Opinion	24
	6.15	Margin Stock	24
	6.16	FIRPTA	24
	6.17	Financing Right of First Refusal	24
	6.18	Authorization and Reservation of Shares	24
	6.19	Minimum Borrowing Base Eligibility	24
	6.20	Prohibitions of Payment Under Subordinated Debt Documentation	26
7.	Covenants of the Purchaser		27
	7.1	Confidentiality	27
	7.2	Non-Public Information	27
	7.3	Limitation on Acquisition of Common Stock of the Company	27
8.	Covenants of the Company and the Purchaser Regarding Indemnification		28
	8.1	Company Indemnification	28
	8.2	Purchaser’s Indemnification	28
9.	Conversion of Convertible Note; Exercise of the Warrants		28
	9.1	Mechanics of Conversion	28
	9.2	Mechanics of Exercise.	29
10.	Registration Rights		31
	10.1	Registration Rights Granted	31
	10.2	Offering Restrictions	31
11.	Miscellaneous		31
	11.1	Governing Law, Jurisdiction and Waiver of Jury Trial	31
	11.2	Severability	32
	11.3	Survival	32
	11.4	Successors	33
	11.5	Entire Agreement; Maximum Interest	33
	11.6	Amendment and Waiver	33
	11.7	Delays or Omissions	33
	11.8	Notices	33
	11.9	Attorneys’ Fees	35
	11.10	Titles and Subtitles	35
	11.11	Facsimile Signatures; Counterparts	35
	11.12	Broker’s Fees	35
	11.13	Construction	35

LIST OF EXHIBITS
Form of Secured Convertible Term Note	Exhibit A-1
Form of Secured Term Note	Exhibit A-2
Form of Warrant	Exhibit B-1
Form of Warrant	Exhibit B-2
Form of Opinion	Exhibit C
Form of Escrow Agreement	Exhibit D
Account Availability	Exhibit E
Form of Subsidiary Guaranty	Exhibit F
Form of Stock Pledge Agreement	Exhibit G

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2006, by and between MODTECH HOLDINGS, INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale to the Purchaser of a Secured Convertible Term Note in the aggregate principal amount of Five Million Dollars ($5,000,000) in the form of Exhibit A-1 hereto (as amended, modified and/or supplemented from time to time, the “Convertible Note”), which Convertible Note is convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) at an initial fixed conversion price of $5.96 per share of Common Stock (“Fixed Conversion Price”);

WHEREAS, the Company has authorized the sale to the Purchaser of a Secured Term Note in the aggregate principal amount of Ten Million Dollars ($10,000,000) in the form of Exhibit A-2 hereto (as amended, modified and/or supplemented from time to time, the “Term Note,” and, together with the Convertible Note, each a “Note” and collectively the “Notes”)

WHEREAS, the Company wishes to issue to the Purchaser warrants in the form of Exhibit B-1 and B-2 hereto (each as amended, modified and/or supplemented from time to time, a “Warrant” and together, the “Warrants”) to purchase up to 1,540,697 and 581,395 shares, respectively of the Company’s Common Stock (subject to adjustment as set forth therein) in connection with the Purchaser’s purchase of the Notes;

WHEREAS, the Purchaser desires to purchase the Notes and the Warrants on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Notes and Warrants to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Notes. The sale of the Notes on the Closing Date shall be known as the “Offering.” Each Note will mature on the Maturity Date applicable to such Note (as defined in the respective Note). Collectively, the Notes and Warrants and Common Stock issuable upon conversion of the Convertible Note and upon exercise of either or both Warrants are referred to as the “Securities.”

2.  Fees and Warrant. On the Closing Date:

(a)  The Company will issue and deliver to the Purchaser (i) the Warrant to purchase up to 1,540,697 shares of Common Stock and (ii) the Warrant to purchase up to 581,395 shares of Common Stock (each subject to adjustment as set forth therein) in connection with the Offering, pursuant to Section 1 hereof. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted for the benefit of the holder of the Warrants and shares of the Company’s Common Stock issuable upon exercise of either or both Warrants (the “Warrant Shares”).

(b)  Subject to the terms of Section 2(d) below, the Company shall pay to Laurus Capital Management, LLC, the investment manager of the Purchaser (“LCM”), a non-refundable payment in an amount equal to three and sixty-five hundredths percent (3.65%) of the aggregate principal amount of the Notes. The foregoing payment is referred to herein as the “LCM Payment.” Such payment shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

(c)  The Company shall reimburse the Purchaser for its reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser’s due diligence review of the Company and its Subsidiaries (as defined in Section 4.2) and all related matters.

(d)  The LCM Payment and the expenses referred to in the preceding clause (c) (net of deposits previously paid by the Company) shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the “Disbursement Letter”).

3.  Closing, Delivery and Payment.

3.1  Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2  Delivery. Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, the Notes and the Warrants and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer. The Company hereby acknowledges and agrees that Purchaser’s obligation to purchase the Notes from the Company on the Closing Date shall be contingent upon the satisfaction (or waiver by the Purchaser in its sole discretion) of the items and matters set forth in the closing checklist provided by the Purchaser to the Company on or prior to the Closing Date.

4.  Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows

4.1  Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries (that is not an Inactive Subsidiary (as defined below) is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries (that is not an Inactive Subsidiary) has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Notes and the Warrants to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company and the Purchaser (as amended, modified and/or supplemented from time to time, the “Master Security Agreement”), (iv) the Intellectual Property Security Agreement dated as of the date hereof between the Company and the Purchaser (as amended, modified and/or supplemented from time to time, the “IP Security Agreement”), (v) the Restricted Account Agreement dated as the date hereof among the Company, North Fork Bank and the Purchaser (as amended, modified and/or supplemented from time to time, the “CR Security Agreement”), (vi) the Depositary Account Control Agreement dated as of the date hereof among the Company, the Purchaser and Bank of America, N.A. (as amended, modified and/or supplemented from time to time, the “Control Agreement”), (vii) the Registration Rights Agreement relating to the Securities dated as of the date hereof between the Company and the Purchaser (as amended, modified and/or supplemented from time to time, the “Registration Rights Agreement”), (viii) the Subsidiary Guaranty (as defined in Section 6.12(b) hereto), (ix) the Stock Pledge Agreement (as defined in Section 6.12 (b) hereto), (x) the Funds Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit D hereto (as amended, modified and/or supplemented from time to time, the “Escrow Agreement”) and (xi) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (xi), collectively, the “Related Agreements”); (2) issue and sell the Notes and the shares of Common Stock issuable upon conversion of the Convertible Note (the “Note Shares”); (3) issue and sell the Warrants and the Warrant Shares; and (4) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its Subsidiaries, taken individually and as a whole (a “Material Adverse Effect”). Notwithstanding anything contained herein to the contrary, the Purchaser acknowledges, based upon the representations and warranties made by the Company and its Subsidiaries under Section 4.2, that the Subsidiaries of the Company set forth on Schedule 4.1 hereto (each an “Inactive Subsidiary” and collectively, the “Inactive Subsidiaries”) have either dissolved, failed to commence or suspended operations and/or filed for their corporate charters to be revoked and such occurrences shall not constitute a breach under this Agreement or any Related Agreement.

4.2  Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time. The Inactive Subsidiaries have either dissolved, failed to commence or suspended operations and/or filed for their corporate charters to be revoked.

4.3  Capitalization; Voting Rights.

(a)  The authorized capital stock of the Company, as of the date hereof consists of 60,000,000 shares, of which 55,000,000 are shares of Common Stock, par value $0.01 per share, 19,018,855 shares of which are issued and outstanding, and 5,000,000 are shares of preferred stock, par value $0.01 per share of which no shares of preferred stock are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of the Company (that is not an Inactive Subsidiary) is set forth on Schedule 4.3.

(b)  Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under the Company’s stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of either of the Notes or either of the Warrants, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c)  All issued and outstanding shares of the Company’s Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)  The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company’s Certificate of Incorporation (the “Charter”). The Note Shares and Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Company’s Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.4  Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (that is not an Inactive Subsidiary) (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and such Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Notes and Warrants has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each such Subsidiaries, enforceable against each such person or entity in accordance with their terms, except:

(a)  as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)  general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Notes and the subsequent conversion of the Convertible Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrants and the subsequent exercise of either or both Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.5  Liabilities; Solvency.

(a)  Other than as set forth on Schedule 4.5 hereto, neither the Company nor any of its Subsidiaries has any liabilities in an aggregate amount greater than $200,000, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any of the Company’s filings under the Securities Exchange Act of 1934 (“Exchange Act”) made prior to the date of this Agreement (collectively, the “Exchange Act Filings”), copies of which have been provided to the Purchaser.

(b)  Both before and immediately after giving effect to (i) the transactions contemplated hereby that are to be consummated on the Closing Date, (ii) the disbursement of the proceeds of, or the assumption of the liability in respect of, the Notes pursuant to the instructions or agreement of the Company and (iii) the payment and accrual of all transaction costs in connection with the foregoing, the Company and each Subsidiary of the Company (that is not an Inactive Subsidiary), is and will be, Solvent. For purposes of this Section 4.5(b), “Solvent” means, with respect to any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns (each, a “Person”) on a particular date, that on such date (w) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (x) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (y) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (z) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute and unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

4.6  Agreements; Action. Except as set forth on Schedule 4.6 or as disclosed in any Exchange Act Filings:

(a)  There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company or any of such Subsidiaries in excess of $200,000 (other than obligations of, or payments to, the Company or any of such Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company’s or any of its Subsidiaries products or services; or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights.

(b)  Since June 30, 2006 (the “Balance Sheet Date”), neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations and indebtedness incurred by the Company or any of its Subsidiaries owing to Bank of America, N.A. which indebtedness shall be paid in full simultaneously with the consummation of the transactions contemplated hereby) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c)  There has been no occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of the Company or any of its Subsidiaries (including, without limitation, the indebtedness evidenced by the Subordinated Debt Documentation) beyond the period of grace (if any); for the purposes hereof, “Subordinated Debt Documentation” shall mean those documents listed on Schedule 4.6(c) hereof.

(d)  For the purposes of subsections (a), (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any Subsidiary of the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e)  The Company maintains disclosure controls and procedures (“Disclosure Controls”) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission (“SEC”).

(f)  The Company makes and keep books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets. The Company maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and effected by the Company’s board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”), including that:

(i)       transactions are executed in accordance with management’s general or specific authorization;

(ii)      unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements are prevented or timely detected;

(iii)     transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and board of directors;

(iv)     transactions are recorded as necessary to maintain accountability for assets; and

(v)      the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(g)  There is no weakness in any of the Company’s Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

4.7  Obligations to Related Parties. Except as set forth on Schedule 4.7, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than, in the case of the Company and those Subsidiaries that are not Inactive Subsidiaries:

(a)  for payment of salary for services rendered and for bonus payments;

(b)  reimbursement for reasonable expenses incurred on behalf of the Company and such Subsidiaries;

(c)  for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company and each such Subsidiary of the Company, as applicable); and

(d)  obligations listed in the Company’s and each such Subsidiary’s financial statements or disclosed in any of the Company’s Exchange Act Filings.

Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any such Subsidiaries or any members of their immediate families, are indebted to the Company or any such Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any such Subsidiaries is affiliated or with which the Company or any such Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any such Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company or any such Subsidiaries. Except as described above, no officer, director or stockholder of the Company or any such Subsidiaries, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any such Subsidiaries and no agreements, understandings or proposed transactions are contemplated between the Company or any such Subsidiaries and any such person. Except as set forth on Schedule 4.7, neither the Company nor any such Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity.

4.8  Changes. Since the Balance Sheet Date, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

(a)  any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)  any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries (that is not an Inactive Subsidiary);

(c)  any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)  any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)  any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(f)  any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

(g)  any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

(h)  any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

(i)  any labor organization activity related to the Company or any of its Subsidiaries;

(j)  any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k)  any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

(l)  any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m)  any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n)  any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.9  Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, each of the Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a)  those resulting from taxes which have not yet become delinquent;

(b)  minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any such Subsidiaries, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Purchaser in such property; and

(c)  those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Purchaser therein.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and such Subsidiaries are, in the aggregate, in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company and such Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10  Intellectual Property.

(a)  Except as set forth on Schedule 4.10, each of the Company and each of its Subsidiaries (that is not an Inactive Subsidiary) owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and, to the Company’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of such Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)  Except as set forth in Schedule 4.10, neither the Company nor any of Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

(c)  The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries (that is not an Inactive Subsidiary), except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

4.11  Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (a) any term of its Charter or Bylaws, or (b) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (c), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Notes by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

4.12  Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation for which the Company has been served process or, to the Company’s knowledge, currently threatened or pending against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

4.13  Tax Returns and Payments. Each of the Company and each of its Subsidiaries (that is not an Inactive Subsidiary) has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any such Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 4.13, neither the Company nor any of such Subsidiaries has been advised:

(a)  that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(b)  of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

4.14  Employees. Except as set forth on Schedule 4.14, neither the Company nor any of its Subsidiaries (that is not an Inactive Subsidiary) has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any such Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, neither the Company nor any such Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company’s knowledge, no employee of the Company or any such Subsidiaries, nor any consultant with whom the Company or any such Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any such Subsidiaries because of the nature of the business to be conducted by the Company or any such Subsidiaries; and to the Company’s knowledge the continued employment by the Company and such Subsidiaries of their present employees, and the performance of the Company’s and such Subsidiaries’ contracts with its independent contractors, will not result in any such violation. Neither the Company nor any such Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to the Company or any such Subsidiaries. Neither the Company nor any such Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company or any such Subsidiaries, no employee of the Company or any such Subsidiaries has been granted the right to continued employment by the Company or any such Subsidiaries or to any material compensation following termination of employment with the Company or any such Subsidiaries. Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any such Subsidiaries, nor does the Company or any such Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

4.15  Registration Rights and Voting Rights. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company’s or its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company’s knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

4.16  Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any provision of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the Principal Market (as hereafter defined) promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17  Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries. For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

(a)  materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

(b)  any petroleum products or nuclear materials.

4.18  Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.19  Full Disclosure. Each of the Company and each of its Subsidiaries has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Notes and Warrant, including all information the Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or any of its Subsidiaries were based on the Company’s and its Subsidiaries’ experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

4.20  Insurance. Each of the Company and each of its Subsidiaries (that is not an Inactive Subsidiary) has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

4.21  SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended (the “Exchange Act”). The Company has furnished the Purchaser copies of: (i) its Annual Reports on Form 10-K for its fiscal years ended December 31, 2005; and (ii) its Quarterly Reports on Form 10-Q for its fiscal quarter ended June 30, 2006, and the Form 8-K filings which it has made during the fiscal year 2006 to date (collectively, the “SEC Reports”). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.22  Listing. The Company’s Common Stock is listed or quoted, as applicable, on a Principal Market (as hereafter defined) and satisfies and at all times hereafter will satisfy, all requirements for the continuation of such listing or quotation, as applicable. The Company has not received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all requirements for such listing or quotation, as applicable. For purposes hereof, the term “Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ Global Markets System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

4.23  No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or such Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

4.24  Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or the Company has received an opinion of counsel that an exemption from registration is available, except as required by state and federal securities laws.

4.25  Dilution. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Convertible Note and exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

4.26  Patriot Act.The Company certifies that, to the best of Company’s knowledge, neither the Company nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and covenants that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchaser, to the extent that they are within the Company’s and/or its Subsidiaries’ control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations, warranties or covenants ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company shall provide the Purchaser all additional information regarding the Company or any of its Subsidiaries that the Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser’s investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

4.27  ERISA. Based upon the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder: (i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) each of the Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Company’s or such Subsidiary’s employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

4.28  Other Properties.The Company leases certain properties (the “Other Properties”) in Lathrop, California, Perris, California and without Owned Assets Phoenix, Arizona, identified with greater specificity on Schedule 4.28 hereto, on which none of the Company or it Subsidiaries (that is not an Inactive Subsidiary) stores or maintains any assets owned by the Company or such Subsidiaries.

5.  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1  No Shorting. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, to directly engage in “short sales” of the Company’s Common Stock as long as either Note shall be outstanding.

5.2  Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

(a)  as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)  as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.3  Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Notes and the Warrants to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of the Convertible Note and the exercise of the Warrant, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company’s and its Subsidiaries’ business, management and financial affairs and the terms and conditions of the Offering, the Notes, the Warrants and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

5.4  The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (a) an effective registration statement under the Securities Act; or (b) an exemption from registration is available with respect to such sale.

5.5  Acquisition for Own Account. The Purchaser is acquiring the Notes and Warrants and the Note Shares and the Warrant Shares for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.6  The Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Notes, the Warrants and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

5.7  Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.8  Legends.

(a)  The Convertible Note shall bear substantially the following legend:

“THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MODTECH HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)  The Note Shares and the Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MODTECH HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c)  Each Warrant shall bear substantially the following legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MODTECH HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

6.  Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

6.1  Stop-Orders. The Company will advise the Purchaser, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.2  Listing. The Company shall promptly secure the listing or quotation, as applicable, of the shares of Common Stock issuable upon conversion of the Convertible Note and upon the exercise of either or both Warrants on the Principal Market upon which shares of Common Stock are listed or quoted for trading, as applicable (subject to official notice of issuance) and shall maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so listed or quoted, as applicable. The Company will maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

6.3  Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

6.4  Reporting Requirements. The Company will deliver, or cause to be delivered, to the Purchaser each of the following, which shall be in form and detail acceptable to the Purchaser:

(a)  As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, each of the Company’s and each of its Subsidiaries’ (that is not an Inactive Subsidiary) audited financial statements with a report of independent certified public accountants of recognized standing selected by the Company and acceptable to the Purchaser (the “Accountants”), which annual financial statements shall be without qualification and shall include each of the Company’s and each of its Subsidiaries’ (that is not an Inactive Subsidiary) balance sheet as at the end of such fiscal year and the related statements of each of the Company’s and each of such Subsidiaries’ income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include the Company, each Subsidiary of the Company and each of their respective affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in each Note) and, if so, stating in reasonable detail the facts with respect thereto;

(b)  As soon as available and in any event within fifty-one (51) days after the end of each fiscal quarter of the Company, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Company and each of its Subsidiaries (that is not an Inactive Subsidiary) as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include all the Company, each such Subsidiary of the Company and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in each Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c)  As soon as available and in any event within thirty (30) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Company and its Subsidiaries (that is not an Inactive Subsidiary) as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Company, each such Subsidiary of the Company and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in each Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(d)  The Company shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination (for the purposes of the foregoing, “timely” shall be deemed to include any extension periods with respect to delivery of such reports expressly provided for in the Exchange Act). Promptly after (i) the filing thereof, copies of the Company’s most recent registration statements and annual, quarterly, monthly or other regular reports which the Company files with the SEC, and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Company shall send to its stockholders; and

(e)  The Company shall deliver, or cause the applicable Subsidiary of the Company to deliver, such other information as the Purchaser shall reasonably request.

6.5  Use of Funds. The Company shall use the proceeds of the sale of the Notes and the Warrant (i) to repay in full all obligations and liabilities of the Company to Bank of America and (ii) for general working capital purposes only.

6.6  Access to Facilities. Each of the Company and each of its Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company or any such Subsidiary (provided that no such prior notice shall be required to be given and no such representative of the Company or any such Subsidiary shall be required to accompany the Purchaser in the event the Purchaser believes such access is necessary to preserve or protect the Collateral (as defined in the Master Security Agreement) or following the occurrence and during the continuance of an Event of Default (as defined in the Notes)), to:

(a)  visit and inspect any of the properties of the Company or any such Subsidiaries;

(b)  examine the corporate and financial records of the Company or any such Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(c)  discuss the affairs, finances and accounts of the Company or any such Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

Notwithstanding the foregoing, neither the Company nor any such Subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

6.7  Taxes. Each of the Company and each of its Subsidiaries (that is not an Inactive Subsidiary) will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and such Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (a) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (b) such tax, assessment, charge or levy shall have no effect on the lien priority of the Purchaser in any property of the Company or any such Subsidiaries and (c) if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Company and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.8  Insurance. (a) The Company shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral (as defined in each of the Master Security Agreement, the Stock Pledge Agreement, the IP Security Agreement and each other security agreement entered into by the Company and/or any of its Subsidiaries (that is not an Inactive Subsidiary) for the benefit of the Purchaser) and the Company and each such Subsidiaries will, jointly and severally, bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for the Obligations (as defined in the Master Security Agreement).  Furthermore, the Company will insure or cause the Collateral to be insured in the Purchaser’s name as an additional insured and lender loss payee, with an appropriate loss payable endorsement in form and substance satisfactory to the Purchaser, against loss or damage by fire, flood, sprinkler leakage, theft, burglary, pilferage, loss in transit and other risks customarily insured against by companies in similar business similarly situated as the Company and such Subsidiaries including but not limited to workers compensation, public and product liability and business interruption, and such other hazards as the Purchaser shall reasonably specify in amounts and under insurance policies and bonds by insurers reasonably acceptable to the Purchaser and all premiums thereon shall be paid by the Company and the policies delivered to the Purchaser. If the Company or such Subsidiaries fails to obtain the insurance and in such amounts of coverage as otherwise required pursuant to this Section 6.8, the Purchaser may procure such insurance and the cost thereof shall be promptly reimbursed by the Company and shall constitute Obligations.

(b)  The Company’s insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any of its Subsidiaries (that is not an Inactive Subsidiary) and the insurer will provide the Purchaser with no less than thirty (30) days notice prior of cancellation;

(c)  The Purchaser, in connection with its status as a lender loss payee, will be assigned at all times to a first lien position until such time as all the Purchaser’s Obligations have been indefeasibly satisfied in full.

6.9  Intellectual Property. Each of the Company and each of its Subsidiaries (that is not an Inactive Subsidiary) shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.10  Properties. Each of the Company and each of its Subsidiaries (that is not an Inactive Subsidiary) will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of such Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.11  Confidentiality. The Company will not, and will not permit any of its Subsidiaries (that is not an Inactive Subsidiary) to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose the Purchaser’s identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

6.12  Required Approvals. (a) For so long as twenty-five percent (25%) of the aggregate principal amount of the Notes is outstanding, the Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to:

(i)  (A) directly or indirectly declare or pay any dividends, other than dividends paid to the Company or any of its wholly-owned Subsidiaries, (B) issue any preferred stock that is manditorily redeemable prior to the one year anniversary of the Maturity Date (as defined in each Note) or (C) redeem any of its preferred stock or other equity interests;

(ii)  other than with respect to any Inactive Subsidiary, liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company or any of its Subsidiaries dissolve, liquidate or merge with any other person or entity (unless, in the case of such a merger, the Company or, in the case of merger not involving the Company, such Subsidiary, as applicable, is the surviving entity);

(iii)  become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company’s or any of its Subsidiaries, right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

(iv)  materially alter or change the scope of the business of the Company and its Subsidiaries taken as a whole; or

(v)  (B) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment and trade fixtures (not in excess of five percent (5%) of the fair market value of the Company’s and its Subsidiaries’ assets)) whether secured or unsecured other than (1) the Company’s obligations owed to the Purchaser, (2) indebtedness set forth on Schedule 6.12(a)(v) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, and (3) any indebtedness incurred in connection with the purchase of assets (other than equipment) in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, so long as any lien relating thereto shall only encumber the fixed assets so purchased and no other assets of the Company or any of its Subsidiaries; (B) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any 12 month period; (C) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by the Company or any such Subsidiary thereof for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (v); and

(b)  The Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to, create or acquire any Subsidiary or revoke the dissolution of any Inactive Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company, the Company shall pledge to the Purchaser all shares of stock, limited partnership interests and/or membership interests, as the cause may be, owned by the Company in such Subsidiaries pursuant to a pledge agreement substantially in the form of Exhibit G hereto (as may be amended, modified or supplemented from time to time, the “Pledge Agreement”). (ii) such Subsidiary becomes a party to the Master Security Agreement, the Stock Pledge Agreement and a guaranty in favor of the Purchaser substantially in the form of Exhibit F hereto (as the same may be amended, modified and/or supplemented from time to time, the “Subsidiary Guaranty”) (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date.

6.13  Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in Section 5.8 above at such time as:

(a)  the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

(b)  upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the Purchaser and broker, if any.

6.14  Opinion. On the Closing Date, the Company will deliver to the Purchaser as such opinions requested by and acceptable to the Purchaser from the Company’s external legal counsel. The Company will provide, at the Company’s expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the conversion of the Convertible Note and exercise of either or both Warrants.

6.15  Margin Stock.The Company will not permit any of the proceeds of either Note or either Warrant to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

6.16  FIRPTA. Neither the Company, nor any of its Subsidiaries, is a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder and neither the Company nor any of its Subsidiaries shall at any time take any action or otherwise acquire any interest in any asset or property to the extent the effect of which shall cause the Company and/or such Subsidiary, as the case may be, to be a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder.

6.17  Additional Financing. The Company will not, and will not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity which limits the ability of the Purchaser to consummate any additional indebtedness and/or the sale or issuance of any equity interests of the Company or any of its Subsidiaries with the Company or any of its Subsidiaries.

6.18  Authorization and Reservation of Shares. The Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Convertible Note and exercise of either or both Warrants.

6.19  Minimum Account Availability and Unencumbered Cash Requirement. The Company shall at all times maintain (a) an Account Availability plus (b) Unencumbered Cash of greater than $9,000,000 in the aggregate (the “Availability Covenant”). The provisions of this Section 6.19 shall be subject to a cure equal five (5) Business Days from the occurrence of such failure to maintain the Availability Covenant or such other cure or grace period set forth in any other term or provision of this Agreement or any Related Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a)  “Accounts” means all “accounts”, as such term is defined in the UCC, now owned or hereafter acquired by the Company;

(b)  “Account Availability” means the net face amount of all Eligible Accounts multiplied by the Applicable Advance Rate for such category of Eligible Account set forth on Exhibit E hereto;

(c)  “Account Debtor” means any Person who is or may be obligated with respect to, or on account of, an Account;

(d)  “Chattel Paper” means all “chattel paper,” as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person;

(e)  “Eligible Accounts” means each Account consisting of a Dealer Receivable, Direct Non-Educational Receivable, Unbonded Classroom Receivable, Bonded Classroom Receivable and/or Permanent One Story Receivables (as such terms are defined on Exhibit E hereto) of each Company which conforms to the following criteria: (i) shipment of the merchandise or the rendition of services has been completed; (ii) no return, rejection or repossession of the merchandise has occurred; (iii) merchandise or services shall not have been rejected or disputed by the Account Debtor and there shall not have been asserted any offset, defense or counterclaim; (iv) continues to be in full conformity with the representations and warranties made by the Company to the Purchaser with respect thereto; (v) the Purchaser is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended as determined by the Purchaser in the good faith exercise of its commercially reasonable discretion; (vi) there are no facts existing or threatened which are likely to result in any adverse change in an Account Debtor’s financial condition; (vii) is documented by an invoice in a form utilized by the Company in accordance with its historical practices and shall not be unpaid more than ninety (90) days from invoice date; (viii) not more than twenty-five percent (25%) of the unpaid amount of invoices due from such Account Debtor remains unpaid more than ninety (90) days from invoice date; (ix) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of the Purchaser or represents a check in payment of an Account; (x) the Account Debtor is located in the United States; provided, however, the Purchaser may, from time to time, in the exercise of its sole discretion and based upon satisfaction of certain conditions to be determined at such time by the Purchaser, deem certain Accounts as Eligible Accounts notwithstanding that such Account is due from an Account Debtor located outside of the United States; (xi) other than in connection with Bonded Classroom Receivables, the Purchaser has a first priority perfected Lien in such Account and such Account is not subject to any Lien; (xii) in connection with Bonded Classroom Receivables, the Purchaser has a perfected Lien, second only to the Lien, if any, on such Account in favor of the person posting a bond on the Company’s behalf to secure the Company’s performance under the contract out of which the Bonded Classroom Receivable arose, and such Account is not subject to any other Lien; (xiii) does not arise out of transactions with any employee, officer, director, stockholder or Affiliate of any Company; (xiv) is payable to the Company; (xv) does not arise out of a bill and hold sale prior to shipment and does not arise out of a sale to any Person to which the Company is indebted; provided that only portion of such Account that is not subject to any offset shall be included in the calculation of Account Availability; (xvi) is net of any returns, discounts, claims, credits and allowances; (xvii) if the Account arises out of contracts between the Company, on the one hand, and the United States, on the other hand, any state, or any department, agency or instrumentality of any of them, the Company has so notified the Purchaser, in writing, prior to the creation of such Account, except for Accounts with schools, school districts, counties and other municipalities, and there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims Act; (xviii) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by the Company or work, labor and/or services rendered by the Company; (xix) does not arise out of progress billings prior to completion of the order, except to the extent the Account which represents a progress billing arises pursuant to a contract between the Company and the Account Debtor made pursuant to an authorized statements of value delivered under such contracts in accordance with the Company's historical practices and a fully executed copy of such contract has been received by the Purchaser(“Permitted Progress Billing”); (xx) the total unpaid Accounts from such Account Debtor does not exceed thirty-five percent (35%) of all Eligible Accounts; (xxi) the Company's right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever (for purposes hereof, Permitted Progress Billings are deemed to be an absolute right to payment); (xxii) the Company is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (xxiii) does not represent interest payments, late or finance charges owing to the Company, and (xxiv) is otherwise satisfactory to the Purchaser as determined by the Purchaser in the good faith exercise of its commercially reasonable discretion;

(f)  “Instruments” means all “instruments”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper;

(g)  “UCC” means the Uniform Commercial Code as the same may, from time to time be in effect in the State of New York; and

(h)  “Unencumbered Cash Amount” means all cash set forth as an asset on the Company’s most recent financial statements delivered to the Purchaser under and in accordance with the terms of Sections 6.4(a), (b) and (c) hereof, provided that in the event the Company fails to deliver to the Purchaser the financial statements required by and in accordance with the time frames provided for in Section 6.4, the term “Unencumbered Cash Amount” shall mean zero dollars ($0) unless and until such financial statements are delivered to Purchaser.

6.20  Prohibitions of Payment Under Subordinated Debt Documentation. Neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Purchaser, make any payments in respect of the indebtedness evidenced by the Subordinated Debt Documentation unless such payments are expressly permitted by the applicable Subordination Agreement. For the purposes hereof, “Subordination Agreement” shall mean the Intercreditor Agreement dated as of the date hereof among the Company, the Purchaser and Amphora Limited and each other agreement among the Company, the Purchaser and any applicable third party creditor pursuant to which all of the rights of such third party creditor as to the Company and/or the assets of the Company and all amounts owing to such third party creditor by the Company shall be subordinated in favor of and terms and provisions acceptable to the Purchaser, as each such agreement may be amended, modified and supplemented from time to time. The provisions of this Section 6.20 shall not be subject to any cure or grace period notwithstanding any term or provision of this Agreement or any Related Agreement to the contrary.

6.21  Inactive Subsidiaries. No Inactive Subsidiary shall obtain any assets, commence operations, incur income, or, if administratively dissolved, apply for revocation of such dissolution without the prior written consent of the Purchaser.

6.22  Other Properties. Neither the Company nor any of its Subsidiaries will store any assets at either of the Other Properties without previously providing to the Purchase an executed landlord/warehouseman consent in form satisfactory to the Purchaser in its sole discretion.

7.  Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

7.1  Confidentiality. The Purchaser will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.2  Non-Public Information. The Purchaser will not effect any sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

7.3  Limitation on Acquisition of Common Stock of the Company. Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and the Company, the Purchaser may not acquire stock in the Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Company, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by the Company to the Purchaser not to qualify as “portfolio interest” within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”). The Stock Acquisition Limitation shall automatically become null and void without any notice to the Company upon the earlier to occur of either (a) the Company’s delivery to the Purchaser of a Notice of Redemption (as defined in the Convertible Note) or (b) the existence of an Event of Default (as defined in each Note) at a time when the average closing price of the Company’s common stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Fixed Conversion Price (as defined in the Convertible Note).

8.  Covenants of the Company and the Purchaser Regarding Indemnification.

8.1  Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser’s officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which result, arise out of or are based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any such Subsidiaries and the Purchaser relating hereto or thereto.

8.2  Purchaser’s Indemnification. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which result, arise out of or are based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder or under any Related Agreement.

9.  Conversion of Convertible Note; Exercise of the Warrants.

9.1  Mechanics of Conversion.

(a)  Provided the Purchaser has notified the Company of the Purchaser’s intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) upon the conversion of the Convertible Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to the Purchaser following a request by the Purchaser) to assure that the Company’s transfer agent shall issue shares of the Company’s Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that after the Effectiveness Date (as defined in the Registration Rights Agreement) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

(b)  The Purchaser will give notice of its decision to exercise its right to convert the Convertible Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the “Notice of Conversion”). The Purchaser will not be required to surrender the Convertible Note until the Purchaser receives a credit to the account of the Purchaser’s prime broker through the DWAC system (as defined below), representing the Note Shares or until the Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a “Conversion Date.” Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel, if required, within one (1) business day of the date of the delivery to the Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Company of the Notice of Conversion (the “Conversion Delivery Date”).

(c)  The Company understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9.1 hereof beyond the Conversion Delivery Date could result in economic loss to the Purchaser. In the event that the Company fails to direct its transfer agent to deliver the Note Shares to the Purchaser via the DWAC system within the time frame set forth in Section 9.1(b) above and the Note Shares are not delivered to the Purchaser by the Conversion Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Note Shares in the form required pursuant to Section 9.1 hereof upon conversion of the Convertible Note in the amount equal to the greater of: (i) $500 per business day after the Conversion Delivery Date; or (ii) the Purchaser’s actual damages from such delayed delivery. The Company shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, for which such Conversion Notice was not timely honored.

9.2  Mechanics of Exercise.

(a)  Provided the Purchaser has notified the Company of the Purchaser’s intention to sell the Warrant Shares and the Warrant Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) upon the exercise of either or both Warrants or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to the Purchaser following a request by the Purchaser) to assure that the Company’s transfer agent shall issue shares of the Company’s Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 9.2(b) hereof and in such denominations to be specified representing the number of Warrant Shares issuable upon such exercise; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that after the Effectiveness Date (as defined in the Registration Rights Agreement) the Warrant Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Warrant Shares.

(b)  The Purchaser will give notice of its decision to exercise its right to exercise either or both Warrants or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be subscribed to the Company and its Exercise Price (as defined in each Warrant) to be paid therefor (the “Form of Subscription”). The Purchaser will not be required to surrender either or both Warrants until the Purchaser receives a credit to the account of the Purchaser’s prime broker through the DWAC system (as defined below), representing the Warrant Shares or until each Warrant has been fully exercised. Each date on which a Form of Subscription is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a “Exercise Date.” Pursuant to the terms of the Form of Subscription, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel, if required, within one (1) business day of the date of the delivery to the Company of the Form of Subscription and shall cause the transfer agent to transmit the certificates representing the Warrant Shares set forth in the applicable Form of Subscription to the Holder by crediting the account of the Purchaser’s prime broker with DTC through the DWAC system within three (3) business days after receipt by the Company of the Form of Subscription (the “Subscription Delivery Date”).

(c)  The Company understands that a delay in the delivery of the Warrant Shares in the form required pursuant to Section 9.2 hereof beyond the Subscription Delivery Date could result in economic loss to the Purchaser. In the event that the Company fails to direct its transfer agent to deliver the Warrant Shares to the Purchaser via the DWAC system within the time frame set forth in Section 9.2(b) above and the Warrant Shares are not delivered to the Purchaser by the Subscription Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Warrant Shares in the form required pursuant to Section 9.2 hereof upon exercise of either or both Warrants in the amount equal to the greater of: (i) $500 per business day after the Delivery Date; or (ii) the Purchaser’s actual damages from such delayed delivery. The Company shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such exercise, and shall be calculated as the amount by which (A) the Purchaser’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate amount of the Exercise Price for the applicable Warrant, for which such Form of Subscription was not timely honored.

10.  Registration Rights.

10.1  Registration Rights Granted. The Company hereby grants registration rights to the Purchaser pursuant to the Registration Rights Agreement.

10.2  Offering Restrictions. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company (these exceptions hereinafter referred to as the “Excepted Issuances”), neither the Company nor any of its Subsidiaries will, prior to the full repayment of the Term Note and the full repayment or conversion of the Convertible Note (together with all accrued and unpaid interest and fees related thereto), issue, or enter into any agreement to issue, any securities with a variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement).

11.  Miscellaneous.

11.1  Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)  THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(b)  THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 11.9 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)  THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

11.2  Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

11.3  Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the obligations arising hereunder, under the Notes and under the other Related Agreements.

11.4  Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Purchaser shall not be permitted to assign its rights hereunder or under any Related Agreement to a competitor of the Company unless an Event of Default (as defined in each Note) has occurred and is continuing.

11.5  Entire Agreement; Maximum Interest. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchaser and thus refunded to the Company.

11.6  Amendment and Waiver.

(a)  This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

(b)  The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(c)  The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

11.7  Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.8  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a)  upon personal delivery to the party to be notified;

(b)  when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c)  three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d)  one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:	Modtech Holdings Inc. 2830 Barrett Avenue Perris, California 92571 Attention: Chief Financial Officer Facsimile: 951-943-9655
with a copy to:
Haddan & Zepfel LLP 500 Newport Center Drive, Suite 580 Newport Beach, California 92660 Attention: Robert Zepfel, Esq. Facsimile: 949-706-6060
If to the Purchaser, to:	Laurus Master Fund, Ltd. c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House George Town South Church Street Grand Cayman, Cayman Islands Facsimile: 345-949-8080
with a copy to:
Portfolio Services Laurus Capital Management, LLC 825 Third Avenue, 17th Floor New York, NY 10022 Facsimile: 212-541-4410
and:
Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Attention: Scott Giordano, Esq. Facsimile: 212-504-2669

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

11.9  Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.10  Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.11  Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

11.12  Broker’s Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

11.13  Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY: MODTECH HOLDINGS, INC.

By:	/s/

Name Title

PURCHASER: LAURUS MASTER FUND, LTD.

By:	/s/

Name Title

EXHIBIT A-1

FORM OF SECURED CONVERTIBLE NOTE

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MODTECH HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED CONVERTIBLE TERM NOTE

FOR VALUE RECEIVED, MODTECH HOLDINGS, INC., a Delaware corporation (the “Company”), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the “Holder”) or its registered assigns or successors in interest, the sum of Five Million Dollars ($5,000,000), together with any accrued and unpaid interest hereon, on October 31, 2009 (the “Maturity Date”) if not sooner indefeasibly paid in full.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and the Holder (as amended, modified and/or supplemented from time to time, the “Purchase Agreement”).

The following terms shall apply to this Secured Convertible Term Note (this “Note”):

ARTICLE I
CONTRACT RATE AND AMORTIZATION

1.1  Contract Rate. Subject to Sections 4.2 and 5.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two and one-half percent (2.5%) (the “Contract Rate”). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate as announced in the Wall Street Journal. The Contract Rate shall not at any time be less than eight percent (8%). Interest shall be (a) calculated on the basis of a 360 day year, and (b) payable monthly, in arrears, commencing on November 1, 2006, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2  Contract Rate Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date and shall be subject to adjustment as set forth herein.

1.3  Principal Payments. Amortizing payments of the Principal Amount shall be made by the Company on February 28, 2007 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an “Amortization Date”). Subject to Article III below, commencing on the first Amortization Date, the Company shall make monthly payments to the Holder on each Amortization Date, each such payment in the amount of $104,166.66 together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the “Monthly Amount”). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.

ARTICLE II
CONVERSION AND REDEMPTION

2.1  Payment of Monthly Amount.

(a)  Payment in Cash or Common Stock. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to Section 3.2) is required to be paid in cash pursuant to Section 2.1(b), then the Company shall pay the Holder an amount in cash equal to 100% of the Monthly Amount (or such portion of such Monthly Amount to be paid in cash) due and owing to the Holder on the Amortization Date. If the Monthly Amount (or a portion of such Monthly Amount if not all of the Monthly Amount may be converted into shares of Common Stock pursuant to Section 3.2) is required to be paid in shares of Common Stock pursuant to Section 2.1(b), the number of such shares to be issued by the Company to the Holder on such Amortization Date (in respect of such portion of the Monthly Amount converted into shares of Common Stock pursuant to Section 2.1(b)), shall be the number determined by dividing (i) the portion of the Monthly Amount converted into shares of Common Stock, by (ii) the then applicable Fixed Conversion Price. For purposes hereof, subject to Section 3.6 hereof, the “Fixed Conversion Price” means (a) $5.96, which price shall apply to the first $1,666,668 of the Principal Amount, (b) $6.23, which price shall apply to the next $1,666,666 of the Principal Amount, or (c) $7.69, which price shall apply to the remaining $1,666,666 of the Principal Amount.

(b)  Monthly Amount Conversion Conditions. Subject to Sections 2.1(a), 2.2, and 3.2 hereof, the Holder shall convert into shares of Common Stock all or a portion of the Monthly Amount due on each Amortization Date if the following conditions (the “Conversion Criteria”) are satisfied: (i) the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding such Amortization Date shall be greater than or equal to one hundred eighteen percent (118%) of the Fixed Conversion Price and (ii) the amount of such conversion does not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the period of twenty-two (22) trading days immediately preceding and including such Amortization Date. If subsection (i) of the Conversion Criteria is met but subsection (ii) of the Conversion Criteria is not met as to the entire Monthly Amount, the Holder shall convert only such part of the Monthly Amount that meets subsection (ii) of the Conversion Criteria. Any portion of the Monthly Amount due on an Amortization Date that the Holder has not been able to convert into shares of Common Stock due to the failure to meet the Conversion Criteria, shall be paid in cash by the Company at the rate of 100% of the Monthly Amount otherwise due on such Amortization Date, within three (3) business days of such Amortization Date.

2.2  No Effective Registration. Notwithstanding anything to the contrary herein, the Company shall not be permitted to pay any part of its obligations to the Holder hereunder in shares of Common Stock if (a) there fails to exist an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the shares of Common Stock to be issued in connection with such payment or (b) an Event of Default (as hereinafter defined) exists and is continuing, unless such Event of Default is cured within any applicable cure period or otherwise waived in writing by the Holder.

2.3  Optional Redemption in Cash. The Company may prepay this Note (“Optional Redemption”) by paying to the Holder a sum of money equal to one hundred twenty-four percent (124%) of the aggregate amount of (a) the Principal Amount outstanding and (b) the principal amount outstanding pursuant to that certain Secured Term Note dated as of the date hereof, made by the Company in favor of the Holder, in the original principal amount of $10,000,000, at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Term Note, the Purchase Agreement or any other Related Agreement (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below). The Company shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be seven (7) business days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (as hereinafter defined) or for conversions elected to be made by the Holder pursuant to Article III during the Redemption Period. The Redemption Amount shall be determined as if the Holder’s conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

ARTICLE III
HOLDER’S CONVERSION RIGHTS

3.1  Optional Conversion. Subject to the terms set forth in this Article III, the Holder shall have the right, but not the obligation, to convert all or any portion of the issued and outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of Common Stock at the Fixed Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as, the “Conversion Shares.”

3.2  Conversion Limitation. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (a) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (b) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 4.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 4.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.   For purposes of the proviso to the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (a) of such proviso.  The limitations set forth herein (x) may be waived by the Holder upon provision of no less than sixty-one (61) days prior notice to the Company and (y) shall automatically become null and void (i) following notice to the Company upon the occurrence and during the continuance of an Event of Default, or (ii) upon receipt by the Holder of a Notice of Redemption, except that at no time shall the number of shares of Common Stock beneficially owned by the Holder exceed 19.99% of the outstanding shares of Common Stock. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holder at a price below $5.35 per share pursuant to the terms of this Note, the Purchase Agreement, any Related Agreement or otherwise, shall not exceed an aggregate of 3,811,864 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the “Maximum Common Stock Issuance”), unless the issuance of Common Shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Note, the Purchase Agreement, any Related Agreement or otherwise, together with the number of shares of Common Stock that would then be issuable by the Company to the Holder in the event of a conversion pursuant to the terms of this Note, the Purchase Agreement, any Related Agreement (as defined in the Purchase Agreement) or otherwise, would exceed the Maximum Common Stock Issuance but for this Section 3.2, the Company shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance.

3.3  Mechanics of Holder’s Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit A hereto (appropriate completed) (“Notice of Conversion”) to the Company and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Company within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel, if required, within one (1) business day of the date of the delivery to the Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Company of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

3.4  Late Payments. The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, in addition to all other rights and remedies which the Holder may have under this Note, applicable law or otherwise, the Company shall pay late payments to the Holder for any late issuance of Conversion Shares in the form required pursuant to this Article II upon conversion of this Note, in the amount equal to $500 per business day after the Delivery Date. The Company shall make any payments incurred under this Section in immediately available funds upon demand.

3.5  Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price. In the event of any conversions of a portion of the outstanding Principal Amount pursuant to this Article III, such conversions shall be deemed to constitute conversions of the outstanding Principal Amount applying to Monthly Amounts for the remaining Amortization Dates in chronological order.

3.6  Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to this Note shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this conversion right remains outstanding, as follows:

(a)  Reclassification. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after, such reclassification or other change at the sole election of the Holder.

(b)  Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Company in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

3.7  Reservation of Shares. During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Conversion Shares upon the full conversion of this Note and the Warrant. The Company represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note.

3.8  Registration Rights. The Holder has been granted registration rights with respect to the Conversion Shares as set forth in the Registration Rights Agreement.

3.9  Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article IV of this Note, the Company shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

ARTICLE IV
EVENTS OF DEFAULT

4.1  Events of Default. The occurrence of any of the following events set forth in this Section 4.1 shall constitute an event of default (“Event of Default”) hereunder:

(a)  Failure to Pay. The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Company fails to pay any of the other Obligations (under and as defined in the Master Security Agreement) when due, and, in any such case, such failure shall continue for a period of three (3) Business Days following the date upon which any such payment was due.

(b)  Breach of Covenant. The Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after the occurrence thereof.

(c)  Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by the Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made.

(d)  Default Under Other Agreements. The occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of the Company or any of its Subsidiaries in excess of $200,000 in the aggregate (including, without limitation, the indebtedness evidenced by the Subordinated Debt Documentation) beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

(e)  Default Under Subordinated Debt Documentation. The Company or any of its Subsidiaries shall take or participate in any action which is prohibited under the provisions of any subordination agreement (each, a “Subordination Agreement”) entered into in connection with any indebtedness, including, without limitation, any and all indebtedness owing by Company or any of its Subsidiaries to Amphora Limited, an exempt company organized under the laws of the Cayman Islands, the evidenced by the Subordinated Debt Documentation (all such indebtedness, “Subordinated Debt”) among the Company, Laurus and the lender of such Subordinated Debt (or make any payment on the Subordinated Debt to a Person that was not entitled to receive such payments under the provisions of the applicable Subordination Agreement.

(f)  Material Adverse Effect. Any change or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect;

(g)  Bankruptcy. The Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(h)  Judgments. Attachments or levies in excess of $200,000 in the aggregate are made upon the Company or any of its Subsidiary’s assets or a judgment is rendered against the Company’s property involving a liability of more than $500,000 which shall not have been vacated, discharged, stayed or bonded within forty (40) days from the entry thereof;

(i)  Insolvency. The Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(j)  Change of Control. A Change of Control (as defined below) shall occur with respect to the Company, unless Holder shall have expressly consented to such Change of Control in writing. A “Change of Control” shall mean any event or circumstance as a result of which (i) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 51% or more on a fully diluted basis of the then outstanding voting equity interest of the Company, (ii) the Board of Directors of the Company shall cease to consist of a majority of the Company’s board of directors on the date hereof (or of directors appointed by a majority of the Board of Directors in effect immediately prior to such appointment) or (iii) the Company or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

(k)  Indictment; Proceedings. The indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceeding against the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company or any of its Subsidiaries;

(l)  The Purchase Agreement and Related Agreements. (i) An Event of Default shall occur under and as defined in the Purchase Agreement or any other Related Agreement, (ii) the Company or any of its Subsidiaries shall breach any term or provision of the Purchase Agreement or any other Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of twenty (20) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, the Purchase Agreement or any Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement or (v) the Purchase Agreement or any Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

(m)  Stop Trade. An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice; or

(n)  Failure to Deliver Common Stock or Replacement Note. The Company’s failure to deliver Common Stock to the Holder pursuant to and in the form required by this Note and the Purchase Agreement and, if such failure to deliver Common Stock shall not be cured within two (2) business days or the Company is required to issue a replacement Note to the Holder and the Company shall fail to deliver such replacement Note within seven (7) business days.

4.2  Default Interest. Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on the outstanding principal balance of this Note in an amount equal to two percent (2%) per month, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

4.3  Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment (“Default Payment”). The Default Payment shall be one hundred ten percent (110%) of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default Payment shall be due and payable immediately on the date that the Holder has demanded payment of the Default Payment pursuant to this Section 4.3.

ARTICLE V
MISCELLANEOUS

5.1  Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof until the date this Note is indefeasibly paid in full and irrevocably terminated.

5.2  Cumulative Remedies. The remedies under this Note shall be cumulative.

5.3  Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.4  Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for the Holder, with a copy to Laurus Capital Management, LLC, Attn: Portfolio Services, 825 Third Avenue, 17th Floor, New York, New York 10022, facsimile number (212) 541-4410, or at such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Company pursuant to the Purchase Agreement.

5.5  Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

5.6  Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

5.7  Cost of Collection. In case of any Event of Default under this Note, the Company shall pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

5.8  Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)  THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)  THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

5.9  Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

5.10  Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

5.11  Security Interest and Guarantee. The Holder has been granted a security interest (a) in certain assets of the Company and its Subsidiaries as more fully described in the Master Security Agreement dated as of the date hereof and various mortgages covering the real property owned by the Company and (b) in the equity interests of the Company’s Subsidiaries pursuant to the Stock Pledge Agreement dated as of the date hereof. The obligations of the Company under this Note are guaranteed by certain Subsidiaries of the Company pursuant to the Subsidiary Guaranty dated as of the date hereof.

5.12  Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.13  Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (a) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (b) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

IN WITNESS WHEREOF, the Company has caused this Secured Convertible Term Note to be signed in its name effective as of this 31st day of October, 2006.

MODTECH HOLDINGS, INC.

By:	/s/

Name Title

WITNESS:
By:	/s/

Name Title

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Secured Convertible Term Note into Common Stock)

Modtech Holdings, Inc.
2830 Barrett Avenue
Perris, California 92571

The undersigned hereby converts $_________ of the principal due on [specify applicable Repayment Date] under the Secured Convertible Term Note dated as of October 31, 2006 (the “Note”) issued by Modtech Holdings, Inc. (the “Company”) by delivery of shares of Common Stock of the Company (“Shares”) on and subject to the conditions set forth in the Note.

1.  Date of Conversion_______________________

2.  Shares To Be Delivered:_______________________

[HOLDER]

By:	/s/

Name Title

EXHIBIT A-2

FORM OF SECURED TERM NOTE

SECURED TERM NOTE

FOR VALUE RECEIVED, MODTECH HOLDINGS, INC., a Delaware corporation (the “Company”), promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the “Holder”) or its registered assigns or successors in interest, the sum of Thirteen Million Dollars ($13,000,000), together with any accrued and unpaid interest hereon, on October 31st, 2009 (the “Maturity Date”) if not sooner indefeasibly paid in full.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Holder (as amended, modified and/or supplemented from time to time, the “Purchase Agreement”).

The following terms shall apply to this Secured Term Note (this “Note”):

ARTICLE I
CONTRACT RATE AND AMORTIZATION

1.1  Contract Rate. Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus three and three-quarters percent (3.75%) (the “Contract Rate”). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate is announced in The Wall Street Journal. The Contract Rate shall not at any time be less than eight percent (8%). Interest shall be (a) calculated on the basis of a 360 day year, and (b) payable monthly, in arrears, commencing on November 1, 2006, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2  Contract Rate Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date and shall be subject to adjustment as set forth herein.

1.3  Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the “Principal Amount”) shall be made by the Company on February 28, 2007 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an “Amortization Date”). Commencing on the first Amortization Date, the Company shall make monthly payments to the Holder on each Amortization Date, each such payment in the amount of $270,833.33 together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the “Monthly Amount”). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.

ARTICLE II
REDEMPTION

2.1  Optional Redemption in Cash. The Company may prepay this Note (“Optional Redemption”) by paying to the Holder a sum of money equal to one hundred twenty-four percent (124%) of the aggregate amount of (a) the Principal Amount outstanding and (b) the principal amount outstanding pursuant to that certain Secured Convertible Term Note dated as of the date hereof, made by the Company in favor of the Holder, in the original principal amount of $5,000,000, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Related Agreement (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below). The Company shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be within seven (7) business days after the date of the Notice of Redemption (the “Redemption Period”). On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

ARTICLE III
EVENTS OF DEFAULT

3.1  Events of Default. The occurrence of any of the following events set forth in this Section 3.1 shall constitute an event of default (“Event of Default”) hereunder:

(a)  Failure to Pay. The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Company fails to pay any of the other Obligations (under and as defined in the Master Security Agreement) when due, and, in any such case, such failure shall continue for a period of three (3) Business Days following the date upon which any such payment was due.

(b)  Breach of Covenant. The Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after the occurrence thereof.

(c)  Breach of Representations and Warranties. Any representation, warranty or statement made or furnished by the Company or any of its Subsidiaries in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made.

(d)  Default Under Other Agreements. The occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of the Company or any of its Subsidiaries in excess of $200,000 in the aggregate (including, without limitation, the indebtedness evidenced by the Subordinated Debt Documentation) beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

(e)  Default Under Subordinated Debt Documentation. The Company or any of its Subsidiaries shall take or participate in any action which is prohibited under the provisions of any subordination agreement (each, a “Subordination Agreement”) entered into in connection with any indebtedness, including, without limitation, any and all indebtedness owing by Company or any of its Subsidiaries to Amphora Limited, an exempt company organized under the laws of the Cayman Islands, evidenced by the Subordinated Debt Documentation (all such indebtedness, “Subordinated Debt”) among the Company, Laurus and the lender of such Subordinated Debt (or make any payment on the Subordinated Debt to a Person that was not entitled to receive such payments under the provisions of the applicable Subordination Agreement..

(f)  Material Adverse Effect. Any change or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect;

(g)  Bankruptcy. The Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(h)  Judgments. Attachments or levies in excess of $200,000 in the aggregate are made upon the Company or any of its Subsidiary’s assets or a judgment is rendered against the Company’s property involving a liability of more than $500,000 which shall not have been vacated, discharged, stayed or bonded within forty (40) days from the entry thereof;

(i)  Insolvency. The Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(j)  Change of Control. A Change of Control (as defined below) shall occur with respect to the Company, unless Holder shall have expressly consented to such Change of Control in writing. A “Change of Control” shall mean any event or circumstance as a result of which (i) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 51% or more on a fully diluted basis of the then outstanding voting equity interest of the any Company, (ii) the Board of Directors of the Company shall cease to consist of a majority of the Company’s Board of Directors on the date hereof (or directors appointed by a majority of the Board of Directors in effect immediately prior to such appointment) or (iii) the Company or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

(k)  Indictment; Proceedings. The indictment of the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceeding against the Company or any of its Subsidiaries or any executive officer of the Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company or any of its Subsidiaries;

(l)  The Purchase Agreement and Related Agreements. (i) An Event of Default shall occur under and as defined in the Purchase Agreement or any other Related Agreement, (ii) the Company or any of its Subsidiaries shall breach any term or provision of the Purchase Agreement or any other Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of twenty (20) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, the Purchase Agreement or any Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement or (v) the Purchase Agreement or any Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

3.2  Default Interest. Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on the outstanding principal balance of this Note in an amount equal to two percent (2%) per month, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

3.3  Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment (“Default Payment”). The Default Payment shall be one hundred five percent (105%) of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note. The Default Payment shall be due and payable immediately on the date that the Holder has demanded payment of the Default Payment pursuant to this Section 3.3.

ARTICLE IV
MISCELLANEOUS

4.1  Issuance of New Note. Upon any partial redemption of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been paid as of such date. Subject to the provisions of Article III of this Note, the Company shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

4.2  Cumulative Remedies. The remedies under this Note shall be cumulative.

4.3  Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.4  Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for the Holder, with a copy to Laurus Capital Management, LLC, Attn: Portfolio Services, 825 Third Avenue, 17th Floor, New York, New York 10022, facsimile number (212) 541-4410, or at such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto.

4.5  Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

4.6  Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

4.7  Cost of Collection. In case of any Event of Default under this Note, the Company shall pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

4.8  Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)  THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)  THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

4.9  Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.10  Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

4.11  Security Interest and Guarantee. The Holder has been granted a security interest (a) in certain assets of the Company and its Subsidiaries as more fully described in the Master Security Agreement dated as of the date hereof and various mortgages covering the real property owned by the Company and (b) in the equity interests of the Company’s Subsidiaries pursuant to the Stock Pledge Agreement dated as of the date hereof. The obligations of the Company under this Note are guaranteed by certain Subsidiaries of the Company pursuant to the Subsidiary Guaranty dated as of the date hereof.

4.12  Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

4.13  Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (a) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (b) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

IN WITNESS WHEREOF, the Company has caused this Secured Term Note to be signed in its name effective as of this 31st day of October, 2006.

MODTECH HOLDINGS, INC.

By:	/s/

Name Title

WITNESS:
By:	/s/

Name Title

EXHIBIT B-1

FORM OF WARRANT FOR 1,540,697 SHARES OF COMMON STOCK

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MODTECH HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase up to 1,540,697 Shares of Common Stock of

Modtech Holdings, Inc.

(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT
No. 2	Issue Date: October 31, 2006

MODTECH HOLDINGS, INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, LAURUS MASTER FUND, LTD., or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business October 31, 2013 (the “Expiration Date”), up to 1,540,697 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $0.01 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)  The term “Company” shall include Modtech Holdings, Inc. and any person or entity which shall succeed, or assume the obligations of, Modtech Holdings, Inc. hereunder.

(b)  The term “Common Stock” includes (i) the Company’s Common Stock, par value $0.01 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)  The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(d)  The “Exercise Price” applicable under this Warrant shall be as follows:

(i)  a price of $7.82 for the first 770,349 shares acquired hereunder; and

(ii)  a price of $7.31 for any additional shares acquired hereunder.

1.  Exercise of Warrant.

1.1.  Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2.  Fair Market Value. For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)  If the Company’s Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the Global or Capital Market of The Nasdaq Stock Market, Inc.(“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(b)  If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD Over the Counter Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(c)  Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d)  If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

1.3.  Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

1.4.  Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of this Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Holder or Holder such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2.  Procedure for Exercise.

2.1.  Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.2.  Exercise. Payment shall be made either in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

3.  Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1.  Reorganization, Consolidation, Merger, Etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, if applicable, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2.  Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1 to the extent the Holder has exercised the warrant following the transfer of assets, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder (the “Trustee”).

3.3.  Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company’s securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

4.  Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 4). Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value of the Common Stock.

5.  Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

6.  Reservation of Stock, Etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

7.  Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, the provision of a legal opinion from the Transferor’s counsel (at the Company’s expense) that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.  Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.  Registration Rights. The Holder has been granted certain registration rights by the Company. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Holder dated as of the date hereof, as the same may be amended, modified and/or supplemented from time to time.

10.  Maximum Exercise. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (a) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (b) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 4.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 4.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.   For purposes of the proviso to the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (a) of such proviso.  The limitations set forth herein (x) may be waived by the Holder upon provision of no less than sixty-one (61) days prior notice to the Company and (y) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Purchase Agreement dated as of the date hereof among the Holder and the Company (as amended, modified, restated and/or supplemented from time to time, the “Purchase Agreement”)), except that at no time shall the number of shares of Common Stock beneficially owned by the Holder exceed 19.99% of the outstanding shares of Common Stock. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holder at a price below $5.35 per share pursuant to the terms of this Warrant, the Purchase Agreement, any Related Agreement (as defined in the Purchase Agreement) or otherwise, shall not exceed an aggregate of 3,811,864 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the “Maximum Common Stock Issuance”), unless the issuance of Common Shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Warrant, the Purchase Agreement, any Related Agreement or otherwise, together with the number of shares of Common Stock that would then be issuable by the Company to the Holder in the event of a conversion pursuant to the terms of this Warrant, the Purchase Agreement, any Related Agreement or otherwise, would exceed the Maximum Common Stock Issuance but for this Section 10, the Company shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance.

11.  Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12.  Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.  Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

14.  Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

MODTECH HOLDINGS, INC.

By:	/s/

Name Title

WITNESS:
By:	/s/

Name Title

Exhibit A

FORM OF SUBSCRIPTION

(To Be Signed Only On Exercise Of Warrant)

TO: Modtech Holdings, Inc.

Attention: Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):
________ shares of the Common Stock covered by such Warrant; or
the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):
$__________ in lawful money of the United States; and/or

the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2.2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________ whose address is ___________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Date:	By:	/s/
(Signature must conform to name of holder as specified on the face of the Warrant)
Address:

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Modtech Holdings, Inc. into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Modtech Holdings, Inc. with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

SIGNED IN THE PRESENCE OF:

Date:	By:	/s/
(Signature must conform to name of holder as specified on the face of the Warrant)
Name Address

ACCEPTED AND AGREED: [TRANSFEREE]
By:	/s/

Name

EXHIBIT B-2

FORM OF WARRANT FOR 581,395 SHARES OF COMMON STOCK

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MODTECH HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase up to 581,395 Shares of Common Stock of

Modtech Holdings, Inc.

(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT
No. 1	Issue Date: October 31, 2006

MODTECH HOLDINGS, INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, LAURUS MASTER FUND, LTD., or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business October 31, 2013 (the “Expiration Date”), up to 581,395 fully paid and nonassessable shares of Common Stock (as hereinafter defined), $0.01 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)  The term “Company” shall include Modtech Holdings, Inc. and any person or entity which shall succeed, or assume the obligations of, Modtech Holdings, Inc. hereunder.

(a)  The term “Common Stock” includes (i) the Company’s Common Stock, par value $0.01 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(b)  The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(c)  The “Exercise Price” applicable under this Warrant shall be a price of $5.69 for any additional shares acquired hereunder.

1.  Exercise of Warrant.

1.1.  Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2.  Fair Market Value. For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)  If the Company’s Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or Capital Market of The Nasdaq Stock Market, Inc.(“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(b)  If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD Over the Counter Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(c)  Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d)  If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

1.3.  Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

1.4.  Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of this Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Holder or Holder such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2.  Procedure for Exercise.

2.1.  Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.2.  Exercise. Payment shall be made either in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

3.  Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1.  Reorganization, Consolidation, Merger, Etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, if applicable, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2.  Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1 to the extent the Holder has exercised the warrant following the transfer of assets, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder (the “Trustee”).

3.3.  Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company’s securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

4.  Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 4). Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value of the Common Stock.

5.  Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

6.  Reservation of Stock, Etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

7.  Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, the provision of a legal opinion from the Transferor’s counsel (at the Company’s expense) that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.  Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.  Registration Rights. The Holder has been granted certain registration rights by the Company. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Holder dated as of the date hereof, as the same may be amended, modified and/or supplemented from time to time.

10.  Maximum Exercise. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (a) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (b) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 4.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 4.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.   For purposes of the proviso to the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (a) of such proviso.  The limitations set forth herein (x) may be waived by the Holder upon provision of no less than sixty-one (61) days prior notice to the Company and (y) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Purchase Agreement dated as of the date hereof among the Holder and the Company (as amended, modified, restated and/or supplemented from time to time, the “Purchase Agreement”)), except that at no time shall the number of shares of Common Stock beneficially owned by the Holder exceed 19.99% of the outstanding shares of Common Stock. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holder at a price below $5.35 per share pursuant to the terms of this Warrant, the Purchase Agreement, any Related Agreement (as defined in the Purchase Agreement) or otherwise, shall not exceed an aggregate of 3,811,864 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the “Maximum Common Stock Issuance”), unless the issuance of Common Shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company’s shareholders. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Warrant, the Purchase Agreement, any Related Agreement or otherwise, together with the number of shares of Common Stock that would then be issuable by the Company to the Holder in the event of a conversion pursuant to the terms of this Warrant, the Purchase Agreement, any Related Agreement or otherwise, would exceed the Maximum Common Stock Issuance but for this Section 10, the Company shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance.

11.  Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

12.  Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.  Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

14.  Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

MODTECH HOLDINGS, INC.

By:	/s/

Name Title

WITNESS:
By:	/s/

Name Title

Exhibit A

FORM OF SUBSCRIPTION

(To Be Signed Only On Exercise Of Warrant)

TO: Modtech Holdings, Inc.

Attention: Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):
________ shares of the Common Stock covered by such Warrant; or
the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):
$__________ in lawful money of the United States; and/or

the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2.2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________ whose address is ___________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Date:	By:	/s/
(Signature must conform to name of holder as specified on the face of the Warrant)
Address:

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Modtech Holdings, Inc. into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Modtech Holdings, Inc. with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

SIGNED IN THE PRESENCE OF:

Date:	By:	/s/
(Signature must conform to name of holder as specified on the face of the Warrant)
Name Address

ACCEPTED AND AGREED: [TRANSFEREE]
By:	/s/

Name

EXHIBIT C

FORM OF OPINION

Omitted

EXHIBIT D

FORM OF ESCROW AGREEMENT

FUNDS ESCROW AGREEMENT

This Agreement (this “Agreement”) is dated as of the 31st day October 2006 among Modtech Holdings, Inc., a Delaware corporation (the “Company”), Laurus Master Fund, Ltd. (the “Purchaser”), Bank of America, N.A., a national banking association (“BOA”), Amphora Limited (“Amphora”) and Loeb & Loeb LLP (the “Escrow Agent”):

W I T N E S S E T&#16 0;H:

WHEREAS, the Purchaser has advised the Escrow Agent that (a) the Company and the Purchaser have entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for the sale by the Company to the Purchaser of a secured convertible term note (the “Convertible Note”) and a secured non-convertible term note (the “Term Note” and, together with the Convertible Note, the “Notes”), (b) the Company has issued to the Purchaser two common stock purchase warrants (the “Warrants”) in connection with the issuance of the Notes, and (c) the Company and the Purchaser have entered into a Registration Rights Agreement covering the registration of the Company’s common stock underlying the Convertible Note and the Warrants (the “Registration Rights Agreement”);

WHEREAS, the Company is currently indebted to BOA and Amphora and certain of the proceeds of the Notes will be used to pay in whole, in the case of BOA, or in part, in the case of Amphora, of such indebtedness, in each case in accordance with the terms of the Disbursement Letter;

WHEREAS, the Company, BOA, Amphora and the Purchaser, as applicable, wish to deliver to the Escrow Agent copies of the Documents (as hereafter defined) and the Purchaser wishes to deliver the Escrowed Payment (as hereafter defined), in each case, to be held and released by Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I
INTERPRETATION

1.1.  Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below.

(a)  “Agreement” means this Agreement, as amended, modified and/or supplemented from time to time by written agreement among the parties hereto.

(b)  “Closing Payment” means the closing payment to be paid to Laurus Capital Management, LLC, the fund manager, as set forth on Schedule A hereto.

(c)  “Disbursement Letter” means that certain letter delivered to the Escrow Agent by the Company, acceptable in form and substance to the Purchaser, setting forth wire instructions and amounts to be funded at the Closing.

(d)  “Documents” means copies of the Disbursement Letter, the Securities Purchase Agreement, the Notes, the Warrants, the Payoff Letters and the Registration Rights Agreement.

(e)  “Escrowed Payment” means $18,000,000.

(f)  “Payoff Letters” means that certain letter agreement among BOA, the Purchaser and the Company attached hereto as Exhibit A and that certain letter agreement between Amphora and the Company attached hereto as Exhibit B.

1.2.  Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the arrangement with the Escrow Agent and supersedes all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written with respect to the arrangement with the Escrow Agent. There are no warranties, representations and other agreements made by the parties in connection with the arrangement with the Escrow Agent except as specifically set forth in this Agreement.

1.3.  Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4.  Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, in each case only by a written instrument signed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5.  Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6.  Law Governing this Agreement; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. With respect to any suit, action or proceeding relating to this Agreement or to the transactions contemplated hereby (“Proceedings”), each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the County of New York, State of New York and the United States District court located in the county of New York in the State of New York. Each party hereto hereby irrevocably and unconditionally (a) waives trial by jury in any Proceeding relating to this Agreement and for any related counterclaim and (b) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. As between the Company and the Purchaser, the prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, then the remainder of this Agreement shall not be affected and shall remain in full force and effect.

1.7.  Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

ARTICLE II
APPOINTMENT OF AND DELIVERIES TO THE ESCROW AGENT

2.1.  Appointment. The Company, BOA, Amphora and the Purchaser hereby irrevocably designate and appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent by its execution and delivery of this Agreement hereby accepts such appointment under the terms and conditions set forth herein.

2.2.  Copies of Documents to Escrow Agent. On or about the date hereof, the Purchaser, BOA, Amphora and the Company shall deliver to the Escrow Agent copies of the Documents executed by such parties.

2.3.  Delivery of Escrowed Payment to Escrow Agent. Following the satisfaction of all closing conditions relating to the Documents (other than the receipt of the Amphora Notice (as defined below) and the funding of the Escrowed Payment), the Purchaser shall deliver to the Escrow Agent the Escrowed Payment. At such time, the Escrow Agent shall hold the Escrowed Payment as agent for the Company, subject to the terms and conditions of this Agreement.

2.4.  Intention to Create Escrow Over the Escrowed Payment. The Purchaser, BOA, Amphora and the Company intend that the Escrowed Payment shall be held in escrow by the Escrow Agent and released from escrow by the Escrow Agent only in accordance with the terms and conditions of this Agreement.

ARTICLE III
RELEASE OF ESCROW

3.1.  Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Escrowed Payment from escrow as follows:

(a)  Upon receipt by the Escrow Agent of (i) oral instructions from David Grin and/or Eugene Grin (each of whom is a director of the Purchaser) consenting to the release of the Escrowed Payment from escrow in accordance with the Disbursement Letter following the Escrow Agent’s receipt of the Escrowed Payment which such instructions Laurus acknowledges shall be provided solely upon the satisfaction of items (ii), (iii) and (iv) below, (ii) the Documents, (iii) the Escrowed Payment, and (iv) written notice in the form of Exhibit C hereof from Amphora of its receipt of $5,000,000 (“the “US Bank Cash”) from U.S. Bank (the “Amphora Notice”), which notice shall be given by Amphora upon receipt of such funds, the Escrowed Payment shall promptly be disbursed in accordance with the Disbursement Letter. The Disbursement Letter shall include, without limitation, Escrow Agent’s authorization to retain from the Escrowed Payment Escrow Agent’s fee for acting as Escrow Agent hereunder and the Closing Payment for delivery to Laurus Capital Management, LLC in accordance with the Disbursement Letter. Upon satisfaction of items (ii) and (iii) above, Escrow Agent shall notify BOA in writing (which may be by e-mail) of the satisfaction of such items. The Company hereby agrees that (i) BOA’s consent to the release of the US Bank Cash to Amphora shall become effective only after BOA has received such notice from the Escrow Agent and (ii) Amphora’s Payoff Letter shall become effective only after Amphora has received the US Bank Cash.

(b)  Upon receipt by the Escrow Agent (before the disbursement of the Escrowed Payment as set forth in Section 3.1(a)), of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”) relating to the Escrowed Payment, the Escrow Agent shall remit the Escrowed Payment in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order is a court of competent jurisdiction and that the Court Order is final and non-appealable.

3.2.  Acknowledgement of Company and Purchaser; Disputes. The Company, BOA, Amphora and the Purchaser acknowledge that the only terms and conditions upon which the Escrowed Payment is to be released from escrow are as set forth in Sections 3 and 4 of this Agreement. The Company, BOA, Amphora and the Purchaser reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Payment. Any dispute with respect to the release of the Escrowed Payment shall be resolved pursuant to Section 4.2 or by written agreement among the Company, BOA, Amphora and Purchaser.

ARTICLE IV
CONCERNING THE ESCROW AGENT

4.1.  Duties and Responsibilities of the Escrow Agent. The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a)  The Purchaser, BOA, Amphora and the Company acknowledge and agree that the Escrow Agent (i) shall not be required to inquire into whether the Purchaser, BOA, Amphora the Company or any other party is entitled to receipt of any Document or all or any portion of the Escrowed Payment; (ii) shall not be called upon to construe or review any Document or any other document, instrument or agreement entered into in connection therewith; (iii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (v) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (vi) shall not be responsible for the identity, authority or rights of any person, firm or company executing or delivering or purporting to execute or deliver this Agreement or any Document or any funds deposited hereunder or any endorsement thereon or assignment thereof; (vii) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (viii) may consult counsel satisfactory to Escrow Agent (including, without limitation, Loeb & Loeb, LLP or such other counsel of Escrow Agent’s choosing), the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)  The Purchaser, BOA, Amphora and the Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Purchaser, BOA, Amphora and the Company hereby, jointly and severally, indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives from and against any and all actions taken or omitted to be taken by Escrow Agent or any of them hereunder and any and all claims, losses, liabilities, costs, damages and expenses suffered and/or incurred by the Escrow Agent arising in any manner whatsoever out of the transactions contemplated by this Agreement and/or any transaction related in any way hereto, including the fees of outside counsel and other costs and expenses of defending itself against any claims, losses, liabilities, costs, damages and expenses arising in any manner whatsoever out the transactions contemplated by this Agreement and/or any transaction related in any way hereto, except for such claims, losses, liabilities, costs, damages and expenses incurred by reason of the Escrow Agent’s gross negligence or willful misconduct. The Escrow Agent shall owe a duty only to the Purchaser, BOA, Amphora and the Company under this Agreement and to no other person.

(c)  The Purchaser, Amphora and the Company shall jointly and severally reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including counsel fees (which counsel may be Loeb & Loeb LLP or such other counsel of the Escrow Agent’s choosing) incurred in connection with the performance of its duties and responsibilities hereunder, which shall not (subject to Section 4.1(b)) exceed $4,000.

(d)  The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) business days prior written notice of resignation to the Purchaser, BOA, Amphora and the Company. Prior to the effective date of resignation as specified in such notice, the Purchaser, BOA, Amphora and Company will issue to the Escrow Agent a joint instruction authorizing delivery of the Documents and the Escrowed Payment to a substitute Escrow Agent selected by the Purchaser, BOA, Amphora and the Company. If no successor Escrow Agent is named by the Purchaser, BOA, Amphora and the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and deposit the Documents and the Escrowed Payment with the clerk of any such court, and/or otherwise commence an interpleader or similar action for a determination of where to deposit the same.

(e)  The Escrow Agent does not have and will not have any interest in the Documents and the Escrowed Payment, but is serving only as escrow agent, having only possession thereof.

(f)  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be Loeb & Loeb, LLP or such other counsel of the Escrow Agent’s choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except to the extent any such liability arose from its own willful misconduct or gross negligence.

(g)  This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(h)  The Escrow Agent shall be permitted to act as counsel for the Purchaser, BOA, Amphora or the Company, as the case may be, in any dispute as to the disposition of the Documents and the Escrowed Payment, in any other dispute between the Purchaser and the Company, whether or not the Escrow Agent is then holding the Documents and/or the Escrowed Payment and continues to act as the Escrow Agent hereunder.

(i)  The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.  Dispute Resolution; Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)  If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Documents and/or the Escrowed Payment, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Documents and the Escrowed Payment pending receipt of a joint instruction from the Purchaser, BOA, Amphora and the Company, (ii) commence an interpleader or similar action, suit or proceeding for the resolution of any such dispute; and/or (iii) deposit the Documents and the Escrowed Payment with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Purchaser, BOA, Amphora and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Documents and the Escrowed Payment. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel which such counsel may be Loeb & Loeb LLP or such other counsel of the Escrow Agent’s choosing.

(b)  The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Purchaser, BOA, Amphora and the Company or to any other person, firm, company or entity by reason of such compliance.

ARTICLE V
GENERAL MATTERS

5.1.  Termination. This escrow shall terminate upon disbursement of the Escrowed Payment in accordance with the terms of this Agreement or earlier upon the agreement in writing of the Purchaser, BOA, Amphora and the Company or resignation of the Escrow Agent in accordance with the terms hereof.

5.2.  Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day:

(a)	If to the Company, to:	Modtech Holdings, Inc.
2830 Barrett Avenue Perris, California 92571 Fax: (951) 943-9655 Attention: Chief Financial Officer
	With a copy to:	Haddan & Zepfel LLP 500 Newport Center Drive, Suite 580 Newport, California 92660 Fax: (949) 706-6060 Attention: Robert J. Zepfel, Esq.
(b)	If to the Purchaser, to:	Laurus Master Fund, Ltd. M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House South Church Street, George Town Grand Cayman, Cayman Islands Fax: (345) 949-8080 Attention: John Tucker, Esq.
(c)	If to BOA, to:	Bank of America, N.A. 55 South Lake Avenue, Suite 900 Pasadena, California Fax: (626) 397-1273 Attention: Scott Ward
(d)	If to Amphora, to:	Amphora Limited c/o Amaranth Advisors L.L.C. One American Lane Greenwich, CT 06831 Fax: (203) 422-3350 Attention: General Counsel
(e)	If to the Escrow Agent, to:	Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Fax: (212) 407-4990 Attention: Scott J. Giordano, Esq.
or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3.  Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.

5.4.  Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5.  Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6.  Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. This Agreement may be executed by facsimile transmission.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY: MODTECH HOLDINGS, INC.

By:	/s/

Name Title

PURCHASER: LAURUS MASTER FUND, LTD.

By:	/s/

Name Title

BOA: BANK OF AMERICA, N.A.

By:	/s/

Name Title

AMPHORA: AMPHORA LIMITED (Amaranth Advisors L.L.C.)

By:	/s/

Name Title

ESCROW AGENT: LOEB & LOEB LLP

By:	/s/

Name Title

SCHEDULE A TO FUNDS ESCROW AGREEMENT

PURCHASER	PRINCIPAL NOTE AMOUNT
LAURUS MASTER FUND, LTD., M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands Fax: 345-949-8080	Term Note in an aggregate principal amount of $13,000,000 Secured Convertible Note in an aggregate principal amount of $5,000,000
TOTAL	$18,000,000

FUND MANAGER	CLOSING PAYMENT
LAURUS CAPITAL MANAGEMENT, L.L.C. 825 Third Avenue, 14th Floor New York, New York 10022 Fax: 212-541-4434	Closing payment payable in connection with investment by Laurus Master Fund, Ltd. for which Laurus Capital Management, L.L.C. is the Manager.
TOTAL	$657,000
WARRANTS

WARRANT RECIPIENT	WARRANTS IN CONNECTION WITH OFFERING
LAURUS MASTER FUND, LTD. M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands Fax: 345-949-8080
Warrant exercisable into 1,540,697 shares of common stock of the Company issuable in connection with the Notes.
Warrant exercisable into 581,395 shares of common stock of the Company issuable in connection with the Notes

TOTAL	Warrants exercisable into 2,122,092 shares of common stock of the Company

EXHIBIT A TO FUNDS ESCROW AGREEMENT

BANK OF AMERICA, N.A. EXECUTED PAYOFF LETTER

EXHIBIT B TO FUNDS ESCROW AGREEMENT

AMARANTH ADVISORS L.L.C. EXECUTED PAYOFF LETTER

EXHIBIT C TO FUNDS ESCROW AGREEMENT

FORM OF NOTICE OF RECEIPT OF FUNDS

AMPHORA LIMITED
c/o AMARANTH ADVISORS L.L.C.
One American Lane
Greenwich, CT 06831

October__, 2006

Loeb & Loeb, LLP
345 Park Avenue
New York, New York 10154
Attention: Scott Giordano

Re: Receipt of Funds

Ladies and Gentlemen:

In accordance with the terms of Section 3.1(a)(iv) of the Funds Escrow Agreement (the “Escrow Agreement”) dated as of October 31, 2006 among Modtech Holdings, Inc. (“Modtech”), Bank of America, N.A., Laurus Master Fund, Ltd., Amaranth Advisors L.L.C., the trading advisor for Amphora Limited (“Amphora”), and Loeb & Loeb, LLP as escrow agent (“L&L”), Amphora is hereby notifying L&L that:

(a) it is in receipt of $5,000,000 of funds from U.S. Bank in connection with the drawing by Amphora of that certain letter of credit issued upon the application of Modtech by U.S. Bank for the benefit of Amphora; and

(b) its Payoff Letter (as defined in the Escrow Agreement), previously delivered to L&L, is hereby deemed effective and released from escrow.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Any signature delivered by facsimile transmission shall be deemed an original signature hereto.

Very truly yours,

AMPHORA LIMITED AMARANTH ADVISORS L.L.C.

/s/

Name Title

EXHIBIT E

ACCOUNT AVAILABILITY

	Applicable Advance Rate (based on Number of Days from Date of Invoice)
Category of Eligible Accounts	0 to 30	31 to 60	61 to 90
Dealer Receivables	90%	90%	90%
Direct Non-Educational Receivables	85%	85%	85%
Unbonded Classroom Receivables	85%	85%	85%
Bonded Classroom Receivables	65%	50%	50%
Permanent One-Story Receivables	50%	50%	50%
Permanent Two-Story Receivables	0%	0%	0%

For the purposes of the foregoing, the following terms have the following meanings:

“Dealer Receivables” shall mean any account receivable arising from a sale of a relocatable modular building, whether such building is being used for commercial, educational or governmental purposes, by the Company to an authorized third-party dealer for the further sale, lease or distribution to the end user of such building.

“Direct Non-Educational Receivables” shall mean any account receivable arising from the sale by the Company of a relocatable modular building, to the end user of such building where such end user is not a school, school district or other government entity which is purchasing such building for educational use.

“Unbonded Classroom Receivables” shall mean any account receivable arising from the sale by the Company of a relocatable modular building, such building being used for educational purposes, to the end user of such building where such end user is a school, school district or other government entity which is purchasing such building for educational use and where such school, school district or other government entity did not require the Company to post a bond on the Company’s behalf to secure the Company’s performance under the contract out of which the Unbonded Classroom Receivable arose.

“Bonded Classroom Receivables” shall mean any account receivable arising from the sale by the Company of a relocatable modular building, such building being used for educational purposes, to the end user of such building where such end user is a school, school district or other government entity which is purchasing such building for educational use and where such school, school district or other government entity did require the Company to post a bond on the Company’s behalf to secure the Company’s performance under the contract out of which the Bonded Classroom Receivable arose.

“Permanent One-Story Receivables” shall mean any account receivable arising from the sale by the Company of a single story, non-relocatable modular building, whether such building is being used for commercial, educational, governmental or other purposes, to the end user of such building.

“Permanent Two-Story Receivables” shall mean any account receivable arising from the sale by the Company of a two story, non-relocatable modular building, whether such building is being used for commercial, educational, governmental or other purposes, to the end user of such building.

EXHIBIT F

FORM OF SUBSIDIARY GUARANTY

New York, New York_____________, 20__

FOR VALUE RECEIVED, and in consideration of note purchases from, loans made or to be made or credit otherwise extended or to be extended by Laurus Master Fund, Ltd. (“Laurus”) to or for the account of Modtech Holdings, Inc., a Delaware corporation (“Debtor”), from time to time and at any time and for other good and valuable consideration and to induce Laurus, in its discretion, to purchase such notes, make such loans or other extensions of credit and to make or grant such renewals, extensions, releases of collateral or relinquishments of legal rights as Laurus may deem advisable, each of the undersigned (and each of them if more than one, the liability under this Guaranty being joint and several) (jointly and severally referred to as “Guarantors” or “the undersigned”) unconditionally guaranties to Laurus, its successors, endorsees and assigns the prompt payment when due (whether by acceleration or otherwise) of all present and future obligations and liabilities of any and all kinds of Debtor to Laurus and of all instruments of any nature evidencing or relating to any such obligations and liabilities upon which Debtor or one or more parties and Debtor is or may become liable to Laurus, whether incurred by Debtor as maker, endorser, drawer, acceptor, guarantors , accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and however or whenever acquired by Laurus, whether arising under, out of, or in connection with (i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Debtor and Laurus (the “Securities Purchase Agreement”) and (ii) each Related Agreement referred to in the Securities Purchase Agreement (the Securities Purchase Agreement and each Related Agreement, as each may be amended, modified, restated or supplemented from time to time, are collectively referred to herein as the “Documents”), or any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, or any other indebtedness, obligations or liabilities of the Debtor to Laurus, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (all of which are herein collectively referred to as the “Obligations”), and irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against Debtor under Title 11, United States Code, including, without limitation, obligations or indebtedness of Debtor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case. Terms not otherwise defined herein shall have the meaning assigned such terms in the Securities Purchase Agreement. In furtherance of the foregoing, the undersigned hereby agrees as follows:

1.  No Impairment. Laurus may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the undersigned, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Obligations or increase or decrease the interest rate thereon, or any other agreement with Debtor or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Laurus and Debtor or any such other party or person, or make any election of rights Laurus may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally (any of the foregoing, an “Insolvency Law”) without in any way impairing or affecting this Guaranty. This Guaranty shall be effective regardless of the subsequent incorporation, merger or consolidation of Debtor, or any change in the composition, nature, personnel or location of Debtor and shall extend to any successor entity to Debtor, including a debtor in possession or the like under any Insolvency Law.

2.  Guaranty Absolute. Subject to Section 5(c) hereof, each of the undersigned jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of the Documents and/or any other document, instrument or agreement creating or evidencing the Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Debtor with respect thereto. Guarantors hereby knowingly accept the full range of risk encompassed within a contract of “continuing guaranty” which risk includes the possibility that Debtor will contract additional indebtedness for which Guarantors may be liable hereunder after Debtor’s financial condition or ability to pay its lawful debts when they fall due has deteriorated, whether or not Debtor has properly authorized incurring such additional indebtedness. The undersigned acknowledge that (i) no oral representations, including any representations to extend credit or provide other financial accommodations to Debtor, have been made by Laurus to induce the undersigned to enter into this Guaranty and (ii) any extension of credit to the Debtor shall be governed solely by the provisions of the Documents. The liability of each of the undersigned under this Guaranty shall be absolute and unconditional, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Documents or any other instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (b) any lack of validity or enforceability of any Document or other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (c) any furnishing of any additional security to Laurus or its assignees or any acceptance thereof or any release of any security by Laurus or its assignees, (d) any limitation on any party’s liability or obligation under the Documents or any other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof or any invalidity or unenforceability, in whole or in part, of any such document, instrument or agreement or any term thereof, (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Debtor, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not the undersigned shall have notice or knowledge of any of the foregoing, (f) any exchange, release or nonperfection of any collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the undersigned. Any amounts due from the undersigned to Laurus shall bear interest until such amounts are paid in full at the highest rate then applicable to the Obligations. Obligations include post-petition interest whether or not allowed or allowable. Notwithstanding anything contained herein to the contrary, the Purchaser acknowledges, based upon the representations and warranties made by the Company and its Subsidiaries under Section 4.2 of the Securities Purchase Agreement, that the Subsidiaries of the Company set forth on Schedule 4.1 thereto have either dissolved, suspended operations and/or filed for their corporate charters to be revolved and such occurrences shall not constitute a breach under this guaranty.

3.  Waivers.

(a)  This Guaranty is a guaranty of payment and not of collection. Laurus shall be under no obligation to institute suit, exercise rights or remedies or take any other action against Debtor or any other person or entity liable with respect to any of the Obligations or resort to any collateral security held by it to secure any of the Obligations as a condition precedent to the undersigned being obligated to perform as agreed herein and each of the Guarantors hereby waives any and all rights which it may have by statute or otherwise which would require Laurus to do any of the foregoing. Each of the Guarantors further consents and agrees that Laurus shall be under no obligation to marshal any assets in favor of Guarantors, or against or in payment of any or all of the Obligations. The undersigned hereby waives all suretyship defenses and any rights to interpose any defense, counterclaim or offset of any nature and description which the undersigned may have or which may exist between and among Laurus, Debtor and/or the undersigned with respect to the undersigned’s obligations under this Guaranty, or which Debtor may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Obligations), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.

(b)  Each of the undersigned further waives (i) notice of the acceptance of this Guaranty, of the making of any such loans or extensions of credit, and of all notices and demands of any kind to which the undersigned may be entitled, including, without limitation, notice of adverse change in Debtor’s financial condition or of any other fact which might materially increase the risk of the undersigned and (ii) presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notices of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

(c)  Notwithstanding any payment or payments made by the undersigned hereunder, or any setoff or application of funds of the undersigned by Laurus, the undersigned shall not be entitled to be subrogated to any of the rights of Laurus against Debtor or against any collateral or guarantee or right of offset held by Laurus for the payment of the Obligations, nor shall the undersigned seek or be entitled to seek any contribution or reimbursement from Debtor in respect of payments made by the undersigned hereunder, until all amounts owing to Laurus by Debtor on account of the Obligations are indefeasibly paid in full and Laurus’ obligation to extend credit pursuant to the Documents has been irrevocably terminated. If, notwithstanding the foregoing, any amount shall be paid to the undersigned on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and Laurus’ obligation to extend credit pursuant to the Documents shall not have been terminated, such amount shall be held by the undersigned in trust for Laurus, segregated from other funds of the undersigned, and shall forthwith upon, and in any event within two (2) business days of, receipt by the undersigned, be turned over to Laurus in the exact form received by the undersigned (duly endorsed by the undersigned to Laurus, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Laurus may determine, subject to the provisions of the Documents. Any and all present and future debts and obligations of Debtor to any of the undersigned are hereby waived and postponed in favor of, and subordinated to the full payment and performance of, all present and future Obligations of Debtor to Laurus.

4.  Security. All sums at any time to the credit of the undersigned and any property of the undersigned in Laurus’ possession or in the possession of any bank, financial institution or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, Laurus (each such entity, an “Affiliate”) shall be deemed held by Laurus or such Affiliate, as the case may be, as security for any and all of the undersigned’s obligations to Laurus and to any Affiliate of Laurus, no matter how or when arising and whether under this or any other instrument, agreement or otherwise.

5.  Representations and Warranties. Each of the undersigned hereby jointly and severally represents and warrants (all of which representations and warranties shall survive until all Obligations are indefeasibly satisfied in full and the Documents have been irrevocably terminated), that:

(a)  Corporate Status. It is a corporation, partnership or limited liability company, as the case may be, duly formed, validly existing and in good standing under the laws of its jurisdiction of formation indicated on the signature page hereof and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged.

(b)  Authority and Execution. It has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary corporate, partnership or limited liability company, as the case may be, action to authorize the execution, delivery and performance of this Guaranty.

(c)  Legal, Valid and Binding Character. This Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor’s rights and general principles of equity that restrict the availability of equitable or legal remedies.

(d)  Violations. The execution, delivery and performance of this Guaranty will not violate any requirement of law applicable to it or any contract, agreement or instrument to which it is a party or by which it or any of its property is bound or result in the creation or imposition of any mortgage, lien or other encumbrance other than in favor of Laurus on any of its property or assets pursuant to the provisions of any of the foregoing, which, in any of the foregoing cases, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(e)  Consents or Approvals. Other than those consents set forth on Schedule 5(e) hereto which have been previously obtained, no consent of any other person or entity (including, without limitation, any creditor of the undersigned) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty by it, except to the extent that the failure to obtain any of the foregoing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f)  Litigation. No litigation, arbitration, investigation or administrative proceeding of or before any court, arbitrator or governmental authority, bureau or agency is currently pending or, to the best of its knowledge, threatened (i) with respect to this Guaranty or any of the transactions contemplated by this Guaranty or (ii) against or affecting it, or any of its property or assets, which, in each of the foregoing cases, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(g)  Financial Benefit. It has derived or expects to derive a financial or other advantage from each and every loan, advance or extension of credit made under the Documents or other Obligation incurred by the Debtor to Laurus.

(h)  Solvency. As of the date of this Guaranty, (a) the fair saleable value of its assets exceeds its liabilities and (b) it is meeting its current liabilities as they mature.

Notwithstanding anything contained herein to the contrary, the Purchaser acknowledges, based upon the representations and warranties made by the Company and its Subsidiaries under Section 4.2 of the Securities Purchase Agreement, that the Subsidiary of the Company set forth on Schedule 4.1 thereto have either dissolved, suspended operations and/or filed for their corporate charters to be revolved and such occurrences shall not constitute a breach under this guaranty.

6.  Acceleration.

(a)  If any breach of any covenant or condition or other event of default shall occur and be continuing under any agreement made by Debtor or any of the undersigned to Laurus, or either Debtor or any of the undersigned should at any time become insolvent, or make a general assignment, or if a proceeding in or under any Insolvency Law shall be filed or commenced by, or in respect of, any of the undersigned, or if a notice of any lien, levy, or assessment is filed of record with respect to any assets of any of the undersigned by the United States of America or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon any assets of the undersigned in Laurus’ possession, or otherwise, any and all Obligations shall for purposes hereof, at Laurus’ option, be deemed due and payable without notice notwithstanding that any such Obligation is not then due and payable by Debtor.

(b)  Each of the undersigned will promptly notify Laurus of any default by such undersigned in its respective performance or observance of any term or condition of any agreement to which the undersigned is a party if the effect of such default is to cause, or permit the holder of any obligation under such agreement to cause, such obligation to become due prior to its stated maturity and, if such an event occurs, Laurus shall have the right to accelerate such undersigned’s obligations hereunder.

7.  Payments from Guarantors. Laurus, in its sole and absolute discretion, with or without notice to the undersigned, may apply on account of the Obligations any payment from the undersigned or any other guarantors, or amounts realized from any security for the Obligations, or may deposit any and all such amounts realized in a non-interest bearing cash collateral deposit account to be maintained as security for the Obligations.

8.  Costs. The undersigned shall pay on demand, all costs, fees and expenses (including expenses for legal services of every kind) relating or incidental to the enforcement or protection of the rights of Laurus hereunder or under any of the Obligations.

9.  No Termination. This is a continuing irrevocable guaranty and shall remain in full force and effect and be binding upon the undersigned, and each of the undersigned’s successors and assigns, until all of the Obligations have been indefeasibly paid in full and Laurus’ obligation to extend credit pursuant to the Documents has been irrevocably terminated. If any of the present or future Obligations are guarantied by persons, partnerships or entities in addition to the undersigned, the death, release or discharge in whole or in part or the bankruptcy, merger, consolidation, incorporation, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of any undersigned under this Guaranty.

10.  Recapture. Anything in this Guaranty to the contrary notwithstanding, if Laurus receives any payment or payments on account of the liabilities guaranteed hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any Insolvency Law, common law or equitable doctrine, then to the extent of any sum not finally retained by Laurus, the undersigned’s obligations to Laurus shall be reinstated and this Guaranty shall remain in full force and effect (or be reinstated) until payment shall have been made to Laurus, which payment shall be due on demand.

11.  Books and Records. The books and records of Laurus showing the account between Laurus and Debtor shall be admissible in evidence in any action or proceeding, shall be binding upon the undersigned for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

12.  No Waiver. No failure on the part of Laurus to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Laurus of any right, remedy or power hereunder preclude any other or future exercise of any other legal right, remedy or power. Each and every right, remedy and power hereby granted to Laurus or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Laurus at any time and from time to time.

13.  Waiver of Jury Trial. EACH OF THE UNDERSIGNED DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH OF THE UNDERSIGNED HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS, AND/OR ANY OF THE UNDERSIGNED ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY, ANY DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

14.  Governing Law; Jurisdiction. THIS GUARANTY CANNOT BE CHANGED OR TERMINATED ORALLY, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE UNDERSIGNED HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY OF THE UNDERSIGNED, ON THE ONE HAND, AND LAURUS, ON THE OTHER HAND, PERTAINING TO THIS GUARANTY OR ANY OF THE DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OF THE DOCUMENTS; PROVIDED, THAT EACH OF THE UNDERSIGNED ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE LAURUS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LAURUS. EACH OF THE UNDERSIGNED EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH UNDERSIGNED HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE UNDERSIGNED HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH UNDERSIGNED IN ACCORDANCE WITH SECTION 18 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH UNDERSIGNED’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

15.  Understanding With Respect to Waivers and Consents. Each Guarantor warrants and agrees that each of the waivers and consents set forth in this Guaranty is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor otherwise may have against the Debtor, Laurus or any other person or entity or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

16.  Severability. To the extent permitted by applicable law, any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.  Amendments, Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the undersigned therefrom shall in any event be effective unless the same shall be in writing executed by each of the undersigned directly affected by such amendment and/or waiver and Laurus.

18.  Notice. All notices, requests and demands to or upon the undersigned, shall be in writing and shall be deemed to have been duly given or made (a) when delivered, if by hand, (b) three (3) days after being sent, postage prepaid, if by registered or certified mail, (c) when confirmed electronically, if by facsimile, or (d) when delivered, if by a recognized overnight delivery service in each event, to the numbers and/or address set forth beneath the signature of the undersigned.

19.  Successors. Laurus may, from time to time, without notice to the undersigned, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or rights under this Guaranty. Without limiting the generality of the foregoing, Laurus may assign, or grant participations to, one or more banks, financial institutions or other entities all or any part of any of the Obligations. In each such event, Laurus, its Affiliates and each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations shall have the right to enforce this Guaranty, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such right. Laurus shall have an unimpaired right to enforce this Guaranty for its benefit with respect to that portion of the Obligations which Laurus has not disposed of, sold, assigned, or otherwise transferred.

20.  Joinder. It is understood and agreed that any person or entity that desires to become a Guarantor hereunder, or is required to execute a counterpart of this Guaranty after the date hereof pursuant to the requirements of any Document, shall become a Guarantor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to Laurus, (y) delivering supplements to such exhibits and annexes to such Documents as Laurus shall reasonably request and (z) taking all actions as specified in this Guaranty as would have been taken by such such Guarantor had it been an original party to this Guaranty, in each case with all documents required above to be delivered to Laurus and with all documents and actions required above to be taken to the reasonable satisfaction of Laurus.

21.  Release. Nothing except indefeasible payment in full of the Obligations shall release any of the undersigned from liability under this Guaranty.

22.  Remedies Not Exclusive. The remedies conferred upon Laurus in this Guaranty are intended to be in addition to, and not in limitation of any other remedy or remedies available to Laurus.

23.  Limitation of Obligations under this Guaranty. Each Guarantor and Laurus (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and Laurus (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors (including this Guaranty), result in the Obligations of such Guarantor under this Guaranty in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned as of the date and year here above written.

[SUBSIDIARY]

By:	/s/

Name Title Address Telephone Facsimile State of Formation

[SUBSIDIARY]

By:	/s/

Name Title Address Telephone Facsimile State of Formation

EXHIBIT G

FORM OF STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this “Agreement”), dated as of _____ __, 20__, among Laurus Master Fund, Ltd. (the “Pledgee”), Modtech Holdings, Inc., a Delaware corporation (the “Company”), and each of the other undersigned parties (other than the Pledgee) (the Company and each such other undersigned party, a “Pledgor” and collectively, the “Pledgors”).

BACKGROUND

The Company has entered into a Securities Purchase Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreement”) pursuant to which the Pledgee provides or will provide certain financial accommodations to the Company and certain subsidiaries of the Company.

In order to induce the Pledgee to provide or continue to provide the financial accommodations described in the Securities Purchase Agreement, each Pledgor has agreed to pledge and grant a security interest in the collateral described herein to the Pledgee on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  Defined Terms. All capitalized terms used herein which are not defined shall have the meanings given to them in the Securities Purchase Agreement.

2.  Pledge and Grant of Security Interest. To secure the full and punctual payment and performance of (the following clauses (a) and (b), collectively, the “Obligations”) (a) the obligations under the Securities Purchase Agreement and the Related Agreements referred to in the Securities Purchase Agreement (the Securities Purchase Agreement and the Related Agreements, as each may be amended, restated, modified and/or supplemented from time to time, collectively, the “Documents”) and (b) all other obligations and liabilities of each Pledgor to the Pledgee whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such in any case commenced by or against any Pledgor under Title 11, United States Code, including, without limitation, obligations of each Pledgor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case), each Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Pledgee in all of the following (the “Collateral”):

(a)  the shares of stock set forth on Schedule A annexed hereto and expressly made a part hereof (together with any additional shares of stock or other equity interests acquired by any Pledgor, the “Pledged Stock”), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

(b)  all additional shares of stock of any issuer (each, an “Issuer”) of the Pledged Stock from time to time acquired by any Pledgor in any manner, including, without limitation, stock dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(c)  all options and rights, whether as an addition to, in substitution of or in exchange for any shares of any Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such options and rights.

3.  Delivery of Collateral. All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Pledgee. Each Pledgor hereby authorizes the Issuer upon demand by the Pledgee to deliver any certificates, instruments or other distributions issued in connection with the Collateral directly to the Pledgee, in each case to be held by the Pledgee, subject to the terms hereof. Upon the occurrence and during the continuance of an Event of Default (as defined below), the Pledgee shall have the right, during such time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Stock. In addition, the Pledgee shall have the right at such time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

4.  Representations and Warranties of each Pledgor. Each Pledgor jointly and severally represents and warrants to the Pledgee (which representations and warranties shall be deemed to continue to be made until all of the Obligations have been paid in full and each Document and each agreement and instrument entered into in connection therewith has been irrevocably terminated) that:

(a)  the execution, delivery and performance by each Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to any Pledgor;

(b)  this Agreement constitutes the legal, valid, and binding obligation of each Pledgor enforceable against each Pledgor in accordance with its terms;

(c)  (i) all Pledged Stock owned by each Pledgor is set forth on Schedule A hereto and (ii) each Pledgor is the direct and beneficial owner of each share of the Pledged Stock;

(d)  all of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable;

(e)  no consent or approval of any person, corporation, governmental body, regulatory authority or other entity, is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Pledgee of any rights with respect to the Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder;

(f)  there are no pending or, to the best of Pledgor’s knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral;

(g)  each Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Pledgee in accordance with the terms of this Agreement;

(h)  each Pledgor owns each item of the Collateral and, except for the pledge and security interest granted to Pledgee hereunder, the Collateral shall be, immediately following the closing of the transactions contemplated by the Documents, free and clear of any other security interest, mortgage, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, “Liens”);

(i)  there are no restrictions on transfer of the Pledged Stock contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties;

(j)  none of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(k)  the pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in the Pledgee all rights of each Pledgor in the Collateral as contemplated by this Agreement; and

(l)  Other than as set forth on Schedule A hereto, the Pledged Stock constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of each Issuer.

5.  Covenants. Each Pledgor jointly and severally covenants that, until the Obligations shall be indefeasibly satisfied in full and each Document and each agreement and instrument entered into in connection therewith is irrevocably terminated:

(a)  No Pledgor will sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor will any Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby.

(b)  Each Pledgor will, at its expense, defend Pledgee’s right, title and security interest in and to the Collateral against the claims of any other party.

(c)  Each Pledgor shall at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request in order to effectuate the purposes of this Agreement including, but without limitation, delivering to Pledgee, upon the occurrence of an Event of Default, irrevocable proxies in respect of the Collateral in form satisfactory to Pledgee. Until receipt thereof, upon an Event of Default that has occurred and is continuing beyond any applicable grace period, this Agreement shall constitute Pledgor’s proxy to Pledgee or its nominee to vote all shares of Collateral then registered in each Pledgor’s name.

(d)  No Pledgor will consent to or approve the issuance of (i) any additional shares of any class of capital stock or other equity interests of the Issuer; or (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares, unless, in either case, such shares are pledged as Collateral pursuant to this Agreement.

6.  Voting Rights and Dividends. In addition to the Pledgee’s rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and be continuing, beyond any applicable cure period, the Pledgee shall (i) be entitled to vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (each Pledgor hereby irrevocably constituting and appointing the Pledgee, with full power of substitution, the proxy and attorney-in-fact of each Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Collateral. No Pledgor shall be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of the Pledgee, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that each Pledgor shall give at least five (5) days’ written notice of the manner in which such Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. Following the occurrence of an Event of Default, all dividends and all other distributions in respect of any of the Collateral, shall be delivered to the Pledgee to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of any other Pledgor, and be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.  Event of Default. An “Event of Default” under this Agreement shall occur upon the happening of any of the following events:

(a)  An “Event of Default” or any other default in the performance of any of its obligations under any Document or any agreement or note related to any Document shall have occurred and be continuing beyond any applicable cure period;

(b)  Any representation or warranty, or statement made or furnished to Laurus under this Agreement by any Pledgor or on any Pledgor’s behalf shall prove to any time be false or misleading in any material respect on the date as of which made or deemed made;

(c)  Any portion of the Collateral is subjected to a levy of execution, attachment, distraint or other judicial process or any portion of the Collateral is the subject of a claim (other than by the Pledgee) of a Lien or other right or interest in or to the Collateral and such levy or claim shall not be cured, disputed or stayed within a period of forty (40) business days after the occurrence thereof; or

(d)  Any Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

8.  Remedies. In case an Event of Default shall have occurred and is continuing, the Pledgee may:

(a)  Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

(b)  Exercise all corporate rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

(c)  Subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Pledgee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its sole discretion may determine, or as may be required by applicable law.

Each Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by the Pledgee hereunder, whether upon sale of the Collateral or any part thereof or otherwise, shall be held by the Pledgee and applied by it as provided in Section 10 hereof. No failure or delay on the part of the Pledgee in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. The Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof. The Pledgee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Obligations. In addition to the foregoing, Pledgee shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of New York (the “UCC”) regardless of the jurisdiction in which enforcement hereof is sought.

9.  Private Sale. Each Pledgor recognizes that the Pledgee may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. Each Pledgor agrees that the Pledgee has no obligation to delay sale of any Collateral for the period of time necessary to permit the Issuer to register the Collateral for public sale under the Securities Act.

10.  Proceeds of Sale. The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied by the Pledgee as follows:

(a)  First, to the payment of all costs, reasonable expenses and charges of the Pledgee and to the reimbursement of the Pledgee for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Collateral), attorneys’ fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by Pledgee in the protection, enforcement or exercise of its rights, powers or remedies hereunder;

(b)  Second, to the payment of the Obligations, in whole or in part, in such order as the Pledgee may elect, whether or not such Obligations is then due;

(c)  Third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-615(a)(3) of the UCC; and

(d)  Fourth, to the extent of any surplus to the Pledgors or as a court of competent jurisdiction may direct.

In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Obligations, each Pledgor shall be jointly and severally liable for the deficiency plus the costs and fees of any attorneys employed by Pledgee to collect such deficiency.

11.  Waiver of Marshaling. Each Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

12.  No Waiver. Any and all of the Pledgee’s rights with respect to the Encumbrances (as defined in the Master Security Agreement) granted under this Agreement shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of any Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, provided that if Pledgee shall release its Encumbrance on any Collateral then Pledgee’s rights with respect to such Encumbrance shall not continue or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Pledgee in reference to any of the Obligations. Each Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if such Pledgor had expressly agreed thereto in advance. No delay or extension of time by the Pledgee in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Pledgee to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Pledgee’s right to take any action against any Pledgor or to exercise any other power of sale, option or any other right or remedy.

13.  Expenses. The Collateral shall secure, and each Pledgor shall pay to Pledgee on demand, from time to time, all reasonable costs and expenses, (including but not limited to, reasonable attorneys’ fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Pledgee under this Agreement or with respect to any of the Obligations.

14.  The Pledgee Appointed Attorney-In-Fact and Performance by the Pledgee. Upon the occurrence of an Event of Default, each Pledgor hereby irrevocably constitutes and appoints the Pledgee as such Pledgor’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in such Pledgor’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of such Pledgor, which such Pledgor could or might do or which the Pledgee may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into the Pledgee’s name. Each Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable. If any Pledgor fails to perform any agreement herein contained, the Pledgee may itself perform or cause performance thereof, and any costs and expenses of the Pledgee incurred in connection therewith shall be paid by the Pledgors as provided in Section 10 hereof.

15.  WAIVERS. THE PARTIES HERETO DESIRES THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEN IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

16.  Recapture. Notwithstanding anything to the contrary in this Agreement, if the Pledgee receives any payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Pledgee, each Pledgor’s obligations to the Pledgee shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Pledgee, which payment shall be due on demand.

17.  Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

18.  Miscellaneous.

(a)  This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.

(b)  No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(c)  In the event that any provision of this Agreement or the application thereof to any Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

(d)  This Agreement shall be binding upon each Pledgor, and each Pledgor’s successors and assigns, and shall inure to the benefit of the Pledgee and its successors and assigns.

(e)  Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with the Securities Purchase Agreement.

(f)  THIS AGREEMENT AND THE OTHER DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(g)  EACH PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY PLEDGOR, ON THE ONE HAND, AND THE PLEDGEE, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, PROVIDED, THAT EACH PLEDGOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PLEDGEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE INDEBTEDNESS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE INDEBTEDNESS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PLEDGEE. EACH PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PLEDGOR AT THE ADDRESS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE SUCH PLEDGOR’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(h)  It is understood and agreed that any person or entity that desires to become a Pledgor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of any Document, shall become a Pledgor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to the Pledgee, (y) delivering supplements to such exhibits and annexes to such Documents as the Pledgee shall reasonably request and/or set forth in such joinder agreement and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

(i)  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

MODTECH HOLDINGS, INC.

By:	/s/

Name Title

LAURUS MASTER FUND, LTD.

By:	/s/

Name Title

SCHEDULE A to the Stock Pledge Agreement

Pledged Stock
Pledgor	Issuer	Class of Stock	Stock Certificate Number	Par Value	Number of Shares	% of outstanding Shares

EXHIBIT 10.39

INTELLECTUAL PROPERTY SECURITY AGREEMENT

  THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (the “Agreement”), dated as of October 31, 2006, is made by MODTECH HOLDINGS, INC., a Delaware corporation (the “Grantor”), in favor of LAURUS MASTER FUND, LTD. (“Laurus”).

  WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of the date hereof by and between the Grantor and Laurus (as from time to time amended, restated, supplemented and/or otherwise modified, the “Securities Purchase Agreement”), Laurus has agreed to provide financial accommodations to the Grantor;

  WHEREAS, Laurus is willing to enter into the Securities Purchase Agreement, but only upon the condition, among others, that the Grantor shall have executed and delivered to Laurus this Agreement;

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

Section 1 DEFINED TERMS.

(a) When used herein the following terms shall have the following meanings:

  “Copyrights” means all works capable of copyright under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

  “Copyright Licenses” means all written agreements relating to any Copyright, including agreements providing the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, and whether Grantor is named as licensor, licensee or otherwise.

  “General Intangibles” shall have the meaning provided thereto in Section 9-102 of the UCC, as amended, restated or otherwise modified from time to time.

  “IP Licenses” shall mean Copyright Licenses, Patent Licenses and Trademark Licenses.

  “Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, and all reissues and extensions of such letters patent, (b) all applications for letters patent of the United States or any other county and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

  “Patent Licenses” means all agreements, whether written or oral, relating to any Patent, including agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, and whether Grantor is named as licensor, licensee or otherwise.

  “Trademarks” means (a) all trademarks, trade names, corporate names, business names, fictitious business names, trade styles, services marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof, or otherwise, and all common-law rights thereto, and (b) the right to obtain all renewals thereof.

  “Trademark Licenses” means, collectively, each agreement, whether written or oral, relating to any Trademark, including agreements providing for the grant by or to any Grantor of any right to use any Trademark, and whether Grantor is named as licensor, licensee or otherwise.

(b) All capitalized terms used but not otherwise defined herein have the meanings given to them in the Purchase Agreement.

Section 2 GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. To secure the complete and timely payment of all the Obligations of the Grantor now or hereafter existing from time to time, the Grantor hereby grants to Laurus a continuing first priority security interest in all of the Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Collateral”):

(a) all of its Patents and Patent Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule II hereto;

(c) all of its Copyrights and Copyright Licenses to which it is a party including those referred to on Schedule III hereto;

(d) all renewals, reissues, continuations or extensions of the foregoing;

(e) all goodwill of the business connected with the use of, and symbolized by, each Patent, each Patent License, each Trademark, each Trademark License, each Copyright and each Copyright License; and

(f) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future (i) infringement or dilution of any Patent or Patent licensed under any Patent License, (ii) injury to the goodwill associated with any Patent or any Patent licensed under any Patent License, (iii) infringement or dilution of any Trademark or Trademark licensed under any Trademark License, (iv) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License, (v) infringement or dilution of any Copyright or Copyright licensed under any Copyright License, and (vi) injury to the goodwill associated with any Copyright or any Copyright licensed under any Copyright License.

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Section 3 REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

(a)  Such Grantor does not have any interest in, or title to, any Patent, Trademark, Copyright or any IP License, except as set forth in Schedule I, Schedule II and Schedule III, respectively, hereto.

(b) Except as set forth in Schedule I, Schedule II and Schedule III, the Grantor either is the sole owner of the Patents, Trademarks and Copyrights, or has the sole right to use the Patents, Trademarks and Copyrights, free and clear of all liens or other encumbrances.

(c) Except as set forth on Schedule 3(c), each of the Patents, Trademarks and Copyrights is valid and enforceable, and there is no claim that the use of any of them violates the rights of any third party.

(d) The IP Licenses are in full force and effect, and the Grantor is not in breach or default under any of the IP Licenses.

(e) This Agreement is effective to create a valid and continuing first priority lien on and perfected security interests in favor of Laurus in all of the Grantor’s Patents, Trademarks, Copyrights and IP Licenses and such perfected security interests are enforceable as such as against any and all creditors of, and purchasers from, the Grantor.

(f) Upon the filing of (i) appropriate financing statements, all action necessary to perfect Laurus’ first priority lien on the Grantor’s Patents, Trademarks and IP Licenses shall have been duly taken and (ii) the security interest in the Copyrights with the Copyright Office, all action necessary to perfect Laurus’ first priority lien on the Grantor’s Copyrights shall have been duly taken.

Section 4 COVENANTS. Each Grantor covenants and agrees with Laurus that from and after the date of this Agreement:

(a) Such Grantor shall notify Laurus promptly (and in any event within three (3) Business Days following such occurrence) if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Grantor’s ownership of or right to use any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

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(b) In no event shall the Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Laurus prior written notice thereof, and, upon request of Laurus, the Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to Laurus) to evidence Laurus’ lien on such Patent, Trademark or Copyright, and the General Intangibles of the Grantor relating thereto or represented thereby.

(c) Other than for those Trademarks and/or trademarks owned by a third party and subject to a Trademark License set forth on Schedule 4(c) hereto, such Grantor shall take all actions necessary or requested by Laurus to continue to use all Trademarks (and all trademarks owned by a third party and subject to a Trademark License) and maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents or Trademarks (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Such Grantor hereby acknowledges that those Trademark and/or trademarks owned by a third party and subject to a Trademark License which are set forth on Schedule 4(c) are not necessary for the continued operation of such Grantor’s business.

(d) In the event that any of the Collateral is infringed upon, misappropriated or diluted by a third party, the Grantor shall notify Laurus promptly after the Grantor learns thereof. Such Grantor shall, unless it shall reasonably determine that such Collateral is in no way material to the conduct of its business or operations, promptly shall take such actions as Laurus shall reasonably deem appropriate under the circumstances to protect such Collateral.

(e) At any time and from time to time, upon the written request of Laurus and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Laurus may reasonably request (i) to obtain the full benefits of this Agreement, (ii) to protect, preserve and maintain Laurus’ rights in the Collateral and under this Agreement, and/or (iii) to enable Laurus to exercise all or any of the rights and powers herein granted.

Section 5 MASTER SECURITY AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to Laurus by the Grantor pursuant to the Master Security Agreement. Each Grantor and Laurus hereby acknowledges and affirms that the rights and remedies of Laurus with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Master Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 6 REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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Section 7 EXECUTION OF POWER OF ATTORNEY. Concurrently with the execution and delivery hereof, the Grantor (a) shall execute and deliver to Laurus, in the form of Exhibit A hereto, ten (10) originals of a Power of Attorney for the implementation of the assignment, sale or other disposal of the Trademarks pursuant to Section 5 hereof and (b) shall execute and deliver to Laurus, in the form of Exhibit B hereto, ten (10) originals of a Power of Attorney for the implementation of the assignment, sale or other disposal of the Copyrights pursuant to Section 5 hereof. Laurus shall not exercise its rights under the foregoing Powers of Attorney unless an Event of Default shall have occurred and be continuing.

Section 8 INDEMNIFICATION. (a) Each Grantor assumes all responsibility and liability arising from the use of the Patents, Trademarks and/or Copyrights and the Grantor hereby indemnifies and holds Laurus harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of the Grantor’s operations of its business from the use of the Patents, Trademarks and/or Copyrights. (b) In any suit, proceeding or action brought by Laurus under any IP License for any sum owing thereunder, or to enforce any provisions of such IP License, Grantor will indemnify and keep Laurus harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach of the applicable Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Grantor, and all such obligations of the Grantor shall be and remain enforceable against and only against the Grantor and shall not be enforceable against Laurus.

Section 9 NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Securities Purchase Agreement.

Section 10 TERMINATION OF THIS AGREEMENT. Subject to Section 6 hereof, this Agreement shall terminate upon indefeasible payment in full in cash of all Obligations and irrevocable termination of the Securities Purchase Agreement.

[Signature Page to Follow]

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  IN WITNESS WHEREOF, the Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

MODTECH HOLDINGS, INC.

By:

Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

LAURUS MASTER FUND, LTD.

By:
Name: Title:

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STATE OF ____________ )
  ) ss:
COUNTY OF __________ )

On the ____ day of ___________, 2006, before me personally came _______________________ to me known, who being by me duly sworn, did depose and say s/he is the ______________ of Modtech Holdings, Inc., the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.

Notary Public My Commission Expires:

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SCHEDULE I
TO
INTELLECTUAL PROPERTY SECURITY AGREEMENT

I. PATENT REGISTRATIONS

Grantor	Patent	Reg. No.	Date
None.

II. PATENT APPLICATIONS

Grantor	Patent	Application No.	Date
None.

III. PATENT LICENSES

Grantor	Patent	Reg. No.	Date	Exclusivity	Type of License
None.

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SCHEDULE II
TO
INTELLECTUAL PROPERTY SECURITY AGREEMENT

Trademark	Owner	Status	Application/ Registration Number	Filing Date
Modcrete	Modtech Holdings, Inc.	Abandoned 2/11/05	78/208,029	1/28/03

Modtech Telecom	Modtech Holdings, Inc.	Abandoned 12/9/04	76/371,867	2/14/02

United Modular	Modtech Holdings, Inc.	Registered 7/23/02	2,598,642	12/7/99

Modtech	Modtech Holdings, Inc.	Registered 3/25/03	2,699,855	1/18/02

United Modular Technology	Modtech Holdings, Inc.	Abandoned 4/18/02	75/866,601	12/7/99

The Right Space, At the Right Time, For the Right Price	Modtech Holdings, Inc.	Pending	78/680,057	7/27/05

All trademarks are applied for and registered only in the United States. The Company has not licensed any trademarks from third parties or licensed any of its trademarks to third parties. The Company currently only uses the trademarks "Modtech" and "The Right Space, At the Right Time, For the Right Price" in its business. The other marks are no longer in use.

By letter dated April 4, 2006, Modular Technology, Inc., an Arizona Corporation, asserted through its attorneys that the Company’s use of the mark “MODTECH” violated its rights to the mark “MOD TECH” in Arizona. The Company has not responded to the letter or received any further communications from Modular Technology, Inc. or its attorneys.

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SCHEDULE III
TO
INTELLECTUAL PROPERTY SECURITY AGREEMENT

Copyrights/Title	Owner	Status	Registration Number	Registration Date
Architectural Plans & Drawings for 2 story relocatable classroom building 30' x 33'	Modtech Holdings, Inc.	Registered	VA-1-160-334	9/26/02

Architectural Plans & Drawings for 2 story relocatable classroom buildings 48' x 40' expandable to 216' x 40'	Modtech Holdings, Inc.	Registered	VA-1-149-006	9/25/02

Architectural Plans & Drawings for relocatable classroom building 30' x 32' expandable to 270' x 32'	Modtech Holdings, Inc.	Registered	VA-1-149-005	9/25/02

Architectural Plans & Drawings for relocatable classroom buildings 24' x 40' expandable to 144' x 40'	Modtech Holdings, Inc.	Registered	VA-1-147-591	9/23/02

Architectural Plans & Drawings for 24' x 40' relocatable building	Modtech, Inc. (predecessor to Modtech Holdings, Inc.)	Registered	VA-902-842	7/20/98

Architectural Plans & Drawings for 24' x 40' relocatable building	Modtech, Inc. (predecessor to Modtech Holdings, Inc.)	Registered	VA-902-841	7/20/98

Architectural Plans & Drawings for 24' x 40' relocatable building for model PC266	Modtech, Inc. (predecessor to Modtech Holdings, Inc.)	Registered	VA-880-041	4/15/98

Architectural Plans & Drawings for 24' x 40' classroom : model PC24	Modtech, Inc. (predecessor to Modtech Holdings, Inc.)	Registered	VAu-391-214	3/17/98

Architectural work for 24' x 40' classroom : model PC24	Modtech, Inc. (predecessor to Modtech Holdings, Inc.)	Registered	VAu-391-215	3/17/98

Architectural Plans & Drawings for 24' x 40' classroom floor plan	Modtech, Inc. (predecessor to Modtech Holdings, Inc.)	Registered	VAu-404-099	3/17/98

Architectural Plans & Drawings for 24' x 40' classroom foundation plan	Modtech, Inc. (predecessor to Modtech Holdings, Inc.)	Registered	Vau-404-100	3/17/98

The Company has not licensed any of its copyrights from or to third parties.

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EXHIBIT A

SPECIAL POWER OF ATTORNEY

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

KNOW ALL MEN BY THESE PRESENTS, that Modtech Holdings, Inc., a corporation formed under the laws of Delaware with its principal office at 2830 Barrett Avenue, Perris, California 92571 (“Company”), pursuant to an Intellectual Property Security Agreement dated as of ____________ ___, 2006 (as amended, modified, restated and/or supplemented from time to time, the “Agreement”), hereby appoints and constitutes Laurus Master Fund, Ltd., with offices at c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, George Town, South Church Street, Grand Cayman, Cayman Islands (the “Laurus”), its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Company:

I.
Assigning, selling or otherwise disposing of all right, title and interest of Company in and to the Trademarks listed on Schedule I of the Agreement, the trademarks which are added to the same subsequent hereto, and all registrations and recordings thereof, and all pending applications therefor, recording, registering and filing of, or accomplishing any other formality with respect to the foregoing, and executing and delivering any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

II.	Executing any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as Laurus may in its sole discretion determine.

This power of attorney is made pursuant to the Agreement and may not be revoked until the payment in full of all Obligations (as defined in the Agreement) and the irrevocable termination of the Agreement.

Dated: ____________ ___, 2006

MODTECH HOLDINGS, INC.

By:
Name: Title:

STATE OF ____________	)
) ss:
COUNTY OF __________	)

 On the ____ day of ____________, 2006, before me personally came _______________________ to me known, who being by me duly sworn, did depose and say s/he is the ______________ of Modtech Holdings, Inc., the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.

Notary Public My Commission Expires:

SCHEDULE I

TRADEMARK REGISTRATIONS

GRANTOR	REG. NO.	MARK	COUNTRY	REG. DATE

TRADEMARK APPLICATIONS

GRANTOR	SER. NO.	MARK	COUNTRY	FILING DATE

EXHIBIT B

SPECIAL POWER OF ATTORNEY

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

KNOW ALL MEN BY THESE PRESENTS, that Modtech Holdings, Inc., a corporation formed under the laws of Delaware with its principal office at 2830 Barrett Avenue, Perris, California 92571 (“Company”), pursuant to an Intellectual Property Security Agreement dated as of ____________ ___, 2006 (as amended, modified, restated and/or supplemented from time to time, the “Agreement”), hereby appoints and constitutes Laurus Master Fund, Ltd., with offices at c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, George Town, South Church Street, Grand Cayman, Cayman Islands (the “Laurus”), its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Company:

I.
Assigning, selling or otherwise disposing of all right, title and interest of Company in and to the Copyrights listed on Schedule II of the Agreement, the copyrights which are added to the same subsequent hereto, and all registrations and recordings thereof, and all pending applications therefor, recording, registering and filing of, or accomplishing any other formality with respect to the foregoing, and executing and delivering any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

II.	Executing any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as Laurus may in its sole discretion determine.

This power of attorney is made pursuant to the Agreement and may not be revoked until the payment in full of all Obligations (as defined in the Agreement) and the irrevocable termination of the Agreement.

Dated: ____________ ___, 2006

MODTECH HOLDINGS, INC.

By:
Name: Title:

STATE OF ____________	)
) ss:
COUNTY OF __________	)

On the ____ day of ____________, 2006, before me personally came _______________________ to me known, who being by me duly sworn, did depose and say s/he is the ______________ of Modtech Holdings, Inc., the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.

Notary Public My Commission Expires:

SCHEDULE II

COPYRIGHT REGISTRATIONS

Grantor	Copyright	Reg. No.	Date

COPYRIGHT APPLICATIONS

Grantor	Copyright	Date

EXHIBIT 10.40

MODTECH HOLDINGS, INC. AND CERTAIN OF ITS SUBSIDIARIES
MASTER SECURITY AGREEMENT

To:	Laurus Master Fund, Ltd. c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House South Church Street George Town Grand Cayman, Cayman Islands

Date	October 31, 2006

To Whom It May Concern:

1. To secure the payment of all Obligations (as hereafter defined), Modtech Holding, Inc., a Delaware corporation (the “Company”), each of the other undersigned parties (other than Laurus Master Fund, Ltd., (“Laurus”)) and each other entity that is required to enter into this Master Security Agreement (each an “Assignor” and, collectively, the “Assignors”) hereby assigns and grants to Laurus a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Assignor, or in which such Assignor now has or at any time in the future may acquire any right, title or interest (the “Collateral”): all cash, cash equivalents, accounts, accounts receivable, deposit accounts (including, without limitation, (x) the Restricted Account (the “Restricted Account”) maintained at North Fork Bank (Account Name: Modtech Holdings, Inc., Account Number: 270-405-8763) referred to in the Restricted Account Agreement) and (y) Lockbox Deposit Accounts), inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, commercial tort claims set forth on Exhibit B to this Master Security Agreement, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among such Assignor’s affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all partnership interests, limited liability company membership interests and all other equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. In the event any Assignor wishes to finance the acquisition in the ordinary course of business of any hereafter acquired equipment and has obtained a written commitment from an unrelated third party financing source to finance such equipment, Laurus shall release its security interest on such hereafter acquired equipment so financed by such third party financing source. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings provided such terms in the Securities Purchase Agreement referred to below. All items of Collateral which are defined in the UCC shall have the meanings set forth in the UCC.  For purposes hereof, the term "UCC"  means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Laurus' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

2. The term “Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to Laurus arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and Laurus (the “Securities Purchase Agreement”) and (ii) the Related Agreements referred to in the Securities Purchase Agreement (the Securities Purchase Agreement and each Related Agreement, as each may be amended, modified, restated or supplemented from time to time, collectively, the “Documents”), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of each such Assignor to Laurus, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, including, without limitation, obligations and liabilities of each Assignor for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such Assignor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the “Debtor Relief Laws”) in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under any Debtor Relief Law.

3. Each Assignor hereby jointly and severally represents, warrants and covenants to Laurus that:

(a) it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and formed under the respective laws of its jurisdiction of formation set forth on Schedule A, and each Assignor will provide Laurus thirty (30) days’ prior written notice of any change in any of its respective jurisdiction of formation;

(b) its legal name is as set forth in its Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A, and it will provide Laurus thirty (30) days’ prior written notice of any change in its legal name;

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(c) its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide Laurus thirty (30) days’ prior written notice of any change in its organizational identification number;

(d) it is the lawful owner of its Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

(e) other than Permitted Encumbrances, it will keep its Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), except (i) Encumbrances securing the Obligations and (ii) Encumbrances securing indebtedness of each such Assignor not to exceed $50,000 in the aggregate for all such Assignors so long as all such Encumbrances are removed or otherwise released to Laurus’ satisfaction within ten (10) days of the creation thereof; for the purposes hereof, Permitted Encumbrances shall mean (A) “Permitted Encumbrances” means (1) Encumbrances of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums(x) not overdue or (y) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the applicable Company in conformity with GAAP (as defined in the Securities Purchase Agreement) and provided, further that the Encumbrance shall have no effect on the priority of Encumbrances in favor of Laurus or the value of the assets in which Laurus has any Encumbrance; (2) Encumbrances incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (x) not overdue or (y) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the applicable Company in conformity with GAAP and provided, further that the Encumbrance shall have no effect on the priority of Encumbrances in favor of Laurus or the value of the assets in which Laurus has any Encumbrance; (3) Encumbrances in favor of Laurus; (4) Encumbrances for taxes (x) not yet due or (y) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Company in conformity with GAAP and provided, further that the Encumbrance shall have no effect on the priority of Encumbrances in favor of Laurus or the value of the assets in which Laurus has any Encumbrance; and (5) Purchase Money Liens securing Purchase Money Indebtedness in an amount not to exceed $200,000; (B) “Purchase Money Indebtedness” means (1) any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (2) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (3) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time); and (C) “Purchase Money Liens” means any Encumbrance upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Encumbrance shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Encumbrance and only if such Encumbrance secures only such Purchase Money Indebtedness.

(f) it will, at its and the other Assignors’ joint and several cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors’ business;

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(g) it will not, without Laurus’ prior written consent, sell, exchange, lease or otherwise dispose of any Collateral, whether by sale, lease or otherwise, except for the sale of inventory in the ordinary course of business, obsolete inventory and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $75,000 and only to the extent that:

(i) the proceeds of each such disposition are used to acquire replacement Collateral which is subject to Laurus’ first priority perfected security interest, or are used to repay the Obligations or to pay general corporate expenses; or

(ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations;

(h) it will insure or cause the Collateral to be insured in Laurus’ name (as an additional insured and loss payee) against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Laurus shall reasonably specify in amounts and under policies by insurers reasonably acceptable to Laurus and all premiums thereon shall be paid by such Assignor and the policies delivered to Laurus. If any such Assignor fails to do so, Laurus may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;

(i) it will at all reasonable times allow Laurus or Laurus’ representatives free access to and the right of inspection of the Collateral;

(j) such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves Laurus harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that Laurus may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against Laurus or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by Laurus’ own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision);

(k) all commercial tort claims (as defined in the Uniform Commercial Code as in effect in the State of New York) held by any Assignor are set forth on Schedule C to this Master Security Agreement; each Assignor hereby agrees that it shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Laurus of any commercial tort claim acquired by it and unless otherwise consented to in writing by Laurus, it shall enter into a supplement to this Master Security Agreement granting to Laurus a security interest in such commercial tort claim, securing the Obligations; and

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(l) On or prior to the Closing Date (or such later date as may be agreed by Laurus in writing), each Assignor will (x) irrevocably direct all of its present and future Account Debtors (as defined below) and other persons or entities obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by such Assignor (the “Lockboxes”) with Bank of America, N.A. or such other financial institution accepted by Laurus in writing as may be selected by the Company (the “Lockbox Bank”) (each such direction pursuant to this clause (x), a “Direction Notice”) and (y) provide Laurus with copies of each Direction Notice, each of which shall be agreed to and acknowledged by the respective Account Debtor. The Lockbox Bank shall agree to deposit the proceeds of such payments immediately upon receipt thereof in that certain deposit account maintained at the Lockbox Bank and evidenced by the account name of Modtech Holdings, Inc. and the account number of 14962-02541, or such other deposit account accepted by Laurus in writing (the “Lockbox Deposit Account”). On or prior to the Closing Date, the Company shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to, following notification by Laurus (which notification Laurus shall only give following the occurrence and during the continuance of an Event of Default), comply only with the instructions or other directions of Laurus concerning the Lockbox and the Lockbox Deposit Account. All of each Assignor’s invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account (as hereinafter defined) of any such Assignor or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, any Assignor receives any payments, such Assignor shall immediately remit such payments to the Lockbox Deposit Account in their original form with all necessary endorsements. Until so remitted, the Assignors shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property. For the purpose of this Master Security Agreement, (x) “Accounts” shall mean all “accounts”, as such term is defined in the UCC as in effect in the State of New York on the date hereof, now owned or hereafter acquired by any Assignor and (y) “Account Debtor” shall mean any person or entity who is or may be obligated with respect to, or on account of, an Account.

4. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Master Security Agreement:

(a) any covenant or any other term or condition of this Master Security Agreement is breached in any material respect and such breach, to the extent subject to cure, shall continue without remedy for a period of twenty (20) days after the occurrence thereof;

(b) any representation or warranty, or statement made or furnished to Laurus under this Master Security Agreement by any Assignor or on any Assignor’s behalf should prove to any time be false or misleading in any material respect on the date as of which made or deemed made;

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(c) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral (except as may be expressly permitted by Section 3(e) and Section 3(g) or the making of any levy, seizure or attachment thereof or thereon except to the extent:

(i) such loss is covered by insurance proceeds which are used to replace the item or repay Laurus; or

(ii) said levy, seizure or attachment does not secure indebtedness in excess of $200,000 in the aggregate for all Assignors and such levy, seizure or attachment has been vacated, discharged, stayed or bonded within forty (40) days of the creation or the assertion thereof;

(d) an Event of Default shall have occurred under and as defined in any Document.

5. Upon the occurrence of any Event of Default and at any time thereafter, Laurus may declare all Obligations immediately due and payable and Laurus shall have the remedies of a secured party provided in the UCC as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, Laurus will have the right to take possession of the Collateral and to maintain such possession on any Assignor’s premises or to remove the Collateral or any part thereof to such other premises as Laurus may desire. Upon Laurus’ request, each Assignor shall assemble or cause the Collateral to be assembled and make it available to Laurus at a place designated by Laurus. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the applicable Assignor either at such Assignor’s address shown herein or at any address appearing on Laurus’ records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by Laurus to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by Laurus toward the payment of the Obligations in such order of application as Laurus may elect, and each Assignor shall be liable for any deficiency. For the avoidance of doubt, following the occurrence and during the continuance of an Event of Default, Laurus shall have the immediate right to withdraw any and all monies contained in any deposit account in the name of any Assignor and controlled by Laurus and apply same to the repayment of the Obligations (in such order of application as Laurus may elect). The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default), in each case, hereunder, under the Securities Purchase Agreement or under any other Related Agreement which has been publicly filed with the SEC shall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential.

6. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor’s part to be performed or fulfilled under or pursuant to this Master Security Agreement, Laurus may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor’s joint and several account and at each Assignor’s joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law, or, at Laurus’ option, debited by Laurus from any other deposit accounts in the name of any Assignor and controlled by Laurus.

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7. Each Assignor appoints Laurus, any of Laurus’ officers, employees or any other person or entity whom Laurus may designate as such Assignor’s attorney, with power to execute such documents in each such Assignor’s behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor’s behalf; to file financing statements against such Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); to sign such Assignor’s name on public records; and to do all other things Laurus deem necessary to carry out this Master Security Agreement. Each Assignor hereby ratifies and approves all acts of the attorney and neither Laurus nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

8. No delay or failure on Laurus’ part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Laurus and then only to the extent therein set forth, and no waiver by Laurus of any default shall operate as a waiver of any other default or of the same default on a future occasion. Laurus’ books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Laurus shall have the right to enforce any one or more of the remedies available to Laurus, successively, alternately or concurrently. Each Assignor agrees to join with Laurus in executing such documents or other instruments to the extent required by the UCC in form satisfactory to Laurus and in executing such other documents or instruments as may be required or deemed necessary by Laurus for purposes of affecting or continuing Laurus’ security interest in the Collateral.

9. The Assignors shall jointly and severally pay all of Laurus’ out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house, or outside counsel and appraisers, in connection with the preparation, execution and delivery of the Documents, and of outside counsel and appraisers in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with any Document. The Assignors shall also jointly and severally pay all of Laurus’ reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by the Documents, (b) Laurus’ obtaining performance of the Obligations under the Documents, including, but not limited to the enforcement or defense of Laurus’ security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) not more than one time per year, any appraisal or re-appraisal of any property (real or personal) pledged to Laurus by any Assignor as Collateral for, or any other Person as security for, the Obligations hereunder (provided, upon the occurrence of an Event of Default, Assignors shall be obligated to pay the costs and expenses of any and all additional such appraisals and re-appraisals as are deemed necessary by Laurus in its reasonable discretion) and (e) any consultations in connection with any of the foregoing. The Assignors shall also jointly and severally pay Laurus’ customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Laurus for any Assignor at any Assignor’s request or in connection with any Assignor’s loan account (if any) with Laurus. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Assignors to Laurus shall be payable on demand and shall be secured by the Collateral. If any tax by any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (each, a “Governmental Authority”) is or may be imposed on or as a result of any transaction between any Assignor, on the one hand, and Laurus on the other hand, which Laurus is or may be required to withhold or pay (other than (x) any tax based on or measured by net income or otherwise in the nature of a net income tax, including without limitation any franchise tax or any similar tax based on capital, net worth or comparable basis measurement), the Assignors hereby jointly and severally indemnify and hold Laurus harmless in respect of such taxes, and the Assignors will repay to Laurus the amount of any such taxes which shall be charged to the Assignors’ account; and until the Assignors shall furnish Laurus with indemnity therefor (or supply Laurus with evidence satisfactory to it that due provision for the payment thereof has been made), Laurus may hold without interest any balance standing to each Assignor’s credit (if any) and Laurus shall retain its liens in any and all Collateral.

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10. THIS MASTER SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. All of the rights, remedies, options, privileges and elections given to Laurus hereunder shall inure to the benefit of Laurus’ successors and assigns. The term “Laurus” as herein used shall include Laurus, any parent of Laurus’, any of Laurus’ subsidiaries and any co-subsidiaries of Laurus’ parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor.

11. Each Assignor hereby consents and agrees that the state of federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between Assignor, on the one hand, and Laurus, on the other hand, pertaining to this Master Security Agreement or to any matter arising out of or related to this Master Security Agreement, provided, that Laurus and each Assignor acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Master Security Agreement shall be deemed or operate to preclude Laurus from bringing suit or taking other legal action in any other jurisdiction to collect, the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Laurus. Each Assignor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Assignor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Each Assignor hereby waives personal service of the summons, complaint and other process issues in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such assignor at the address set forth on the signature lines hereto and that service so made shall be deemed completed upon the earlier of such Assignor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

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The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suite, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between Laurus, and/or any Assignor arising out of, connected with, related or incidental to the relationship established between them in connection with this Master Security Agreement or the transactions related hereto.

12. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Master Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to Laurus, (y) delivering supplements to such exhibits and annexes to such Documents as Laurus shall reasonably request and (z) taking all actions as specified in this Master Security Agreement as would have been taken by such Assignor had it been an original party to this Master Security Agreement, in each case with all documents required above to be delivered to Laurus and with all documents and actions required above to be taken to the reasonable satisfaction of Laurus.

[Remainder of This Page Intentionally Left Blank]

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13. All notices from Laurus to any Assignor shall be sufficiently given if given in accordance with the requirements set forth in Section 11.8 of the Securities Purchase Agreement and if mailed or delivered to such Assignor’s address set forth below.

Very truly yours, MODTECH HOLDING, INC.

By:
Name: Title:
Address: 2830 Barrett Avenue Perris, California 92571

ACKNOWLEDGED:

LAURUS MASTER FUND, LTD.

By:
Name:
Title: Address:

SCHEDULE A

Entity	Jurisdiction of Formation	Organization Identification Number
Modtech Holdings, Inc.	Delaware	2949031

SCHEDULE B

COMMERCIAL TORT CLAIMS

None.

EXHIBIT 10.41

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 31, 2006, by and between Modtech Holdings, Inc., a Delaware corporation (the “Company”), and Laurus Master Fund, Ltd. (the “Purchaser”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and among the Purchaser, the Company (as amended, modified or supplemented from time to time, the “Purchase Agreement”), and pursuant to the Convertible Note and the Warrants referred to therein.

The Company and the Purchaser hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

“Convertible Note” has the meaning set forth in the Purchase Agreement.

“Effectiveness Date” means, (i) with respect to the initial Registration Statement required to be filed hereunder, a date no later than one hundred eighty (180) days following the date hereof and (ii) with respect to each additional Registration Statement required to be filed hereunder (if any), a date no later than sixty (60) days following the applicable Filing Date.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Filing Date” means, with respect to the Registration Statement required to be filed hereunder in respect of the shares of Common Stock (a) issuable upon conversion of the Convertible Note, a date no later than ninety (90) days following the date hereof, (b) issuable upon exercise of any Warrant, the date which is ninety (90) days after the issuance of such Warrant, and (c) with the shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price or the Exercise Price, as the case may be, made pursuant to the Convertible Note or such Warrant or otherwise, thirty (30) days after the occurrence of such event or the date of the adjustment of the Exercise Price, as the case may be.

“Holder” or “Holders” means the Purchaser or any of its affiliates or transferees to the extent any of them hold Registrable Securities, other than those purchasing Registrable Securities in a market transaction.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning given to such term in the Preamble hereto.

“Registrable Securities” means the shares of Common Stock issued upon the conversion of the Convertible Note and issuable upon exercise of any Warrants.

“Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus therein, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Trading Market” means any of the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, the NASDAQ National Markets System, the American Stock Exchange or the New York Stock Exchange

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“Warrants” means the Common Stock purchase warrants issued in connection with the Purchase Agreement, whether on the date thereof or thereafter.

2. Registration.

(a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the Registrable Securities for a selling stockholder resale offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall cause each Registration Statement to become effective and remain effective as provided herein. The Company shall use its best efforts to cause each Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date. The Company shall use its reasonable commercial efforts to keep each Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities covered by such Registration Statement have been sold or (ii) all Registrable Securities covered by such Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

(b) If: (i) the Registration Statement is not filed on or prior to the Filing Date; (ii) the Registration Statement is not declared effective by the Commission by the Effectiveness Date; (iii) after the Registration Statement is filed with and declared effective by the Commission, the Registration Statement ceases to be effective (by suspension or otherwise) as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed thirty (30) days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than twenty (20) consecutive calendar days; or (iv) the Common Stock is not listed or quoted, or is suspended from trading on any Trading Market for a period of three (3) consecutive Trading Days (provided the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Trading Market); (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such thirty (30) day or twenty (20) consecutive day period (as the case may be) is exceeded, or for purposes of clause (v) the date on which such three (3) Trading Day period is exceeded, being referred to as “Event Date”), then until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% for each thirty (30) day period (prorated for partial periods) on a daily basis of the original principal amount of the Notes; provided that, the maximum aggregate amount of liquidated damages that may be charged to the Company pursuant to this Section 2(b) shall not exceed 10% of the initial principal amount of the Notes. While such Event continues, such liquidated damages shall be paid not less often than each thirty (30) days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid within three (3) days following the date on which such Event has been cured by the Company. At its option, the Company may pay up to fifty percent (50%) of the liquidated damages (the “Equity Damage Amount”) by delivering from time to time to the Holder, which such deliveries shall occur simultaneously with delivery to the Holder of the cash portion of the liquidated damage amounts as required by this Section 2(b), warrants (the “New Warrants”) substantially identical to the Warrants (except that the per share exercise price under the New Warrants shall be equal to the par value of the Common Stock) to purchase that number of shares of Common Stock whose aggregate Fair Market Value (as hereafter defined) equals the Equity Damage Amount. For purposes hereof, “Fair Market Value” shall mean the average of the closing price of the Common Stock for the ten (10) trading days immediately prior to issuance of the applicable New Warrants. The shares of Common Stock issuable upon exercise of any New Warrants shall be included within the definition of Registrable Securities and shall be included within (I) the initial Registration Statement if the liquidated damages arise from an Event occurring prior to the date such initial Registration Statement is declared effective by the SEC and (II) a new Registration Statement to be filed on or prior to the applicable Filing Date and declared effective by the SEC on or prior to the applicable Effectiveness Date, in the event the liquidated damages arise from an Event occurring after the date the initial Registration Statement is declared effective by the SEC.

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(c) Within three (3) business days of the Effectiveness Date, the Company shall cause its counsel to issue a blanket opinion in the form attached hereto as Exhibit A, to the transfer agent stating that the shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by the Purchaser and confirmation by the Purchaser that it has complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn. Copies of the blanket opinion required by this Section 2(c) shall be delivered to the Purchaser within the time frame set forth above.

3. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, respond as promptly as possible to any comments received from the Commission, and use its best efforts to cause the Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and promptly provide to the Purchaser copies of all filings and Commission letters of comment relating thereto;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and to keep such Registration Statement effective until the expiration of the Effectiveness Period applicable to such Registration Statement;

(c) furnish to the Purchaser such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Purchaser reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;

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(d) use its best efforts to register or qualify the Purchaser’s Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as the Purchaser may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

(f) promptly (and in any event within three (3) Business Days following such occurrence) notify the Purchaser at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(g) make available for inspection by the Purchaser and any attorney, accountant or other agent retained by the Purchaser, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of the Purchaser.

4. Registration Expenses. All expenses relating to the Company’s compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, fees of, and disbursements incurred by, one counsel for the Holders are called “Registration Expenses”. All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Holders beyond those included in Registration Expenses, are called “Selling Expenses.” The Company shall only be responsible for all Registration Expenses.

5. Indemnification.

(a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Purchaser, and its officers, directors and each other person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus (unless connected in the final sale prospectus) or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of the Purchaser or any such person in writing specifically for use in any such document.

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(b) In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Purchaser to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Purchaser will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of the Purchaser specifically for use in any such document. Notwithstanding the provisions of this paragraph, the Purchaser shall not be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by the Purchaser in respect of Registrable Securities in connection with any such registration under the Securities Act.

(c) Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5(c) and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 5(c) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel for the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party or if counsel for the Indemnified Party shall have reasonably concluded that the interests of the Indemnified Party may reasonably be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

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(d) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Purchaser, or any officer, director or controlling person of the Purchaser, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchaser or such officer, director or controlling person of the Purchaser in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, provided, however, that, in any such case, (A) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

6. Representations and Warranties.

(a) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, except with respect to certain matters which the Company has disclosed to the Purchaser on Schedule 4.21 to the Purchase Agreement, the Company has filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company has filed (i) its Annual Report on Form 10-K for its fiscal year ended December 31, 2005 and (ii) its Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2006, and June 30, 2006 (collectively, the “SEC Reports”). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, customary year-end adjustments, or may be condensed) and fairly present in all material respects the financial condition, the results of operations and the cash flows of the Company and its subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

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(b) The Common Stock is listed or quoted, as applicable, for trading on the NASDAQ Global Market and satisfies all requirements for the continuation of such listing or quotation, as applicable, and the Company shall do all things necessary for the continuation of such listing or quotation, as applicable. The Company has not received any notice that its Common Stock will be delisted from or no longer be quoted on, as applicable, the NASDAQ Global Market (except for prior notices which have been fully remedied) or that the Common Stock does not meet all requirements for the continuation of such listing or quotation, as applicable.

(c) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to the Purchase Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Common Stock pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(d) The Warrants, the Convertible Note and the shares of Common Stock that the Purchaser may acquire pursuant to any Warrants and the Convertible Note are all restricted securities under the Securities Act as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Registrable Securities at such time as such Registrable Securities are registered for public sale or it has received an opinion of counsel that an exemption from registration is available, except as required by federal or state securities laws.

(e) The Company understands the nature of the Registrable Securities issuable upon the conversion of the Convertible Note the exercise of any Warrants and recognizes that the issuance of such Registrable Securities may have a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the Registrable Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

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(f) Except for agreements made in the ordinary course of business, there is no agreement that has not been filed with the Commission as an exhibit to a registration statement or to a form required to be filed by the Company under the Exchange Act, the breach of which could reasonably be expected to have a material and adverse effect on the Company and its subsidiaries, or would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

(g) The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for the full conversion of the Convertible Note and exercise of the Warrants.

(h) The Company shall provide written notice to each Holder of (i) the occurrence of each Discontinuation Event (as defined below) and (ii) the declaration of effectiveness by the SEC of each Registration Statement required to be filed hereunder, in each case within one (1) business day of the date of each such occurrence and/or declaration.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b) No Piggyback on Registrations. Except as and to the extent set forth on Schedule 7(b) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right for inclusion of shares in the Registration Statement to any of its security holders. Except as and to the extent specified in Schedule 7(b) hereto, the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any person or entity that have not been fully satisfied.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to each Registration Statement.

(d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Agreement, a “Discontinuation Event” shall mean (i) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(e) Piggy-Back Registrations. If at any time after the date hereof there is not an effective Registration Statement covering all of the Registrable Securities required to be covered hereunder and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling stockholder(s) to such inclusion under such registration statement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

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(g) Notices. Any notice or request hereunder may be given to the Company or the Purchaser at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 7(g). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail, Federal Express or other national overnight next day carrier (collectively, “Courier”) or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, in the case of a Courier, the next business day following timely delivery of the package with the Courier, and, in the case of a telecopy, when confirmed. The address for such notices and communications shall be as follows:

If to the Company:	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Attention: Chief Financial Officer Facsimile: (951) 943-9655

with a copy to:	Haddan & Zepfel LLP 500 Newport Center Drive Suite 580 Newport Beach, California 92660 Attention: Robert J. Zepfel, Esq. Facsimile: (949) 706-6060

If to a Purchaser:	To the address set forth under such Purchaser name on the signature pages hereto.

If to any other Person who is then the registered Holder:	To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter in accordance with this Section 7(g) by such Person.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the persons and entities as permitted under the Purchase Agreement.

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(i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) Governing Law, Jurisdiction and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. The Company hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusion jurisdiction to hear and determine any Proceeding between the Company, on the one hand, and the Purchaser, on the other hand, pertaining to this Agreement or to any matter arising out of or related to this Agreement; provided, that the Purchaser and the Company acknowledge that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Agreement shall be deemed or operate to preclude the Purchaser from bringing a Proceeding in any other jurisdiction to collect the obligations, to realize on the Collateral or any other security for the obligations, or to enforce a judgment or other court order in favor of the Purchaser. The Company expressly submits and consents in advance to such jurisdiction in any Proceeding commenced in any such court, and the Company hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. The Company hereby waives personal service of the summons, complaint and other process issued in any such Proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to the Company at the address set forth in Section 7(g) and that service so made shall be deemed completed upon the earlier of the Company’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. The parties hereto desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any Proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the Purchaser and/or the Company arising out of, connected with, related or incidental to the relationship established between then in connection with this Agreement. If either party hereto shall commence a Proceeding to enforce any provisions of this Agreement, the Purchase Agreement or any other Related Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

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(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Balance of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MODTECH HOLDINGS, INC.

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

Address for Notices:

Laurus Master Fund, Ltd. c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House George Town South Church Street Grand Cayman, Cayman Islands Facsimile: 345-949-8080

with copy to:

Laurus Capital Management, LLC 825 Third Avenue, 17th Floor New York, NY 10022 Attention: Portfolio Services Facsimile: 212-541-4410

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EXHIBIT A

____________, 200___

[Continental Stock Transfer
& Trust Company
Two Broadway
New York, New York 10004
Attn: William Seegraber]

Re:	Modtech Holdings, Inc. Registration Statement on Form [S-3]

Ladies and Gentlemen:

As counsel to Modtech Holdings, Inc., a Delaware corporation (the “Company”), we have been requested to render our opinion to you in connection with the resale by the individuals or entitles listed on Schedule A attached hereto (the “Selling Stockholders”), of an aggregate of __________ shares (the “Shares”) of the Company’s Common Stock.

A Registration Statement on Form [S-3] under the Securities Act of 1933, as amended (the “Act”), with respect to the resale of the Shares was declared effective by the Securities and Exchange Commission on [date]. Enclosed is the Prospectus dated [date]. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

This letter shall serve as our notice to you that the Shares are, as of this date, freely transferable by the Selling Stockholders pursuant to the Registration Statement. Unless you receive separate notice or instructions from us following the date hereof, you need not require further letters from us to effect any future legend-free issuance or re-issuance of the Shares.

Very truly yours,

[Company counsel]

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Schedule A to Exhibit A

Selling Stockholder	R/N/O	Shares Being Offered

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SCHEDULE 7(b)

The Company is a party to the First Amended and Restated Registration Rights Agreement with Amphora Limited, Peninsula Catalyst Fund, L.P., and others, dated August 5, 2005. The registration statement described therein has been declared effective, but there are ongoing obligations under the agreement, including indemnification provisions.

The Company is also a party to a Registration Rights Agreement with Amphora Limited, dated October 31, 2006, with respect to 189,189 shares of common stock. The registration statement described therein has not yet been filed.

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EXHIBIT 10.42

SALE AND PURCHASE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

by and between

Modtech Holdings, Inc., a Delaware corporation,

as Seller

and

NL Ventures V, L.P., a Texas limited partnership,

as Purchaser

for the following Modtech facilities:

1602 Industrial Park Dr., Plant City, Florida 33566

SALE AND PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

THIS SALE AND PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (the “Agreement”) is made and entered into by and between Modtech Holdings, Inc., a Delaware corporation (“Seller”) and NL Ventures V, L.P., a Texas limited partnership, and assigns (“Purchaser”) to be effective as of the date a fully executed original counterpart of this Agreement is delivered to and received by the Title Company (the “Effective Date”).

RECITALS

A. Seller is the owner of certain real property and improvements located in Plant City, Florida, which is more particularly described in this Agreement as the “Project.”

B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Project, upon and subject to the terms and conditions hereinafter set forth, including without limitation, the condition that at Closing Seller shall enter into a long term “absolute net” lease for the Project with Purchaser, as landlord, and the Seller, as tenant (collectively, the “Lease”).

AGREEMENTS

For and in consideration of the premises, the respective covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

For purposes of this Agreement, unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement shall have the respective meanings assigned to them in Annex A attached hereto and made a part hereof for all purposes.

ARTICLE 2
PROPERTY

Subject to the terms and provisions hereof, and for the consideration herein set forth, Seller agrees to sell, and Purchaser agrees to purchase, the following described property located in Plant City, Florida:

2.1  Realty. All those certain tracts, pieces or parcels of land described in Exhibit A attached hereto and made a part hereof for all purposes (herein referred to as the “Land”), together with the buildings, structures, fixtures (except for trade fixtures owned by Seller), paving, curbing, trees, shrubs, plants, and other improvements and landscaping of every kind and nature presently situated on, in, or under, or hereafter erected or installed or used in, on, or about the Land (herein collectively referred to as the “Improvements”), and all rights and appurtenances pertaining thereto, including, but not limited to: (i) all right, title and interest, if any, of Seller, in and to any land in the bed of any street, road or avenue open or proposed in front of or adjoining the Land; (ii) all right, title and interest, if any, of Seller, in and to any rights-of-way, rights of ingress or egress or other interests in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on, or across, in front of, abutting or adjoining the Land, and any awards made, or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road, or avenue; (iii) any easement benefiting the Land across or adjacent to the Land, existing or abandoned; (iv) all right, title and interest, if any, of Seller, in and to all sewage treatment capacity and water capacity and other utility capacity to serve the Land and Improvements; (v) all right, title and interest, if any, of Seller, in and to all oil, gas, and other minerals in, on, or under, and that may be produced from the Land; (vi) any reversionary rights attributable to the Land; (vii) all water rights appurtenant to the Land; and (viii) all development rights, zoning classifications (including, without limitation, variances), rights as to non-conforming uses and/or structures, vested or “grand-fathered rights” and other entitlements pertaining to the Land (the Land, Improvements and all of the other properties, rights and interests mentioned above are herein collectively referred to as the “Realty”);

2.2  Personalty. All personal property and equipment owned by Seller as of the date hereof (or acquired by Seller prior to the Closing, as herein defined) and which is affixed to the Realty and directly used in connection with the ownership, use, operation, repair and maintenance of the Realty, and located on the Realty (herein collectively referred to as the “Personalty”) including, but not limited to, all gas and electric fixtures, appliances and wiring, engines, boilers, elevators, escalators, incinerators, motors, dynamos, heating and air conditioning equipment, sinks, water closets, basins, pipes, electrical systems, faucets, fire prevention and extinguishing apparatus, central music and public address systems, burglar alarms, security systems and equipment, shades, awnings, screens, blinds, installed carpeting, lamps, drapes, curtains, spare parts, materials and supplies for the ownership, use, operation, maintenance and repair of the Realty or the Personalty or both; provided, however, such Personalty shall not include Seller’s trade fixtures, inventory, equipment or materials used in the conduct of Seller’s business, including, but not limited to those items specifically set forth in Schedule 2.2;

2.3  Incidental Rights. To the extent assignable, all of Seller’s right, title and interest, in and to and under all contracts, guaranties, warranties or other agreements (herein collectively referred to as the “Incidental Rights”) relating to the ownership, construction, rental, operation, maintenance and repair of the Realty and the Personalty, including, without limitation, construction contracts relating to construction of the Improvements (herein collectively referred to as the “Construction Contracts”), all contracts or agreements, such as maintenance, service, management, leasing or utility contracts relating, in any way, to the ownership, use, leasing, service, management, operation, maintenance and repair of the Realty and the Personalty as more particularly set forth in Schedule 2.3 (herein collectively referred to as the “Property Agreements”), and all governmental permits or approvals or licenses in effect as of Closing with respect to the ownership, construction, use, occupancy and operation of the Realty and the Personalty; provided, however, that the Incidental Rights shall not include (i) any Property Agreements that Purchaser would be liable for as owner of the Project or landlord under the Lease; or (ii) any of Seller’s tradenames or trademarks; or (iii) any permits, licenses or approvals used in the operation of Seller’s business, including, without limitation, contractor licenses; and

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2.4  Plans. All of Seller’s right, title and interest in and to all plans, drawings, specifications, surveys, engineering, environmental, inspection or similar reports and other technical descriptions relating to the Realty and Personalty, but not those used in the conduct of Seller’s business (herein collectively referred to as the “Plans”).

ARTICLE 3
EARNEST MONEY AND
INDEPENDENT CONTRACT CONSIDERATION

3.1  Earnest Money. Purchaser shall deposit, as earnest money, with the Title Company, to bind this Agreement with Seller, the sum of $25,000.00 (herein referred to as the “Earnest Money”) in the form of cash, cashier’s check or other readily available funds, which deposit is to be made within three (3) business days from and after the Effective Date. The Title Company shall place the Earnest Money in a fully federally insured interest bearing account, and all interest earned thereon shall become a part of the Earnest Money as it accrues. If the transaction contemplated hereby closes, then on the Closing Date (as herein defined), the Earnest Money shall be paid over to Seller and applied to the Total Purchase Price; provided, however, that where Purchaser has the option to terminate this Agreement, in the event of such termination, then the Earnest Money shall be immediately returned by the Title Company to Purchaser. In the event the transaction contemplated hereby does not close for any other reason, the Earnest Money shall be disbursed in accordance with the terms hereof. In the event that Purchaser fails to deposit the Earnest Money with the Title Company as provided in this Article 3, then this Agreement shall become null and void for all purposes, and the parties hereto shall have no further obligations hereunder.

3.2  Independent Contract Consideration. Within three (3) business days from and after the Effective Date, Purchaser shall deliver the sum of One Hundred and No/100 Dollars ($100.00) directly to Seller in the form of cash, cashier’s check or other readily available funds as Independent Contract Consideration, which amount the parties bargained for and agreed to as consideration for Purchaser’s exclusive right to inspect and purchase the Project pursuant to this Agreement and for Seller’s execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is non-refundable, and it is fully earned and shall be retained by Seller notwithstanding any other provisions of this Agreement and shall be credited against the Total Purchase Price at Closing.

ARTICLE 4
PURCHASE PRICE AND OPENING OF ESCROW

4.1  Total Purchase Price. The total purchase price (the “Total Purchase Price”) for the sale and purchase of the Project is Four Million Four Hundred Seventy Five Thousand and No/100 Dollars ($4,475,000.00). At Closing, subject to the provisions of Section 4.2 hereof, Purchaser shall pay the Total Purchase Price, in cash, by bank cashier’s check or wire transfer, through the account of the Title Company, to Seller or as otherwise directed by Seller in writing.

4.2  Deduction from Purchase Price. In the event that Seller is a “foreign person” (as defined in Internal Revenue Code Section 1445(f)(3) and regulations issued thereunder) or in the event that Seller fails or refuses to deliver the non-foreign affidavit required in Section 10.2(7) hereof, or in the event that Purchaser receives notice from any seller-transferor’s agent or purchaser-transferee’s agent (each as defined in Internal Revenue Code Section 1445(d) and the regulations issued thereunder) that, or Purchaser has actual knowledge that, such affidavit is false, Purchaser shall deduct and withhold from the Total Purchase Price a tax equal to ten percent (10%) thereof, as required by Internal Revenue Code Section 1445. In the event of any such withholding, Seller’s obligation to deliver title hereunder and to otherwise perform all of its obligations hereunder shall not be excused or otherwise affected. Purchaser shall remit such withheld amount to and file the required form with the Internal Revenue Service, and in the event of any claimed over-withholding, Seller shall be limited solely to an action against the Internal Revenue Service for refund (under Regulation Section 1.1464-1(a)), and hereby waives any right of action against Purchaser on account of such withholding. The provisions of this Section 4.2 shall survive the Closing Date hereunder without limit as to time.

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4.3  Opening of Escrow. Within three (3) days after execution of this Agreement, the parties shall establish an escrow at the Title Company by delivering a fully executed copy of this Agreement to Title Company. This Agreement, together with such reasonable form of standard general escrow provisions as shall be required by the Title Company and such additional instructions as the Title Company requires to carry out this Agreement, shall constitute the escrow instructions. In the event of a conflict or inconsistency between such form instructions and this Agreement, this Agreement shall control. The opening of escrow shall be deemed to have occurred upon receipt by the Title Company of the Earnest Money deposit, copies of this Agreement and such form instructions as the Title Company may require fully executed by both Purchaser and Seller. The Title Company shall promptly notify Purchaser and Seller of the date of the opening of the escrow.

ARTICLE 5
INTENTIONALLY DELETED

ARTICLE 6
INTENTIONALLY DELETED

ARTICLE 7
INTENTIONALLY DELETED

ARTICLE 8
REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF SELLER

To induce Purchaser to enter into this Agreement and to purchase the Project, Seller hereby represents and warrants to, and covenants and agrees with Purchaser, as follows, with the understanding and intention that Purchaser is relying upon the accuracy of such representations and warranties, and the agreement of Seller to comply with and perform such covenants and agreements, which representations, warranties, covenants and agreements shall be deemed (except as provided below) to be made by Seller to Purchaser as of the Effective Date and as of the Closing Date and thereafter (it being understood that such representations, warranties, covenants and agreements shall not be merged into the documents to be executed on the Closing Date but rather shall survive for the period set forth in Section 17.4 of this Agreement), and this Agreement is contingent upon and subject to the truth and accuracy of such representations and warranties, and the full and complete satisfaction of such covenants and agreements, and in the event such representations and warranties are not true and accurate as of Closing and any such covenants and agreements are not satisfied on or prior to Closing, Purchaser shall have the option of terminating this Agreement at any time prior to Closing, whereupon the Title Company shall promptly return the Earnest Money to Purchaser and all parties hereto shall be released from any and all liability hereunder except as set forth herein, or Purchaser may, at its sole option and discretion, waive in writing Seller’s satisfaction of any such representations, warranties, covenants or agreements and consummate the transaction contemplated hereby (it being understood and agreed by Seller and Purchaser that Seller shall remain liable during the survival period provided for in Section 17.4 hereof for all representations, warranties, covenants and agreements made by Seller in this Agreement and not expressly waived in writing by Purchaser as hereinabove provided):

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(1) From the Effective Date until the Closing, Seller shall (i) maintain the Project in its present condition, subject to ordinary wear and tear, damage, casualty and condemnation; (ii) continue to operate the Project in a good, businesslike manner; and (iii) shall not modify or alter, in any material respect, any repair or maintenance programs or policies now in effect with respect to the Project.

(2) Seller has delivered to Purchaser copies of all insurance policies relating to the Project. Seller shall continue all such insurance policies in full force and effect through the Closing Date, and Seller shall neither cancel nor amend any of the same without Purchaser’s prior written consent.

(3) Seller has not received any notices or requests from any carrier of any insurance with respect to the Project, and Seller shall immediately deliver copies of any such notice or request to Purchaser.

(4) Seller has not received any written or oral notices or requests from any mortgagee, insurance company or Board of Fire underwriters, or any organization exercising functions similar thereto, requesting the performance of any work or alterations in respect to the Project which have not been performed.

(5) From the Effective Date through the Closing Date, Seller shall not enter into any new Property Agreements without the prior written consent of Purchaser unless such new Property Agreements are cancelable on or before the Closing Date or Seller agrees to remain liable for such Property Agreement under the Lease. The copies of the Property Agreements delivered to Purchaser hereunder are true, accurate and complete, and Seller has received no notice and has no knowledge of any material, uncured breach or default by Seller or by any other party under the Property Agreements. Prior to the Closing Date, Seller shall comply with each and every material undertaking, covenant and obligation under the Property Agreements and the same shall not be materially modified, amended, terminated, renewed or otherwise altered without the prior written consent of Purchaser.

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(6) There is no pending action, suit, claim, litigation, or proceeding by any entity, individual or governmental agency served upon Seller and affecting Seller or the Project which would in any way constitute a lien, claim or obligation of any kind against the Project, and to the best of Seller’s knowledge, there is no such action, suit, claim, litigation or proceeding threatened.

(7) There are no pending condemnation or similar proceedings or assessments affecting the Project or any part thereof, nor to the best of Seller’s knowledge, are any such assessments or proceedings contemplated by any Governmental Authority.

(8) No restrictive covenant or zoning (or its equivalent) classification (or, other Governmental Requirement) is materially violated by the present use and maintenance of the Project and appurtenant uses (including, without limitation, parking uses associated with the Project), and, to Seller’s best knowledge, there are no proceedings pending to change such zoning (or its equivalent) classification, and Seller shall not itself apply for or acquiesce in any such change.

(9) Seller has not received any notice of any breach of any Governmental Requirement or restrictive covenant which remains uncured, and is not under any order of any Governmental Authority, with respect to the Project or the Seller’s present use and operation of the Project.

(10) The execution of this Agreement, the consummation of the transactions herein contemplated, and the performance and observance of the obligations of Seller hereunder and under any and all other agreements and instruments herein mentioned to which Seller is a party will not conflict with or result in the breach of any Governmental Requirement or of any agreement or instrument to which Seller is now a party or to which it is subject, or constitute a default thereunder, and does not require Seller to obtain any consents or approvals from, or the taking of any other actions with respect to any third parties.

(11) Seller has all requisite power and authority to carry on Seller’s business as it is now being conducted and to enter into and perform this Agreement. The execution of this Agreement, the consummation of the transactions herein contemplated, and the performance or observance of the obligations of Seller hereunder and under any and all other agreements and instruments herein mentioned to which Seller is a party have been duly authorized by all requisite action and are enforceable against Seller in accordance with their respective terms. The individual executing this Agreement on behalf of Seller is authorized to act for and on behalf of and to bind Seller in connection with this Agreement and in so doing to bind Seller to all of the terms and provisions hereof.

(12) The financial statements, reports, and other data relative to the Project heretofore furnished by Seller to Purchaser are (and all such statements, reports, information, and other data hereafter furnished by Seller to Purchaser will be) true and correct in all material respects, and fairly reflect the financial condition, the financial results or other subject matter thereof as of the dates thereof.

(13) All of the Personalty is and shall be owned by Seller on the Closing Date, free and clear of all liens, claims, encumbrances, and security interests, except as reflected in the Title Commitment or the UCC Report.

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(14) There are no labor disputes, organizational campaigns or union contracts existing or under negotiation as of the Effective Date with respect to the Project for the construction, maintenance and operation thereof, and there are no employees or associates, either of Seller or any other employer engaged in the construction, operation and maintenance of the Project, to whom Purchaser shall, at or after the Closing Date, have any obligation whatsoever.

(15) Seller has maintained and does presently maintain in full force and effect all Environmental Permits necessary or required for the ownership and operation of the Project, and Seller has provided, or will provide, copies of all such Environmental Permits to Purchaser for its review.

(16) To the best of Seller’s knowledge, there is not and there will not be as of the Closing Date exist any Environmental Condition on or at the Realty or any other matter on or connected with the Project that would cause the imposition on Purchaser of Environmental Liabilities if such Environmental Condition or other matter were disclosed to Governmental Authorities.

(17) As of the Effective Date Seller and as of the Closing Date is not currently operating nor is it required to be operating the Project under any compliance order, decree or similar agreement; any consent decree, order or similar agreement; and/or any corrective action decree, order or similar agreement issued by or entered into with any Governmental Authority under any Environmental Law.

(18) Except as disclosed in any Phase I Environmental Site Assessment (or Phase II ESA) delivered to Purchaser, no Hazardous Materials have been dumped, landfilled, stored, located or disposed of on the Realty. Nevertheless, Purchaser acknowledges Seller’s use of customary building and office materials on the Project in compliance with Applicable Law.

(19) To the best of Seller’s knowledge, there has not been in respect to the Project any emission (other than steam or water vapor) into the atmosphere or any discharge, direct or indirect, of any pollutants into the waters of the state where the Project is located or the United States of America other than domestic sewage discharged into a publicly owned treatment facility.

(20) Seller shall provide Purchaser and its employees, representatives and agents with access to the Project and to Seller’s employees, agents and independent contractors, and shall make available for review and copying (if not otherwise required to be furnished to Purchaser as herein provided) warranties and guaranties directly relating to the Project, income and expense and operating data directly relating to the Project, licenses and permits directly relating to the Project, all fire, hazard, liability, and other insurance policies held by Seller with respect to the Project, all appraisals of the Project made within the last five years, engineer's or architect's studies or reports with respect to the Project, and any and all books, records, contracts, and any other documents or information directly relating to the Project. Seller makes no representations or warranties as to the accuracy of the information contained in any third party documents provided to Purchaser in accordance with this Section; provided, however, that Seller represents that all documents provided shall be true and correct copies of the same. To the extent that Seller is prohibited by law or agreement from providing Purchaser with any documentation that Seller is otherwise obligated to provide to Purchaser, Seller shall provide Purchaser with written notice briefly describing the nature of such documentation and the reason why the same may not be delivered to Purchaser. Seller shall nevertheless continue to make reasonable attempts to obtain such documentation and provide same to Purchaser. Seller shall cooperate and assist Purchaser in the inspection of such documents, items and information and in any other inspection by Purchaser provided for hereunder, provided that any such inspection shall be conducted during normal business hours or at such other time as is reasonable or necessary to conduct the inspection and shall not unreasonably interfere with the normal business operations of Seller, and shall be subject to the conditions set forth in Article 16 hereof.

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(21) From the Effective Date through the Closing Date, Seller shall promptly notify Purchaser of any material change with respect to the Project or any information heretofore or hereafter furnished to Purchaser with respect to the Project, including specifically, but without limitation, any change which would make any portion of this Agreement, including, without limitation, the representations, warranties, covenants and agreements contained in this Article 8 untrue or materially misleading.

(22) Seller has good, marketable and indefeasible title in fee simple to the Project, free and clear of all restrictions, liens, leases, encumbrances, rights-of-way, easements, encroachments, exceptions, and other matters affecting title, except as disclosed in the initial Title Commitment.

(23) No person, firm or entity, other than Purchaser, has any rights in or right to acquire the Project or any part thereof, and as long as this Agreement remains in force, Seller will not, without Purchaser’s prior written consent (which consent shall not be unreasonably withheld or delayed), lease, transfer, mortgage, pledge, or convey its interest in the Project or any portion thereof nor any right therein, nor shall Seller enter into, or negotiate for the purpose of entering into, any agreement or amendment to agreement granting to any person or entity any right with respect to the Project or any part thereof.

(24) Other than the exceptions disclosed in the Title Commitment, the Lease, the Property Agreements, and this Agreement, there are no leases, subleases, tenancy arrangements, service contracts, management agreements, or other agreements or instruments executed by or binding Seller which will be in force or effect on the Closing Date that grant to any person whomsoever or any entity whatsoever, any right, title, interest, or benefit in or to all or any part of the Project or any right relating to the use, operation, management, maintenance, or repair of all or any part of the Project.

(25) Other than Seller, there are no parties in possession of any portion of the Project as lessees, tenants at sufferance, trespassers or otherwise.

(26) There are no outstanding mechanic’s and materialmen’s liens or claims of creditors against the Project that have not been disclosed to Purchaser and will not be removed by Seller on or before the Closing Date or paid off through the closing of escrow.

(27) Seller knows of no taxes, assessments or levies of any type whatsoever that can be imposed upon and collected from the Project, other than those set forth in the Title Commitment. Without in any way limiting the foregoing, no portion of the Project has, during Seller’s ownership of the same, been subject to assessments by any municipal utility district or any other or similar district authorized to impose taxes, charges, liens or assessments on the Project, except as set forth in the Title Commitment.

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(28) All utilities, including, without limitation, sanitary and storm sewer, electrical, gas, telephone, and water lines have been connected to or installed upon the Project, and, to the best of Seller’s knowledge, enter the Project from adjoining public rights-of-way or through private easements benefiting the Project, and the Project has access to a publicly dedicated and accepted thoroughfare.

(29) To the best of Seller’s knowledge, the Improvements, including, but not limited to, the foundation, roof, walls, superstructure, plumbing, air conditioning and heating equipment, electrical wiring, boilers, and hot water heaters, are structurally sound, in good working order, and in a state of good repair, and suffer no damage from pest or termite infestation.

(30) To the best of Seller’s knowledge, the Project does not lie within any area that has been designated by the Federal Emergency Management Agency, the Army Corps of Engineers, the Federal Insurance Administration, the Department of Housing and Urban Development or any other governmental agency or body as being subject to the 100 year flood plain or any special flooding hazards or any wetlands designation, except as may be shown on the Survey.

(31) A certificate or certificates of occupancy or the local equivalent have been obtained for the Improvements and all rentable space within the Improvements.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby warrants and represents to Seller as follows:

(1) Purchaser is a limited partnership duly organized under the laws of the State of Texas, and has full power to execute, deliver and perform this Agreement.

(2) The execution of this Agreement, the consummation of the transactions herein contemplated, and the performance or observance of the obligations of Purchaser hereunder have been duly authorized by requisite action and are enforceable against Purchaser in accordance with their respective terms. The individuals executing this Agreement on behalf of Purchaser are authorized to act for and on behalf of and to bind Purchaser in connection with this Agreement.

(3) The execution of this Agreement, the consummation of the transactions herein contemplated, and the performance and observance of the obligations of Purchaser hereunder and under any and all other agreements and instruments herein mentioned to which Purchaser is a party will not conflict with or result in the breach of any Governmental Requirement or of any agreement or instrument to which Purchaser is now a party or to which it is subject, or constitute a default thereunder, and does not require Purchaser to obtain any consents or approvals from, or the taking of any other actions with respect to any third parties.

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ARTICLE 10
CLOSING

10.1  Closing Date. Unless extended as provided in this Agreement, and provided Purchaser does not terminate this Agreement in accordance with its terms and all other conditions set forth herein are satisfied, Purchaser and Seller shall consummate and close the transactions contemplated hereby on or before expiration of the Review Period, unless Purchaser and Seller agree to an earlier date (the actual date of Closing hereunder being herein referred to as the “Closing Date”), during regular business hours in the offices of the Title Company, or such other location as may be mutually agreed to by the parties. For the purposes of this Agreement, the actual consummation and closing of the purchase and sale contemplated by this Agreement is herein referred to sometimes as the “Closing.”

10.2  Items to be Delivered by Seller on Closing Date. On the Closing Date (or soon thereafter with regard to the Owner’s Policy of Title Insurance), provided all conditions set forth herein have been fully satisfied and/or complied with, Seller shall deliver for the benefit of Purchaser the following (all of which shall be duly executed, witnessed and notarized where appropriate and, where appropriate, be in recordable form):

(1)  A deed (the “Deed”) in form and substance reasonably satisfactory to Seller and Purchaser, which Deed shall (i) convey to Purchaser good, marketable and indefeasible fee simple title to the Realty, (ii) bind Seller and its successors and assigns to warrant and forever defend the Realty unto Purchaser and its successors and assigns against every person claiming same or any part thereof, by, through or under Seller, but not otherwise, and (iii) be free and clear of all liens, encumbrances, covenants, restrictions and other matters, except for the Permitted Exceptions.

(2)  A Bill of Sale and Assignment of Incidental Rights and Plans conveying the Personalty and all other documents affecting the Realty and Personalty, if any, to Purchaser (“Bill of Sale”). The Bill of Sale shall be prepared by Purchaser in form and substance reasonably satisfactory to Seller and Purchaser, and shall contain a special warranty of title with respect to the Personalty, subject only to the Permitted Exceptions. Additionally, Seller shall use its reasonable efforts to cause each person or entity who has issued a valid general contractor’s or other warranty with respect to the Project to execute an instrument in favor of Purchaser that acknowledges and consents to the assignment of such warranty by Seller to Purchaser.

(3)  A Bills Paid Affidavit verifying that there are no unpaid bills or claims for labor performed or materials furnished to the Project by or at the instance of Seller (other than in connection with the construction business operated by Seller at the Project, but for which no mechanic or materialmen lien can be sought against the Project) prior to the Closing Date.

(4)  An Owner’s Policy of Title Insurance for the Realty for the Total Purchase Price, in the same form as the revised Title Commitment.

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(5)  A certificate, executed and sworn to by Seller, confirming that (i) as of the Closing Date, all of the warranties and representations set forth in Article 8 hereof are true and correct in all material respects, and all covenants and agreements set forth in Article 8 hereof have been satisfied, (ii) Seller has delivered true, correct and complete original copies of all Property Agreements entered into by Seller from and after the Effective Date (or, if none have been entered into, so stating), and (iii) that no material adverse changes have occurred with respect to any part of the Project.

(6)  Intentionally deleted.

(7)  If Seller is not a “foreign person” (as defined in the Internal Revenue Code Section 1445 and the regulations issued thereunder), a non-foreign affidavit containing such information as shall be required by Internal Revenue Code Section 1445 and regulations issued thereunder.

(8)  Possession of the Project in substantially the same condition as it exists on the Effective Date, subject to the rights of Seller as tenant under the Lease.

(9)  Such other documents, instruments and certificates as are contemplated herein to effect and complete the Closing including, without limitation, such ordinary and customary instruments as may be requested by the Title Company.

(10) Original executed counterparts of the resolutions of Seller, and any other documents as Purchaser shall reasonably request to evidence and confirm the power and authority of Seller to close the transaction contemplated herein.

(11) The Lease, executed by Seller, in form and substance reasonably acceptable to both Seller and Purchaser.

10.3  Items Delivered By Purchaser on Closing Date. On the Closing Date, provided all conditions set forth herein have been fully satisfied and/or complied with, Purchaser shall deliver for the benefit of Seller the following (all of which shall be duly executed, witnessed, and notarized, where appropriate, and, where appropriate, be in recordable form):

(1)  The Total Purchase Price.

(2)  Original executed counterparts of the resolutions of Purchaser or other documents as Seller shall reasonably request to evidence and confirm the power and authority of Purchaser to close the transaction contemplated herein.

(3)  Such other documents, instruments and certificates as are contemplated herein to effect and complete the Closing including, without limitation, such ordinary and customary instruments as may be requested by the Title Company.

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(4)  The Lease, executed by Purchaser, in form and substance reasonably acceptable to both Seller and Purchaser.

10.4  Closing Costs and Attorneys’ Fees. On the Closing Date (i) Purchaser shall pay Purchaser’s attorneys’ fees; all fees incurred by Purchaser in connection with the Financing; all recording fees associated with the Financing and the liens securing the same (except for mortgage taxes which shall be the responsibility of Seller); and any other costs incurred by Purchaser and all other costs which Purchaser has specifically agreed to bear in other parts of this Agreement, and (ii) Seller shall pay any transfer taxes, mortgage or similar taxes, and/or real estate transfer fees incident to the delivery of the Deed and other conveyancing documents required of Seller herein; the costs of preparing and recording the Deed and other conveyancing documents; all fees, expenses and penalties relating to the payoff of existing notes secured by the Project or any part thereof, and the release of any deed of trust liens and other liens associated therewith; the cost of examining, insuring and, to the extent the obligation to cure is otherwise imposed on Seller under this Agreement, curing title (if necessary) to the Project, as provided for herein (including the cost of the premium of the Owner’s Policy of Title Insurance (including any endorsements thereto) and the Mortgagee Policy of Title Insurance (including any endorsements thereto)) to be provided hereunder; the cost of the Survey; the cost of the UCC reports; all engineering, environmental and appraisal reports, the cost of Seller’s attorneys’ fees; any other costs incurred by Seller; and all other costs which Seller has specifically agreed to bear in other parts of this Agreement. Seller and Purchaser shall share equally all escrow fees charged by the Title Company. In the event no agreement is contained herein respecting the payment of a particular cost or expense required to be incurred by Seller in connection with this Agreement, such cost or expense shall be paid by Seller. In the event no agreement is contained herein respecting the payment of a particular cost or expense required to be incurred by Purchaser in connection with this Agreement, such cost or expense shall be paid by Purchaser. Notwithstanding anything herein to the contrary, should this transaction fail to close for any reason other than Purchaser default or Seller default (in which case Purchaser’s remedies are set forth in Paragraph 14.2), then Purchaser shall be entitled to recover from the Title Company the Earnest Money and recover from Seller all of Purchaser’s out-of-pocket expenses (which shall not exceed $20,000) incurred as a result of Purchaser’s due diligence and preparation for closing. Notwithstanding the foregoing, should Purchaser choose not to seek Financing for the initial acquisition, but rather to defer the Financing until after Closing, then at Closing Seller agrees to pay into escrow all costs it would be otherwise obligated to pay at Closing, including, but not limited to the premium for the Mortgagee Policy and related endorsements and the cost of appraisals. Upon Financing, should the escrowed funds be insufficient to pay such amounts then Seller shall immediately pay such additional amount as necessary. If however, the escrowed funds are in excess of what is required then such excess shall be remitted to Seller as soon as possible. The terms of this Section shall survive Closing.

10.5  Prorations. There shall be no prorations, credits or offsets at Closing for ad valorem taxes, special assessments and Project operating expenses. Both Seller and Purchaser agree that Seller is currently responsible for payment of such expenses and shall, to the extent provided in the Lease, continue to be responsible for such expenses accruing against the Project for periods of time from and after the Closing Date under the Lease.

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ARTICLE 11
DESTRUCTION, DAMAGE OR CONDEMNATION

Prior to the Closing Date, risk of loss with regard to the Project and the construction, ownership, operation, management or maintenance thereof shall be borne by Seller. If, prior to the Closing Date, all or a material part of the Project is subjected to a bona fide threat of condemnation by a body having the power of eminent domain, or included in whole or in part in a governmental plan or proposal which may result in the taking of all or a material part of the Project, or is taken by eminent domain or condemnation (or a sale in lieu thereof), or all or a significant (by which term is meant damage or destruction where the estimated costs of restoration exceed $25,000.00) part of the Project is damaged or destroyed by fire or other casualty, Purchaser may, by written notice to Seller, given within thirty (30) days after Purchaser’s receiving actual notice of such plan or proposal, threat of condemnation, condemnation, damage, destruction, or sale, elect to rescind and cancel this Agreement, and upon such rescission and cancellation, the Title Company shall return the Earnest Money to Purchaser and none of the parties shall have any rights, obligations or liabilities hereunder, except as set forth herein. The Closing Date shall be postponed, if necessary, to grant Purchaser such thirty (30) day period. If Purchaser does not elect so to rescind, or if less than a significant part of the Project is damaged or destroyed by fire or other casualty, this Agreement shall remain in full force and effect, and the purchase contemplated herein, less any property destroyed by fire or other casualty or taken by eminent domain or condemnation, or sold in lieu thereof, shall be effected with no further adjustments, and the provisions of the Lease shall govern any actions required to be taken by Purchaser and Seller in connection with such condemnation, damage, destruction, or sale. If this Agreement is not rescinded by Purchaser as set forth above, at such time as all or part of the Project is subject to a bona fide threat of condemnation as hereinabove provided, Purchaser shall be permitted to participate in the proceedings as if Purchaser were a party to the action.

ARTICLE 12
REAL ESTATE COMMISSIONS

Purchaser and Seller mutually represent and warrant to each other that it dealt with no real estate brokers in the transactions contemplated by this Agreement, and that no brokerage fees, commissions, or other remuneration of any kind are due in connection herewith. Seller shall forever indemnify and hold harmless Purchaser against and in respect of any and all claims, losses, liabilities and expenses, including, without limitation, reasonable attorney’s fees and court costs, which Purchaser may incur on account of any claim by any broker or agent or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Seller in respect to the transactions herein contemplated. Purchaser shall forever indemnify and hold harmless Seller against and in respect of any and all claims, losses, liabilities and expenses, including, without limitation, reasonable attorney’s fees and court costs, which Seller may incur on account of any claim by any broker or agent or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Purchaser in respect to the transactions herein contemplated. The provisions of this Article 12 shall survive the Closing and termination of this Agreement.

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ARTICLE 13
NOTICES

All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, transmitted by confirmed facsimile or other similar electronic transmission device or by messenger delivery, or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

If to Seller, to:	Modtech Holdings, Inc.
2830 Barrett Avenue
Perris, CA 92571
Attn: Dennis Shogren

Telephone (951) 943-4014
Facsimile (951) 943-9655

If to Purchaser, to:	NL Ventures V, L.P.
c/o AIC Ventures
8080 N. Central Expressway, Suite 1220
Dallas, Texas 75206
Attn: Mr. Peter Carlsen

Telephone (214) 292-4232
Facsimile (214) 363-4968

with a copy to:	Heath D. Esterak
Acquisitions Counsel
AIC Ventures
301 Congress Avenue, Suite 320
Austin, Texas 78701

Telephone (512) 476-5009
Facsimile (512) 476-7779

provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice request, demand or other communication given under this Section shall be effective upon the earlier of (i) personal delivery to the party to receive such notice, request, demand or communication, (ii) receipt at the address for notice as provided for herein for the party to receive such notice, request, demand or communication, or (iii) the expiration of seventy-two (72) hours from and after the date such notice, request, demand or other communication was sent in accordance herewith.

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ARTICLE 14
DEFAULTS AND REMEDIES

14.1  Seller’s Remedies on Purchaser’s Default. In the event that Purchaser shall fail to consummate the purchase of the Project on or before the Closing Date for any reason other than termination hereof pursuant to a right granted to Purchaser to do so, failure of any condition set forth herein, or breach by Seller of its representations, warranties, covenants or agreements hereunder, then, as its sole and exclusive remedy hereunder, Seller may terminate this Agreement and receive the Earnest Money from Title Company whereupon neither party shall have any further obligations hereunder except as set forth herein. Seller agrees to accept such sum as its total liquidated damages and relief and as its sole remedy, at law or in equity, for Purchaser’s default hereunder, the parties having agreed that in the event of a default hereunder by Purchaser, the actual harm to Seller will be extremely difficult and impracticable to determine, and Seller and Purchaser agree that said liquidated damages are not intended as a penalty.

14.2  Purchaser’s Remedies on Seller’s Default. In the event Seller shall fail or refuse to fully and timely perform any of its obligations hereunder, or shall fail or refuse to consummate the sale of the Project for any reason not set forth in this Agreement, except where caused solely by Purchaser’s default, then as its sole and exclusive remedies hereunder, Purchaser may: (i) terminate this Agreement and recover from the Title Company the Earnest Money and recover from Seller all of Purchaser’s out-of-pocket expenses (which shall not exceed $20,000) incurred as a result of Purchaser’s due diligence and preparation for closing, and thereafter neither party shall have any further obligations hereunder except as set forth herein, or (ii) enforce specific performance of this Agreement, in Purchaser’s sole discretion (and should Purchaser be successful in enforcing specific performance, Seller shall be responsible for all of Purchaser’s reasonable court costs, litigation expenses and reasonable attorneys’ fees incurred in connection therewith, but should Purchaser be unsuccessful in enforcing any remedy against Seller, Purchaser shall be responsible for all of Seller’s reasonable court costs, litigation expenses and reasonable attorneys’ fees incurred in connection therewith). In the event Seller fails or refuses to perform any covenant or agreement herein undertaken or fails or refuses to furnish any item or thing or permit any inspection, then Purchaser may, at its election, either waive such compliance or performance by Seller and proceed to Closing, or extend the Closing Date for such period of time (not to exceed thirty (30) days) deemed appropriate by Purchaser in which event the substituted Closing Date shall thereafter be and constitute the Closing Date hereunder.

14.3  Limitation on Damages. Notwithstanding any other provision to the contrary set forth in this Agreement, but without in any way limiting any party’s indemnification obligations hereunder, no party hereto shall be liable to any other party hereto for any incidental, consequential, special, exemplary or punitive damages arising out of or in connection with this Agreement, regardless of whether the breaching or defaulting party knew or should have known of the possibility of such damages, and without regard to the nature of the claim or the underlying theory or cause of action, and each party hereby waives its right to all such remedies and damages.

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ARTICLE 15
SPECIAL PROVISIONS

Notwithstanding anything to the contrary herein, satisfaction of the provisions of this Article 15 shall be a further express condition precedent to the obligations of Purchaser to close the transaction contemplated hereby.

15.1  Intentionally deleted.

15.2  Lease. During the pendency of this Agreement, Seller and Purchaser shall negotiate in good faith to agree on the final form of the Lease incorporating those terms specifically set forth in the letter of intent dated August 11, 2006, and upon such other terms and in a form mutually agreeable to both parties. At Closing, Seller and Purchaser shall execute and enter into the Lease. The Lease shall grant Seller a license for use of the Incidental Rights and Plans and the Property Agreements, which license shall be coterminous with the Lease.

15.3  Due Diligence Materials. To the extent available, Seller shall deliver all due diligence materials as reasonably requested by Purchaser within ten (10) business days.

ARTICLE 16
REVIEW PERIOD

For the purposes of this Agreement, the term “Review Period” shall mean the period of time commencing on the Effective Date, and expiring at 11:59 P.M (Austin, Texas time) on the sixtieth (60th) day thereafter. During the Review Period, Purchaser may review the Survey, the Title Commitment, the UCC Report, and all of the documents, items, information and materials reasonably requested by Purchaser and delivered by Seller, and, subject to the other provisions of this Agreement, including Article 7, may conduct soil tests, structural tests, and such other engineering and economic feasibility tests and studies and such other inspections or investigations with respect to the Project, as Purchaser may desire or deem appropriate. Seller agrees to cooperate with and assist Purchaser in the physical inspection of the Project and the inspection of such documents, items, information and materials, provided that such inspection shall be conducted during normal business hours or at such other time as is reasonable and necessary to conduct the inspection, and shall not unreasonably interfere with the normal business of Seller. If, within the Review Period, Purchaser shall, for any reason, in Purchaser’s sole and absolute discretion, be dissatisfied with any aspect of the Project, then Purchaser shall have the absolute and unfettered right to terminate this Agreement by sending written notice of such termination to Seller at any time prior to the expiration of the Review Period. In the event that Purchaser terminates this Agreement, as provided above, the Title Company shall return the Earnest Money to Purchaser and Purchaser shall be entitled to recover from Seller all of Purchaser’s out-of-pocket expenses (which shall not exceed $20,000) incurred as a result of Purchaser’s due diligence and preparation for closing and the parties hereto shall have no further obligations under this Agreement, except as may be otherwise provided herein.

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ARTICLE 17
MISCELLANEOUS

17.1  Cooperation; Further Documents.

(1)  Each of the parties hereto agrees to use its reasonable efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable Governmental Requirements, regulations or otherwise, to consummate and to make effective the transactions contemplated by this Agreement, including, without limitation, the timely performance of all actions and things contemplated by this Agreement to be taken or done by each of the parties hereto.

(2)   Each party shall reasonably cooperate with the other party in such other party’s discharge of the obligations hereunder, which shall include making reasonably available to the other party (but if after the Closing Date, at the other party’s direct out-of-pocket expense), such of its personnel as have relevant information with respect thereto.

(3)   Seller shall from time to time, at the reasonable request of Purchaser, execute and deliver such instruments of transfer, conveyance and assignment in addition to those delivered contemporaneously herewith and at the Closing, and take such other action as Purchaser may reasonably require to more effectively transfer, convey and assign to and vest in Purchaser, and to put Purchaser in possession of, any assets being transferred, conveyed, assigned and delivered by Seller pursuant to this Agreement.

17.2  No Partnership. This Agreement is a contract of purchase and sale only and is not intended and shall not be construed to create any association, trust, partnership, joint venture, agency or any other relationship between Purchaser and Seller.

17.3  Savings Clause. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the states in which the Project is located, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance.

17.4  Survival. Except as may otherwise be expressly set forth herein, each and every indemnification obligation, warranty, representation, covenant and agreement of Seller and Purchaser contained herein shall survive the execution, delivery and Closing (if any) of this Agreement for a period of one (1) year from and after the Closing Date or, if no Closing shall occur, for a period of two (2) years from and after the date of termination of this Agreement, and shall not be merged into the Deed (if any) or any other document executed and delivered prior to or at the Closing, but shall expressly survive and be binding thereafter on Seller and Purchaser, respectively. No inspections or examinations of the Project or the books, records, or information relative thereto by Purchaser shall diminish or otherwise affect Seller’s indemnification obligations, representations, warranties, covenants and agreements relative thereto, and Purchaser may continue to rely thereon, except that if Purchaser has actual knowledge that a representation or warranty of Seller is false prior to Closing, but nevertheless agrees to close the transaction contemplated hereby, then Purchaser may not later seek recovery from Seller on such false representation or warranty.

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17.5  Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida.

17.6  Cumulative Rights. Except as may otherwise be set forth herein, all rights, powers and privileges conferred hereunder upon the parties shall be cumulative and not restrictive of those given by law.

17.7  No Waiver By Conduct. The failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder shall not, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such parties rights to demand exact compliance with the terms hereof.

17.8  Entire Agreement. This Agreement, including the exhibits, annexes and schedules attached hereto, constitutes the entire agreement and understanding between the parties hereto relating to the sale and purchase of the Project, and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection therewith. No statements, agreements, covenants, understandings, representations, warranties or conditions not expressed in this Agreement shall be binding upon the parties hereto, or shall be effective to interpret, change, or restrict provisions of this Agreement, unless such is in writing, signed by both parties hereto and by reference made a part hereof. This Agreement may not be modified or amended except by a subsequent agreement in writing signed by Seller and Purchaser.

17.9  Assignment. Seller shall not assign, transfer, or mortgage Seller’s interest in this Agreement. Seller expressly agrees that Purchaser shall have the absolute right to assign and transfer Purchaser’s interest in the Project and in this Agreement to any affiliated special purpose entity without the need to obtain the consent of Seller, and in the event of any such assignment, such assignee shall succeed to all the interests and rights so assigned as though such assignee had executed this Agreement, and Purchaser shall thereafter be relieved of obligations hereunder.

17.10  Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

17.11  Binding Effect. Subject to the restrictions set forth in Section 17.9 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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17.12  Time. Time is of the essence with respect to this Agreement, and the respective time periods set forth herein.

17.13  Captions. The captions in this Agreement are inserted for convenience and reference only, and shall in no way affect, define, limit or describe the scope, intent or construction of any provision hereof.

17.14  Pronouns. Pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character, and the singular shall include the plural wherever and as often as may be appropriate.

17.15  Construction of Agreement.  The terms and provisions of this Agreement represent the results of negotiations between Seller and Purchaser, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Seller and Purchaser hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

17.16  Third Party Beneficiaries. Except as expressly set forth herein, nothing in this Agreement is intended or shall operate to create any rights of any nature in favor of any person, association or entity that is not a party to this Agreement.

17.17  Recordation. Neither Seller nor Purchaser shall record this Agreement in the Real Property Records without the prior written consent of the other party.

17.18 Contingency. Closing will be contingent upon Purchaser’s review and approval of Seller’s modified or new credit facility. Seller must not be in covenant default, and the credit facility must have a term of more than one year.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date shown to the left of their respective signatures.

SELLER:

Modtech Holdings, Inc., a Delaware corporation

By:

Name:
Title:

PURCHASER:

NL VENTURES V, L.P., a Texas limited partnership

By:	AIC NET LEASE MANAGEMENT V, L.P.,
a Texas limited partnership, its sole General Partner

By: AIC OPCO V, L.P.,
a Texas limited partnership, its sole General Partner

By: AIC HOLDINGS V, LLC,
a Texas limited liability company, its sole General Partner

By:
Name: Peter S. Carlsen
Title: President

Receipt of a fully executed copy of this Agreement is hereby acknowledged on the Effective Date as set forth below, and the undersigned Title Company agrees to perform the duties of the Title Company set forth in the foregoing Agreement as and when called upon to do so.

TITLE COMPANY:

FIDELITY NATIONAL TITLE COMPANY

By:
Name: David Lawrence
Title: Senior Vice President

Effective Date:

ANNEX A
General Definitional Provisions

(1) All terms defined in this Agreement shall have their defined meanings when used in each certificate, exhibit, schedule, annex or other instrument related thereto, unless in any case the context states or implies otherwise; and when required by the context, each term shall include the plural as well as the singular, and vice versa.

(4)  Definitions of each person or entity specifically defined herein, unless otherwise expressly provided to the contrary, include the successors, assigns, heirs and legal representatives of each such person or entity.

(5) Unless the context otherwise requires or unless otherwise expressly provided, references to this Agreement shall include all amendments, modifications, supplements and restatements thereof or thereto, as applicable, and as in effect from time to time.

Defined Terms

The terms defined in this Annex A shall, for all purposes of this Agreement, have the meanings herein specified.

“Closing” shall have the meaning ascribed to such term in Section 10.1 hereof.

“Closing Date” shall have the meaning ascribed to such term in Section 10.1 hereof.

“Construction Contracts” shall have the meaning ascribed to such term in Section 2.3 hereof.

“Deed” shall have the meaning ascribed to such term in Section 10.2(1) hereof.

“Environmental Conditions” means any and all acts, omissions, events, circumstances, and conditions on or in connection with the Realty or the Project that constitute a violation of, or require remediation under, any Environmental Laws, including any pollution, contamination, degradation, damage, or injury caused by, related to, or arising from or in connection with the generation, use, handling, treatment, storage, disposal, discharge, emission or release of Hazardous Materials.

“Environmental Laws” means all applicable federal, state, local or municipal laws, rules, regulations, statutes, ordinances or orders of any Governmental Authority, relating to (a) the control of any potential pollutant, or protection of health or the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release, emission or transportation, (c) exposure to hazardous, toxic or other substances alleged to be harmful, (d) the protection of any endangered or at-risk plant or animal life, or (e) the emission, control or abatement of noise. “Environmental Laws” shall include, but not be limited to, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Resource Conservation Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Endangered Species Act, 16 U.S.C. § 1531 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., and the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., including the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 11001, et seq. The term “Environmental Laws” shall also include all applicable state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the subject matter of the above listed federal statutes or promulgated by any governmental or quasi-governmental agency thereunder in order to carry out the purposes of any federal, state, local or municipal law.

“Environmental Liabilities” means any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorneys’ fees and other legal costs incurred or imposed (a) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of, in connection with, or under Environmental Laws, (b) pursuant to any claim by a Governmental Authority or any other person or entity for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Authority, person or entity pursuant to common law or statute and related to the use or release of Hazardous Materials, or (c) as a result of Environmental Conditions.

“Environmental Permits” means any permits, licenses, approvals, consents, registrations, identification numbers or other authorizations with respect to the Project or the ownership or operation thereof required under any applicable Environmental Law.

“Financing” means a loan or loans to be obtained, at Purchaser’s option, within one year from the date of Closing, from a financial institution (“Purchaser’s Lender”) to acquire the Project or to reimburse Purchaser for its costs, fees and expenses of acquiring the Project on terms and conditions satisfactory to Purchaser in its sole discretion.

“Governmental Authority” means any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

“Governmental Requirements” means any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

“Hazardous Materials” means any (a) petroleum or petroleum products, (b) asbestos or asbestos containing materials, (c) hazardous substances as defined by § 101(14) of CERCLA and (d) any other chemical, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

“Incidental Rights” shall have the meaning ascribed to such term in Section 2.3 hereof.

“Improvements” shall have the meaning ascribed to such term in Section 2.1 hereof.

“Land” shall have the meaning ascribed to such term in Section 2.1 hereof.

“Lease” shall have the meaning ascribed to such term in the recitals hereof.

“Permitted Exceptions” shall mean those title exceptions as may be approved by Purchaser or as herein provided.

“Personalty” shall have the meaning ascribed to such term in Section 2.2 hereof.

“Plans” shall have the meaning ascribed to such term in Section 2.4 hereof.

“Project” shall mean the Realty, the Personalty, the Incidental Rights, the Plans and all other property and interests that are subject to this Agreement.

“Property Agreements” shall have the meaning ascribed to such term in Section 2.3 hereof.

“Purchaser’s Lender” shall have the meaning ascribed to such term in the definition of “Financing.”

“Realty” shall have the meaning ascribed to such term in Section 2.1 hereof.

“Review Period” shall have the meaning ascribed to such term in Article 16 hereof.

“Survey” shall mean a new and updated on the ground survey of the Realty prepared, signed, certified and sealed by a registered, licensed state surveyor approved by the Title Company which shall satisfy all of the reasonable requirements of Purchaser’s Lender and, without limiting the foregoing, shall: (a) meet the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” as adopted by the American Land Title Association, the American Congress on Surveying and mapping, and the National Society of Professional Surveyors in 2005, including items 1 through 4, 6, 7(a), 7(b)(1), 7(b)(2), 7(c), 8, 9, 10, 11(b), 13, and16 through 18 of Table A thereto; and (b) include the surveyor’s registered number and seal, the date of the Survey (which shall be no earlier than the Effective Date), and a narrative certificate certifying that the survey has been prepared in accordance with the foregoing-described ALTA/ACSM Standards, and containing such other information as Purchaser’s Lender may reasonably require. Without limiting the foregoing, the Survey shall be in form and substance acceptable to the Title Company as a basis for deleting, to the maximum extent permitted by applicable title insurance regulations, the standard printed exceptions relating to survey matters in the Owner’s Policy of Title Insurance to be delivered by Seller as hereinafter provided. For purposes of the property description to be included in the Deed, the field notes prepared by the surveyor shall control any conflicts or inconsistencies with the description herein.

“Title Commitment” shall mean a Commitment for Owner’s Policy of Title Insurance prepared and issued by the Title Company describing and covering the Realty, listing Purchaser as the prospective name insured and showing as the policy amount the Total Purchase Price, which Title Commitment shall constitute the commitment of the Title Company to insure, by title insurance in the standard form of an Owner’s Policy of Title Insurance in use in the state in which the Realty is located, Purchaser’s title to the Realty to be good, marketable and indefeasible, subject only to Permitted Exceptions and to the standard printed exceptions contained in the standard form of Owner’s Policy of Title Insurance, except that, to the maximum extent permitted by applicable title insurance regulations and at Seller’s expense, such standard exceptions shall be modified as follows: (i) the standard printed form survey exception shall be amended to read only “shortages in area”; (ii) the standard exception as to the lien for taxes shall be limited to the year of Closing and subsequent years, and shall be endorsed “Not Yet Due and Payable,” with respect to such years; (iii) there shall be no exception for “visible and apparent easements” or for “public or private roads” or the like; and (iv) there shall be no exception for “rights of parties in possession” except for Tenant, as tenant, under the Lease.

“Title Company” shall mean Fidelity National Title Company, located at Three Lincoln Center, Suite 260, 5430 LBJ Freeway, Dallas, Texas 75240; (972) 770-2120, Attn: David Lawrence.

“Total Purchase Price” shall have the meaning ascribed to such term in Section 4.1 hereof.

“UCC Report” shall mean a report of searches made of the Uniform Commercial Code Records of Hillsborough County, Florida; the Real Property Records of Hillsborough County, Florida; the Office of the Secretary of State of Florida, and the Office of the Secretary of State of the state in which Seller is incorporated, indicating whether the Project is subject to any liens or security interests (other than liens and security interests, if any, which are to be released at the Closing).

EXHIBIT A

Land Description

A parcel of land lying in portions of the South half (S ½) of Section 36, Township 28 South, Range 21 East, and the North half (N ½) of Section 1, Township 29 South, Range 21 East, more particularly described as follows: Commence at the Southwest corner of said Section 36, thence North 01°01’00” West, along the West boundary of said Section 36, being also the center line of the 100 foot right of way of Turkey Creek Road, a distance of 1,172.24 feet; thence South 85°52’00” East, a distance of 2,544.76 feet for a Point of Beginning; thence continue South 85°52’00” East, a distance of 760.20 feet; thence South 37°45’00” East, 432.59 feet; thence South 52°15’00” West, 984.00 feet; thence North 37°45’00” West, 761.20 feet; thence North 29°04’45” East 454.71 feet to the Point of Beginning, all lying and being situate in Hillsborough County, Florida.

SCHEDULE 2.2

Asset ID	Description	Acquisition Date	Life Yr Mo	Division	Acquisition Cost	Ending Accum Depr	Net Book Value
Division: Plant City							
Asset GL Acct #: 1510-0000							
000655	CARPET RACK	3/22/1999	1 yr 6 mo	Plant City	171	171	0
000656	HOPPER FOR AUGER	3/22/1999	1 yr 6 mo	Plant City	131	131	0
000657	PM LIFTTRUCK	11/15/1999	7 yr 0 mo	Plant City	44,033	38,791	5,242
000658	UHF P110 MOTOROLA HAND HELD RADIOS	3/22/1999	1 yr 6 mo	Plant City	2,008	2,008	0
000659	QUICK DRIVERS & POWER UNIT	3/22/1999	0 yr 6 mo	Plant City	53	53	0
000660	CRIMP TOOL	3/22/1999	0 yr 6 mo	Plant City	23	23	0
000663	BAR FOR HOIST	3/22/1999	5 yr 7 mo	Plant City	1,339	1,339	0
000664	16" RADIAL ARM SAW	3/22/1999	5 yr 7 mo	Plant City	1,393	1,393	0
000665	16" WINDSOR FLOOR POLISHER	3/22/1999	5 yr 7 mo	Plant City	1,508	1,508	0
000666	36" RADIAL ARM DRILL/PRESS	3/22/1999	5 yr 10 mo	Plant City	459	459	0
000667	MIG WELDER & ACCESSORIES	3/22/1999	5 yr 10 mo	Plant City	1,242	1,242	0
000668	HYDROSTATIC TEST PUMP	3/22/1999	6 yr 4 mo	Plant City	570	570	0
000669	PUNCH SET	3/22/1999	0 yr 6 mo	Plant City	58	58	0
000670	FEED WHEEL	3/22/1999	0 yr 6 mo	Plant City	37	37	0
000671	SANDER	3/22/1999	1 yr 0 mo	Plant City	151	151	0
000672	SCREW GUNS	3/22/1999	0 yr 11 mo	Plant City	1,166	1,166	0
000673	RADIAL ARM SAW	3/22/1999	0 yr 11 mo	Plant City	66	66	0
000954	WELDER MIG GUN	9/30/2000	5 yr 0 mo	Plant City	9,487	9,487	0
000955	CABLE FOR WELDERS	5/17/2000	5 yr 0 mo	Plant City	1,310	1,310	0
000956	(9) MILLERMATIC 250X WELDERS	9/30/2000	5 yr 0 mo	Plant City	19,090	19,090	0
000957	(2) REGENCY WELDER	5/17/2000	5 yr 0 mo	Plant City	2,382	2,382	0
000959	BAND SAW 7X12	6/5/2000	7 yr 0 mo	Plant City	2,729	2,176	552
000960	SAWS	7/15/2000	7 yr 0 mo	Plant City	2,420	1,901	519
000961	COMPRESSOR	7/1/2000	5 yr 0 mo	Plant City	8,900	8,900	0
000962	(2) 2CHANNEL RADIOS	6/21/2000	5 yr 0 mo	Plant City	1,323	1,323	0
000963	CABLES FOR COMPRESSOR	6/26/2000	5 yr 0 mo	Plant City	2,807	2,807	0
000964	(7) CV300 WELDERS W/WIRE FEEDERS	6/26/2000	5 yr 0 mo	Plant City	21,434	21,434	0
000965	(14) FIRE EXTINGISHER	6/26/2000	5 yr 0 mo	Plant City	1,556	1,556	0
000966	CUTTING TOURCH	6/26/2000	5 yr 0 mo	Plant City	2,186	2,186	0
000967	AIR DRYER	7/6/2000	5 yr 0 mo	Plant City	1,363	1,363	0
000974	2 TON HOIST	6/6/2000	5 yr 0 mo	Plant City	1,081	1,081	0
001043	DEAWOOD DIESEL FORKLIFT	11/16/2000	5 yr 0 mo	Plant City	50,709	50,709	0
001052	WELD TRAILER FOR FRAME SHOP	8/1/2000	3 yr 0 mo	Plant City	0	0	0
001077	BAND SAW	12/31/2000	5 yr 0 mo	Plant City	28,086	28,086	0
001078	WELDER	12/31/2000	5 yr 0 mo	Plant City	3,681	3,681	0
001079	WELDER	12/31/2000	5 yr 0 mo	Plant City	3,019	3,019	0
001093	S/TAX ON FIXED ASSETS 2000	12/31/2000	5 yr 0 mo	Plant City	512	512	0
001133	PALLET TRUCK-JACK	5/15/2001	5 yr 0 mo	Plant City	1,603	1,496	107
001277	1999 TOYOTA FORKLIFT	3/9/2001	4 yr 10 mo	Plant City	16,838	16,838	0
001278	(2) 3 TON OVERHEAD CRANE	3/9/2001	3 yr 2 mo	Plant City	14,979	14,979	0
001281	1997 TOYOTA FORKLIFT	3/9/2001	1 yr 5 mo	Plant City	6,345	6,345	0
001282	LINCOLN WELDERS	3/9/2001	4 yr 4 mo	Plant City	6,048	6,048	0
001285	FRAME JIG	3/9/2001	4 yr 4 mo	Plant City	3,661	3,661	0
001291	DRUM SANDER	3/9/2001	6 yr 7 mo	Plant City	2,320	1,704	617
001292	TOYOTA FROKLIFT	3/9/2001	2 yr 2 mo	Plant City	2,231	2,231	0
001299	MILLER WELDER	3/9/2001	6 yr 10 mo	Plant City	1,663	1,176	487
001300	MIG WELDER	3/9/2001	6 yr 5 mo	Plant City	1,638	1,234	404
001301	MIG WELDER	3/9/2001	6 yr 4 mo	Plant City	1,561	1,191	370
001302	MILLER MIG WELDER	3/9/2001	6 yr 4 mo	Plant City	1,540	1,175	365
001303	FRAME SHOP RACKS	3/9/2001	4 yr 4 mo	Plant City	1,388	1,388	0
001305	MILLER STICK WELDER	3/9/2001	2 yr 10 mo	Plant City	1,319	1,319	0
001307	NISSAN FORKLIFT-USED	3/9/2001	2 yr 2 mo	Plant City	1,251	1,251	0
001308	PLASMA CUTTER	3/9/2001	4 yr 4 mo	Plant City	1,191	1,191	0

Page: 19

Asset ID	Description	Acquisition Date	Life Yr Mo	Division	Acquisition Cost	Ending Accum Depr	Net Book Value
Division: Plant City							
Asset GL Acct #: 1510-0000							
001312	40' STORAGE CONTAINER	3/9/2001	3 yr 0 mo	Plant City	1,104	1,104	0
001313	40' STORAGE CONTAINER	3/9/2001	3 yr 0 mo	Plant City	1,103	1,103	0
001323	40' STORAGE CONTAINER	3/9/2001	1 yr 10 mo	Plant City	910	910	0
001331	DOLLIES	3/9/2001	1 yr 6 mo	Plant City	757	757	0
001336	STEEL DUMPSTERS	3/9/2001	2 yr 8 mo	Plant City	678	678	0
001337	METAL SHEAR	3/9/2001	6 yr 1 mo	Plant City	629	500	129
001338	(2) 2 YARD DUMPSTERS	3/9/2001	2 yr 5 mo	Plant City	628	628	0
001556.1	PRO CUT 55 CUTTING TOURCH	4/30/2002	5 yr 0 mo	Plant City	687	504	183
001556.2	PRO CUT 55 CUTTING TOURCH	4/30/2002	5 yr 0 mo	Plant City	1,603	1,175	427
001557.1	SUPER SCREED 2000	4/30/2002	5 yr 0 mo	Plant City	567	416	151
001557.2	SUPER SCREED 2000	4/30/2002	5 yr 0 mo	Plant City	1,324	971	353
001558.1	GRAVITY CONVEYOR 36"	4/30/2002	5 yr 0 mo	Plant City	405	297	108
001558.2	GRAVITY CONVEYOR 36"	4/30/2002	5 yr 0 mo	Plant City	944	692	252
001559.1	SKID COMPLETE W/50' HOSE	4/15/2002	5 yr 0 mo	Plant City	316	237	79
001559.2	SKID COMPLETE W/50' HOSE	4/15/2002	5 yr 0 mo	Plant City	737	553	184
001583.1	JIGS & FIXTURES	7/27/2002	5 yr 0 mo	Plant City	7,029	4,803	2,226
001583.2	JIGS & FIXTURES	7/27/2002	5 yr 0 mo	Plant City	16,402	11,208	5,194
001589.1	SANDER EDGER	8/15/2002	5 yr 0 mo	Plant City	473	323	150
001589.2	SANDER EDGER	8/15/2002	5 yr 0 mo	Plant City	1,105	755	350
001593.1	25 HP 145 PSI COMPRESSOR	9/28/2002	5 yr 0 mo	Plant City	2,146	1,395	751
001593.2	25 HP 145 PSI COMPRESSOR	9/28/2002	5 yr 0 mo	Plant City	5,006	3,254	1,752
001598.1	WELDERS PLNT 6	12/31/2002	5 yr 0 mo	Plant City	1,922	1,153	769
001598.2	WELDERS PLNT 6	12/31/2002	5 yr 0 mo	Plant City	4,483	2,690	1,793
001599.1	PLASMA CUTTER PLNT 6	12/31/2002	5 yr 0 mo	Plant City	1,342	805	537
001599.2	PLASMA CUTTER PLNT 6	12/31/2002	5 yr 0 mo	Plant City	3,131	1,878	1,252
001600.1	TEXTURE PUMP PLNT 6	12/31/2002	5 yr 0 mo	Plant City	1,233	740	493
001600.2	TEXTURE PUMP PLNT 6	12/31/2002	5 yr 0 mo	Plant City	2,876	1,725	1,150
001662.1	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	1,105	442	663
001662.2	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	2,579	1,032	1,547
001663.1	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	1,105	442	663
001663.2	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	2,579	1,032	1,547
001664.1	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	1,105	442	663
001664.2	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	2,579	1,032	1,547
001665.1	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	1,105	442	663
001665.2	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	2,579	1,032	1,547
001666.1	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	1,105	442	663
001666.2	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	2,579	1,032	1,547
001667.1	WELDER-LINCOLN RANGER W/HONDA	12/31/2003	5 yr 0 mo	Plant City	1,593	637	956
001667.2	WELDER-LINCOLN RANGER W/HONDA	12/31/2003	5 yr 0 mo	Plant City	3,716	1,487	2,230
001668.1	WELDER- REGENCY 250	12/31/2003	5 yr 0 mo	Plant City	426	171	256
001668.2	WELDER- REGENCY 250	12/31/2003	5 yr 0 mo	Plant City	995	398	597
001669.1	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	1,179	472	707
001669.2	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	2,751	1,101	1,651
001670.1	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	1,179	472	707
001670.2	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	2,751	1,101	1,651
001671.1	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	1,179	472	707
001671.2	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	2,751	1,101	1,651
001672.1	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	1,179	472	707
001672.2	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	2,751	1,101	1,651
001673.1	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	1,179	472	707
001673.2	WELDER CV300/LN7	12/31/2003	5 yr 0 mo	Plant City	2,751	1,101	1,651

Page: 20

Asset ID	Description	Acquisition Date	Life Yr Mo	Division	Acquisition Cost	Ending Accum Depr	Net Book Value
Division: Plant City							
Asset GL Acct #: 1510-0000							
001674.1	HORIZONTAL BAND SAW- DURMA	12/31/2003	5 yr 0 mo	Plant City	8,474	3,390	5,085
001674.2	HORIZONTAL BAND SAW- DURMA	12/31/2003	5 yr 0 mo	Plant City	19,774	7,909	11,864
001675.1	PRESS- DURMA IRON WORKER	12/31/2003	5 yr 0 mo	Plant City	2,553	1,021	1,532
001675.2	PRESS- DURMA IRON WORKER	12/31/2003	5 yr 0 mo	Plant City	5,956	2,383	3,575
001676.1	JIGS & FIXTURES	12/31/2003	5 yr 0 mo	Plant City	7,244	2,898	4,346
001676.2	JIGS & FIXTURES	12/31/2003	5 yr 0 mo	Plant City	7,244	2,898	4,346
001677.1	SMALL TOOLS	12/31/2003	5 yr 0 mo	Plant City	1,183	473	710
001677.2	SMALL TOOLS	12/31/2003	5 yr 0 mo	Plant City	1,183	473	710
001678.1	COMPRESSOR KAESER MODEL SM11	12/31/2003	5 yr 0 mo	Plant City	4,602	1,841	2,761
001678.2	COMPRESSOR KAESER MODEL SM11	12/31/2003	5 yr 0 mo	Plant City	4,602	1,841	2,761
001681	FORKLIFT-USED-DAEWOO DIESEL	12/31/2003	5 yr 0 mo	Plant City	25,119	10,048	15,071
001682	BREAK AND SHEAR	12/31/2003	15 yr 0 mo	Plant City	338,256	44,834	291,422
001683.1	MILWAUKEE PANEL SAW	12/31/2003	5 yr 0 mo	Plant City	964	386	578
001683.2	MILWAUKEE PANEL SAW	12/31/2003	5 yr 0 mo	Plant City	964	386	578
001684.1	TROWEL	12/31/2003	5 yr 0 mo	Plant City	936	375	562
001684.2	TROWEL	12/31/2003	5 yr 0 mo	Plant City	936	375	562
001685.1	5 TON FLOOR JACK	12/31/2003	5 yr 0 mo	Plant City	1,605	642	963
001685.2	5 TON FLOOR JACK	12/31/2003	5 yr 0 mo	Plant City	1,605	642	963
001686.1	CONCRETE CORE DRILL	12/31/2003	5 yr 0 mo	Plant City	1,543	617	926
001686.2	CONCRETE CORE DRILL	12/31/2003	5 yr 0 mo	Plant City	1,543	617	926
001687.1	REGENCY WELDER	12/31/2003	5 yr 0 mo	Plant City	5,892	2,357	3,535
001687.2	REGENCY WELDER	12/31/2003	5 yr 0 mo	Plant City	5,892	2,357	3,535
001688	USED FORKLIFT-DAEWOO LP GAS	12/31/2003	5 yr 0 mo	Plant City	25,119	10,048	15,071
001689.1	SCAFFOLDS	12/31/2003	10 yr 0 mo	Plant City	19,578	3,916	15,662
001689.2	SCAFFOLDS	12/31/2003	10 yr 0 mo	Plant City	45,682	9,136	36,546
001693.1	SMALL TOOLS	12/31/2003	5 yr 0 mo	Plant City	17,253	6,901	10,352
001693.2	SMALL TOOLS	12/31/2003	5 yr 0 mo	Plant City	17,253	6,901	10,352
001694	DUMPSTER - USED	12/31/2003	5 yr 0 mo	Plant City	1,509	603	905
001695.1	SPRAY GUN	12/31/2003	5 yr 0 mo	Plant City	1,010	404	606
001695.2	SPRAY GUN	12/31/2003	5 yr 0 mo	Plant City	2,357	943	1,414
*001696.1	CRANE & RUNWAY BEAMS MODIFICATION	12/31/2003	10 yr 0 mo	Plant City	75,150	15,030	60,120
*001696.2	CRANE & RUNWAY BEAMS MODIFICATION	12/31/2003	10 yr 0 mo	Plant City	175,350	35,070	140,280
001697.1	V GROOVE TRACKS	12/31/2003	5 yr 0 mo	Plant City	8,754	3,502	5,252
001697.2	V GROOVE TRACKS	12/31/2003	5 yr 0 mo	Plant City	8,754	3,502	5,252
001698	USED DAEWOO FORKLIFT LP GAS	12/31/2003	5 yr 0 mo	Plant City	10,505	4,202	6,303
001699	USED DAEWOO FORKLIFT LP GAS	12/31/2003	5 yr 0 mo	Plant City	10,505	4,202	6,303
001700	USED CROWN STOCKPICKER	12/31/2003	5 yr 0 mo	Plant City	8,424	3,370	5,054
001701.1	DELTA TILTING SAW	12/31/2003	5 yr 0 mo	Plant City	2,177	871	1,306
001701.2	DELTA TILTING SAW	12/31/2003	5 yr 0 mo	Plant City	2,177	871	1,306
001702.1	FLOOR SANDER	12/31/2003	5 yr 0 mo	Plant City	963	385	578
001702.2	FLOOR SANDER	12/31/2003	5 yr 0 mo	Plant City	963	385	578
001717	HOISTS & CRANES- REDMAN FACTORY PUI	12/31/2003	10 yr 0 mo	Plant City	257,981	51,596	206,385
001721.1	MOTOROLA RADIUS (15)	4/23/2004	5 yr 0 mo	Plant City	2,715	905	1,810
001721.2	MOTOROLA RADIUS (15)	4/23/2004	5 yr 0 mo	Plant City	2,715	905	1,810
001757.1	Welder	6/30/2004	5 yr 0 mo	Plant City	845	254	592
001757.2	Welder	6/30/2004	5 yr 0 mo	Plant City	845	254	592
001758.1	Plasma Cutter	6/30/2004	5 yr 0 mo	Plant City	749	225	524

Page: 21

Asset ID	Description	Acquisition Date	Life Yr Mo	Division	Acquisition Cost	Ending Accum Depr	Net Book Value
Division: Plant City							
Asset GL Acct #: 1510-0000							
001758.2	Plasma Cutter	6/30/2004	5 yr 0 mo	Plant City	749	225	524
001767.1	88 TON DUAL CYLINDER HYDRAULIC IRONW	4/4/2004	5 yr 0 mo	Plant City	5,153	1,804	3,349
001767.2	88 TON DUAL CYLINDER HYDRAULIC IRONW	4/4/2004	5 yr 0 mo	Plant City	5,153	1,804	3,349
001771.1	HYDRAULIC TRAILER (1)	8/31/2004	5 yr 0 mo	Plant City	2,267	604	1,662
001771.2	HYDRAULIC TRAILER (1)	8/31/2004	5 yr 0 mo	Plant City	2,267	604	1,662
001772.1	HYDRAULIC TRAILER (1)	8/31/2004	5 yr 0 mo	Plant City	2,267	604	1,662
001772.2	HYDRAULIC TRAILER (1)	8/31/2004	5 yr 0 mo	Plant City	2,267	604	1,662
001773.1	LIFTING BEAM ASSEMBLY	8/31/2004	5 yr 0 mo	Plant City	2,301	614	1,687
001773.2	LIFTING BEAM ASSEMBLY	8/31/2004	5 yr 0 mo	Plant City	2,301	614	1,687
001774.1	LINE ROLL STAND	8/31/2004	5 yr 0 mo	Plant City	4,202	1,121	3,082
001774.2	LINE ROLL STAND	8/31/2004	5 yr 0 mo	Plant City	4,202	1,121	3,082
001775.1	FLOOR LIFTING JACK(1)	8/31/2004	5 yr 0 mo	Plant City	978	261	717
001775.2	FLOOR LIFTING JACK(1)	8/31/2004	5 yr 0 mo	Plant City	978	261	717
001776.1	FLOOR LIFTING JACK(1)	8/31/2004	5 yr 0 mo	Plant City	978	261	717
001776.2	FLOOR LIFTING JACK(1)	8/31/2004	5 yr 0 mo	Plant City	978	261	717
001777.1	FLOOR LIFTING JACK(1)	8/31/2004	5 yr 0 mo	Plant City	978	261	717
001777.2	FLOOR LIFTING JACK(1)	8/31/2004	5 yr 0 mo	Plant City	978	261	717
001778.1	FLOOR LIFTING JACK(1)	8/31/2004	5 yr 0 mo	Plant City	978	261	717
001778.2	FLOOR LIFTING JACK(1)	8/31/2004	5 yr 0 mo	Plant City	978	261	717
001803.1	CRANE	12/31/2004	10 yr 0 mo	Plant City	31,772	3,177	28,595
001803.2	CRANE	12/31/2004	10 yr 0 mo	Plant City	31,772	3,177	28,595
001807	3-Ton Crain Hoist	1/31/2005	10 yr 0 mo	Plant City	68,568	6,285	62,283
001833	BAND SAW	3/10/2005	10 yr 0 mo	Plant City	1,251	104	1,147
001842	RADIO CONTROL SYSTEM FOR CRANE	3/24/2005	10 yr 0 mo	Plant City	2,675	201	2,474
001844	TROWEL MACHINE	4/6/2005	5 yr 0 mo	Plant City	2,247	337	1,910
001881	MILLERMATIC 210	9/30/2005	5 yr 0 mo	Plant City	1,498	75	1,423
001882	MILLERMATIC 210	9/30/2005	5 yr 0 mo	Plant City	1,498	75	1,423
Subtotal: 1510-0000 (209)							
Asset GL Acct #: 1520-0000							
000677	(3) HON 5000 SERIES LEGAL LATTERAL FILE	3/22/1999	0 yr 6 mo	Plant City	46	46	0
000689	XEROX 3030 BLUEPRINT MACHINE	3/22/1999	1 yr 6 mo	Plant City	4,257	4,257	0
000694	MS OFFICE	3/22/1999	1 yr 6 mo	Plant City	1,663	1,663	0
				Plant City			0
000765	HP 600 DESIGN JET PLOTTER	3/22/1999	0 yr 6 mo	Plant City	171	171	0
				Plant City			0
000728	CANON COPIER			Plant City	3,435	3,435	0
000732	GATEWAY BUS. COMPUTER	7/7/1999	3 yr 0 mo	Plant City	2,418	2,418	0
000734	MODTECH PRINTER	5/31/1999	3 yr 0 mo	Plant City	1,795	1,795	0
000939	UNITIME TIME CLOCK/TRAIN/SOFTWARE	7/1/2000	3 yr 0 mo	Plant City	12,163	12,163	0
000968	(6) CONFERENCE TABLES	2/1/2000	5 yr 0 mo	Plant City	1,647	1,647	0
000969	SERVER	5/3/2000	3 yr 0 mo	Plant City	1,149	1,149	0
000970	COMPUTER	5/19/2000	3 yr 0 mo	Plant City	1,268	1,268	0
001011	SERVER	3/9/2000	3 yr 0 mo	Plant City	3,112	3,112	0
001122	SUPERSTACK SWITCH COMPUTER	4/30/2001	3 yr 0 mo	Plant City	1,249	1,249	0
001134	COMPUTER PENTIUM III 733MHZ	6/1/2001	3 yr 0 mo	Plant City	2,517	2,517	0
001149	NETWORK HUB SYSTEM	3/9/2001	3 yr 11 mo	Plant City	2,955	2,955	0
001153	BARCODING PRINTER & SOFTWARE	3/9/2001	2 yr 7 mo	Plant City	1,389	1,389	0
001163	PERSONAL COMPUTER(M. CUMMINGS)	3/9/2001	2 yr 2 mo	Plant City	923	923	0
001165	UP-GRADE NETWORK SERVER	3/9/2001	2 yr 5 mo	Plant City	917	917	0
001166	UP-GRADE R. NOETHER COMPUTER	3/9/2001	3 yr 2 mo	Plant City	846	846	0
001167	COMPUTER RECEPTIONIST	3/9/2001	2 yr 11 mo	Plant City	785	785	0

Page: 22

Asset ID	Description	Acquisition Date	Life Yr Mo	Division	Acquisition Cost	Ending Accum Depr	Net Book Value
Division: Plant City							
Asset G/L Acct #: 1520-0000							
001171	VISUAL BASIC SOFTWARE	3/9/2001	2 yr 8 mo	Plant City	665	665	0
001176	OFFICE 2000 PRO	3/9/2001	6 yr 4 mo	Plant City	464	354	110
001180	UP-DATE AUTOCAD	3/9/2001	2 yr 6 mo	Plant City	314	314	0
001181	COMPUTER (S. HAAKINSON)	3/9/2001	2 yr 4 mo	Plant City	267	267	0
001187	BARCODE SOFTWARE	3/9/2001	2 yr 8 mo	Plant City	145	145	0
		3/9/2001	1 yr 8 mo	Plant City	1,300	1,300	0
001195	DESKS,CHAIRS,FILING CAB,COMP TABLES	3/9/2001	3 yr 6 mo	Plant City	1,120	1,120	0
		3/9/2001	1 yr 8 mo	Plant City	1,054	1,054	0
001205	TOSHIBA PHONE EXT. 34	3/9/2001	3 yr 0 mo	Plant City	267	267	0
001206	TOSHIBA DISPLAY PHONE	3/9/2001	2 yr 7 mo	Plant City	262	262	0
001208	(3) DESKS, (2) TABLES, (22) BURGUNDY CH/	3/9/2001	2 yr 2 mo	Plant City	232	232	0
001213	TOSHIBA PHONE FOR PURCHASING	3/9/2001	3 yr 4 mo	Plant City	181	181	0
001217	TOSHIBA DISPLAY TELEPHONE	3/9/2001	2 yr 2 mo	Plant City	164	164	0
001223	TOSHIBA DISPLAY TELEPHONE	3/9/2001	2 yr 4 mo	Plant City	126	126	0
001518	COMPUTER PENTIII 1GHZ	7/31/2001	3 yr 0 mo	Plant City	1,161	1,161	0
001585.1	LAWN MAINTENANCE EQUIPMENT & TRAILE	7/12/2002	5 yr 0 mo	Plant City	750	525	225
001585.2	LAWN MAINTENANCE EQUIPMENT & TRAILE	7/12/2002	5 yr 0 mo	Plant City	1,750	1,225	525
001594.1	LAPTOP COMPUTER GENE HAMMOND	10/1/2002	3 yr 0 mo	Plant City	426	426	0
001594.2	LAPTOP COMPUTER GENE HAMMOND	10/1/2002	3 yr 0 mo	Plant City	993	993	0
001639.1	LAPTOP TOSHIBA-RICH DALIA	6/30/2003	3 yr 0 mo	Plant City	777	648	130
001639.2	LAPTOP TOSHIBA-RICH DALIA	6/30/2003	3 yr 0 mo	Plant City	777	648	130
001659.1	OFFICE FURN- ENG DEPT	12/31/2003	7 yr 0 mo	Plant City	2,176	622	1,554
001659.2	OFFICE FURN- ENG DEPT	12/31/2003	7 yr 0 mo	Plant City	2,176	622	1,554
001660.1	LAWN MOWER- GRAVELY 1640	12/31/2003	5 yr 0 mo	Plant City	1,552	621	931
001660.2	LAWN MOWER- GRAVELY 1640	12/31/2003	5 yr 0 mo	Plant City	1,552	621	931
001661.1	XEROX DIGITAL PRINTER	12/31/2003	5 yr 0 mo	Plant City	9,388	3,755	5,633
001661.2	XEROX DIGITAL PRINTER	12/31/2003	5 yr 0 mo	Plant City	9,388	3,755	5,633
001710.1	TIME CLOCK MODEL 2010	12/31/2003	3 yr 0 mo	Plant City	1,816	1,211	605
001710.2	TIME CLOCK MODEL 2010	12/31/2003	3 yr 0 mo	Plant City	1,816	1,211	605
001756.1	Toshiba Satellite Pentium Computer	6/30/2004	3 yr 0 mo	Plant City	815	407	407
001756.2	Toshiba Satellite Pentium Computer	6/30/2004	3 yr 0 mo	Plant City	815	407	407
001828	Toshiba Satellite Notebook	2/1/2005	3 yr 0 mo	Plant City	1,832	560	1,272
001853	Toshiba Tecra Centrino Notebook	5/26/2005	3 yr 0 mo	Plant City	1,667	324	1,343
001855	Toshiba Satellite Notebook	5/5/2005	3 yr 0 mo	Plant City	1,713	381	1,332
Subtotal 1520-0000 (56)					96,351	73,024	23,328
Asset GL Acct #: 1530-0000							
000595	1994 VAN (E250)	3/22/1999	0 yr 6 mo	Plant City	930	930	0
000971	ISUZU SERVICE VAN	9/30/2000	3 yr 0 mo	Plant City	32,638	32,638	0
001121	2001 FORD F350 SERVICE TRUCK	4/12/2001	5 yr 0 mo	Plant City	25,906	24,611	1,295
001273	1994 FORD DIESEL TOTER	3/9/2001	4 yr 5 mo	Plant City	12,303	12,303	0
001275	UTILITY TRAILER HOME MADE 8X30	3/9/2001	5 yr 0 mo	Plant City	0	0	0
001514	LOWBOY BREAK UP ASST 75 TO #1511-151(	6/1/1999	5 yr 0 mo	Plant City	17,945	17,945	0
001515	LOWBOY BREAK UP ASST 75 TO #1511-151(	6/1/1999	5 yr 0 mo	Plant City	17,945	17,945	0
001649.1	LOWBOY	12/31/2003	5 yr 0 mo	Plant City	6,104	2,442	3,663
001649.2	LOWBOY	12/31/2003	5 yr 0 mo	Plant City	14,243	5,697	8,546
001651.1	LOWBOY	12/31/2003	5 yr 0 mo	Plant City	6,104	2,442	3,663
001651.2	LOWBOY	12/31/2003	5 yr 0 mo	Plant City	14,243	5,697	8,546
001652.1	LOWBOY	12/31/2003	5 yr 0 mo	Plant City	6,104	2,442	3,663

Page 23

SCHEDULE 2.3

None.

EXHIBIT 10.43

LEASE AGREEMENT

between

NL VENTURES V PLANT CITY, L.P.

as Lessor

and

MODTECH HOLDINGS, INC.

as Lessee

-i-

(continued)

-ii-

(continued)

		Page
Section 9.16	Security Deposit	31
Section 9.17	Intentionally Deleted	32
Section 9.18	Intentionally Deleted	32
Section 9.19	Short Form Memorandum of Lease	32
Section 9.20	Separation of Lease	32
Section 9.21	Brokers	32
Section 9.22	Waiver of Jury Trial	32
Section 9.23	No Partnership	32
Section 9.24	No Construction Against Drafter	33
Section 9.25	Security Interest and Security Agreement	33
Section 9.26	Radon Gas Disclosure	33

EXHIBIT A	LEGAL DESCRIPTION
EXHIBIT B	PERMITTED EXCEPTIONS
EXHIBIT C	BASIC RENT SCHEDULE
EXHIBIT D	SEVERABLE PROPERTY
EXHIBIT E	IMMEDIATE REPAIRS
EXHIBIT F	LANDLORD’S WAIVER AND CONSENT

-iii-

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) dated as of _______________, 2006, is made and entered into between NL VENTURES V PLANT CITY, L.P., a Texas limited partnership (“Lessor”), and MODTECH HOLDINGS, INC., a Delaware corporation (“Lessee”).

ARTICLE I

Section 1.01 Lease of Premises; Title and Condition. Upon and subject to the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises (the “Premises”) consisting of:

(a) those parcels of land more particularly described in Exhibit A attached hereto and made a part hereof for all purposes having the following address: 1602 Industrial Park Dr., Plant City, Florida 33566, together with all of Lessor’s right, title and interest, if any, in and to all easements, rights-of-way, appurtenances and other rights and benefits associated with such parcel(s) of land and to all public or private streets, roads, avenues, alleys or passways, open or proposed, on or abutting such parcel(s) of land (collectively, the “Land”); and

(b) all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land and all plumbing, gas, electrical, ventilating, lighting and other utility systems, ducts, hot water heaters, oil burners, domestic water systems, elevators, escalators, canopies, air conditioning systems and all other building systems and fixtures attached to or comprising a part of the buildings, including, but not limited to, all other building systems and fixtures necessary to the ownership, use, operation, repair and maintenance of the buildings, structures, fixtures, facilities, installations and other improvements of every kind, but excluding all Severable Property (as defined in Section 3.01 hereof) (collectively, the “Improvements”).

The Premises are leased to Lessee in their present condition without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, to all applicable Legal Requirements (as defined in Section 5.02(b)) now or hereafter in effect and to liens and encumbrances listed in Exhibit B attached hereto and made a part hereof (collectively, “Permitted Exceptions”) for all purposes. Lessee has examined the Premises and title to the Premises and has found all of the same satisfactory for all purposes. LESSOR LEASES AND WILL LEASE AND LESSEE TAKES AND WILL TAKE THE PREMISES “AS IS”, “WHERE-IS” and “WITH ALL FAULTS”. LESSEE ACKNOWLEDGES THAT LESSOR (WHETHER ACTING AS LESSOR HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE NOR SHALL LESSOR BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LESSOR'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR (xvi) COMPLIANCE OF THE PREMISES WITH ANY LAW; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PREMISES HAVE BEEN INSPECTED BY LESSEE AND ARE SATISFACTORY TO LESSEE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). The provisions of this paragraph have been negotiated and are intended to be a complete exclusion and negation of any warranty by Lessor, express or implied, with respect to any of the Premises, arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or arising otherwise.

Section 1.02 Use. Lessee may use the Premises for any purpose allowed under current zoning requirements and for no other purpose. Lessee shall not knowingly use or occupy or permit any of the Premises to be used or occupied, nor knowingly do or permit anything to be done in or on any of the Premises, in a manner which would (i) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (ii) make void or voidable, cancel or cause to be canceled or release any material warranty, guaranty or indemnity running to the benefit of the Premises or Lessor, (iii) cause structural injury to any of the Improvements, (iv) constitute a public or private nuisance or waste; or (v) violate any Legal Requirements (as defined below).

Section 1.03 Term. This Lease shall be for a Primary Term of twenty (20) years beginning on November 1, 2006, and ending at 11:59 p.m. on October 31, 2026. The time period during which this Lease shall actually be in effect, including the Primary Term and any Extended Term (as defined hereinbelow), as any of the same may be terminated prior to their scheduled expiration pursuant to the provisions hereof, is referred to herein as the “Term.” The term “Lease Year” shall mean, with respect to the first Lease Year, the period commencing on the date hereof and ending at 11:59 p.m. on October 31, 2007, and each succeeding twelve (12) month period during the Term.

Section 1.04 Options to Extend the Term. Unless an Event of Default (as defined herein) has occurred and is continuing at the time any option is exercised, Lessee shall have the right and option to extend the Lease Term for two (2) additional periods of five (5) years each, each commencing immediately after the expiration of the then existing term of this Lease (an “Extended Term”), unless this Lease shall expire or be terminated pursuant to any provision hereof. Lessee shall exercise its option to extend the Term for each of the Extended Terms by giving written notice of intent to Lessor at any time not more than 24 or less than 9 months prior to the expiration of the then existing Term or Extended Term. Upon the request of Lessor or Lessee, the parties hereto will, at the expense of Lessee, execute and exchange an instrument in recordable form setting forth the extension of the Term in accordance with this Section 1.04. If Lessee timely and properly exercises the foregoing option(s), the Basic Rent due shall be set forth in Exhibit C, and all other terms and conditions of this Lease shall be applicable.

Section 1.05 Rent. In consideration of this Lease, during the Term, Lessee shall pay to Lessor the amounts set forth in Exhibit C as annual basic rent for the Premises (“Basic Rent”). Lessee shall pay Basic Rent and all other sums payable to Lessor hereunder to Lessor (or, upon Lessor’s request, to any mortgagee(s) or beneficiary(ies) identified by Lessor (whether one or more, the “Mortgagee”) under any mortgages, deeds of trust or similar security instruments creating a lien on the interest of Lessor in the Premises (whether one or more, the “Mortgage”)) by wire transfer, in immediately available funds, as follows:

Bank: LaSalle Bank, Chicago, Illinois

ABA Routing #: 071 000 505

Account Number: 5201 588 695

Account Name: NL Ventures V LP Rent Account

Bank Contact: Tom Borow @ 773-864-2583,

or at such other address or to such other person as Lessor from time to time may designate. Lessor shall give Lessee not less than fifteen (15) days prior written notice of any change in the address to which such payments are to be made. If the party entitled to receive Basic Rent or such party’s address shall change, Lessee may, until receipt of notice of such change from the party entitled to receive Basic Rent or other sums payable hereunder immediately preceding such change, continue to pay Basic Rent and other sums payable hereunder to the party to which, and in the manner in which, the preceding installment of Basic Rent or other sums payable hereunder, as the case may be, was paid. Such Basic Rent shall be paid in equal monthly installments in advance on the first day of each month. Any rental payment made in respect of a period which is less than one month shall be prorated by multiplying the then applicable monthly Basic Rent by a fraction the numerator of which is the number of days in such month with respect to which rent is being paid and the denominator of which is the total number of days in such month. Lessee shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent, and other sums payable hereunder when due and payable, without notice or demand.

ARTICLE II

Section 2.01 Maintenance and Repair.

(a) Lessee acknowledges that it has received the Premises in the condition disclosed in the Property Condition Report (the “Property Condition Report”), prepared by LandAmerica Assessment Corporation and dated September 12, 2006 (LAC Project No.: 06-40635.1). Lessee, at its own expense, agrees to repair or cause to be repaired all of the necessary repairs not related to the roof as cited in the Table 1 of the Property Condition Report (a copy of which is attached hereto as Exhibit E) within ninety (90) days after the date hereof. Lessee, at its own expense, also agrees to repair, replace or install a new roof (but not, unless necessary, the structural elements thereof) before December 31, 2007, in compliance with the terms of Section 2.02 hereof such that the repaired, replaced or new roof shall have a minimum remaining useful life equal to the Term. Lessee, at its own expense, will maintain all parts of the Premises in as good repair, appearance and condition as when received, reasonable wear and tear excepted, and will take all action and will make all structural and nonstructural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep all parts of the Premises in as good repair and condition as when received, reasonable wear and tear excepted (including, but not limited to, all painting, glass, utilities, conduits, fixtures and equipment, foundation, roof, exterior walls, heating and air conditioning systems, wiring, plumbing, sprinkler systems and other utilities, and all paving, sidewalks, roads, parking areas, curbs and gutters and fences). Lessee, at its own expense, will retain an independent consultant reasonably approved by Lessor to conduct annual inspections of the roof and the heating and air conditioning systems of the Premises and to provide Lessee and Lessor with a written report of its findings. Lessee shall promptly cause a licensed contractor to perform any recommended or necessary repairs or maintenance measures reflected in such report. No more than once in any Lease Year (except when Lessor has reasonable cause), Lessor, its contractors, subcontractors, servants, employees and agents, shall have the right to enter upon the Premises with prior notice during normal business hours (except in the event of an emergency, in which case no notice shall be required) to inspect same to ensure that all parts of the Premises are maintained in as good repair and condition as when received, reasonable wear and tear excepted, and Lessee shall not be entitled to any abatement or reduction in rent by reason thereof. Lessor shall not be required to maintain, repair or rebuild all or any part of the Premises. Lessee waives the right to require Lessor to maintain, repair or rebuild all or any part of the Premises or make repairs at the expense of Lessor pursuant to any Legal Requirements, agreement, contract, covenant, condition or restrictions at any time.

(b) If all or any part of the Improvements shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions affecting the Premises or any part thereof, or shall hinder, obstruct or impair any easement or right-of-way to which the Premises are subject, or any improvement located on an adjoining or adjacent property to the Premises shall encroach onto the Premises, then, if Lessor is not made whole by existing insurance policies, promptly after written request of Lessor (unless such encroachment, violation, hindrance, obstruction or impairment is a Permitted Exception) or of any person so affected, Lessee shall, at its expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom or (ii) if Lessor consents thereto, make such changes, including alteration or removal, to the Improvements and take such other action as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments. To the extent any easements are, in Lessor’s good faith judgment, necessary for Lessee’s use and occupancy of the Premises as contemplated by this Lease, upon Lessee’s written request, Lessor will execute such easements.

Section 2.02 Alterations, Replacements and Additions. Lessee may, at its expense, make additions to and alterations of the Improvements, and construct additional Improvements, provided that (i) the fair market value, the utility, the square footage or the useful life of the Premises shall not be lessened thereby, (ii) such work shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder, (iii) no structural alterations shall be made to the Improvements or structural demolitions conducted in connection therewith unless Lessee shall have obtained Lessor’s consent and furnished Lessor with such surety bonds or other security acceptable to Lessor as shall be reasonably acceptable to Lessor (but in no event greater than the cost of such alterations or demolitions), (iv) no additions, replacements or alterations (other than cosmetic, interior or nonstructural alterations) which cost in excess of $100,000 shall be made unless prior written consent from Lessor shall have been obtained, and (v) no Event of Default exists. Cosmetic, interior or nonstructural alterations (including demolition or construction of interior demising walls that are non-structural and non load-bearing) that cost $100,000 or less shall not require prior written consent from Lessor. All additions and alterations of the Premises, without consideration by Lessor, shall be and remain part of the Premises (not subject to removal upon termination) and the property of Lessor and shall be subject to this Lease. To the extent that Lessor shall fail to respond to any request for consent by Lessee pursuant to this Section 2.02 within fifteen (15) days after receipt of such request, Lessor’s consent will be deemed given fifteen (15) days after Lessor receives such request.

ARTICLE III

Section 3.01 Severable Property. Lessee may, at its expense, install, assemble or place on the Premises and remove and substitute any severable property used or useful in Lessee’s business, all as more particularly described in Exhibit D attached hereto and made a part hereof for all purposes (collectively, the “Severable Property”). Upon the written request of Lessee, Lessor will enter into an agreement subordinating its rights in the Severable Property on a form substantially similar to that attached hereto as Exhibit F.

Section 3.02 Removal. So long as no Event of Default exists, Lessee may remove the Severable Property at any time during the Term. Any of Lessee’s Severable Property not removed by Lessee prior to the expiration of this Lease or thirty (30) days after an earlier termination shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without obligation to account therefor. Lessee will repair at its expense all damage to the Premises necessarily caused by the removal of Lessee’s Severable Property, whether effected by Lessee or by Lessor.

Section 3.03 License of Incidental Rights. During the Term, Lessor hereby grants a license to Lessee for the use of the “Incidental Rights,” “Plans” and “Property Agreements” that were conveyed to Lessor by and as defined in that certain Bill of Sale and Assignment of Incidental Rights and Plans of even date herewith.

ARTICLE IV

Section 4.01 Lessee’s Assignment and Subletting. Lessee may, for its own account, assign this Lease or sublet the use of all or any part of the Premises for the Term of this Lease so long as no Event of Default shall exist hereunder and, subject to the provisions of Section 4.03 below, Lessee shall have obtained Lessor’s and, if Mortgagee shall require, such Mortgagee's prior written consent to such assignment or sublease. Any transfer of all or substantially all of the assets or stock of Lessee, any merger of Lessee into another entity or of another entity into Lessee, or any transfer occurring by operation of law shall be deemed to constitute an assignment by Lessee of its interest hereunder for the purposes hereof. Each such assignment or sublease shall expressly be made subject to the provisions hereof. No such assignment or sublease shall modify or limit any right or power of Lessor hereunder or affect or reduce any obligation of Lessee hereunder, and all such obligations shall be those of Lessee and shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no subletting or assignment had been made, such liability of the Lessee named herein to continue notwithstanding any subsequent modifications or amendments of this Lease; provided, however, that (other than with respect to any modifications required by law or on account of bankruptcy or insolvency) if any modification or amendment is made without the consent of Lessee named herein, such modification or amendment shall be ineffective as against Lessee named herein to the extent, and only to the extent, that the same shall increase the obligations of Lessee, it being expressly agreed that Lessee named herein shall remain liable to the full extent of this Lease as if such modification had not been made. Neither this Lease nor the Term hereby demised shall be mortgaged by Lessee, nor shall Lessee mortgage or pledge its interest in any sublease of the Premises or the rentals payable thereunder. Any sublease made otherwise than as expressly permitted by this Section 4.01 and any assignment of Lessee’s interest hereunder made otherwise than as expressly permitted by this Section 4.01 shall be void. Lessee shall, within twenty (20) days after the execution of any assignment or sublease, deliver a conformed copy thereof to Lessor.

Section 4.02 Transfer by Lessor. Lessor shall be free to transfer its fee interest in the Premises or any part thereof or interest therein, subject, however, to the terms of this Lease. Any such transfer shall relieve the transferor of all liability and obligation hereunder (to the extent of the interest transferred) accruing after the date of the transfer and any assignee shall be bound by the terms and provisions of this Lease.

Section 4.03 Assignment/Subletting Exceptions. Notwithstanding the provisions of Section 4.01, Lessee shall have the right to assign or sublet its interest in this Lease or all or any portion of the Premises at any time without the consent of Lessor or Mortgagee to (i) the surviving entity of any merger, reorganization, consolidation or similar transaction with Lessee, (ii) any Affiliate of Lessee, (iii) any person or entity who purchases substantially all of the assets of Lessee (whether by means of a stock or asset purchase), or (iv) any proposed assignee or sublessee that has a tangible net worth of $10,000,000.00 or more, as shown on such prospective assignee’s or sublessee’s most recent balance sheet prepared in accordance with GAAP, which balance sheet may not have been prepared more than 6 months prior to such assignment or sublease. In addition, Lessee may sublease up to 20% of the Premises to any party without Lessor's consent. The exceptions afforded Lessee in this Section shall be conditioned on the following:

(a) Lessee is not then in default beyond applicable notice and cure periods hereunder;

(b) Lessor is provided a copy of such assignment or sublease;

(c) Any subletting or assignment of the Premises shall be subject to the terms of this Lease and Lessee shall remain liable hereunder, as same may be amended from time to time;

(d) Each sublease permitted under this Section shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Lessor hereunder; (iii) that any security deposit paid by sublessee shall be pledged to Lessor subject to the terms of the sublease and subject to Lessee’s right to apply the security deposit in accordance with the sublease; and (iv) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Lessor’s option, attorn to Lessor and be entitled to quiet possession of the Property for the term of the sublease and both Lessor and sublessee waive any rights they may have to terminate the sublease or possession thereunder, as a result of the termination of this Lease;

(e) Lessee agrees to pay, or to cause the assignee or sublessee, as applicable, to pay, on behalf of Lessor any and all reasonable out-of-pocket costs of Lessor, including reasonable attorneys’ fees paid or payable to outside counsel, occasioned by such subletting or assignment. Further, Lessee agrees that Lessor shall in no event be liable for any leasing commissions, finish-out costs, rent abatements or other costs, fees or expenses incurred by Lessee in subleasing or assigning or seeking to sublease or assign its leasehold interest in the Premises, and Lessee agrees to indemnify, defend and hold harmless Lessor and its partners, and their respective officers, directors, shareholders, agents, employees and representatives from, against and with respect to any and all such commissions, costs, fees and expenses; and

(f) In the case of an assignment of the entire Lease, the assignee agrees in writing to honor and perform all of the obligations of Lessee hereunder from and after the date of such assignment.

For the purposes of this Section, “Affiliate” shall be defined as with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, and shall include the spouse of any natural person, with the term “control” and any derivatives thereof meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise. “Person” shall mean an individual, partnership, association, corporation or other entity.

ARTICLE V

Section 5.01 Net Lease.

(a) It is expressly understood and agreed by and between the parties that this Lease is an absolute net lease, and the Basic Rent and all other sums payable hereunder to or on behalf of Lessor shall be paid without notice or demand and without setoff, counterclaim, abatement, suspension, deduction or defense.

(b) Except as otherwise expressly provided in this Lease, this Lease shall not terminate, nor shall Lessee have any right to terminate this Lease or be entitled to the abatement of any rent or any reduction thereof, nor shall the obligations hereunder of Lessee be otherwise affected, by reason of any damage to or destruction of all or any part of the Premises from whatever cause, the taking of the Premises or any portion thereof by condemnation or otherwise, the prohibition, limitation or restriction of Lessee’s use of the Premises, any latent or other defect in any of the Premises, the breach of any warranty of any seller or manufacturer of any of the Improvements or Severable Property, the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting Lessor, the exercise of any remedy, including foreclosure, under any mortgage or collateral assignment, any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Lessor, any trustee, receiver or liquidator of Lessor or any court under the Federal Bankruptcy Code or otherwise, and market or economic changes, or interference with such use by any private person or corporation, or by reason of any eviction by paramount title resulting by a claim from Lessor’s predecessor in title, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the rent and all other charges payable hereunder to or on behalf of Lessor shall continue to be payable in all events and the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease. Nothing contained in this Section 5.01 shall be deemed a waiver by Lessee of any rights that it may have with respect to any default by Lessor hereunder or under any other agreement.

(c) The obligations of Lessee hereunder shall be separate and independent covenants and agreements. Lessee covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that Lessee will not take any action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessor or any assignee of Lessor in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Lessor or of any assignee of Lessor in any such proceeding or by any court in any such proceeding.

(d) Except as otherwise expressly provided in this Lease, Lessee waives all rights now or hereafter conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the rent, or any other sums payable hereunder to or on behalf of Lessor, regardless of whether such rights shall arise from any present or future constitution, statute or rule of law.

Section 5.02 Taxes and Assessments; Compliance With Law.

(a) Lessee shall pay, as additional rent, prior to delinquency, the following (collectively, “Taxes”):  (i) all taxes, assessments, levies, fees, water and sewer rents and charges and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term imposed or levied upon or assessed against or which arise with respect to (A) the Premises, (B) any Basic Rent, additional rent or other sums payable hereunder, (C) this Lease or the leasehold estate hereby created or (D) the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account deductions with respect to depreciation, interest, taxes or ordinary and necessary business expenses, in each case relating to the Premises) imposed or levied upon, assessed against or measured by any Basic Rent, additional rent or other sums payable hereunder; (iii) all sales, value added, ad valorem, use and similar taxes at any time levied, assessed or payable on account of the leasing, operation, possession or use of the Premises; and (iv) all charges of utilities, communications and similar services serving the Premises. Notwithstanding the foregoing, “Taxes,” as used herein, shall not include, and Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income, capital gains or similar tax of or on Lessor unless such tax is imposed, levied or assessed in direct substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to this Section 5.02(a); provided, however, that if, at any time during the Term, the method of taxation shall be such that there shall be assessed, levied, charged or imposed on Lessor a capital levy or other tax directly on the rents received therefrom, or upon the value of the Premises or any present or future improvement or improvements on the Premises, then all such levies and taxes or the part thereof so measured or based shall be included in the term “Taxes” and payable by Lessee, and Lessee shall pay and discharge the same as herein provided. Lessee will furnish to Lessor, promptly after request therefor, proof of payment of all items referred to above which are payable by Lessee. If any assessment, levy or similar charge may legally be paid in installments, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments which become due and payable with respect to any tax period occurring in whole or in part during the Term hereof; provided, however, that all amounts referred to in this Section 5.02(a) for the fiscal or tax year in which the Term shall expire shall be apportioned so that Lessee shall pay only those portions thereof which correspond with the portion of such year as are within the Term of this Lease. Lessor shall cooperate with Lessee in any proceeding that may be necessary to cause assessments or levies to be payable in installments. If an assessment or levy may not be paid in installments and the useful life of the project or improvement to which such assessment or levy pertains extends beyond the Term of this Lease, Lessee shall only be required to pay that pro rata portion of the assessment or levy that is attributable to the Term.

(b) Lessee shall comply with and cause the Premises to comply with and shall assume all obligations and liabilities with respect to (i) all laws, ordinances and regulations and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, whether or not presently contemplated (collectively, “Legal Requirements”), as applied to the Premises or the ownership, operation, use or possession thereof, including, but not limited to, maintaining an adequate number of vehicular parking spaces, and (ii) all contracts, insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies), agreements, covenants, conditions and restrictions now or hereafter applicable to the Premises or the ownership, operation, use or possession thereof (other than covenants, conditions and restrictions imposed by Lessor subsequent to the date of this Lease without the consent of Lessee), including, but not limited to, all such Legal Requirements, contracts, agreements, covenants, conditions and restrictions which require structural, unforeseen or extraordinary changes, except for when such structural changes are required during the last two (2) years of the Term; provided, however, that, with respect to any of the obligations of Lessee in clause (ii) above which are not now in existence, Lessee shall not be required to so comply unless Lessee is either a party thereto or has given its written consent thereto, or unless the same is occasioned by Legal Requirements or Lessee’s default (including any failure or omission by Lessee) under this Lease. Nothing in clause (ii) of the immediately preceding sentence or the following sentence shall modify the obligations of Lessee under Section 5.04 of this Lease.

(c) On the date hereof and promptly after any future date on which the Taxes are increased by an applicable taxing authority, Lessee shall pay to Lessor that amount necessary to ensure there will be on deposit with Lessor an amount which when added to the Tax Escrow Payments will result in there being an amount on deposit sufficient to pay the Taxes at least two (2) months prior to the due date thereof (“Initial Tax Escrow Payment”). Thereafter, Lessee shall, in addition to and concurrently with the payment of Basic Rent as required in subsection 1.05 hereof, pay one-twelfth of the amount (as estimated by Lessor) of the annual Taxes (each such payment, a “Tax Escrow Payment,” and together with the Initial Tax Escrow Payment, hereinafter collectively referred to as the “Tax Escrow Payments”) next becoming due and payable with respect to the Premises. Lessee shall also pay to Lessor on demand therefor the amount by which the actual Taxes exceed the payment by Lessee required in this subsection. Notwithstanding anything to the contrary contained in this Lease, so long as Lessee shall have complied with its obligations under this Section 5.02(c), Lessor shall be solely liable for the application of the Tax Escrow Payments to the actual payment of Taxes as and when the same become due. Absent an Event of Default, any excess Tax Escrow Payments remaining at the expiration of the Term shall be refunded to Lessee.

Section 5.03 Liens.

(a) Lessee will remove and discharge any charge, lien, security interest or encumbrance upon the Premises or upon any Basic Rent, additional rent or other sums payable hereunder which arises for any reason, including, without limitation, all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Lessee or for the Premises, but not including (i) the Permitted Exceptions, (ii) this Lease and any assignment hereof or any sublease permitted hereunder and (iii) any mortgage, charge, lien, security interest or encumbrance created or caused by or through Lessor or its agents, employees or representatives without the consent of Lessee. Lessee may contest any charges, liens, security interest or encumbrances on the Premises in accordance with Section 5.05. Lessee may provide a bond or other security reasonably acceptable to Lessor (but in no event greater in amount than the amount of such encumbrance) to remove or pay all costs associated with the removal of any such lien, provided the conditions of Section 5.05 shall be satisfied. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance (on behalf of or for the benefit of Lessor) by any contractor, laborer, materialman or vendor, of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR WILL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING AN INTEREST IN THE PREMISES OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PREMISES UNLESS BY OR THROUGH LESSOR OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES.

(b) In no event shall the interest of Lessor be subject to the liens for improvements made by Lessee, and this Lease expressly prohibits such liability. Pursuant to Section 713.10 Florida Statutes (“Florida Construction Lien Law”), this provision specifically provides that no interest of Lessor shall be subject to liens for improvements made by Lessee at Lessee’s direction. This provision shall serve as notice to all potential construction lienors that Lessor shall not be liable for and the Premises shall not be subject to liens for work performed or materials supplied at Lessee’s request or at the request of anyone claiming an interest through Lessee. Lessee shall provide notice to its contractors doing any work on the Premises of the existence of this provision in the Lease.

Section 5.04 Indemnification.

(a) Except for the gross negligence or willful misconduct of any Indemnified Party (as defined herein), Lessee shall defend all actions against Lessor and any partner, officer, director, member, employee or shareholder of the foregoing (collectively, “Indemnified Parties”), with respect to, and shall pay, protect, indemnify and save harmless the Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on or about the Premises, or connected with the use, condition or occupancy of any thereof, (ii) default by Lessee under this Lease, (iii) use, act or omission of Lessee or its agents, contractors, licensees, sublessees or invitees, (iv) contest referred to in Section 5.05 of this Lease, and (v) liens against the Premises in violation of Section 5.03 of this Lease. LESSEE UNDERSTANDS AND AGREES THAT THE FOREGOING INDEMNIFICATION OBLIGATIONS OF LESSEE ARE EXPRESSLY INTENDED TO AND SHALL INURE TO THE BENEFIT OF THE INDEMNIFIED PARTIES EVEN IF SOME OR ALL OF THE MATTERS FOR WHICH SUCH INDEMNIFICATION IS PROVIDED ARE CAUSED OR ALLEGED TO HAVE BEEN CAUSED BY THE SOLE, SIMPLE, JOINT OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES, BUT NOT TO THE EXTENT CAUSED BY THE INDEMNIFIED PARTIES' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The obligations of Lessee under this Section 5.04 shall survive any termination, expiration, rejection in bankruptcy, or assumption in bankruptcy of this Lease.

(b) The rights and obligations of Lessor and Lessee with respect to claims by Lessor against Lessee brought pursuant to this Section 5.04 and Section 5.06 shall be subject to the following conditions:

(i) If Lessor receives notice of the assertion of any claim in respect of which it intends to make an indemnification claim under this Section 5.04 or Section 5.06, Lessor shall promptly provide written notice of such assertion to Lessee; provided that failure of Lessor to give Lessee prompt notice as provided herein shall not relieve Lessee of any of its obligations hereunder, except to the extent the Lessee is prejudiced by such failure. The notice shall describe in reasonable detail the nature of the claim and the basis for an indemnification claim under Section 5.04 or Section 5.06, and shall be accompanied by all papers and documents which have been served upon Lessor and such other documents and information as may be appropriate to an understanding of such claim and the liability of Lessee to indemnify Lessor hereunder. Except as required by law, the Lessor shall not answer or otherwise respond to such claim or take any other action which may prejudice the defense thereof unless and until Lessee has been given the opportunity to assume the defense thereof as required by this Section 5.04 and refused to do so.

(ii) Upon receipt of an indemnification notice under this Section 5.04, the Lessee shall have the right, but not the obligation, to promptly assume and take exclusive control of the defense, negotiation and/or settlement of such claim; provided, however, that if the representation of both parties by Lessee’s counsel would be inappropriate due to actual or potential differing interests between them, then the Lessee shall not be obligated to assume such defense, but such conflict shall not lessen Lessee’s indemnity obligation hereunder. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Lessor shall have the right to select separate counsel, and the cost of such counsel shall be paid by Lessee. The parties acknowledge that, with respect to claims for which insurance is available, the rights of the parties to select counsel for the defense of such claims shall be subject to such approval rights as the insurance company providing coverage may have.

(iii) The party controlling the defense of a claim shall keep the other party reasonably informed at all stages of the defense of such claim. The party not controlling the defense of any claim shall have the right, at its sole cost and expense, to participate in, but not control, the defense of any such claim. Each party shall reasonably cooperate with the other in the defense, negotiation and/or settlement of any such claim. In connection with any defense of a claim undertaken by Lessee, Lessor shall provide Lessee, and its counsel, accountants and other representatives, with reasonable access to relevant books and records and make available such personnel of Lessor as Lessee may reasonably request.

Section 5.05 Permitted Contests.

(a) Lessee, at its expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, any Legal Requirements with which Lessee is required to comply pursuant to Section 5.02(b) or any Environmental Law under Section 5.06, or the amount or validity or application, in whole or in part, of any tax, assessment or charge which Lessee is obligated to pay or any lien, encumbrance or charge not permitted by Sections 2.01, 2.02, 5.02(a), 5.03 and 6.02, provided that unless Lessee has already paid such tax, assessment or charge (i) the commencement of such proceedings shall suspend the enforcement or collection thereof against or from Lessor and against or from the Premises, (ii) neither the Premises nor any rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost, (iii) Lessee shall have furnished such security, if any, as may be required in the proceedings and as may be reasonably required by Lessor, and (iv) if such contest be finally resolved against Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon. Lessor, at Lessee’s expense, shall execute and deliver to Lessee such authorizations and other documents as reasonably may be required in any such contest. Lessee shall indemnify and save Lessor harmless against any cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom. Notwithstanding any other provision of this Lease to the contrary, Lessee shall not be in default hereunder in respect to the compliance with any Legal Requirements with which Lessee is obligated to comply pursuant to Section 5.02(b), any Environmental Law under Section 5.06, or in respect to the payment of any tax, assessment or charge which Lessee is obligated to pay or any lien, encumbrance or charge not permitted by Section 2.01, 2.02, 5.02(a), 5.03 and 6.02 which Lessee is in good faith contesting.

(b) Without limiting the provisions of Section 5.05(a), so long as no Event of Default exists and the conditions set forth in Section 5.05(a) are satisfied, Lessor hereby irrevocably appoints Lessee as Lessor’s attorney-in-fact solely for the purpose of prosecuting a contest of any tax, assessment or charge which Lessee is obligated to pay. Such appointment is coupled with an interest. Notwithstanding the foregoing appointment, if Lessee determines it to be preferable in prosecution of a contest of a tax, assessment or charge, upon Lessee’s prior request, Lessor shall execute the real estate tax complaint and/or other documents reasonably needed by Lessee to prosecute the complaint as to such tax, assessment or charge and return same to Lessee within ten (10) days. In such event, Lessee shall pay all of Lessor’s costs and expenses in connection therewith, including, without limitation, reasonable attorneys’ fees and Lessee shall arrange for preparation of such documentation at Lessee’s sole cost and expense.

Section 5.06 Environmental Compliance.

(a) For purposes of this Lease:

(i) the term “Environmental Laws” shall mean and include the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and all applicable federal, state and local environmental laws, ordinances, rules, requirements, regulations and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted and any and all other federal, state or local laws, ordinances, rules, requirements, regulations and publications, now or hereafter existing, relating to (i) the preservation or regulation of the public health, welfare or environment, (ii) the regulation or control of toxic or hazardous substances or materials, or (iii) any wrongful death, personal injury or property damage that is caused by or related to the presence, growth, proliferation, reproduction, dispersal, or contact with any biological organism or portion thereof (living or dead), including molds or other fungi, bacteria or other microorganisms or any etiologic agents or materials; and

(ii) the term “Regulated Substance” shall mean and include any, each and all substances, biological and etiologic agents or materials now or hereafter regulated pursuant to any Environmental Laws, including, but not limited to, any such substance, biological or etiological agent or material now or hereafter defined as or deemed to be a “regulated substance,” “pesticide,” “hazardous substance” or “hazardous waste” or included in any similar or like classification or categorization thereunder.

(b) Lessee shall:

(i) not cause or permit any Regulated Substance to be placed, held, located, released, transported or disposed of on, under, at or from the Premises in violation of Environmental Laws;

(ii) contain at or remove from the Premises, or perform any other necessary remedial action regarding, any Regulated Substance in any way affecting the Premises if, as and when such containment, removal or other remedial action is required under any Legal Requirements and, whether or not so required, shall perform any containment, removal or remediation of any kind involving any Regulated Substance in any way materially adversely affecting the Premises in compliance with all Legal Requirements and, upon reasonable request of Lessor after consultation with Lessee (which request may be given only if Lessor has received information such that it reasonably believes that environmental contamination exists which may have a material adverse effect on the Premises), shall arrange a Site Assessment (as such term is defined in Section 5.06(c)), or such other or further testing or actions as may be required by Legal Requirements or as may be mutually agreed to by Lessor and Lessee, to be conducted at the Premises by qualified companies retained by Lessee specializing in environmental matters and reasonably satisfactory to Lessor in order to ascertain compliance with all Legal Requirements and the requirements of this Lease, all of the foregoing to be at Lessee’s sole cost and expense;

(iii) provide Lessor with written notice (and a copy as may be applicable) of any of the following within ten (10) days of receipt thereof:  (A) Lessee’s obtaining knowledge or notice of any kind of the material presence, or any actual or threatened release, of any Regulated Substance in any way materially adversely affecting the Premises; (B) Lessee’s receipt or submission, or Lessee’s obtaining knowledge or notice of any kind, of any report, citation, notice or other communication from or to any federal, state or local governmental or quasi-governmental authority regarding any Regulated Substance in any way materially adversely affecting the Premises; or (C) Lessee’s obtaining knowledge or notice of any kind of the incurrence of any cost or expense by any federal, state or local governmental or quasi-governmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Regulated Substance in any way materially adversely affecting the Premises, or of the filing or recording of any lien on the Premises or any portion thereof in connection with any such action or Regulated Substance in any way materially adversely affecting the Premises; and

(iv) in addition to the requirements of Section 5.04 hereof, defend all actions against the Indemnified Parties and Mortgagee and pay, protect, indemnify and save harmless the Indemnified Parties and Mortgagee from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature relating to any Environmental Laws, Regulated Substances or other environmental matters concerning the Premises; except to the extent caused by or through Lessor, Mortgagee, or their agents, employees or representatives. The indemnity contained in this Section 5.06 shall survive the expiration or earlier termination of this Lease, unless at such time Lessee provides Lessor a Site Assessment (as defined below) acceptable to Lessor showing the Premises to be free of Regulated Substances and not in violation of Environmental Laws and that there exists no condition which could result in any violations of Environmental Laws.

(c) Upon reasonable cause and prior written notice from Lessor, Lessee shall permit such reasonably qualified persons as Lessor may designate (“Site Reviewers”) to visit the Premises and perform environmental site investigations and assessments (“Site Assessments”) on the Premises for the purpose of determining whether there exists on the Premises any Regulated Substance or violation of Environmental Laws or any condition which could result in any violations of Environmental Laws. Such Site Assessments may include both above and below the ground environmental testing for violations of Environmental Laws and such other tests as may be necessary, in the reasonable opinion of the Site Reviewers, to conduct the Site Assessments. Lessee shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting a Site Assessment shall be paid by Lessee.

(d) If any violation of Environmental Laws occurs or is found to exist and, in Lessor's reasonable judgment based upon the written bids of reputable environmental professionals, the cost of remediation of, or other response action with respect to, the same is likely to exceed $100,000, Lessee shall provide to Lessor, within ten (10) days after Lessor's request therefor, adequate financial assurances that Lessee will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit reasonably satisfactory to Lessor in form and substance and in an amount equal to one hundred and fifty percent (150%) of Lessor’s reasonable estimate of the anticipated cost of such remedial action, based upon a Site Assessment performed pursuant to Section 5.06(c). Notwithstanding any other provision in this Lease, if a violation of Environmental Laws occurs or is found to exist and the Term would otherwise terminate or expire, and such violation(s) of Environmental Laws is proximately caused, in whole or in part, by the actions and/or omissions of Lessee, and the Premises cannot be rented to another lessee on commercially reasonable terms during the remedial action, then, at the option of Lessor, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws, or (ii) the date specified in a written notice from Lessor to Lessee terminating this Lease.

(e) If Lessee fails to correct any violation of Environmental Laws which occurs or is found to exist, Lessor shall have the right (but no obligation) to take any and all actions as Lessor shall reasonably deem necessary or advisable in order to cure such violation of Environmental Laws.

(f) All future leases, subleases or concession agreements permitted by this Lease relating to the Premises entered into by Lessee shall contain covenants of the other party not to knowingly at any time (i) cause any violation of Environmental Laws to occur or (ii) permit any Person occupying the Premises through said subtenant or concessionaire to knowingly cause any violation of Environmental Laws to occur.

ARTICLE VI

Section 6.01 Intentionally Deleted.

Section 6.02 Condemnation and Casualty.

(a) General Provisions. Except as provided in Section 6.02(b) and (c), Lessee hereby irrevocably assigns to Lessor any award, compensation or insurance payment to which Lessee may become entitled by reason of Lessee’s interest in the Premises (i) if the use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain (“Condemnation”) or (ii) if the Premises or any part thereof is damaged or destroyed by fire, flood or other casualty (“Casualty”). All awards, compensations and insurance payments on account of any Condemnation or Casualty are herein collectively called “Compensation.” Lessee may not unilaterally negotiate, prosecute or adjust any claim for any Compensation. Lessee must consult with and obtain Lessor’s consent thereto. If the parties are unable to so agree, then they shall appoint an entity or individual that specializes in such negotiations who shall negotiate, prosecute and adjust a claim for Compensation. Lessor shall be entitled to participate in any such proceeding, action, negotiation, prosecution, appeal or adjustment as contemplated herein. Notwithstanding anything to the contrary contained in this Article VI, if permissible under applicable law, any separate Compensation made to Lessee for its moving and relocation expenses, anticipated loss of business profits, loss of goodwill or fixtures and equipment paid for by Lessee and which are not part of the Premises (including, without limitation, the Severable Property) shall be paid directly to and shall be retained by Lessee (and shall not be deemed to be “Compensation”). All Compensation shall be applied pursuant to this Section 6.02, and all such Compensation (less the expense of collecting such Compensation) is herein called the “Net Proceeds.” Except as specifically set for herein, all Net Proceeds shall be paid to the Proceeds Trustee (as defined herein) and applied pursuant to this Section 6.02. If the Premises or any part thereof shall be damaged or destroyed by Casualty, and if the estimated cost of rebuilding, replacing or repairing the same shall exceed $50,000, Lessee promptly shall notify Lessor thereof.

(b) Substantial Condemnation During the Term. If a Condemnation shall, in Lessee’s good faith judgment, affect all or a substantial portion of the Premises and shall render the Premises unsuitable for restoration for continued use and occupancy in Lessee’s business, then Lessee may, not later than sixty (60) days after a determination has been made as to when possession of the Premises must be delivered with respect to such Condemnation, deliver to Lessor (i) notice of its intention (“Notice of Intention”) to terminate this Lease on the next rental payment date which occurs after the earlier of (a) ninety (90) days after the delivery of such notice or (b) delivery of the Premises to the condemning authority (the “Condemnation Termination Date”), and (ii) a certificate of an authorized officer of Lessee describing the event giving rise to such termination and stating that Lessee has determined that such Condemnation has rendered the Premises unsuitable for restoration for continued use and occupancy in Lessee’s business. This Lease shall terminate on the Condemnation Termination Date, except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have accrued on or prior to the Condemnation Termination Date, upon payment by Lessee of (1) all Basic Rent, additional rent and other sums due and payable hereunder to and including the Condemnation Termination Date, and (2) an amount equal to the excess, if any, of (a) the aggregate of all Basic Rent, additional rent and other sums which would be payable under this Lease, from the Condemnation Termination Date for what would be the then unexpired Term in the absence of such Condemnation, discounted at the rate equal to the then current yield on United States Treasury Notes having a maturity as of the stated date for expiration of the then existing Term of this Lease, plus 2% per annum (the “Reference Rate”), over (b) the Net Proceeds. The Net Proceeds shall belong to Lessor.

(c) Substantial Casualty During the Last Two Years of the Term. If an insured Casualty shall, in Lessee’s good-faith judgment, affect all or a substantial portion of the Premises during the last two (2) years of the Term and shall render the Premises unsuitable for restoration for continued use and occupancy in Lessee’s business, then Lessee may, not later than one hundred and fifty (150) days after such Casualty, deliver to Lessor (i) notice of its intention to terminate this Lease on the next rental payment date which occurs not less than sixty (60) days after the delivery of such notice (the “Casualty Termination Date”), (ii) a certificate of an authorized officer of Lessee describing the event giving rise to such termination and stating that Lessee has determined that such Casualty has rendered the Premises unsuitable for restoration for continued use and occupancy in Lessee’s business, and (iii) documentation to the effect that termination of this Lease will not be in violation of any agreement then in effect with which Lessee is obligated to comply pursuant to this Lease. Upon payment by Lessee of all Basic Rent, additional rent and other sums then due and payable hereunder to and including the Casualty Termination Date, this Lease shall terminate on the Casualty Termination Date except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have accrued on or prior to the Casualty Termination Date, and the Net Proceeds shall belong to Lessor.

(d) Less Than Substantial Condemnation or Any Casualty Prior to the Last Two Years of the Term. If, after a Condemnation or Casualty, Lessee does not give or does not have the right to give notice of its intention to terminate this Lease as provided in subsection 6.02(b) or (c), then this Lease shall continue in full force and effect and Lessee shall, at its expense, rebuild, replace or repair the Premises in conformity with the requirements of subsections 2.01, 2.02 and 5.03 so as to restore the Premises (in the case of Condemnation, as nearly as practicable) to the condition, and character thereof immediately prior to such Casualty or Condemnation; provided that Lessee and Lessor shall use reasonable efforts to consider modifications which would make the Improvements a more contemporary design. To the extent the Net Proceeds with respect to any Casualty are less than $100,000, such amount shall be paid to Lessee to be used to rebuild, replace or repair the Premises in a lien free and good and workmanlike manner. To the extent the Net Proceeds from any Casualty are $100,000 or greater, such amount shall be paid to the Proceeds Trustee and prior to any such rebuilding, replacement or repair, Lessee shall determine the maximum cost thereof (the “Restoration Cost”), which amount shall be reasonably acceptable to Lessor. The Restoration Cost shall be paid on a pro rata basis out of Lessee’s own funds and the Net Proceeds to the extent that the Restoration Cost exceeds the Net Proceeds payable in connection with such occurrence, after which expenditure Lessee shall be entitled to receive the Net Proceeds from the Proceeds Trustee, but only against (i) certificates of Lessee delivered to Lessor and the Proceeds Trustee from time to time but no more often than monthly as such work of rebuilding, replacement and repair progresses, each such certificate describing the work for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work and (ii) such additional documentation or conditions as Lessor or the Proceeds Trustee may reasonably require, including, but not limited to, copies of all contracts and subcontracts relating to restoration, architects’ certifications, title policy updates and lien waivers or releases. Any Net Proceeds remaining after final payment has been made for such work and after Lessee has been reimbursed for any portions it contributed to the Restoration Cost with respect to any Casualty shall be paid to Lessee and with respect to any Condemnation shall be paid to Lessor. In the event of any temporary Condemnation, this Lease shall remain in full effect and Lessee shall be entitled to receive the Net Proceeds allocable to such temporary Condemnation, except that any portion of the Net Proceeds allocable to the period after the expiration or termination of the Term shall be paid to Lessor. If the cost of any rebuilding, replacement or repair required to be made by Lessee pursuant to this subsection 6.02(d) shall exceed the amount of such Net Proceeds, the deficiency shall be paid by Lessee. Notwithstanding anything herein to the contrary, in the event of a less than substantial Condemnation, Lessee and Lessor shall equitably adjust the Basic Rent to take into consideration any diminished utility of the Premises after completion of any rebuilding, replacement or repair required to be made by Lessee pursuant to this Section 6.02(d).

Section 6.03 Insurance.

(a) Lessee will maintain insurance on the Premises of the following character:

(i) Insurance (on an occurrence basis) against all risks of direct physical loss (“Causes of Loss - Special Form”), including loss by fire, lightning, flooding (if the Premises are in a flood zone), earthquakes (if the Premises are in an earthquake zone), and other risks which at the time are included under “extended coverage” endorsements, on ISO form CP1030, or its equivalent, in amounts sufficient to prevent Lessor and Lessee from becoming a coinsurer of any loss but in any event in amounts not less than 100% of the actual replacement value of the Improvements, exclusive of foundations and excavations, without any exclusions other than standard printed exclusions and without exclusion for terrorism and with deductibles of not more than $25,000 per occurrence (except with respect to wind damage, which shall have a deductible of no more than $250,000);

(ii) Commercial general liability insurance and/or umbrella liability insurance (on an occurrence basis), on ISO form CG 0001 0798, or its equivalent, against claims for bodily injury, death or property damage occurring on, in or about the Premises in the minimum amounts of $5,000,000 for bodily injury or death to any one person, $10,000,000 for any one accident and $5,000,000 for property damage to others or in such greater amounts as are then customary for property similar in use to the Premises, with deletions of contractual liability exclusions with respect to personal injury and with defense to be provided as an additional benefit and not within the limits of liability and with deductibles of not more than $25,000 per occurrence;

(iii) Rent loss insurance or business interruption insurance in an amount sufficient to cover loss of rents from the Premises pursuant to this Lease for a period of at least twelve (12) months, with endorsements to cover interruption of utilities outside of the Premises;

(iv) Worker’s compensation insurance to the extent required by the law of the state in which the Premises are located;

(v) Boiler and machinery insurance in respect of any boilers and similar apparatus located on the Premises in the minimum amount of $500,000 or in such greater amounts as to adequately insure the Premises;

(vi) During any period of construction on the Premises, builder’s risk insurance on a completed value, nonreporting basis for the total cost of such alterations or improvements, and workers’ compensation insurance as required by applicable law. This coverage may be provided by Lessee’s all risk property insurance pursuant to Section 6.03(a)(i) herein; and

(vii) Such other insurance in such kinds and amounts, with such deductibles and against such risks, as Mortgagee may reasonably require or as is commonly obtained in the case of property similar in use to the Premises and located in the state in which the Premises are located by prudent owners of such property.

Such insurance shall be written by companies authorized to do business in the state where the Premises are located and carrying a claims paying ability rating of at least A:XII by A.M. Best or A by Standard and Poor's, as applicable, and with the exception of workers’ compensation insurance, shall name Lessor as an additional insured as its interest may appear.

(b) Every such policy provided pursuant to Section 6.03(a)(i), above shall (i) bear a mortgagee endorsement in favor of Mortgagee under any Mortgage, and any loss under any such policy shall be payable to the Mortgagee which has a first lien on such interest (if there is more than one first Mortgagee, then to the trustee for such Mortgagees) to be held and applied by Mortgagee toward restoration pursuant to Section 6.02, and (ii) contain an ordinance or law coverage endorsement. Every such policy with the exception of workers’ compensation insurance, shall name the Mortgagee as an additional insured as its interest may appear. Every policy referred to in subsection 6.03(a) shall provide that it will not be cancelled or amended except after thirty (30) days written notice to Lessor and the Mortgagee and that it shall not be invalidated by any act or negligence of Lessor, Lessee or any person or entity having an interest in the Premises, nor by occupancy or use of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to or ownership of the Premises. The “Proceeds Trustee” shall be a financial institution selected by Lessor and reasonably approved by Lessee and may be the Mortgagee.

(c) Lessee shall deliver to Lessor (i) upon request copies of the applicable insurance policies and (ii) original or duplicate certificates of insurance, reasonably satisfactory to Lessor evidencing the existence of all insurance which is required to be maintained by Lessee hereunder and payment of all premiums therefor, such delivery to be made (i) upon the execution and delivery hereof and (ii) at least ten (10) days prior to the expiration of any such insurance. Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 6.03 unless Lessor is named an additional insured therein and unless there is a mortgagee endorsement in favor of Mortgagee with loss payable as provided herein. Lessee shall immediately notify Lessor whenever any such separate insurance is obtained and shall deliver to Lessor the policies or certificates evidencing the same. Any insurance required hereunder may be provided under blanket policies, provided that the Premises are specified therein.

(d) If an Event of Default shall occur, upon the request of Lessor, Lessee shall, in addition to and concurrently with the payment of Basic Rent as required in Section 1.05 hereof, pay one-twelfth of the amount (as estimated by Lessor or Mortgagee, as applicable) of the annual premiums for insurance (collectively, the “Insurance Escrow Payments”) required under this Section 6.03 next becoming due and payable with respect to the Premises. Notwithstanding the foregoing, Lessee shall also be required to pay into escrow any other amounts required by Mortgagee. Lessee shall also pay to Lessor on demand therefor the amount by which the actual insurance premiums exceed the payment by Lessee required in this subsection.

(e) The requirements of this Section 6.03 shall not be construed to negate or modify Lessee’s obligations under Section 5.04.

(f) Notwithstanding anything contained in this Lease to the contrary, each party hereto hereby waives any and all rights of recovery, claim, action or cause of action, against the other party and its agents, officers, and employees, for any loss or damage that may occur to the Premises, including the Improvements, regardless of cause or origin, including the negligence of the other party and its agents, officers, and employees, without prejudice to any waiver or indemnity provisions applicable to Lessee and any limitation of liability provisions applicable to Lessor hereunder, of which provisions Lessee shall notify all insurers.

ARTICLE VII

Section 7.01 Conditional Limitations; Default Provisions.

(a) Any of the following occurrences or acts shall constitute an Event of Default under this Lease:

(i) If Lessee shall (1) fail to pay any Basic Rent, additional rent or other sum when due (provided that for such failure to pay to constitute an Event of Default such failure must continue to exist after Lessor has provided Lessee with five business (5) days written notice of Lessee’s failure to timely pay such sums and provided that Lessor is obligated to provide such written notice no more than two times for any consecutive twelve (12) month period) or (2) fail to observe or perform any other provision hereof and such nonmonetary failure shall continue for thirty (30) days after written notice to Lessee of such failure (provided that, in the case of any such failure which cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period, if Lessee shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period not to exceed one hundred and eighty (180) days as is necessary to complete the curing thereof with diligence);

(ii) If any representation or warranty of Lessee set forth in any certificate provided by Lessee pursuant to this Lease, shall prove to be incorrect in any material adverse respect as of the time when the same shall have been made in a way adverse to Lessor and Lessor shall suffer a loss or detriment as a result thereof, including, without limitation, the taking of any action (including, without limitation, the demise of the Premises to Lessee herein) in reliance upon such representation or warranty and, in each case, the facts shall not be conformed to the representation and warranty as soon as practicable in the circumstances (but in no event to exceed that period of time that in Lessor’s reasonable judgment is necessary to complete the curing thereof with diligence) after written notice to Lessee from Lessor of such inaccuracy and Lessor restored to the position it would have enjoyed had such representation or warranty been accurate at the time it was made;

(iii) If Lessee shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors, or if a petition proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall consent to or acquiesce in the filing thereof or such petition shall not be discharged or denied within ninety (90) days after the filing thereof;

(iv) If a receiver, trustee or conservator of Lessee or of all or substantially all of the assets of Lessee or of the Premises or Lessee’s or estate therein shall be appointed in any proceeding brought by Lessee, or if any such receiver, trustee or conservator shall be appointed in any proceeding brought against Lessee and shall not be discharged within ninety (90) days after such appointment, or if Lessee shall consent to or acquiesce in such appointment;

(v) If the Premises shall have been abandoned for a period of thirty (30) consecutive days;

(vi) If a Letter of Credit has been posted as the Security Deposit or other security hereunder, and the issuer of the Letter of Credit cancels, terminates or refuses to honor it, and Lessee shall fail to renew the Letter of Credit within thirty (30) days or shall fail to post a cash equivalent amount of the Letter of Credit or a replacement letter of credit within fifteen (15) days after notice of such cancellation, termination or refusal; and

(vii) If a monetary Event of Default occurs under this Lease more than three (3) times within any consecutive twelve (12) month period, irrespective of whether or not such Event of Default is cured.

(b) If an Event of Default shall have happened and be continuing, Lessor shall have the right to give Lessee notice of Lessor’s termination of the Term. Upon the giving of such notice, the Term and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Term, and all rights of Lessee hereunder shall expire and terminate, but Lessee shall remain liable as hereinafter provided.

(c) If an Event of Default shall have happened and be continuing, Lessor shall have the immediate right, whether or not the Term shall have been terminated pursuant to subsection 7.01(b), to reenter and repossess the Premises and the right to remove all persons and property (subject to Section 3.02) therefrom by summary proceedings, ejectment or any other legal action or in any lawful manner Lessor determines to be necessary or desirable. Lessor shall be under no liability by reason of any such reentry, repossession or removal. No such reentry, repossession or removal shall be construed as an election by Lessor to terminate the Term unless a notice of such termination is given to Lessee pursuant to subsection 7.01(b) or unless such termination is decreed by a court.

(d) At any time or from time to time after a reentry, repossession or removal pursuant to subsection 7.01(c), whether or not the Term shall have been terminated pursuant to subsection 7.01(b), Lessor may relet the Premises for the account of Lessee, in the name of Lessee or Lessor or otherwise. Lessor may collect any rents payable by reason of such reletting. Lessor shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting. Notwithstanding the foregoing, Lessor agrees to make reasonable efforts to mitigate its damages under this Lease in the event Lessee actually vacates or advises Lessor that it is, as of a specified date, to vacate the Premises. The phrase “reasonable efforts,” as it relates to Lessor’s duty to attempt to relet the Premises, shall require Lessor to do only the following: (i) notify Lessor’s management company, if any, in writing of the availability of the Premises for reletting and authorize same to advertise as appropriate, (ii) post Lessor’s leasing contact telephone number in an appropriate area of the Premises, and (iii) show the Premises to any prospective Lessee interested in the Premises and to any prospective Lessee specifically referred to Lessor by Lessee. Under any requirement of Lessor to use “reasonable efforts” as described herein, (i) Lessor shall not be required to relet the Premises ahead of any other properties in the same market not producing any income to Lessor; (ii) Lessor shall be entitled to consider Lessee quality, Lessee-mix, the financial condition of any prospective Lessee, the nature of the Premises, the proposed use of the Premises by any prospective Lessee, and any rights of existing sublessees located in the Premises, in making any leasing decision without being deemed to have violated its mitigation requirement hereunder; and (iii) under any new lease entered into by Lessor, Lessor may relet all or any portion of the Premises to create an appropriate block of space for a new Lessee, may relet for a greater or lesser term than that remaining at that time under this Lease, and may include free rent, concessions, inducements, alterations and upgrades in the new lease. If a reletting occurs, Lessor shall recoup all of its expenses of reletting (including, without limitation, all expenses relating to remodeling, alterations, repairs, capital improvements, brokerage fees, decorating fees, and fees for architects, designers, space planners and attorneys) before Lessee is entitled to a credit on the damages owed by Lessee hereunder. If Lessor shall do all the foregoing then, anything in this Lease, or any statute, or common law rule to the contrary notwithstanding, Lessor shall be deemed to have met its duty (if any) to mitigate its damages hereunder.

(e) No expiration or termination of the Term pursuant to subsection 7.01(b), by operation of law or otherwise, and no reentry, repossession or removal pursuant to subsection 7.01(c) or otherwise, and no reletting of the Premises pursuant to subsection 7.01(d) or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, reentry, repossession, removal or reletting.

(f) In the event of any expiration or termination of the Term or reentry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Lessee shall pay to Lessor all Basic Rent, additional rent and other sums required to be paid by Lessee, in each case to and including the date of such expiration, termination, reentry, repossession or removal, and, thereafter, Lessee shall, until the end of what would have been the Term in the absence of such expiration, termination, reentry, repossession or removal and whether or not the Premises shall have been relet, be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages:  (i) all Basic Rent, all additional rent and other sums which would be payable under this Lease by Lessee in the absence of any such expiration, termination, reentry, repossession or removal, together with all expenses of Lessor in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys’ fees and expenses (including, without limitation, fees and expenses of appellate proceedings), employee’s expenses, alteration costs and expenses of necessary preparation for such reletting), less (ii) the net proceeds, if any, of any reletting effected for the account of Lessee pursuant to subsection 7.01(d). Lessee shall pay such liquidated and agreed current damages on the dates on which rent would be payable under this Lease in the absence of such expiration, termination, reentry, repossession or removal, and Lessor shall be entitled to recover the same from Lessee on each such date.

(g) At any time after any such expiration or termination of the Term or reentry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, whether or not Lessor shall have collected any liquidated and agreed current damages pursuant to subsection 7.01(f), Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor on demand, as and for liquidated and agreed final damages for Lessee’s default and in lieu of all liquidated and agreed current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) the aggregate of all Basic Rent, additional rent and other sums which would be payable under this Lease, in each case from the date of such demand (or, if it be earlier, to date to which Lessee shall have satisfied in full its obligations under subsection 7.01(f) to pay liquidated and agreed current damages) for what would be the then unexpired Term in the absence of such expiration, termination, reentry, repossession or removal, discounted at the Reference Rate, over (b) the then fair rental value of the Premises, discounted at the Reference Rate for the same period. If any law shall limit the amount of liquidated final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such law.

(h) To the extent the same may lawfully be waived, Lessee expressly, knowingly and voluntarily waives all constitutional, statutory and common law bonding requirements, including the requirement under Section 83.12, Florida Statutes (2006) that Lessor file a bond payable to Lessee in at least double the sum demanded by Lessor (or double the value of the property sought to be distrained), it being the intention of the parties that no bond shall be required to be filed by Lessor in any such distress action.

Section 7.02 Bankruptcy or Insolvency.

(a) If Lessee shall become a debtor in a case filed under Chapter 7 or Chapter 11 of the Bankruptcy Code and Lessee or Lessee’s trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of such petition or such additional time as provided by the court within such sixty (60) day period, this Lease shall be deemed to have been rejected. Immediately thereupon, Lessor shall be entitled to possession of the Premises without further obligation to Lessee or Lessee’s trustee, and this Lease, upon the election of Lessor, shall terminate, but Lessor’s right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

(b) Neither the whole nor any portion of Lessee’s interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, conservator, assignee for the benefit of creditors or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Lessee, unless Lessor shall have consented to such transfer. No acceptance by Lessor of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Lessor nor shall it be deemed a waiver of Lessor’s right to terminate this Lease for any transfer of Lessee’s interest under this Lease without such consent.

(c) In the event of an assignment of Lessee’s interests pursuant to this Section 7.02, the right of any assignee to extend the Term for an Extended Term beyond the Primary Term or the then Extended Term of this Lease shall be extinguished.

Section 7.03 Additional Rights of Lessor.

(a) Except as provided in Section 7.01(g), no right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Lessor of any Basic Rent, additional rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Lessor of any provision hereof shall be deemed to have been made unless made in writing. Lessor shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Lessor by law or equity.

(b) Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Lease after termination of Lessee’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the Term as herein provided, (ii) the benefits of any law which exempts property from liability for debt and (iii) Lessee specifically waives any rights of redemption or reinstatement available by law or any successor law.

(c) If an Event of Default on the part of Lessee shall have occurred hereunder and be continuing, then, without thereby waiving such default, Lessor may, but shall be under no obligation to, take all action, including, without limitation, entry upon the Premises, to perform the obligation of Lessee hereunder immediately and without notice in the case of any emergency as may be reasonably determined by Lessor and upon five (5) business days notice to Lessee in other cases. All reasonable expenses incurred by Lessor in connection therewith, including, without limitation, attorneys’ fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings), shall constitute additional rent under this Lease and shall be paid by Lessee to Lessor upon demand.

(d) If Lessee shall be in default in the performance of any of its obligations under this Lease beyond any applicable grace or cure period hereunder, Lessee shall pay to Lessor, on demand, all expenses incurred by Lessor as a result thereof, including, without limitation, reasonable attorneys’ fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings) and any additional sums (including any late charge, default penalties, interest and fees of the counsel of Mortgagee) which are payable by Lessor to its Mortgagee by reason of Lessee's late payment or non-payment of Basic Rent. If Lessor shall be made a party to any litigation commenced against Lessee and Lessee shall fail to provide Lessor with counsel approved by Lessor and pay the expenses thereof, Lessee shall pay all costs and reasonable attorneys’ fees and expenses in connection with such litigation (including, without limitation, fees and expenses incurred in connection with any appellate proceedings).

(e) If Lessee shall fail to pay when due any Basic Rent, additional rent or other sum required to be paid by Lessee hereunder, Lessor shall be entitled to collect from Lessee as additional rent and Lessee shall pay to Lessor, in addition to such Basic Rent, additional rent or other sum, annual interest on the delinquency equal to the Late Rate from the date due until paid. The Late Rate shall be the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum rate permitted by applicable law. In addition to all other remedies Lessor has hereunder, if Lessee shall fail to pay any Basic Rent, additional rent or other sum, as and when required to be paid by Lessee hereunder prior to the expiration for the period of payment pursuant to subsection 7.01(a)(i)(1), Lessor shall be entitled to collect from Lessee, and Lessee shall pay to Lessor, as additional rent, a late payment charge in an amount equal to 1% of the amount shown in the notice as unpaid.

ARTICLE VIII

Section 8.01 Notices and Other Instruments. All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when hand delivered or sent by a courier or express service guaranteeing overnight delivery or by telecopy, with original being promptly sent as otherwise provided above, addressed as follows:

If to Lessor:	NL Ventures V Plant City, L.P.
c/o AIC Ventures
8080 North Central Expwy - Suite 1220
Dallas, TX 75206
Attention: Mr. Peter Carlsen
Telephone: (214) 363-5620
Facsimile: (214) 363-4968

With a copy to:	AIC Ventures
301 Congress Avenue, Suite 320
Austin, Texas 78701
Attention: Mr. Heath D. Esterak, Acquisitions Counsel
Telephone: (512) 476-5009
Facsimile: (512) 476-7779

If to Lessee:	Modtech Holdings, Inc.
2830 Barrett Avenue
Perris, CA 92571
Attn: Dennis Shogren
Telephone: (951) 943-4014
Facsimile: (951) 943-9655

Lessor and Lessee each may from time to time specify, by giving fifteen (15) days notice to each other party, (i) any other address in the United States as its address for purposes of this Lease and (ii) any other person or entity in the United States that is to receive copies of notices, offers, consents and other instruments hereunder. Notice under the terms of this Lease shall be deemed delivered, whether or not actually received, upon the earlier of (i) the date of actual receipt by such party, or (ii) the day after said notice is either deposited with such overnight delivery service, transmitted by telecopier, or personally delivered, as applicable, pursuant to the above provisions.

Section 8.02 Estoppel Certificates; Financial Information.

(a) Lessee will, upon ten (10) business days written notice at the request of Lessor, execute, acknowledge and deliver to Lessor a certificate of Lessee, stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and stating the dates to which Basic Rent, additional rent and other sums payable hereunder have been paid and either stating that to the knowledge of Lessee no default exists hereunder or specifying each such default of which Lessee has knowledge and whether or not Lessee is still occupying and operating the Premises and such other information as Lessor shall reasonably request. Any such certificate may be relied upon by any actual or prospective mortgagee or purchaser of the Premises. Lessor will, upon ten (10) business days written notice at the request of Lessee, execute, acknowledge and deliver to Lessee a certificate of Lessor, stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and the dates to which Basic Rent, additional rent and other sums payable hereunder have been paid, and either stating that to the knowledge of Lessor no default exists hereunder or specifying each such default of which Lessor has knowledge. Any such certificate may be relied upon by Lessee or any actual or prospective assignee or sublessee of the Premises.

(b) So long as Lessee is a publicly traded company, then Lessee shall deliver to Lessor within ninety (90) days of the close of each fiscal year Lessee’s Form 10-K, and within forty-five (45) days after the end of each of the three remaining quarters Lessee’s Form 10-Q, in each case as filed with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other law, unless such items are available through EDGAR. If, at any time, Lessee is no longer a publicly traded company, then Lessee shall deliver to Lessor within ninety (90) days of the close of each fiscal year, annual audited financial statements of Lessee (which, at a minimum, shall include a balance sheet of Lessee and its consolidated subsidiaries, if any, as of the end of such year, a statement of profits and losses of Lessee and its consolidated subsidiaries, if any, for such year and a statement of cash flows of Lessee and its consolidated subsidiaries, if any, for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope) prepared by a firm of independent certified public accountants approved by Lessor. Lessee shall also furnish to Lessor within forty five (45) days after the end of each quarter unaudited internal financial statements and all other quarterly reports of Lessee (which, at a minimum, shall include a balance sheet of Lessee and its consolidated subsidiaries, if any, as of the end of such quarter and statements of profits and losses of Lessee and its consolidated subsidiaries, if any, for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year in reasonable detail and scope) certified by Lessee’s chief financial officer. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit (or if there are qualifications, the nature thereof) and (B) the audit was performed in accordance with GAAP, and (ii) by the affidavit of the president, a vice president, or chief financial officer of Lessee, dated within five (5) days of the delivery of such statement, stating that (1) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder, or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Lessee has taken or proposes to take with respect thereto and (2) except as otherwise specified in such affidavit, to the best of such affiant’s knowledge Lessee has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

(c) Lessor and its agents and designees may enter upon and examine the Premises and examine the records and books of account and discuss the finances and business with the officers of the Lessee at reasonable times during normal business hours and on reasonable advance written notice. Lessee shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit. Except in the event of emergency, Lessee may designate an employee to accompany Lessor, its agents and designees on such examinations. Lessee will provide, upon Lessor’s request, all information regarding the Premises, including, but not limited to, a current rent roll, an operating statement reflecting all income from subleases and all operating expenses for the Premises. Lessor and its agents and designees may enter upon and examine the Premises and show the Premises to prospective mortgagees and/or purchasers at reasonable times during normal business hours and on reasonable advance written notice.

ARTICLE IX

Section 9.01 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate, as well as the fee estate in the Premises or any interest in such fee estate.

Section 9.02 Surrender. Upon the expiration or termination of this Lease, Lessee shall surrender the Premises to Lessor in as good repair and condition as received under Section 2.01(a) except for any damage resulting from Condemnation or Casualty or normal wear and tear not required to be repaired by Lessee.

Section 9.03 Time. Time is of the essence with respect to this Lease, and the respective time periods set forth herein.

Section 9.04 Separability; Binding Effect; Governing Law. Each provision hereof shall be separate and independent, and the breach of any provision by Lessor shall not discharge or relieve Lessee from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. All provisions contained in this Lease shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of Lessor to the same extent as if each such successor and assign were named as a party hereto. All provisions contained in this Lease shall be binding upon the successors and assigns of Lessee and shall inure to the benefit of and be enforceable by the permitted successors and assigns of Lessee in each case to the same extent as if each successor and assign were named as a party hereto. This Lease shall be governed by and interpreted in accordance with the laws of the state in which the Premises are located.

Section 9.05 Table of Contents and Headings; Internal References. The table of contents and the headings of the various paragraphs and exhibits of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Lease. Unless stated to the contrary, any references to any Section, subsection, Exhibit and the like contained herein are to the respective Section, subsection, Exhibit and the like of this Lease.

Section 9.06 Counterparts. This Lease may be executed in two or more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been executed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be executed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument) and shall have been delivered by each of the parties to the other.

Section 9.07 Lessor’s Liability. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of any partner, director, member, officer or shareholder of Lessor, its successors or assigns with respect to any of the terms, covenants and conditions of this Lease, and any liability on the part of Lessor shall be limited solely to Lessor’s interest in the Premises, such exculpation of liability to be absolute and without any exception whatsoever.

Section 9.08 Amendments and Modifications. Except as expressly provided herein, this Lease may not be modified or terminated except by a writing signed by Lessor and Lessee.

Section 9.09 Additional Rent. All amounts other than Basic Rent which Lessee is required to pay or discharge pursuant to this Lease, including the charge provided for by Section 7.03(e) hereof, shall constitute additional rent which shall include, but not be limited to all reasonable costs and expenses of Lessee and Lessor which are incurred in connection or associated with (A) the use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Premises, (B) the performance of any of Lessee's obligations under this Lease, (C) the prosecution, defense or settlement of any litigation involving or arising from any of the Premises or this Lease, (D) the enforcement by Lessor, its successors and assigns, of any of its rights under this Lease, (E) any amendment to or modification of this Lease made at the request of Lessee, (F) costs of Lessor's counsel incurred in connection with any act undertaken by Lessor (or its counsel) at the request of Lessee, or incurred in connection with any act of Lessor performed on behalf of Lessee pursuant to this Lease.

Section 9.10 Consent of Lessor. Except as specifically set forth in this Lease, all consents and approvals to be granted by Lessor shall not be unreasonably withheld or delayed, and Lessee’s sole remedy against Lessor for the failure to grant any consent shall be to seek injunctive relief. In no circumstance will Lessee be entitled to damages with respect to the failure to grant any consent or approval.

Section 9.11 Quiet Enjoyment. Lessor agrees that, subject to the rights of Lessor under this Lease, Lessee shall hold and enjoy the Premises during the term of this Lease, free from any hindrance or interference from Lessor or any party claiming by, through or under Lessor.

Section 9.12 Holding Over. If Lessee remains in possession of the Premises, or any part thereof, after the expiration or other termination of the Term, without Lessor’s express written consent, Lessee shall be guilty of an unlawful detention of the Premises and shall be liable to Lessor for damages for use of the Premises during the period of such unlawful detention at a rate equal to 1.5 times the Basic Rent and all other amounts which would be payable during the Term hereof (collectively, “Holdover Rent”), plus any consequential damages suffered by Lessor. In the event of such unlawful detention, Lessee shall indemnify and hold Lessor harmless from and against any and all claims, suits, proceedings, losses, damages, liabilities, costs and expenses, including, without limitation, attorneys’ fees and disbursements, asserted against or incurred by Lessor, as a result of such unlawful detention. Notwithstanding the foregoing, Lessor shall be entitled to such other remedies and damages provided under this Lease or at law or in equity.

Section 9.13 Compliance with Terrorism Laws. Lessee represents and warrants that to its knowledge, neither Lessee nor any Person controlling Lessee (i) is included on any Government List (as hereinafter defined); (ii) has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 133224 (September 23, 2001) or in any enabling or implementing legislation or other Presidential Executive Orders in respect thereof; (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any offense under the criminal laws against terrorists, the criminal laws against money laundering, the Bank Secrecy Act, as amended, the Money Laundering Control Act of 1986, as amended, or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorists (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001), as amended; (iv) is currently under investigation by any governmental authority for alleged criminal activity; or (v) has a reputation in the community for criminal or unethical behavior. For purposes of this Lease, the term “Government List” means (1) the Specialty Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”), (2) the Denied Persons List and the Entity List maintained by the United States Department of Commerce, (3) the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (4) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the lists, laws, rules and regulations maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, (5) any other similar list maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America and (6) any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, as all such Government Lists may be updated from time to time.

Section 9.14 Financing and Subordination, Non-Disturbance and Attornment. Notwithstanding anything to the contrary in this Lease, this Lease and Lessee's interest hereunder shall be subject, subordinate and inferior to any mortgage or other security instrument granted or entered into by Lessor in connection with the loan by which Lessor acquired the Premises from Lessee, and any mortgage or other security instrument hereafter placed upon the Premises by Lessor, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such mortgage (or a separate non-disturbance agreement entered into between Lessee and the Mortgagee in whose favor such mortgage was granted) shall provide for the recognition of this Lease and all Lessee's rights hereunder unless and until an Event of Default. If Lessor desires to obtain or refinance any loan, Lessee shall execute any and all documents that such Mortgagee reasonably requires in connection with such financing, so long as the same do not materially adversely affect any right, benefit or privilege of Lessee under this Lease or materially increase Lessee's obligations under this Lease.

Section 9.15 Disclaimer of Purchase Rights. Except for the limited rights of Lessee to acquire title to the Premises in accordance with the provisions of Section 6.02(b) hereof, nothing in this Lease is intended or shall operate to grant to Lessee any right of first refusal, right of first offer, purchase option, or similar right to elect to purchase or acquire the Premises or any portion thereof, and Lessee hereby expressly waives any and all such rights.

Section 9.16 Security Deposit.

(a) For its full and faithful performance of the terms of this Lease, Lessee will deposit or cause to be deposited with Lessor or Mortgagee, as Lessor shall designate, on or before the date hereof, Five Hundred Twenty-Eight Thousand Nine Hundred and 00/100 Dollars ($528,900.00) as a "Security Deposit," it being expressly understood that such Security Deposit shall not be considered an advance payment of any Basic Rent, additional rent or other sums payable under this Lease or a measure of Lessor's damages in case of an Event of Default.

(b) Payment of said Security Deposit shall be satisfied by Lessee’s deposit of cash or a Letter of Credit in said amount. Lessee shall have the right to freely substitute cash for a Letter of Credit or vice versa, and if paid in cash, any interest earned shall remain as an additional Security Deposit. If Lessor transfers its interest in the Premises during the Term to a transferee who assumes Lessor's obligations hereunder and to whom the Security Deposit is transferred, Lessor may assign the Security Deposit to the transferee and, thereafter, Lessor shall have no further liability for the return of such Security Deposit to Lessee. For the purposes herein, “Letter of Credit” shall mean an irrevocable standby letter of credit issued to Lessor by a financially sound national banking association or state chartered bank having assets in excess of $50,000,000,000 and otherwise reasonably acceptable to Lessor, the proceeds of which shall be available to Lessor without the need for Lessor to satisfy any requirements or conditions whatsoever other than delivery of (a) the original Letter of Credit along with Lessor’s sight draft to the issuing institution with reference to the appropriate letter of credit number for the Letter of Credit, as set forth therein and (b) (i) a certificate signed by Lessor certifying that an Event of Default has occurred and is continuing under the Lease, or (ii) a certificate signed by Lessor certifying that Lessee has failed to renew the Letter of Credit at least thirty (30) days prior to its stated expiration date. The Letter of Credit shall be valid for an initial period of one (1) year from and after the date of its issuance and, by its express terms, shall provide (i) that its term shall automatically be extended for successive one (1) year periods unless at least thirty (30) days prior to the expiration of the initial one year term or any one year extension (as applicable) the issuer provides Lessor with written notification that it will not be extended, and (ii) that Lessor may assign (whether by way of outright or collateral assignment) all or any portion of its interest in the Letter of Credit to Mortgagee or any other person (including, without limitation, any third party purchaser).

(c) Upon the date Lessee files its 10K report for fiscal year 2007, and upon each subsequent filing of its 10K report thereafter, if according to such 10K report, Lessee then has (i) a Tangible Net Worth of at least $20 million and (ii) $10 million of EBITDA, then Lessor shall release $88,500.00 of the Security Deposit each year Lessee meets such criteria. For the purposes of this Lease, “Tangible Net Worth” shall mean at any date Lessee's total stockholders' equity as shown on Lessee’s most recent form 10-K, less any amount reported as goodwill, all as determined in accordance with GAAP. EBITDA shall mean earnings before the deduction of interest expenses, taxes, depreciation and amortization. This potential annual reduction of the Security Deposit will continue so long as there is no prior uncured Event of Default and until such time that the Security Deposit is reduced to $264,450. If at any time Lessee is not a publicly traded company, then Tangible Net Worth and EBITDA shall be determined based on Lessee’s most recent audited annual financial reports.

Section 9.17 Intentionally Deleted.

Section 9.18 Intentionally Deleted.

Section 9.19 Short Form Memorandum of Lease. Upon Lessor’s or Lessee’s request, the parties shall record a “short form” Memorandum of Lease identifying the Term granted to Lessee by this Lease, and any other terms to which the parties may agree. Any recording costs associated with the memorandum or short form of this Lease shall be borne by Lessee. Upon the expiration or earlier termination of this Lease, Lessee shall promptly execute and deliver to Lessor an instrument, in recordable form, wherein Lessee acknowledges the expiration or earlier termination of this Lease. Upon transfer or conveyance of the Premises by Lessor, Lessee agrees to execute an amendment to the memorandum indicating the change of Lessor.

Section 9.20 Intentionally Deleted.

Section 9.21 Brokers. Lessor and Lessee mutually represent and warrant to each other that it dealt with no real estate brokers in the transactions contemplated by this Lease, and that no brokerage fees, commissions, or other remuneration of any kind are due in connection herewith. Lessor shall forever indemnify and hold harmless Lessee against and in respect of any and all claims, losses, liabilities and expenses, including, without limitation, reasonable attorney’s fees and court costs, which Lessee may incur on account of any claim by any broker or agent or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Lessor in respect to the transactions herein contemplated. Lessee shall forever indemnify and hold harmless Lessor against and in respect of any and all claims, losses, liabilities and expenses, including, without limitation, reasonable attorney’s fees and court costs, which Lessor may incur on account of any claim by any broker or agent or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Lessee in respect to the transactions herein contemplated. The provisions of this Section shall survive expiration or termination of this Lease.

Section 9.22 Waiver of Jury Trial. Lessor and Lessee each hereby expressly, irrevocably, fully and forever release, waive and relinquish any and all right to trial by jury.

Section 9.23 No Partnership. Nothing herein contained shall be deemed or construed either by the parties hereto, or by a third party, to create a relationship between the parties of principal and agent, partnership, or joint venture. None of computation of rent, or any other provision contained herein, or any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

Section 9.24 No Construction Against Drafter. Each of the parties hereto acknowledges that it is sophisticated and experienced in transactions of the nature contemplated hereby and that it has been represented by counsel of its choosing in connection herewith; accordingly, each party hereto waives to the fullest extent permitted by law the application of any law or rule of construction requiring that this Lease be construed or interpreted against the drafting party or in favor of the non-drafting party.

Section 9.25 Security Interest and Security Agreement. This Lease shall also create a security interest in, and Lessee hereby grants to Lessor a security interest in, all sums on deposit with Lessor (or Lessor’s Mortgagee, as applicable) pursuant to the provisions of this Lease, including, but not limited to, the Tax Escrow Payments, the Insurance Escrow Payments, and the Security Deposit (said funds and accounts are hereinafter referred to collectively as the “Collateral”). This Lease constitutes a security agreement between Lessee and Lessor with respect to the Collateral in which Lessor is granted a security interest hereunder, and, cumulative of all other rights and remedies of Lessor hereunder, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. “Uniform Commercial Code” means the Uniform Commercial Code as now or hereafter in effect in the state where the Premises is located; provided that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lessor's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than such state, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Lessee hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Lessor the attorney-in-fact of Lessee to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Lessor may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Lessee hereby authorizes Lessor at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without the signature of Lessee as authorized by applicable law, as applicable to all or part of the Collateral. For purposes of such filings, Lessee agrees to furnish any information requested by the Lessor promptly upon request therefor by Lessor. Lessee also ratifies its authorization for the Lessor to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Lease. Lessee agrees to furnish Lessor with notice of any change in the name, identity, organizational structure, residence, state of incorporation, state of organization or state of formation or principal place of business or mailing address of Lessee within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default, Lessor shall have the rights and remedies as prescribed in this Lease, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Lessor’s election.

Section 9.26 Radon Gas Disclosure. Florida Statutes 404.056(5) requires the following statement: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

LESSOR:

NL VENTURES V PLANT CITY, L.P.

By:	NL Ventures V Plant City Management, L.L.C., its sole General Partner

By:
Name: Peter S. Carlsen
Title: President

LESSEE:

MODTECH HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION OF LAND

EXHIBIT B

PERMITTED EXCEPTIONS

EXHIBIT C

BASIC RENT SCHEDULE

The annual Basic Rent for the first Lease Year of the Term shall be $491,160.00.

The Basic Rent shall increase annually by 3.0% for the second Lease Year through the twentieth Lease Year. Basic Rent (in U.S. dollars) is payable as shown below:

Lease Year	Dates	Annual Rent	Monthly Rent
1	November 1, 2006 through October 31, 2007	491,160.00	40,930.00
2	November 1, 2007 through October 31, 2008	505,894.80	42,157.90
3	November 1, 2008 through October 31, 2009	521,071.64	43,422.64
4	November 1, 2009 through October 31, 2010	536,703.79	44,725.32
5	November 1, 2010 through October 31, 2011	552,804.91	46,067.08
6	November 1, 2011 through October 31, 2012	569,389.05	47,449.09
7	November 1, 2012 through October 31, 2013	586,470.73	48,872.56
8	November 1, 2013 through October 31, 2014	604,064.85	50,338.74
9	November 1, 2014 through October 31, 2015	622,186.79	51,848.90
10	November 1, 2015 through October 31, 2016	640,852.40	53,404.37
11	November 1, 2016 through October 31, 2017	660,077.97	55,006.50
12	November 1, 2017 through October 31, 2018	679,880.31	56,656.69
13	November 1, 2018 through October 31, 2019	700,276.72	58,356.39
14	November 1, 2019 through October 31, 2020	721,285.02	60,107.08
15	November 1, 2020 through October 31, 2021	742,923.57	61,910.30
16	November 1, 2021 through October 31, 2022	765,211.28	63,767.61
17	November 1, 2022 through October 31, 2023	788,167.61	65,680.63
18	November 1, 2023 through October 31, 2024	811,812.64	67,651.05
19	November 1, 2024 through October 31, 2025	836,167.02	69,680.59
20	November 1, 2025 through October 31, 2026	861,252.03	71,771.00

The Basic Rent shall increase annually by 3.0% for any Extended Term and is payable as shown below:

Lease Year	Dates	Annual Rent	Monthly Rent
21	November 1, 2026 through October 31, 2027	887,089.59	73,924.13
22	November 1, 2027 through October 31, 2028	913,702.28	76,141.86
23	November 1, 2028 through October 31, 2029	941,113.35	78,426.11
24	November 1, 2029 through October 31, 2030	969,346.75	80,778.90
25	November 1, 2030 through October 31, 2031	998,427.15	83,202.26

Lease Year	Dates	Annual Rent	Monthly Rent
26	November 1, 2031 through October 31, 2032	1,028,379.97	85,698.33
27	November 1, 2032 through October 31, 2033	1,059,231.37	88,269.28
28	November 1, 2033 through October 31, 2034	1,091,008.31	90,917.36
29	November 1, 2034 through October 31, 2035	1,123,738.56	93,644.88
30	November 1, 2035 through October 31, 2036	1,157,450.71	96,454.23

EXHIBIT D

SEVERABLE PROPERTY

Severable Property shall include all apparatus, personal property, trade fixtures, inventory, equipment, machinery, fittings, furniture, furnishings, chattel, materials and supplies located on and used in, or related to Lessee’s business, including, but not limited to, existing cranes, mainframe computers, kitchen equipment and telephone and similar systems and articles of personal property of every kind and nature whatsoever, and any additions, replacements, accessions and substitutions thereto or therefor, and all proceeds of all of the foregoing, and all personal property set forth in the table consisting of seven (7) pages attached to this Exhibit D.

Severable Property shall not include the Improvements.

EXHIBIT E

IMMEDIATE REPAIRS

EXHIBIT F

LANDLORD’S WAIVER AND CONSENT

THIS LANDLORD’S WAIVER AND CONSENT (“Waiver and Consent”) is made and entered into as of this _____ day __________, 2006 by and between NL VENTURES V PLANT CITY, L.P., a Texas limited partnership (“Landlord”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”).

A.  Landlord is the owner of the real properly commonly known as 1602 Industrial Park Dr., Plant City, Florida 33566, and particularly described in the Lease described below (the “Premises”).

B.  Landlord has entered into that certain Lease Agreement, attached hereto as Exhibit A, dated of even date herewith (together with all amendments and modifications thereto and waivers thereof, the “Lease”) with Modtech Holdings, Inc., a Delaware corporation (“Company”), with respect to the Premises.

C.  Laurus has entered into a Security Agreement (the “Security Agreement”) with Company and certain of Company’s affiliates, and to secure the obligations arising under such Security Agreement, Company has granted to Laurus a security interest in and lien upon certain assets of Company, including, without limitation, all of Company’s cash, cash equivalents, goods, inventory, machinery, equipment, and furniture and trade fixtures (such as equipment bolted to floors), together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, but excluding any of the items listed on Exhibit B attached hereto (collectively, the “Collateral”).

NOW, THEREFORE, in consideration of any financial accommodations extended by Laurus to Company and/or its affiliates at any time, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Landlord acknowledges that (a) the Lease is in full force and effect and (b) Landlord is not aware of any existing default under the Lease.

2.  Landlord will use its best efforts to provide Laurus with written notice of any default by Company under the Lease resulting in termination of the Lease (a “Default Notice”). Laurus shall have at least fifteen (15) days following receipt of such Default Notice to cure such default, but Laurus shall not be under any obligation to cure any default by Company under the Lease. No action by Laurus pursuant to this Waiver and Consent shall be deemed to be an assumption by Laurus of any obligation under the Lease, and, except as provided in paragraphs 6 and 7 below, Laurus shall not have any obligation to Landlord.

3.  Landlord acknowledges the validity of Laurus’ lien on the Collateral and, until such time as the obligations of Company to Laurus are indefeasibly paid in full, Landlord subordinates to Laurus any interest in the Collateral, and Landlord agrees not to distrain or levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason.

4.  Prior to receipt of a Default Notice, Laurus or its representatives or invitees may, with reasonable notice to Landlord (provided that such notice shall not be required in the event Laurus reasonably believes such access is necessary to preserve or protect the Collateral), enter upon the Premises at any time without any interference by Landlord to inspect or remove any or all of the Collateral, including, without limitation, by public auction or private sale pursuant to the provisions of paragraph 7 below.

5. Upon receipt of a Default Notice, Landlord will permit Laurus and its representatives and invitees to occupy and remain on the Premises; provided, that (a) such period of occupation (the “Disposition Period”) shall not exceed ninety (90) days following receipt by Laurus of a Default Notice or if the Lease has expired by its own terms (absent a default thereunder) up to thirty (30) days following such expiration; (b) for the actual period of occupancy by Laurus, Laurus will pay to Landlord the rent, utilities and taxes due under the Lease, pro-rated on a per diem basis determined on a 30-day month, and shall provide Landlord with a certificate of insurance naming Landlord as an additional insured covering property damage and personal injury arising on the Premises from such removals by Laurus of any Collateral therefrom; and (c) such amounts paid by Laurus to Landlord shall exclude any rent adjustments, indemnity payments or similar amounts for which the Company remains liable under the Lease for default, holdover status or other similar charges. If any injunction or stay is issued that prohibits Laurus from removing the Collateral, the commencement of the Disposition Period will be deferred (or, if the Disposition Period has started, it will stop) until such injunction or stay is lifted or removed with respect to Laurus. Notwithstanding the foregoing sentence, Laurus shall be obligated to pay the items set forth in (b) above during the Disposition Period (and any deferment or postponement of same) unless both Laurus is stayed from removing the Collateral and Landlord is stayed from re-letting the Premises. If Laurus fails to remove the Collateral by the end of the Disposition Period, then Landlord shall have the right to remove there from any Collateral remaining on the Premises at the end of the Disposition Period and to store such Collateral at Laurus’s cost and expense unless and until Laurus shall notify Landlord in writing of Laurus’s abandonment of such Collateral. If Laurus delivers such a written notice of abandonment of such Collateral to Landlord, then such Collateral shall be deemed abandoned by Laurus and Landlord shall be entitled, though not obligated, to dispose of the Collateral in any manner it sees fit with no compensation or liability whatsoever to Laurus or Company.

6. During any Disposition Period, (a) Laurus and its representatives and invitees may inspect, repossess, remove and otherwise deal with the Collateral, and Laurus may advertise and conduct public auctions or private sales of the Collateral at the Premises, in each case without interference by Landlord or liability of Laurus to Landlord, so long as Laurus fulfills its obligations hereunder; and (b) Laurus shall make the Premises available for inspection by Landlord and prospective tenants and shall cooperate in Landlord’s reasonable efforts to re-lease the Premises. If Laurus conducts a public auction or private sale of the Collateral at the Premises, Laurus shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner which would not unduly disrupt Landlord’s or any other tenant’s use of the Premises.

7. Laurus shall promptly repair, at Laurus’ expense, or reimburse Landlord for any physical damage to the Premises actually caused by the conduct of such auction or sale and any removal of Collateral by or through Laurus (ordinary wear and tear excluded). Laurus shall not be liable for any diminution in value of the Premises caused by the absence of Collateral removed, and Laurus shall not have any duty or obligation to remove or dispose of any Collateral or any other property left on the Premises by Company.

8. All notices hereunder shall be in writing, sent by certified mail, return receipt requested or by telecopy with verified receipt, to the respective parties at the addresses set forth on the signature page hereto or at such other address as the receiving party shall designate in writing.

9. This Waiver and Consent may be executed in any number of several counterparts, shall be governed and controlled by, and interpreted under, the laws of the State of New York, and shall inure to the benefit of Laurus and its successors and assigns and shall be binding upon Landlord and its successors amid assigns (including any transferees of the Premises).

[Signature Page to Follow]

IN WITNESS WHEREOF, this Landlord’s Waiver and Consent is entered into as of the date first set forth above.

“LANDLORD”

NL VENTURES V PLANT CITY, L.P., a Texas limited partnership

By:	NL Ventures V Plant City Management, L.L.C., a Texas limited liability company, its sole General Partner

By:
Name: Peter S. Carlsen Title: President
Address: c/o AIC Ventures
8080 N. Central Expressway Suite 1220 Dallas, Texas 75206 Telephone: 214-363-5620 Facsimile: 214-363-4968

“LAURUS”

LAURUS MASTER FUND, LTD.

By:
Name:
Title:
Address: c/o Laurus Capital Management, LLC
825 Third Avenue, 14th Floor New York, New York 10022 Attention: John E. Tucker, Esq.
Telephone: (212) 541-5800 Facsimile: (212) 541-4434

EXHIBIT A

LEASE

(see attached)

EXHIBIT B

EXCLUDED PROPERTY

All of the following, to the extent situated on the Premises or used (or useful) in the operation, maintenance or repair of the Premises: gas and electric fixtures, appliances and wiring; boilers, water chillers (for heating, ventilating and air conditioning), elevators, escalators, incinerators, motors, dynamos, heating and air conditioning equipment; mechanical and air handling equipment; lighting fixtures; doors and door frames; sinks, water closets, basins, pipes, electrical systems, faucets, fire prevention and extinguishing apparatus; central music and public address systems; burglar alarms, security systems and surveillance equipment; shades, awnings, screens and window blinds; rugs, carpets and other floor coverings; drapes and curtains; and décor equipment.

Exhibit 31.1

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Dennis L. Shogren, certify that:

1	I have reviewed this quarterly report on Form 10-Q of Modtech Holdings, Inc.;

2
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth quarter in the case of an annual report) that has materially affected, or is reasonable likely to materially affect, the registrant’s internal control over financial reporting; and

5
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonable likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ DENNIS L. SHOGREN
Dennis L. Shogren President and Chief Executive Officer November 14, 2006

Exhibit 31.2

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Kenneth S. Cragun, certify that:

1	I have reviewed this quarterly report on Form 10-Q of Modtech Holdings, Inc.;

2
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth quarter in the case of an annual report) that has materially affected, or is reasonable likely to materially affect, the registrant’s internal control over financial reporting; and

5
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonable likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ KENNETH S. CRAGUN
Kenneth S. Cragun Chief Financial Officer and Chief Accounting Officer November 14, 2006

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as Chief Executive Officer of Modtech Holdings, Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on his knowledge:

•
the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2006, (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2006

/s/ DENNIS L. SHOGREN
Dennis L. Shogren President and Chief Executive Officer

EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as Chief Financial Officer of Modtech Holdings, Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on his knowledge:

•
the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2006, (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2006

/s/ KENNETH S. CRAGUN
Kenneth S. Cragun Chief Financial Officer and Chief Accounting Officer